Filed pursuant to Rule 424(b)(3) Registration No. 333-291948

EVERETT CASH MUTUAL INSURANCE CO.
OLD REPUBLIC INTERNATIONAL CORPORATION

Dear Member:

On October 22, 2025, you were the holder of a policy of insurance issued by Everett Cash Mutual Insurance Co. (“ECM”). As a policyholder, you are also a member of ECM, which is currently organized as a mutual insurance company.

We are sending the enclosed proxy statement/prospectus to any person who, on October 22, 2025, was a named insured under a policy of insurance issued by ECM (an “Eligible Member”), for the following reasons:

1.      All Eligible Members are hereby asked to approve and adopt: a Plan of Conversion, pursuant to which ECM will convert from a Pennsylvania mutual insurance company to a Pennsylvania stock insurance company (the “Conversion”) along with the other transactions contemplated therein (the “Plan”), including, without limitation: (a) the sale and purchase of all of the authorized shares of ECM to Old Republic Specialty Insurance Group, Inc., a Delaware corporation (“Buyer”) and wholly-owned subsidiary of Old Republic International Corporation, a Delaware corporation and publicly traded insurance holding company listed on the New York Stock Exchange (“Old Republic”), pursuant to that certain Stock Purchase Agreement dated as of October 22, 2025, by and among ECM, Buyer and Old Republic (the “Stock Purchase Agreement”), and (b) the granting to each Eligible Member, without payment, of the right to subscribe for and purchase shares of Old Republic common stock at a discount pursuant to the Plan (collectively, the “Proposed Transaction”), as further described in detail in this proxy statement/prospectus.

2.      All Eligible Members are hereby asked to approve and adopt the amended and restated articles of incorporation of ECM (the “Converted ECM Articles”), also as described in detail in this proxy statement/prospectus.

3.      All Eligible Members are hereby offered the opportunity to subscribe for up to $207,000,000 in aggregate value of shares of Old Republic’s common stock, at a discount to the market price (the “Offering”), subject to the effectiveness of the Plan, also as described in detail in this proxy statement/prospectus.

The Plan and the Converted ECM Articles will be submitted to a vote at a special meeting of members of ECM entitled to vote thereon to be held on June 30, 2026, which we refer to as the “Special Meeting.” All Eligible Members are entitled to vote in person or by proxy at the Special Meeting.

We are also providing this proxy statement/prospectus to the following persons who are not Eligible Members: officers, directors and employees of ECM and each of its wholly-owned subsidiaries who were serving in such capacity on October 22, 2025 and on the date of this proxy statement/prospectus (collectively, the “ECM Participants”), who are also able to subscribe for shares of Old Republic common stock as ECM Participants. ECM’s board of directors has approved the proposed Plan. ECM has also entered into the Stock Purchase Agreement with Buyer and Old Republic, which was approved by ECM’s board of directors. Upon completion of the Proposed Transaction, (i) ECM will complete the Conversion by filing the Converted ECM Articles with the office of the Secretary of State of the Commonwealth of Pennsylvania, (ii) ECM will issue and sell all of its authorized shares of capital stock to Buyer, and become a wholly-owned subsidiary of Buyer, and (iii) Old Republic will issue shares of its common stock to those Eligible Members and ECM Participants who subscribe in the Offering, in each case subject to the purchase limitations set forth in the Plan and as described in this proxy statement/prospectus.

Subscribers in the Offering will be entitled to revoke their subscriptions during the 10 trading-day period ending on the Trading Day (as defined below in this proxy statement/prospectus) immediately preceding the Special Meeting (which we refer to as the Pricing Date) and until one hour after Old Republic posts certain pricing information on the website at http://oldrepublic.com/ecm following the close of stock market trading on the Pricing Date. See the section titled “The Offering — Subscriptions” of this proxy statement/prospectus for more information.

A subscription may be revoked only by notifying the Subscription Agent in the manner described in the instructions to the stock order form. The final price per share at which shares will be sold will not be determined until after this period. See also “The Offering — Per Share Purchase Price” in this proxy statement/prospectus. Your subscription for shares of Old Republic common stock will only be effective if the Plan and the Converted ECM Articles are approved at the Special Meeting.

Effect Upon Member Rights of ECM Members and Contract Rights of ECM Policyholders:

Policyholders of ECM currently have member rights in ECM, including, but not limited to, the right to vote in the elections of ECM’s board of directors and, possibly, the right to share in the surplus, if any, of a solvent liquidation of ECM. Upon the Conversion, all member rights in ECM, whether provided by ECM’s current articles of incorporation or bylaws or by Pennsylvania law, will be extinguished. However, all ECM insurance policies will remain policies issued and backed by ECM, and all rights specified in such policies will remain unchanged. For more information, see the section titled “Summary of Rights of Policyholders of ECM in Their Capacity as Such” of this proxy statement/prospectus.

Consummation of the Conversion and the change of control of ECM (and its wholly-owned subsidiary, 1st Choice Advantage Insurance Company) requires approval by the Pennsylvania Insurance Commissioner (the “PA DOI”), and the change of control of American Reliable Insurance Company, a wholly-owned subsidiary of ECM, requires the approval of the Arizona Director of Insurance (the “AZ DOI”). Such approvals will be contingent upon satisfaction of certain conditions, including adoption and approval of the Plan by the Eligible Members.

After considering a variety of alternatives, ECM’s board of directors believes the Plan is reasonable, fair and equitable to ECM’s members and policyholders, and in the best interests of ECM. As set forth in more detail in this proxy statement/prospectus, ECM’s board of directors expects that the Conversion will benefit ECM and its members and policyholders because it will (i) provide ECM with access to a significant amount of additional capital, (ii) potentially allow ECM to avail itself of Old Republic’s “A+” rating by A.M. Best Company, Inc., (iii) permit ECM to operate as an indirect wholly-owned subsidiary of Old Republic and serve as a platform for developing Old Republic’s specialty farmowners’ insurance business, (iv) permit ECM to maintain its basic name, headquarters, culture, values and management team, and (v) provide opportunities for career advancement to ECM’s employees.

ECM’s board of directors unanimously recommends that the Eligible Members vote “FOR” adoption and approval of the Plan and “FOR” the Converted ECM Articles.

We encourage you to read the information in this proxy statement/prospectus carefully. It describes the reasons why ECM’s board of directors have concluded that the Plan and the adoption of the Converted ECM Articles serve the best interests of ECM and its members and policyholders and how ECM’s board of directors came to that conclusion. It also describes the terms of Old Republic’s discounted offering of common stock to Eligible Members and includes an order form to return if you wish to subscribe.

Eligible Members are cordially invited to attend the Special Meeting to vote on the Plan at the time and place set forth in the “Notice of Special Meeting of Members” accompanying this proxy statement/prospectus. A proxy card is included with this proxy statement/prospectus. Whether or not you plan to attend, please complete, sign and return the proxy card as soon as possible in the enclosed postage-paid reply envelope. Your proxy card must be received no later than 5:00 p.m., Eastern time, on June 29, 2026, in order to be counted as part of the vote at the Special Meeting. Each Eligible Member is entitled to cast one vote at the Special Meeting regardless of the number of Qualifying Policies (as defined below in this proxy statement/prospectus) owned by such Eligible Member. On behalf of the boards of directors and management of ECM and of Old Republic, we urge you to support the Proposed Transaction and to vote “FOR” each of the proposals to be considered at the Special Meeting.

If you need assistance with your proxy vote, please contact representatives of Equiniti Trust Company, LLC at (800) 468-9716. If you have any questions about the Plan, the Proposed Transaction or the Offering, please contact representatives of Old Republic and ECM at (610) 205-6005 or oldrepublic@griffinfingroup.com.

We appreciate and respect the confidence and trust you have placed in ECM, and we look forward to continue serving your insurance needs.

Sincerely,

Craig R. Smiddy, President and Chief Executive Officer	Randy F. Shaw, President and Chief Executive Officer
Old Republic International Corporation	Everett Cash Mutual Insurance Co.

Adoption of the Plan and consummation of the Proposed Transaction will have no effect on your insurance policy issued by ECM, which will continue to be the issuer of your policy. Your insurance coverage under the policy will continue in accordance with its terms and provisions. The Proposed Transaction will not affect your premium or coverage and will not result in cancellation or termination of your policy.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the transaction described in this proxy statement/prospectus or the securities to be issued pursuant to the subscription offering or determined that this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The enclosed proxy statement/prospectus is dated May 5, 2026. This proxy statement/prospectus and a proxy card for the Special Meeting are first being mailed to Eligible Members on or about May 15, 2026.

EVERETT CASH MUTUAL INSURANCE CO.
10591 Lincoln Highway, Everett, Pennsylvania 15537

Notice of Special Meeting of Members
To be held on June 30, 2026

TO THE ELIGIBLE MEMBERS OF EVERETT CASH MUTUAL INSURANCE CO.:

NOTICE IS HEREBY GIVEN THAT a special meeting of members of Everett Cash Mutual Insurance Co. (“ECM”) will be held at the offices of ECM, at 10591 Lincoln Highway, Everett, Pennsylvania 15537, on June 30, 2026 at 9:00 a.m., Eastern time (the “Special Meeting”), for the following purposes:

1.      to consider and vote upon a proposal to approve and adopt the Plan of Conversion, pursuant to which ECM will convert from a Pennsylvania mutual insurance company to a Pennsylvania stock insurance company along with the other transactions contemplated therein (the “Plan”), including, without limitation: (a) the sale and purchase of all of the authorized shares of ECM to Old Republic Specialty Insurance Group, Inc., a Delaware corporation (“Buyer”) and wholly-owned subsidiary of Old Republic International Corporation, a Delaware corporation and publicly traded insurance holding company listed on the New York Stock Exchange (“Old Republic”), pursuant to that certain Stock Purchase Agreement dated October 22, 2025, by and among ECM, Buyer and Old Republic (the “Stock Purchase Agreement”), and (b) the granting to each Eligible Member, without payment, of the right to subscribe for and purchase shares of Old Republic common stock at a discount pursuant to the Plan (collectively, the “Proposed Transaction”) (the Plan is set forth as Appendix A and the Stock Purchase Agreement is set forth as Appendix B to the accompanying proxy statement/prospectus);

2.      to approve and adopt the amended and restated articles of incorporation of ECM (the “Converted ECM Articles”) in the form set forth as Appendix C to the accompanying proxy statement/prospectus;

3.      to approve the adjournment of the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposals described above; and

4.      to consider and vote upon all other matters as may properly come before the meeting.

The proxy statement/prospectus accompanying this notice contains further information about the business to be transacted at the Special Meeting.

In accordance with Pennsylvania law and the Plan, only members of ECM with policies in force on October 22, 2025, are entitled to notice of, and to vote at, the Special Meeting (such members are referred to herein as the “Eligible Members”). Each Eligible Member is entitled to cast one vote at the Special Meeting regardless of the number of Qualifying Policies owned by such Eligible Member. ECM’s bylaws provide that no less than seven Eligible Members entitled to vote present, either in person or by proxy, shall constitute a quorum for the purposes of considering the matters presented at the Special Meeting. Approval and adoption of each of the Plan and the Converted ECM Articles requires the affirmative vote of at least two-thirds of the votes cast by the Eligible Members voting, in person or by proxy, at the Special Meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID REPLY ENVELOPE.

FOR INFORMATION REGARDING THE PROPOSED TRANSACTION, CONTACT:

Representatives
of Old Republic and ECM
at (610) 205-6005 or oldrepublic@griffinfingroup.com

Proxies are valid only if the proxy card is properly executed and received by Equiniti Trust Company, LLC prior to 5:00 p.m. Eastern time on June 29, 2026. If you attend the Special Meeting, you may vote personally whether or not you have previously submitted a proxy card and such vote shall be in lieu of your previously submitted proxy card.

By Order of the Board of Directors

Randy F. Shaw
President and Chief Executive Officer

May 5, 2026

Everett, Pennsylvania

ADDITIONAL INFORMATION

Voting Methods

Eligible Members may vote using one of the following methods:

Mail.    You may vote by mail by completing, signing, dating and mailing the enclosed proxy card using the enclosed postage-paid reply envelope. To verify the receipt of your proxy vote, you may contact representatives of Equiniti Trust Company, LLC at (800) 468-9716.

In Person.    You may come to the Special Meeting and cast your vote there. ECM’s board of directors recommends that you vote by proxy even if you plan to attend the Special Meeting.

To Subscribe for Shares of Old Republic Common Stock in the Offering

To subscribe for shares of Old Republic common stock at a discount, you must complete, sign and return the following documents provided with this proxy statement/prospectus: the stock order form, IRS Form W-9 (which is included as part of the stock order form), and if applicable, the entity authorization certification. An Employee (who is not also an Eligible Member) must also complete and return the enclosed employee withholding authorization together with a bank check payable to “Equiniti Trust Company, LLC” with “Tax Withholding” noted in the memo line to cover estimated tax withholding.

Return the stock order form, IRS Form W-9, and if applicable, the entity authorization certification, and your bank check or wire transfer for full payment of your Subscription Amount (as defined in section “Summary — The Offering” below) to Equiniti Trust Company, LLC (the “Subscription Agent”), at the address shown on the form, so that it is received no later than 4:00 p.m. Eastern time on June 29, 2026, the business day before the ECM Special Meeting, which we refer to as the “Pricing Date.” Each bank check or wire transfer for the Subscription Amount must indicate the subscriber’s name as shown on the subscriber’s stock order form and be payable to “Equiniti Trust Company, LLC” with “Subscription” noted in the memo line.

Please Note:    A subscription accompanied by a personal check will not be accepted. The only forms of payment that will be accepted are bank check and wire transfer. To confirm receipt of your subscription and payments, you may contact representatives of Equiniti Trust Company, LLC at (800) 937-5449.

About this Proxy Statement/Prospectus

This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the SEC by Old Republic, constitutes a prospectus of Old Republic under Section 5 of the Securities Act of 1933, as amended, with respect to the shares of Old Republic common stock to be offered to Eligible Members and ECM Participants pursuant to the Offering, in each case subject to the purchase limitations described below. This proxy statement/prospectus also constitutes a proxy statement and a notice of meeting with respect to the Special Meeting.

You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated May 5, 2026. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither our mailing of this proxy statement/prospectus to Eligible Members and ECM Participants nor the issuance by Old Republic of shares of common stock pursuant to the offering will create any implication to the contrary.

Old Republic’s common stock is traded on the New York Stock Exchange under the symbol “ORI.”

Investing in Old Republic’s common stock involves risk. See the section titled “Risk Factors” on page 9 of this proxy statement/prospectus.

THIS PROXY STATEMENT/PROSPECTUS INCORPORATES ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Old Republic from other documents filed with the SEC that are not included in or delivered with this proxy statement/prospectus. For a listing of the documents incorporated by reference into this proxy statement/prospectus, see the section titled “Where You Can Find More Information” of this proxy statement/prospectus.

You may obtain documents incorporated by reference into this proxy statement/prospectus, without charge, by requesting them in writing or by telephone from Old Republic at the following address or telephone number:

Thomas A. Dare
General Counsel and Secretary
Old Republic International Corporation
307 North Michigan Avenue
Chicago, Illinois 60601
(312) 762-4601

If you would like to request any documents, you must do so by June 15, 2026 in order to receive them before the expiration of the Offering.

FOR MORE INFORMATION

You can reach representatives of ECM by telephone at (610) 205-6005 with questions about the Special Meeting.

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GLOSSARY

Frequently Used Terms

As used in this proxy statement/prospectus, unless otherwise noted or the context otherwise requires:

“10-day VWAP” means the volume-weighted average trading price for Old Republic’s common stock as reported on the NYSE for the ten Trading Day period ending on the business day prior to the date of the Special Meeting as reported by Bloomberg through its “VWAP” function.

“Act” means the Insurance Company Mutual-to-Stock Conversion Act, 40 P.S. §§ 911-A, et seq., under which ECM will convert from a Pennsylvania mutual insurance company to a Pennsylvania stock insurance company.

“AZ DOI” means the Arizona Director of Insurance.

“AZ Form A Statement” means the statement regarding the acquisition of control of an Arizona domestic insurer filed with the AZ DOI in support of Old Republic’s request for approval to acquire control of American Reliable Insurance Company, a wholly-owned subsidiary of ECM.

“Buyer” means Old Republic Specialty Insurance Group, Inc., a Delaware corporation and wholly owned subsidiary of Old Republic.

“Calculation Agent” means the person designated by Old Republic to calculate the Per Share Purchase Price as of the date of the Special Meeting.

“Cash Contribution Fund” means, if the Offering proceeds are less than $153,000,000, the funds to be allocated by Old Republic from its other resources in the amount of the difference between $153,000,000 and the Offering proceeds to fund the remainder of the SPA Purchase Price.

“Closing” means the date when the transactions contemplated in the Stock Purchase Agreement are consummated.

“Closing Date” means the date on which the Closing occurs.

“Conversion” means the conversion of ECM to, and the amendment of the articles of incorporation of ECM to conform to the requirements of, a Pennsylvania-domiciled stock insurance company under the laws of the Commonwealth of Pennsylvania, pursuant to the terms of the Plan.

“Directors” means the directors of ECM and each of its wholly-owned subsidiaries who were serving in such capacity on October 22, 2025 and on the date of this proxy statement/prospectus. A Director who is also an Eligible Member will be deemed to be an Eligible Member for purposes of the Plan and this proxy statement/prospectus.

“Converted ECM Articles” means the proposed amended and restated articles of incorporation of ECM after its conversion from mutual to stock form pursuant to the terms of the Plan.

“ECM” means Everett Cash Mutual Insurance Co., a Pennsylvania farmers’ specialty mutual insurance company, prior to the Conversion and/or after the Conversion, as applicable.

“ECM Participants” means the following persons who are not also Eligible Members: Officers, Directors and Employees.

“Effective Date” means the date, after the Plan has been approved by the PA DOI, the Form A Statements have been approved by the PA DOI and the AZ DOI, as applicable, and both the Plan and the Converted ECM Articles have been approved and adopted by the Eligible Members of ECM at the Special Meeting, on which the Converted ECM Articles are filed in the office of the Secretary of State of the Commonwealth of Pennsylvania.

“Eligible Members” means those ECM members who held an in-force ECM policy on October 22, 2025 (the Eligibility Record Date for the Special Meeting), whether or not it has since expired.

“Eligibility Record Date” means October 22, 2025.

“employee withholding authorization” means the form with that title included with this proxy statement/prospectus that must be completed by an Employee who is not an Eligible Member in order to estimate the amount of the tax withholding obligation, and authorize additional withholding (if any), on the discount on shares of common stock of Old Republic purchased by the Employee in the Offering.

“Employees” means the employees of ECM and each of its wholly-owned subsidiaries who are serving in such capacity on October 22, 2025 and on the date of this proxy statement/prospectus. A person who is an Employee and also an Eligible Member will be deemed to be an Eligible Member for purposes of the Plan and this proxy statement/prospectus.

“entity authorization certification” means the form with that title included with this proxy statement/prospectus that must be completed by an Eligible Member that is not a natural person in order to certify as to the Entity’s authority to purchase stock of Old Republic in the Offering.

“Form A Statements” means collectively, the PA Form A Statement and the AZ Form A Statement.

“GAAP” means the generally accepted accounting principles applied on a consistent basis.

“Griffin” means Griffin Financial Group, LLC, financial advisor to Old Republic.

“NYSE” means the New York Stock Exchange.

“Offering” means the offering of shares of Old Republic’s common stock described herein.

“Officers” means the officers of ECM and each of its wholly-owned subsidiaries who are serving in such capacity on October 22, 2025 and on the date of this proxy statement/prospectus.

“Old Republic” means Old Republic International Corporation and its subsidiaries, unless the context suggests otherwise. References to “we,” “us” or “our” means Old Republic, and as used in relation to matters involving the Special Meeting or Eligible Members, can refer to Old Republic and ECM, together, as the context indicates.

“PA DOI” means the Pennsylvania Insurance Commissioner.

“PA Form A Statement” means the statement regarding the acquisition of control of a Pennsylvania domestic insurer, filed with the PA DOI in support of Old Republic’s request for approval to acquire control of ECM and its wholly-owned subsidiary, 1st Choice Advantage Insurance Company, Inc., a Pennsylvania stock insurance company.

“Participants” means Eligible Members and ECM Participants.

“Per Share Purchase Price” means the price per share at which Old Republic’s common stock will be sold to subscribing Participants in the Offering, which will be offered to such Participants at a discount to the 10-day VWAP as further described herein.

“Plan of Conversion” or the “Plan” means the Plan of Conversion adopted by ECM’s board of directors on October 22, 2025, pursuant to which, along with the other transactions contemplated therein, ECM will convert from a Pennsylvania mutual insurance company to a Pennsylvania stock insurance company.

“Proposed Transaction” means the Conversion and the other transactions contemplated by the Plan, including, without limitation: (a) the Conversion, (b) the adoption of the Converted ECM Articles, (c) the sale to, and purchase by, Buyer of all of the authorized shares of ECM pursuant to the Stock Purchase Agreement, and (d) the granting to each Eligible Member, without payment, of the right to subscribe for and purchase shares of Old Republic common stock at a discount pursuant to the Plan, as further described in detail in this proxy statement/prospectus.

“Qualifying Policy” means a policy of insurance issued by ECM and in force as of the close of business on the Eligibility Record Date.

“SAP” means the statutory accounting practices which are prescribed or permitted by the PA DOI and the National Association of Insurance Commissioners, as applied thereby on a consistent basis.

“SPA Purchase Price” means the price Buyer will pay to purchase all of ECM’s authorized, issued and outstanding capital stock, equal to the total dollar amount of subscriptions for shares of common stock tendered by Participants in the Offering, plus an amount equal to the Cash Contribution Fund, if any.

“Special Meeting” means the special meeting of the Eligible Members called by the board of directors of ECM, and any adjournments thereof, to be held on June 30, 2026.

“stock order form” means the form with that title included with this proxy statement/prospectus that a Participant must complete and return as provided in this proxy statement/prospectus in order to subscribe for shares of stock in the Offering.

“Stock Purchase Agreement” means that certain Stock Purchase Agreement, dated as of October 22, 2025, by and among ECM, Buyer and Old Republic.

“Subscription Agent” means Equiniti Trust Company, LLC, as agent for Old Republic.

“Trading Day” means a day on which trading in securities is conducted on the NYSE.

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QUESTIONS & ANSWERS ABOUT THE PROPOSED TRANSACTION AND THE SPECIAL MEETING

The following is intended to address briefly some questions that you may have about the transactions described in this proxy statement/prospectus or the Special Meeting. It may not address all questions that may be important to you. To better understand these matters, and for a description of the applicable legal terms, you should carefully read this entire proxy statement/prospectus, including the appendices.

Who is ECM?

Founded in 1913, ECM is a niche-focused Pennsylvania mutual property and casualty insurance company that is primarily focused in the specialty farmowners’ insurance business. ECM, together with its two insurance company subsidiaries, 1st Choice Advantage Insurance Company and American Reliable Insurance Company, operate in forty-eight states plus the District of Columbia through independent agencies. You may find more information about ECM in the section titled “Information about ECM” of this proxy statement/prospectus, as well as in the sources referred to in the section titled “Where You Can Find More Information” of this proxy statement/prospectus.

Who are ECM’s members?

Because ECM is a mutual insurance company, it does not have shareholders. ECM “members” are those persons who, at any given time, hold an in-force insurance policy issued by ECM and satisfy the other requirements set forth in ECM’s bylaws. The rights of members, as such, are described in the section titled “Summary of Rights of Policyholders of ECM in Their Capacity as Such” of this proxy statement/prospectus.

Who is Old Republic?

Old Republic is a Chicago-based holding company engaged in the single business of insurance underwriting and related services. It conducts its operations through a number of regulated insurance company subsidiaries, or operating companies, organized into two segments: Specialty Insurance and Title Insurance. Old Republic’s common stock is traded on the New York Stock Exchange under the symbol “ORI.”

Where can I go to find out information about Old Republic?

You may find more information about Old Republic in the section titled “Information about Old Republic” as well as in the sources referred to in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” of this proxy statement/prospectus.

What is the purpose of this proxy statement/prospectus?

This proxy statement/prospectus:

•        describes the special vote of Eligible Members required to approve or disapprove (i) the Plan and (ii) the Converted ECM Articles;

•        gives Eligible Members information to help decide how to vote;

•        reviews the highlights of the Plan, the document governing ECM’s conversion to a stock insurance company in a process known as a “demutualization”;

•        reviews the highlights of the Stock Purchase Agreement, the document governing Buyer’s purchase of all the newly issued shares of ECM;

•        provides a summary of the principal terms of the agreements with and payments to certain executives and directors of ECM in connection with the Proposed Transaction;

•        reviews the highlights of the Converted ECM Articles, the document which will serve as the amended and restated articles of incorporation of ECM as of the Effective Date;

•        explains certain federal income tax consequences that may result from the Proposed Transaction;

•        explains that the Proposed Transaction will not affect the validity of an Eligible Member’s policy and that the contractual benefits of existing policies issued by ECM will not be reduced in any way; and

•        provides a summary of the Offering and how Eligible Members and ECM Participants may subscribe for and purchase shares of Old Republic common stock at a discount pursuant to the Plan.

Why has this proxy statement/prospectus been sent to you?

This proxy statement/prospectus has been sent to you because you are an Eligible Member of ECM or an ECM Participant. As an Eligible Member of ECM:

•        you are entitled to vote on the proposal to approve and adopt (i) the Plan as further described in the section titled “The Plan of Conversion” of this proxy statement/prospectus, and (ii) the Converted ECM Articles;

•        you will receive, without payment, the right to subscribe for and purchase shares of common stock of Old Republic at a discount pursuant to the Plan, subject to the purchase limitations and other conditions described in this proxy statement/prospectus.

This proxy statement/prospectus is also being sent to ECM Participants, who also have the opportunity to subscribe for shares of common stock of Old Republic in the Offering, subject to the purchase limitations and other conditions described in this proxy statement/prospectus.

What does it mean to demutualize?

ECM is a mutual insurance company. Mutual insurance companies have no shareholders. When an insurance company demutualizes, it converts its organizational form from a mutual insurance company to a stock insurance company with one or more shareholders. If the demutualization becomes effective, ECM will become a stock insurance company, and all of its newly issued shares of common stock will be indirectly owned by Old Republic.

Why is ECM converting from a mutual insurance company to a stock insurance company?

ECM’s board of directors believes the Proposed Transaction will benefit ECM’s members — who are policyholders of ECM — in a number of ways. In addition to the opportunity Eligible Members have to buy shares of Old Republic common stock at a discount, these benefits include, but are not limited to, remaining a policyholder of a company with:

•        access to a significant amount of additional capital and reinsurance capacity;

•        the potential ability to avail itself of Old Republic’s stable A.M. Best “A+” financial strength rating and Old Republic’s larger A.M. Best financial size category;

•        the ability to serve as a platform for developing Old Republic’s specialty farmowners’ insurance business, thereby maintaining ECM’s existence on a go-forward basis;

•        the ability to continue to serve its existing specialty farmowners’ insurance customers and increase its product offerings to those and new policyholders;

•        the ability to facilitate the creation of a charitable foundation with a $5 million capitalization for the purpose of supporting the farming community; and

•        the ability to provide ECM employees and management with opportunities for career advancement and participation in Old Republic’s existing employee benefits.

What will be the effect upon member rights of ECM members?

Policyholders of ECM currently have member rights in ECM, including the right to vote in the elections of ECM’s board of directors and possibly the right to share in the surplus, if any, of a solvent liquidation of ECM. Following the consummation of the Proposed Transaction, all member rights in ECM will be extinguished.

Will the Proposed Transaction have any impact on my in-force insurance policy issued by ECM?

No. Following the consummation of the Proposed Transaction, all ECM policies will remain policies issued and backed by ECM and policyholders of ECM will continue to enjoy all contract rights under their respective ECM insurance contracts.

What are the differences between mutual insurance companies and stock insurance companies and my corresponding rights?

The chart below outlines the principal differences between the two types of entity structures, as well as the differences in the current rights of the members of ECM and the rights of ECM policyholders following the Proposed Transaction.

	Mutual Insurance Companies/Member Rights Before the Proposed Transaction	Stock Insurance Companies/Policyholder Rights After the Proposed Transaction
Policy Benefits	As provided in the policy.	The insurance terms of the policy do not change as a result of the conversion to a stock insurance company.
Who Controls the Insurance Company	Policyholders of the mutual insurance company who are members of the mutual insurance company control the company through the election of the board of directors.

The stock insurance company will be an indirect, wholly-owned subsidiary of Old Republic. Old Republic will control Buyer through the election of the board of directors of Buyer, which will be the sole shareholder of ECM.

Membership/Ownership Interests-Voting

Policyholders of the mutual insurance company who are members of the mutual insurance company may vote on director elections, demutualizations, mergers, dissolutions, and other material matters coming before members for a vote.

Policyholders may not vote on the election of directors of the insurance company or any other matters relating to the insurance company.
Liquidation Rights	Upon a liquidation, the members of the mutual insurance company could possibly share in any assets of the mutual insurance company left over after payment of all of its liabilities.	Upon a liquidation, policyholders do not have the right to share in the surplus of the stock insurance company.

What will happen regarding the management and operations of ECM after the consummation of the Proposed Transaction?

Pursuant to the Stock Purchase Agreement, Old Republic will continue to operate ECM as a free-standing operation from its current offices in Everett, Pennsylvania for a period of at least five years after the consummation of the Proposed Transaction. In addition, Old Republic intends to continue to operate ECM under the leadership of its current management team. Randy F. Shaw, the current president and chief executive officer of ECM, will continue to direct the management of ECM, subject to the direction of the new board of directors. The directors of ECM immediately prior to the consummation of the Proposed Transaction will resign from ECM’s board of directors on the Effective Date and new directors will be elected by ECM and Buyer. The ECM board of directors will consist of seven members, three of whom will be designated by mutual agreement of Buyer and ECM, and four of whom will be designated by Buyer. The officers of ECM immediately prior to the consummation of the Proposed Transaction will continue as officers of ECM after the Effective Date until their successors are duly elected or appointed.

Are Officers or Directors receiving shares of capital stock of Buyer?

No. Officers and Directors of ECM will not receive shares of capital stock of Buyer in connection with the Proposed Transaction. However, Officers and Directors are permitted to subscribe to purchase common stock of Old Republic in the Offering. The maximum subscription amount in the Offering by any subscribing Participant, including any Officer or Director, will be limited to $350,000, irrespective of the different capacities in which such Participant may be eligible to subscribe for such shares under this Plan (e.g., as an Eligible Member, Officer, Director or Employee).

In addition, you should be aware that ECM Participants have certain interests in the Proposed Transaction that may differ from, or be in addition to, the interest of any particular policyholder and/or member generally. For further information with respect to benefits and payments to be made to certain ECM Participants as a result of the Proposed Transaction, see the section titled “The Plan of Conversion — Effects of the Proposed Transaction — Interests of Certain Persons in the Conversion” of this proxy statement/prospectus.

What steps must take place for the Proposed Transaction to occur?

For the Proposed Transaction to occur, a number of steps must be taken, including the following key steps:

•        The Plan was required to be adopted by ECM’s board of directors. This adoption occurred on October 22, 2025;

•        ECM’s board of directors was required to receive an opinion from its financial advisor, Feldman Financial Advisors, Inc., that the proposed acquisition of ECM by Buyer in connection with the Proposed Transaction, was fair, from a financial point of view, to ECM. ECM’s board of directors has received this opinion, a copy of which is included as Appendix D hereto and a summary of which is set forth in the section titled “The Plan of Conversion — Opinion of Financial Advisor to ECM’s Board of Directors” of this proxy statement/prospectus;

•        The PA DOI was required to approve the Plan and the Converted ECM Articles. This approval occurred on April 3, 2026;

•        The PA DOI and the AZ DOI were required to approve Old Republic’s and Buyer’s application to acquire control of ECM pursuant to the transactions contemplated by the Stock Purchase Agreement and the Plan. This approval occurred on April 3, 2026, and on April 20, 2026, respectively; and

•        The Proposed Transaction must be submitted to a vote of Eligible Members. At least two-thirds of the Eligible Members that cast a vote at the Special Meeting (either in person or by proxy) must vote “FOR” the approval of the Plan and “FOR” the approval of the Converted ECM Articles in order for the Proposed Transaction to be effective.

In addition, in order to consummate the Proposed Transaction, the conditions to the closing of the Stock Purchase Agreement must be satisfied. See the section “The Stock Purchase Agreement — Conditions to Closing.”

When will the Proposed Transaction occur?

The Proposed Transaction will occur when all the conditions to closing are satisfied or waived. If approved by Eligible Members at the Special Meeting, ECM expects the Proposed Transaction to be completed on or about July 1, 2026, the day following the Special Meeting. See the section titled “The Stock Purchase Agreement — Conditions to Closing” of this proxy statement/prospectus.

What will happen to ECM as a result of the Proposed Transaction?

If all conditions set forth in the Plan and the Stock Purchase Agreement are met, including receipt of the approval by the Eligible Members at the Special Meeting, (i) ECM will convert from mutual to stock form, (ii) ECM will issue all of its authorized shares of capital stock to Buyer for an aggregate purchase price of between $153,000,000 and $207,000,000 (the “SPA Purchase Price”), becoming an indirect wholly-owned subsidiary of Old Republic. This will have no impact on the organizational functioning of ECM. If the Offering proceeds are less than $153,000,000, Old Republic will contribute the gross proceeds from the Offering and the amount allocated to the Cash Contribution Fund to Buyer to enable Buyer to fund the remainder of the SPA Purchase Price.

The name of the company will be modified in order to meet legal requirements since it will no longer be a mutual insurance company. The new name will be “ECM Insurance Company.”

What happens if the Proposed Transaction is not completed?

If the Proposed Transaction is not adopted by the Eligible Members, or if the Proposed Transaction is not completed for any other reason, the demutualization will not occur, and ECM will remain a mutual insurance company.

What are anticipated to be the material federal income tax consequences of the Proposed Transaction to Eligible Members and ECM Participants?

See the section titled “United States Federal Income Tax Considerations” of this proxy statement/prospectus for a discussion of the anticipated tax consequences.

When and where will the Special Meeting take place?

The Special Meeting will be held at the corporate headquarters of ECM located at 10591 Lincoln Highway, Everett, Pennsylvania 15537, on June 30, 2026, at 9:00 a.m., Eastern time.

What matters will be considered at the Special Meeting?

At the Special Meeting, the Eligible Members will be asked to consider and vote on proposals to (1) adopt and approve the Plan, a copy of which is attached as Appendix A to this proxy statement/prospectus, (2) adopt the Converted ECM Articles, a copy of which is included as Appendix C to this proxy statement/prospectus, and (3) approve the adjournment of the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposals described above, and (4) consider and vote upon all other matters as may properly come before the meeting. ECM’s board of directors does not intend to bring any other matters before the Special Meeting, and ECM does not know of any additional matters to be brought before the Special Meeting by others. If any other matters properly come before the Special Meeting and authorization is given on an Eligible Member’s proxy, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment.

Why is there a special vote of Eligible Members?

In order for the Plan to become effective, Pennsylvania law requires that it be submitted to a vote of Eligible Members.

Who is entitled to vote at the Special Meeting?

Members of ECM who held an insurance policy issued by ECM that was in force on October 22, 2025, whether or not it has since expired, have the voting rights set forth in the section titled “The ECM Special Meeting — Voting Rights of Eligible Members” of this proxy statement/prospectus.

What should I do now if I am an Eligible Member?

After carefully reading this proxy statement/prospectus, including all appendices and attachments, you should mail your completed, signed and dated, proxy card in the enclosed postage-paid return envelope as soon as possible so that you will be represented in the vote at the Special Meeting.

What constitutes a quorum for purposes of the Special Meeting?

ECM’s bylaws provide that no less than seven Eligible Members present, either in person or by proxy, shall constitute a quorum for the purposes of considering the matters presented at the Special Meeting.

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How many votes will I have at the Special Meeting?

The voting rights of ECM members with respect to the adoption of the Plan are governed by applicable Pennsylvania law and ECM’s articles of incorporation and bylaws. Each Eligible Member is entitled, in accordance with ECM’s bylaws, to one vote in person or by proxy, but not more than one vote per Eligible Member, regardless of the number of policies held by such Eligible Member, which were in force on October 22, 2025. Each Eligible Member will retain such voting rights regardless of any change in status of any policy between October 22, 2025 and the date of the Special Meeting.

What vote is required to adopt the Plan at the Special Meeting?

The adoption of the Plan requires the affirmative vote of not less than two-thirds of the votes cast by Eligible Members. This means that as long as a quorum is achieved, only the votes of those Eligible Members who vote will be counted to determine if the Plan is adopted. If you do not attend the meeting, in person or in proxy, or you attend and do not vote, your abstention will not have an impact on whether or not the Plan is adopted. Approval of the Plan by the Eligible Members is a condition to the closing of the Stock Purchase Agreement.

What vote is required to adopt the Converted ECM Articles at the Special Meeting?

The adoption of the Converted ECM Articles requires the affirmative vote of not less than two-thirds of the votes cast by Eligible Members. This means that as long as a quorum is achieved, only the votes of those Eligible Members who vote will be counted to determine if the Converted ECM Articles is adopted. If you do not attend the meeting, in person or in proxy, or you attend and do not vote, your abstention will not have an impact on whether or not the Converted ECM Articles are adopted. Approval of the Converted ECM Articles is a condition to the effectiveness of the Plan.

Can I cast my votes at the Special Meeting by submitting a proxy?

Yes. An Eligible Member can participate in the Special Meeting by proxy by filling out and returning the proxy card in the enclosed postage-paid return envelope. Any properly executed proxy cards received before 5:00 p.m., Eastern time, on June 29, 2026, and not duly and timely revoked will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are given on properly executed proxies received by Equiniti Trust Company, LLC, such proxies will be voted at the Special Meeting “FOR” the adoption of the Plan and “FOR” the adoption of the Converted ECM Articles. If conflicting instructions are given with respect to a specific proposal on a proxy (e.g. voting “FOR” and “AGAINST” the approval of a proposal), such proxy will not be counted as a vote cast “FOR” or “AGAINST” such proposal.

What other ways can I vote?

You may attend the Special Meeting in person and cast your vote by ballot.

Can I change my vote or revoke my proxy after I return my proxy card?

Yes. Any proxy may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: either (i) delivering a written notice of revocation to Equiniti Trust Company, LLC, at PO Box 64859, St. Paul, MN 55164-0859, so that it is received by 5:00 p.m. on the business day prior to the Special Meeting; (ii) duly executing and delivering a later dated proxy by mail (delivering it to Equiniti Trust Company, LLC, at PO Box 64859, St. Paul, MN 55164-0859, so that it is received by 5:00 p.m. on the business day prior to the Special Meeting, or any adjournments, postponements, rescheduling or continuations thereof); or (iii) attending the Special Meeting and voting in person (attendance at the Special Meeting will not in and of itself constitute the revocation of a proxy). Any written notice of revocation or subsequent proxy must be sent to and received by Equiniti Trust Company, LLC at the address set forth above. Eligible Members may obtain a new proxy by submitting a request to Equiniti Trust Company, LLC at the same address.

How does ECM’s board of directors recommend I vote?

ECM’s board of directors recommends that you vote “FOR” the proposals to adopt and approve (i) the Plan, (ii) the Converted ECM Articles, and (iii) if presented, the adjournment of the Special Meeting for any purpose.

May I exercise dissenters’ rights and demand an appraisal of the fair value of my membership interests in ECM?

No. Dissenters’ rights are not available to Eligible Members in connection with the Proposed Transaction.

How do I subscribe for shares of Old Republic common stock in the Offering?

To subscribe for shares of Old Republic common stock in the Offering, complete, sign and return the stock order form, IRS Form W-9 (which is included as part of the stock order form), and if applicable, the entity authorization certification, together with payment of the purchase price, by following the detailed instructions below in the section titled “The Offering — Subscriptions” of this proxy statement/prospectus. An Employee (who is not also an Eligible Member) must also complete and return the enclosed employee withholding authorization together with a bank check payable to “Equiniti Trust Company, LLC” with “Tax Withholding” noted in the memo line to cover estimated tax withholding.

How is the per share purchase price for shares of Old Republic common stock calculated in the Offering?

Old Republic is offering up to $207,000,000 in aggregate value of its common stock at a discount to the volume-weighted average trading price of a share of its common stock (such price per share of Old Republic common stock, the “Per Share Purchase Price”), as reported on the New York Stock Exchange (the “NYSE”), for the 10 trading-day period ending on the Trading Day immediately preceding the date of the Special Meeting (the “10-day VWAP”). For example, this would amount to approximately 7,062,875 shares based on the 10-day VWAP as of April 22, 2026. The size of the discount per share and the number of shares purchased in the Offering will depend on the amount subscribed for by Eligible Members and the market price of Old Republic’s common stock during the relevant period, and will be determined as follows:

•        The discount per share will initially be fixed at 35% of the 10-day VWAP. Subject to the ADV Cap described below, the Per Share Purchase Price will be equal to the 10-day VWAP multiplied by 0.65.

•        At the conclusion of the Offering, the Calculation Agent will calculate the “Aggregate Discount Value” that will be equal to (i) the product of the 10-day VWAP less the Per Share Purchase Price, multiplied by (ii) the aggregate number of shares subscribed for by Eligible Members in the Offering.

•        If that Aggregate Discount Value exceeds the amount of Aggregate Discount Value that would be available if the Per Share Purchase Price and the maximum number of shares offered to Eligible Members were based on a 30% discount to the 10-day VWAP (such amount referred to as the “ADV Cap”), then the Per Share Purchase Price will be increased proportionally and the number of shares sold to a subscribing Eligible Members will be decreased proportionally so that (i) Aggregate Discount Value applicable to shares subscribed for by Eligible Members does not exceed the ADV Cap and (ii) the total amount subscribed for in the Offering and the Offering proceeds remain unchanged.

•        Old Republic estimates that an adjustment to the Per Share Purchase Price would not occur unless the total subscription by Eligible Members exceeds approximately $163,530,000. See the section titled “The Offering — Per Share Purchase Price” of this proxy statement/prospectus for a description of how the purchase price adjustment, if applicable, would be determined.

An Eligible Member shall only be entitled to subscribe for up to $350,000 of Old Republic common stock in his or her capacity as an Eligible Member (subject to the oversubscription provisions set forth in the Plan) regardless of the number of Qualifying Policies owned by such Eligible Member.

When will the Per Share Purchase Price be calculated?

Each day during the 10-day period ending on the business day before the ECM Special Meeting, Old Republic will calculate and post the trailing 10-day VWAP, for illustrative purposes only, on the website at http://oldrepublic.com/ecm. The Per Share Purchase Price will be calculated one hour after Old Republic posts the final 10-day VWAP on the website at http://oldrepublic.com/ecm, which will occur as soon as practicable after the close of trading on the business day immediately preceding the day of the Special Meeting. A properly completed subscription with full payment will become irrevocable on the Pricing Date one hour after Old Republic has posted the final 10-day VWAP. Following the adjournment of the Special Meeting, Old Republic will announce the results of the Offering, including the total amount of subscriptions received, the 10-day VWAP, the discount, the Per Share Purchase Price, and the number of shares issued in the Offering.

How can I find out more information about the Special Meeting and the Offering?

You can contact representatives of Old Republic and ECM by telephone at (610) 205-6005 or oldrepublic@griffinfingroup.com. Representatives of ECM will respond to telephone inquiries from members regarding their vote in connection with the Special Meeting. Representatives of Old Republic will also respond to telephone inquiries from members regarding the Offering. To verify the receipt of your proxy vote, you may contact representatives of Equiniti Trust Company, LLC at (800) 468-9716. To verify the receipt of your subscription and payments, you may contact representatives of Equiniti Trust Company, LLC at (800) 937-5449.

SUMMARY

This summary highlights selected information contained in this proxy statement/prospectus and may not contain all the information that is important to you. We urge you to read this proxy statement/prospectus carefully and in its entirety, as well as the appendices. For additional important information regarding ECM and Old Republic, see the section titled “Where You Can Find More Information” of this proxy statement/prospectus.

The Companies

ECM

Founded in 1913, ECM is a niche-focused Pennsylvania mutual property and casualty insurance company that is primarily focused in the specialty farmowners’ insurance business. ECM, together with its two insurance company subsidiaries, 1st Choice Advantage Insurance Company and American Reliable Insurance Company, operate in forty-eight states plus the District of Columbia through independent agencies. See the section titled “Information about ECM” of this proxy statement/prospectus for more information.

ECM’s principal executive office is located at 10591 Lincoln Highway, Everett, Pennsylvania 15537, and its telephone number at that address is (800) 652-9517.

Old Republic and its Subsidiaries

Old Republic International Corporation is a Chicago-based holding company engaged in the single business of insurance underwriting and related services. It conducts its operations primarily through a number of regulated insurance company subsidiaries, or operating companies, organized into two segments: Specialty Insurance and Title Insurance. The principal operating companies in Old Republic’s Specialty Insurance segment are rated either A+ (Superior) or A (Excellent) by A.M. Best, and Old Republic’s Title Insurance segment is rated A+ by A.M. Best.

Old Republic is a corporation organized under the laws of Delaware. Its principal executive offices are located at 307 North Michigan Avenue, Chicago, Illinois. Information concerning Old Republic is available on its website at www.oldrepublic.com. Information contained on Old Republic’s website is not and should not be considered a part of this proxy statement/prospectus unless specifically incorporated by reference. See the sections of this proxy statement/prospectus titled “Information about Old Republic” and “Incorporation by Reference” for more information.

The Conversion

In accordance with the Plan and pursuant to the Pennsylvania Insurance Company Mutual-to-Stock Conversion Act, 40 P.S. §§ 911-A, et seq. (the “Act”), ECM has obtained an appraisal of the pro forma fair market value of ECM as converted to a stock corporation from Feldman Financial Advisors, Inc. (“Feldman”), an independent consulting firm experienced in the valuation of insurance companies. Feldman has determined, as of September 17, 2025, that the pro forma fair market value of ECM, as converted, is between $153,000,000 (the “Minimum of the Valuation Range”) and $207,000,000 (the “Maximum of the Valuation Range”). For more information regarding the appraisal, see the section titled “The Plan of Conversion — Appraisal of ECM” of this proxy statement/prospectus.

Pursuant to the Plan, the Stock Purchase Agreement and the Act, the following steps have been taken or will be taken in order to complete the Conversion:

(i)     Old Republic filed the PA Form A Statement with the PA DOI in support of its request for approval to acquire control of ECM and its wholly-owned subsidiary, 1st Choice Advantage Insurance Company,

(ii)    Old Republic filed the AZ Form A Statement with the AZ DOI in support of its request for approval to acquire control of American Reliance Insurance Company, ECM’s wholly-owned insurance subsidiary (“American Reliable”),

(iii)   ECM filed an application with the PA DOI, which contained the Plan and other necessary or appropriate documents required by the Act or requested by the PA DOI relating to the Plan,

(iv)   the PA DOI must approve the Plan and the change of control of ECM, which occurred on April 3, 2026,

(v)    the AZ DOI must approve the change of control of American Reliable, which occurred on April 20, 2026,

(vi)   after the applicable approval by the PA DOI and the AZ DOI and after the SEC declares the registration statement of which this proxy statement/prospectus is a part effective, Old Republic will commence the Offering (see the section titled “The Offering” of this proxy statement/prospectus),

(vii)  after approval of the Plan by the PA DOI, the Eligible Members must approve the Plan by an affirmative vote of not less than two-thirds of the votes cast at the Special Meeting,

(viii) on the Closing Date, (a) ECM will convert from a mutual insurance company to a stock insurance company, (b) ECM will issue all of its authorized shares of capital stock to Buyer and become a wholly-owned subsidiary of Buyer, and (c) Old Republic will, (I) subject to the terms and conditions of the Plan, issue shares of its common stock to subscribing Participants, and (II) contribute the gross proceeds from the sale of shares of its common stock and, if applicable, the amount allocated to the Cash Contribution Fund (as defined in section “The Offering — Overview” below) to Buyer to enable Buyer to purchase all of the authorized shares of capital stock of ECM, and

(ix)   within thirty days following approval by the Eligible Members, ECM will file with the PA DOI (a) the minutes of the Special Meeting at which the Plan was approved, and (b) the Converted ECM Articles and the Bylaws adopted by ECM’s board of directors.

The Plan is included as Appendix A to this proxy statement/prospectus and is described under the section titled “The Plan of Conversion” of this proxy statement/prospectus. Following the date the Conversion becomes effective, which we refer to as the “Effective Date,” ECM will continue its operations as a separate insurance subsidiary of Old Republic, potentially availing itself of Old Republic’s “A+” rating by A.M. Best, and the policyholders of ECM will remain policyholders of ECM.

Effect Upon Member Rights of ECM Members and Contract Rights of ECM Policyholders

Policyholders of ECM currently enjoy member rights in ECM, including the right to vote for election of ECM’s board of directors and, possibly, the right to share in the surplus (if any) of a solvent liquidation of ECM. Following the consummation of the Conversion, all member rights in ECM, whether provided by ECM’s articles of incorporation or bylaws or Pennsylvania law, will be extinguished.

All ECM insurance policies will remain policies issued and backed by ECM, and all rights specified in such policies will remain unchanged. See the section titled “The Plan of Conversion — Rights as a Member of ECM Following Conversion” of this proxy statement/prospectus.

The Stock Purchase Agreement

Pursuant to the Stock Purchase Agreement, Old Republic will contribute the gross proceeds from the sale of shares of its common stock pursuant to the Offering and, if applicable, the amount allocated to the Cash Contribution Fund, to Buyer to enable Buyer to purchase all of the authorized shares of capital stock of ECM at a purchase price equal to the greater of the gross proceeds received by Old Republic in the Offering or the Minimum of the Valuation Range. For a detailed description of the terms of the Stock Purchase Agreement, see the section titled “The Stock Purchase Agreement” of this proxy statement/prospectus.

The Offering

Shares Offered

Old Republic is offering to the Eligible Members up to $207,000,000 in aggregate value of shares of its common stock (or approximately 7,062,875 shares), and ECM Participants also have the opportunity to subscribe for shares, in each case subject to the purchase limitations described below. There is no minimum number of shares that Old Republic must sell in the Offering, and the number of shares sold will vary depending on the proceeds received and the Per Share Purchase Price.

Determination of the Per Share Purchase Price

The Per Share Purchase Price of such shares will be at a discount to the volume weighted average trading price of a share of Old Republic common stock, as reported on the New York Stock Exchange, for the 10 trading-day period (the “10-day VWAP”) ending on the Trading Day before the Special Meeting (the “Pricing Date”). The size of the discount and the number of shares purchased in the Offering will depend on the amount subscribed for by Eligible Members and the market price of Old Republic’s common stock during the relevant period. The discount per share will be 35% if the gross proceeds are equal to up to approximately $163,530,000, and will decrease in a linear fashion to a minimum of 30% if the gross proceeds increase from approximately $163,530,000 to $207,000,000 so that the Aggregate Discount Value does not exceed the ADV Cap. The aggregate discount for all shares sold will not exceed an amount equal to the amount of discount that would be available if the Per Share Purchase Price and the maximum number of shares offered to Eligible Members were based on a 30% discount to the 10-day VWAP. The manner of calculating the discount is described in the section titled “The Offering — Per Share Purchase Price” of this proxy statement/prospectus.

Limitations on Subscriptions

The minimum subscription amount by any subscribing Participant in the offering is $500. The maximum subscription amount in the offering by any subscribing Participant may not exceed $350,000 in the aggregate (the “Maximum Subscription Amount”) even with respect to an Eligible Member with multiple policies. Subscriptions are subject to certain additional limitations as described in the section titled “The Offering — Limitations on Subscriptions and Purchases of Common Stock” of this proxy statement/prospectus.

Procedure for Subscription

Subscriptions must be made by completing and returning the signed stock order form and, if applicable, the entity authorization certification, provided with this proxy statement/prospectus. Payment shall be made by wire or bank check, payable to “Equiniti Trust Company, LLC” with “Subscription” noted in the memo line. No personal checks will be accepted. Each bank check or wire transfer must indicate the subscriber’s name as shown on the subscriber’s stock order form. An Employee (who is not also an Eligible Member) must also complete and return the enclosed employee withholding authorization together with a bank check payable to “Equiniti Trust Company, LLC” with “Tax Withholding” noted in the memo line to cover estimated tax withholding. All subscription funds must have cleared by 4:00 p.m. Eastern time on the Pricing Date. All subscription payments will be deposited by the Subscription Agent in an escrow account at a bank designated by Old Republic on or before the Pricing Date. All employee tax withholding payments will be deposited by the Subscription Agent in an escrow account at a bank designated by ECM on or before the Pricing Date. Each subscriber will indicate the aggregate dollar amount that such subscriber would like to subscribe for in the Offering (the “Subscription Amount”). The subscription payment will be such subscriber’s Subscription Amount expressed as a dollar amount and the number of shares of Old Republic common stock that such Subscription Amount purchases will be determined in accordance with the Plan. A Participant may not transfer its right to subscribe in the Offering to any person. Any Participant purchasing shares pursuant to a subscription right in the Offering will be deemed to represent and affirm to Old Republic and ECM that such Participant is purchasing for its account and not on behalf of any other person. A subscription made by a conforming order form with full payment will become irrevocable on the Pricing Date one hour after Old Republic has posted the final 10-day VWAP on the website at http://oldrepublic.com/ecm. For more information, see the section titled “The Offering” of this proxy statement/prospectus.

Expiration of the Offering

The Offering will expire at 4:00 p.m. Eastern time on the Pricing Date, which is expected to be June 29, 2026, but may be extended without limitation by agreement of Old Republic and ECM. The Subscription Agent will hold subscription funds until the Offering is consummated or terminated, subject only to the revocation right described under the section titled “The Offering — Subscriptions” of this proxy statement/prospectus. The number of shares to be issued to each person whose subscription is accepted will be determined as soon as practicable after the Pricing Date.

Delivery of Shares; Refunds

Subject to the provisions of the Plan, the number of shares of Old Republic common stock to be sold to each subscribing Participant will be equal to the whole number nearest to but not exceeding the quotient of such subscriber’s Subscription Amount divided by the Per Share Purchase Price. No fractional shares will be issued. Shares purchased in the Offering will be issued in book-entry form via the Direct Registration System (“DRS”) as soon as practicable after the closing of the Offering. No physical stock certificates will be issued for shares purchased in the Offering. A refund will be made, as promptly as practicable, to each subscriber equal to the difference, if any, between (i) such subscriber’s Subscription Amount and (ii) the Per Share Purchase Price multiplied by the whole number of shares sold to such subscriber, or if the offering is terminated for any reason. No interest will be paid on any portion of a subscriber’s Subscription Amount, including any refund. See the section titled “The Offering — Delivery of Common Stock” and “The Offering — Refunds” of this proxy statement/prospectus for more information.

The closing market price of a share of Old Republic common stock on October 22, 2025 (the date preceding public announcement of the Proposed Transaction) was $41.99. The closing market price on April 27, 2026 was $40.23.

Special Meeting of Members

ECM will hold its Special Meeting of Members on June 30, 2026 at 9:00 a.m., Eastern time, at the offices of ECM, at 10591 Lincoln Highway, Everett, Pennsylvania 15537. At the Special Meeting, Eligible Members will be asked to:

1.      consider and vote upon a proposal to approve and adopt the Plan and the other transactions contemplated therein, including, without limitation: (i) the sale of all authorized shares of ECM to Buyer pursuant to the Stock Purchase Agreement; and (ii) the granting to each Eligible Member, without payment, of the right to subscribe for and purchase shares of common stock of Old Republic at a discount pursuant to the Plan;

2.      consider and vote upon a proposal to adopt the Converted ECM Articles;

3.      approve the adjournment of the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposals described above; and

4.      consider and vote upon all other matters as may properly come before the meeting.

If, based on ECM’s records, you are listed as a policyholder of ECM as of the close of business on the Eligibility Record Date, you will be entitled to one vote on each matter properly presented for a vote at the Special Meeting so long as you owned an ECM policy that was in force on October 22, 2025. If an Eligible Member owns multiple policies, such member will receive one proxy card and will be entitled to one vote, regardless of how many policies are held by such member, that were in force on October 22, 2025. Each Eligible Member shall be entitled to vote either in person by ballot at the Special Meeting or by proxy. ECM’s bylaws provide that no less than seven Eligible Members, present either in person or by proxy, shall constitute a quorum for the purposes of considering the matters presented at the Special Meeting. The affirmative vote of at least two-thirds of the votes cast by Eligible Members present in person or by valid proxy at the Special Meeting is required to adopt and approve the Plan and the Converted ECM Articles. Proxies must be received by 5:00 p.m., Eastern time, on June 29, 2026, in order to be counted.

For detailed information about the Special Meeting and the proposals to be voted on, see the section titled “The ECM Special Meeting” of this proxy statement/prospectus.

Recommendation of the ECM Board of Directors

Reasons for the Plan of Conversion

ECM’s board of directors approved the sponsored subscription rights conversion with Old Republic because it will (i) provide ECM with immediate and long-term access to a significant amount of additional capital and reinsurance capacity; (ii) potentially allow ECM to avail itself of Old Republic’s A.M. Best “A+” financial strength rating and Old Republic’s larger A.M. Best financial size category; (iii) provide Eligible Members with an opportunity to acquire Old Republic stock at a significant (between 30% to 35%) discount to market; (iv) permit ECM to operate as an indirect wholly-owned subsidiary of Old Republic going forward and serve as a platform for developing Old Republic’s specialty farmowners’ insurance business, thereby maintaining ECM’s existence on a go forward basis, (v) permit ECM to continue to serve its existing specialty farmowners’ insurance customers and increase its product offerings to those and new policyholders; (vi) permit ECM to maintain its name, headquarters, culture, values and management team; (vii) facilitate the creation of a charitable foundation with a $5 million capitalization for the purpose of supporting the farming community; and (viii) provide ECM employees and management with opportunities for career advancement and participation in Old Republic’s existing employee benefits. You can find more information about ECM’s reasons for the Conversion in the section titled “The Plan of Conversion — Background of the Plan of Conversion” of this proxy statement/prospectus.

You should be aware that ECM Participants have certain interests in the Proposed Transaction that may differ from, or be in addition to, the interest of any particular policyholder and member generally. For further information with respect to benefits and payments to be made to certain ECM Participants as a result of the Proposed Transaction, see the section titled “The Plan of Conversion — Effects of the Proposed Transaction — Interests of Certain Persons in the Conversion” of this proxy statement/prospectus. Old Republic’s decision to acquire ECM represents an opportunity to introduce a proven platform in a new specialty business in furtherance of the achievement of Old Republic’s strategic goals. The ECM acquisition provides Old Republic with entry into the specialty farmowners’ insurance business, and allows Old Republic to expand its insurance offerings. Old Republic expects that, with its support, ECM will realize benefits from access to capital to support growth, improved financial strength ratings, consolidating reinsurance purchasing, product expertise, and investment services. You can find more information about Old Republic’s reasons for the Conversion in the section titled “The Plan of Conversion — Old Republic’s Reasons for the Transaction” of this proxy statement/prospectus.

Opinion of Financial Advisor to ECM’s Board of Directors

ECM’s board of directors, at its meeting on October 7, 2025, received an oral opinion of Feldman Financial Advisors, Inc. (“Feldman”), ECM’s financial advisor, that, based upon certain analyses and studies Feldman performed and subject to the factors, assumptions and conditions it outlined, the Proposed Transaction was fair, from a financial point of view, to ECM as of the date thereof. Feldman subsequently confirmed the oral opinion by delivery of its written opinion, dated October 22, 2025 and addressed to ECM’s board of directors, which is attached to this proxy statement/prospectus as Appendix D. The opinion outlines the processes and procedures Feldman followed, the information Feldman reviewed, the analyses it performed, the matters it considered, and the assumptions it made in arriving at its opinion. Eligible Members of ECM are urged to read the entire opinion, as well as the description of ECM’s opinion in the section titled “The Plan of Conversion — Opinion of Financial Advisor to ECM’s Board of Directors” of this proxy statement/prospectus, carefully before voting on the Plan. Feldman’s opinion was provided for the use and benefit of ECM’s board of directors in connection with its consideration of the Proposed Transaction. The opinion is not intended to be, and does not constitute, a recommendation to any member of ECM as to how any such member should vote with respect to the Plan or whether any Eligible Member should participate in the Offering.

Feldman received a customary fee from ECM in the amount of $100,000 in connection with the delivery of its opinion. This opinion fee was payable notwithstanding the conclusion expressed in the opinion and whether or not the Proposed Transaction is consummated. In addition, ECM has agreed to reimburse Feldman for its expenses incurred in connection with its advisory engagement, and will indemnify Feldman against certain claims, liabilities, and related expenses arising out of the advisory engagement.

Feldman was also retained to prepare the appraisal of the estimated pro forma market value of the converted stock company, as required by the Act, and was paid a fee of $175,000 for preparation of the appraisal. See the section titled “The Plan of Conversion — Appraisal of ECM” of this proxy statement/prospectus for more information.

Regulatory Matters

A condition to effectiveness of the Plan is that it and the change of control of ECM (and its wholly-owned subsidiary, 1st Choice Advantage Insurance Company) be approved by the PA DOI under the Act. ECM filed the Plan with the PA DOI for review on November 20, 2025. Old Republic requested approval from the PA DOI for the change of control of ECM (and its wholly-owned subsidiary, 1st Choice Advantage Insurance Company), and from the AZ DOI for the change of control of American Reliable Insurance Company, a wholly-owned subsidiary of ECM, on November 20, 2025. The PA DOI approvals were received on April 3, 2026, and the AZ DOI approval was received on April 20, 2026. The approval order from the PA DOI contains certain customary conditions, including restrictions on ECM’s ability to declare dividends for three (3) years after the Closing without the prior approval of the PA DOI, as described in more detail below under the section titled “The Plan of Conversion — Regulatory Matters.”

ECM and Old Republic believe these conditions will not materially impact either their ability to consummate the Proposed Transaction or the operations of ECM or Old Republic following the Closing.

No Dissenters’ Rights for Eligible Members

Eligible Members do not have any right to seek an appraisal of their ECM membership rights whether or not they vote at the Special Meeting or participate in the Offering.

United States Federal Income Tax Considerations

Eligible Members.    The United States federal income tax consequences to Eligible Members of the Conversion and Offering are not certain. However, Old Republic believes that, upon consummation of the Conversion, (a) Eligible Members should be treated as transferring their membership interests in ECM in exchange for subscription rights to purchase the shares of Old Republic common stock offered in the Offering; (b) an Eligible Member should realize gain upon such exchange equal to the amount by which the fair market value of the subscription right received by the Eligible Member exceeds the Eligible Member’s basis in the exchanged membership interest; (c) any gain realized by an Eligible Member as a result of the receipt of a subscription right must be recognized, whether or not the eligible Member exercises that right by subscribing for Old Republic shares; (d) any gain recognized by an Eligible Member as a result of the receipt of a subscription right should constitute a capital gain, which should be long term capital gain if the Eligible Member has held its membership interest for more than one year; (e) if an Eligible Member is required to recognize gain on the receipt of a subscription right and does not exercise such subscription right: (i) the Eligible Member should recognize a corresponding loss upon the lapse of the unexercised subscription right, (ii) the amount of that loss should equal the amount of the gain previously recognized upon receipt of the unexercised subscription right, and (iii) if the common stock that an Eligible Member would have received upon exercise of the lapsed subscription right would have constituted a capital asset in the hands of that Eligible Member, the resulting loss upon lapse of the subscription right should constitute a capital loss that is likely a short-term loss; (f) if an Eligible Member elects to exercise a subscription right, the Eligible Member will have a basis in the shares received through exercise of the subscription right equal to the sum of the price paid under the subscription agreement plus the basis, if any, of the subscription right that is exercised to purchase such shares, taking into account the income and gain, if any, recognized by such Eligible Member on the receipt of the subscription right.

ECM Participants.    The United States federal income tax consequences to the ECM Participants being granted subscription rights to participate in the Offering are also not certain. However, Old Republic believes and intends to take the position that ECM Participants who subscribe for Old Republic shares should be treated as realizing compensation income in an amount equal to the excess of the value of the Old Republic shares received upon such subscription over the purchase price for the shares. An Employee who is not an Eligible Member and who wishes to subscribe will be required to pay estimated withholding taxes and complete an employee withholding authorization as discussed in the section titled “The Offering — Subscriptions” of this proxy statement/prospectus.

See the section titled “United States Federal Income Tax Considerations” of this proxy statement/prospectus for more information. The United States federal income tax consequences described above may not apply to all Eligible Members and ECM Participants. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the Conversion and Offering — including the receipt and the exercise or lapse of subscription rights — based on your particular circumstances.

MARKET PRICE AND DIVIDEND INFORMATION

Market Price

Old Republic’s common stock is listed and trades on the New York Stock Exchange under the symbol “ORI.” As of April 27, 2026, there were 243,554,044 shares of Old Republic common stock issued and outstanding, and the closing price for the shares of Old Republic common stock was $40.23.

Holders

As of the close of business on April 27, 2026, there were 1,819 holders of record of Old Republic common stock. A substantially greater number of holders of Old Republic common stock are “street name” holders or beneficial holders whose common stock are held by banks, brokers or other financial institutions. Old Republic is unable to predict the number of shares that may be issued to Participants in the Offering. Old Republic does not expect that the number of shares to be issued in the Offering will have a material effect on the amount and percentage of Old Republic’s common stock owned beneficially by, or any present commitment with respect to the issuance of its common stock to, any person known by Old Republic to be the beneficial owner of more than five percent of its common stock, any of its directors, or all of its directors and executive officers as a group.

Dividend Information

The declaration and payment of dividends to holders of Old Republic common stock is at the discretion of Old Republic’s board of directors in accordance with applicable law after taking into account various factors. Old Republic has paid a cash dividend without interruption for over 80 years.

Everett Cash Mutual Insurance Co.

ECM is a mutual insurance company and has no authorized capital stock. Following its conversion to a stock insurance company, ECM will become an indirect wholly-owned subsidiary of Old Republic.

RISK FACTORS

The Proposed Transaction presents certain risks to ECM’s current members, and the Offering also involves certain risks as described below, which you should carefully consider. Also, in general, investing in Old Republic securities involves risk. Before subscribing for Old Republic common stock, you should carefully consider the “Risk Factors” discussed in Old Republic’s most recent Annual Report on Form 10-K, as updated by Old Republic’s quarterly reports on Form 10-Q and other filings Old Republic makes with the SEC in the future, as incorporated by reference into this proxy statement/prospectus, as well as other information Old Republic includes or incorporates by reference herein. Additional risks and uncertainties not presently known to Old Republic or that Old Republic currently deems immaterial may also materially affect Old Republic’s business, results of operations and financial condition and may cause the value of Old Republic securities to decline.

Risks Related to the Proposed Transaction

ECM’s management and board of directors have interests in pursuing the Proposed Transaction that are in addition to the members’ interests.

ECM’s management and board of directors have interests in the Proposed Transaction that are in addition to the interests of ECM’s members. See the section titled “The Plan of Conversion — Effects of the Proposed Transaction — Interests of Certain Persons in the Conversion” of this proxy statement/prospectus for information about these matters and summaries of the agreements that govern these matters.

Consummation of the Conversion extinguishes the rights of the members of ECM as such.

At present, members of ECM have certain rights, including, but not limited to, the right to vote in the elections of ECM’s board of directors and, possibly, the right to share in the surplus, if any, of a solvent liquidation of ECM. On the Effective Date, all rights of members, as such, will be extinguished, and the members will no longer have any right to vote in the elections of directors of ECM, who will be elected by Buyer (which will be a wholly-owned subsidiary of Old Republic) as the sole shareholder of ECM. In addition, after the consummation of the Conversion, the policyholders will not have any right to share in the surplus of ECM following a solvent liquidation.

The Plan and the Conversion may result in litigation.

Although expressly authorized by statute and approved by the PA DOI, there can be no assurance that adoption of the Plan will not result in litigation challenging the validity of or arising out of acts taken pursuant to the Conversion. Litigation can be costly and time consuming and could result in a diversion of effort and resources by ECM’s management.

ECM may not experience the anticipated improvement in its A.M. Best financial strength rating as a result of the Conversion.

Insurance companies are rated by rating agencies, reflecting their financial strength and ability to pay claims. Financial strength and claims paying ratings are important factors in establishing the competitive position of insurance companies. As previously discussed in this proxy statement/prospectus, as a result of the Conversion, ECM will become an indirect, wholly-owned subsidiary of Old Republic, which is expected to make it a stronger company than it is as a standalone company. ECM anticipates that it may receive an upgrade to its rating from A.M. Best based on Old Republic’s A+ rating, but there is no guaranty that A.M. Best will upgrade ECM’s financial strength rating as a result of completing the Conversion.

Risks Related to the Offering

Your ability to resell shares of Old Republic common stock that you purchase in the Offering may be delayed, and you may not be able to sell your shares at a price equal to or greater than the Per Share Purchase Price.

If you subscribe in the Offering, you will have no rights as a shareholder of the shares you purchased in the Offering until Old Republic issues the shares to you. Although Old Republic will endeavor to issue the shares as soon as practicable after the Effective Date, which may be several days after the Pricing Date, there may be a delay between the Effective Date and the time that the shares are issued through DRS. Due to market factors, Old Republic cannot assure you that, following the Effective Date, you will be able to sell your common stock at a price equal to or greater than the Per Share Purchase Price.

Purchasers who will become employees, directors, or officers of Old Republic or any of its subsidiaries (including ECM and its subsidiaries) will be subject to Old Republic’s Securities Trading Policy, which contains restrictions on the purchase, sale, and other dispositions of Old Republic’s securities by directors, officers and employees of Old Republic or any of its subsidiaries, including restrictions on trading Old Republic securities during specified blackout periods. A copy of the Securities Trading Policy is filed as Exhibit 19 to Old Republic’s Annual Report on Form 10-K for the year ending December 31, 2025, as filed with the SEC. In addition, the Plan incorporates the Pennsylvania law restriction that no Director or Officer of ECM may sell stock purchased in the Offering within one (1) year after the effective date of the Conversion.

If you do not act promptly and follow the subscription instructions, your subscription may be rejected.

Eligible Members and ECM Participants who desire to subscribe in the Offering must act promptly to ensure that all required forms and payments are received by the Subscription Agent before 4:00 p.m. ET on the Pricing Date. Once tendered, subscriptions to purchase shares of Old Republic common stock in the Offering cannot be modified without Old Republic’s consent, and they may only be revoked as described under the section titled “The Offering — Subscriptions” of this proxy statement/prospectus. If you fail to complete your subscription properly, send an incorrect payment amount or otherwise fail to follow the subscription procedures, depending on the circumstances, your subscription may be rejected or accepted only to the extent of the payment received. All payments to the Subscription Agent must be made by bank check or wire transfer and must clear by 4:00 p.m. Eastern time, on the Pricing Date. Payment by personal check will not be accepted. Neither Old Republic nor the Subscription Agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect subscription. ECM and Old Republic have the absolute right, in their sole discretion and without liability to any person, to reject any subscription.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus and any documents incorporated herein contain statements that relate to anticipated future events rather than actual present conditions or historical events and can constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally include words such as “expect,” “predict,” “estimate,” “will,” “should,” “anticipate,” “believe,” and similar expressions. Any such forward-looking statements involve assumptions, uncertainties, and risks that may affect Old Republic’s future performance.

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Old Republic’s Specialty Insurance segment results can be affected by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors; general economic considerations, including the levels of investment yields, inflation rates, and the impacts of tariffs; periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, and work-related injuries; claims development and the impact on loss reserves; adequacy and availability of reinsurance; uncertainties in underwriting and pricing risks; and unanticipated external events. Old Republic’s Title Insurance segment results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, and employment trends. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, changes in mortality and health trends, and alterations in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income, the levels of investments held, and period-to-period variations in the costs of administering Old Republic’s widespread operations. In addition, results could be particularly affected by technology and security breaches or failures, including cybersecurity incidents.

A more detailed listing and discussion of the risks and other factors which affect the Company’s risk-taking insurance business are included in Part I, Item 1A — Risk Factors, of the Company’s 2025 Form 10-K, and the various risks, uncertainties, and other factors that are included from time to time in other Securities and Exchange Commission filings.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

THE PLAN OF CONVERSION

The following is a discussion of the material terms of, and the context for, the Plan, a copy of which is attached as Appendix A to this proxy statement/prospectus and incorporated by reference herein. You are urged to carefully read the Plan in its entirety.

Overview

The Plan and the Stock Purchase Agreement provide that, subject to appropriate member and regulatory approvals and other conditions: (i) ECM will convert from a mutual insurance company to the stock form of organization pursuant to the Act and issue all of its capital stock to Buyer; (ii) Buyer will acquire all authorized shares of ECM for an amount of cash equal to the SPA Purchase Price, and ECM will thereby become an indirect subsidiary of Old Republic; (iii) Old Republic will contribute the gross proceeds from the Offering and, if applicable, the amount allocated to the Cash Contribution Fund to Buyer to enable Buyer to purchase all of the authorized shares of capital stock of ECM; (iv) Eligible Members will receive the right to acquire up to $207,000,000 in aggregate value (i.e., the Maximum of the Valuation Range) of Old Republic common stock at a discount to its market price; (v) ECM will establish a charitable foundation with a capitalization of $5 million for the purpose of supporting the farming community, and (vi) Old Republic will provide certain additional benefits to ECM’s employees, Officers and Directors as described in this proxy statement/prospectus.

Background of the Plan of Conversion

The board of directors of ECM regularly undertakes strategic review and assessment of its operations, business plans, enterprise risk management, and market position generally. Beginning in 2024, the Board engaged PhiloSmith & Co. (“PhiloSmith”), an investment bank with deep experience in the insurance industry, as an advisor to assist with its ongoing review and assessment of ECM’s goals and strategic alternatives to address significant challenges currently facing it, including high reinsurance costs, limited capacity to write new farmowners’ business, and needed technology and infrastructure investments. Based on this review, ECM’s board of directors determined that ECM’s future success, its ability to continue to serve its policyholders and other stakeholders, and ECM’s mission to become a preeminent writer of farmowners’ business, would best be enhanced by expanding its writing capacity, expanding geographically, augmenting its capital position, and achieving an “A+” rating from A.M. Best.

In consultation with PhiloSmith, the Board considered a variety of alternatives to achieve these goals, including maintaining the status quo, a mutual holding company reorganization, reinsurance transactions, mergers or affiliations with other mutual insurance companies, and a subscription rights demutualization, either on a standalone basis, with a standby investor, or by means of a sponsored demutualization.

As part of this process, PhiloSmith, working closely with ECM’s board of directors and management team, identified several characteristics for a potential partner that would be necessary for the right strategic fit to help ECM achieve its goals and address the challenges it was facing. These characteristics included, among other things, the ability to (i) provide access to significant capital, (ii) support ECM’s mission to become a preeminent writer of farmowners’ business, and in so doing to continue to serve its existing policyholders and increase its product offerings to existing and new policyholders, and (iii) provide opportunities for advancement for ECM’s employees and management. Based on these desired characteristics, PhiloSmith discussed with ECM certain parties that could be potential partners for ECM. After further discussions, ECM and PhiloSmith determined that PhiloSmith should undertake preliminary discussions with Party A and Old Republic to determine whether either would be interested in pursuing a transaction with ECM. After further discussions with Party A, Party A advised PhiloSmith it was not prepared to participate in a transaction with ECM at that time. After receiving confirmation of interest from Old Republic, ECM authorized PhiloSmith to share information and schedule an initial meeting between ECM’s Chief Executive Officer and Old Republic’s Chief Executive Officer. ECM and Old Republic then executed a confidentiality agreement dated November 4, 2024, and an initial meeting took place on December 18, 2024, in Chicago.

In January and February 2025, PhiloSmith, in close consultation with ECM’s Chief Executive Officer, had several calls with members of Old Republic’s senior management and discussed potential transaction structures, including an affiliation, merger or a sponsored demutualization. Based on these discussions, ECM’s board of directors determined that Old Republic uniquely possessed each of the desired cultural and strategic characteristics in the prospective partner desired by ECM, as well as the expertise and financial capability to execute a successful transaction with a high degree of confidence.

A second in-person meeting was held between ECM’s Chairman, Chief Executive Officer, and Chief Financial Officer, and Old Republic’s Chief Executive Officer and executive management team, on March 6, 2025, in Chicago.

On April 16, 2025, Old Republic submitted a preliminary indication of interest based on private and public information. Over the course of the following three months, management shared additional information with Old Republic, and conducted multiple virtual and face-to-face meetings, and ECM’s board directors and Chief Executive Officer, along with PhiloSmith, negotiated the terms of the indication of interest with Old Republic and its advisors. The principal terms negotiated related to the amount of the discount to Old Republic’s stock price to be offered to Participants, post-closing covenants including matters relating to the composition of the board of directors of ECM following the closing, retaining ECM’s basic name, headquarters, culture, values, management team and employees, and establishment of a charitable foundation to support the farming community.

From early June through October 22, 2025, the ECM board of directors met four times, on June 5, July 23, October 7, and October 22, 2025, to discuss and consider the Proposed Transaction generally, as well as various drafts of the proposed transaction documents. During these meetings, Mette, Evans & Woodside, legal advisor to ECM, reviewed certain legal issues relating to the Proposed Transaction with the ECM board of directors, including the following: (i) the rights of policyholders of ECM in their capacity as such and as members of ECM; (ii) the fiduciary duties of ECM’s board of directors; and (iii) the business judgment rule. Mette, Evans & Woodside also reviewed and discussed various interim and the final draft versions of the Plan and the Stock Purchase Agreement (including exhibits thereto and related documents and agreements) with ECM’s board of directors.

On June 5, 2025, ECM’s board held a meeting in Everett, PA, which was also attended by a representative of PhiloSmith and Mette, Evans & Woodside, and, for a portion of the meeting, the Chief Executive Officer of Old Republic. At this meeting, PhiloSmith summarized the then current market environment and discussed the results of the process to identify potential partners for a transaction. Mette, Evans & Woodside responded to various questions from ECM’s directors. Old Republic’s Chief Executive Officer was then invited to join the meeting. He confirmed Old Republic’s interest in pursuing a transaction with ECM, Old Republic’s reasons for wanting to partner with ECM, and described Old Republic’s various businesses and culture. The ECM board members asked further clarifying questions regarding Old Republic’s indication of interest directly to Old Republic’s Chief Executive Officer, and as a result developed a deeper understanding of what a potential transaction with Old Republic would entail, including the potential benefits to ECM’s policyholders, agents, clients and employees.

On June 9, 2025, ECM and Old Republic executed a letter of intent. The letter of intent provided that Old Republic would acquire ECM through a sponsored demutualization pursuant to which Eligible Members and other Participants would be entitled to purchase shares of Old Republic common stock at discount of 35% to Old Republic’s 10-day VWAP (subject to a cap on the amount of aggregate discount value that would be available if the purchase price and the maximum number of shares offered to Eligible Members were based on a 30% discount to the 10-day VWAP). Old Republic also agreed, among other things, to certain covenants regarding the composition of the board of directors of ECM and the conduct of the business of ECM and maintenance of its corporate headquarters for a five year period following the closing, the creation of an advisory board, the establishment of a charitable foundation to be funded with $5 million for the purpose of supporting the farming community, and retention agreements for the key ECM managers providing for stock grants vesting over three years and severance if terminated during such three year period.

Beginning in late June and early July, Old Republic and its outside counsel, Troutman Pepper Locke LLP, and ECM and its outside counsel, Mette, Evans & Woodside, exchanged first drafts of the Plan and the Stock Purchase Agreement, and from July 28, 2025 through October 21, 2025, discussed and negotiated various provisions of the Plan and the Stock Purchase Agreement and the exhibits thereto, including the form of retention agreement for the key ECM managers.

At the October 7, 2025 meeting, Feldman Financial Advisors, Inc. (“Feldman”), financial advisor for ECM, provided a detailed presentation to the ECM board of directors that included an overview of Old Republic and the Proposed Transaction, and an overview of the analyses performed by Feldman in connection with the preparation of its fairness opinion, including: (i) a review of the consideration to be paid by Old Republic; (ii) a review of the valuation range for ECM; (iii) an analysis of other sponsored demutualization transactions; (iv) a comparable company analysis; and (v) a comparable transaction analysis. Feldman also considered the potential impact on (i) ECM’s policyholders as creditors; (ii) ECM’s policyholders in their capacity as members of ECM; and (iii) other ECM stakeholders. Following its presentation, Feldman provided its oral opinion to ECM’s board of directors that, based upon certain analyses and studies that Feldman performed and subject to the factors, assumptions, and conditions it outlined, the Proposed Transaction was fair, from a financial point of view, to ECM as of the date thereof. Feldman subsequently confirmed its oral opinion by delivery of its written opinion dated October 22, 2025, addressed to ECM’s board of directors.

On October 15, 2025, each of the boards of directors of Old Republic and Buyer adopted and approved the Proposed Transaction.

On October 22, 2025, the ECM board of directors met again to review the final terms of the Proposed Transaction. At this meeting, based on all of the information and documentation provided to the board, ECM’s board of directors unanimously approved and adopted (with two board members abstaining) the Plan and the Stock Purchase Agreement and the exhibits thereto, and thereafter ECM and Old Republic entered into the Stock Purchase Agreement.

Recommendation of the ECM Board of Directors

Reasons for the Proposed Transaction

After careful deliberation, ECM’s board of directors reached the conclusion that it is in the best interest of ECM’s members to enter into a strategic transaction that will provide for the long term stability and viability of ECM. ECM’s board of directors considered a variety of alternative approaches including maintaining the status quo, entering into reinsurance transactions, mergers or affiliations with other mutual insurance companies, and a subscription rights style demutualization, either on a standalone basis, with a standby investor, or by means of a sponsored demutualization. Ultimately, after careful deliberation, ECM’s board of directors determined that (i) the subscription rights method of demutualization, in a transaction sponsored by Old Republic, best suits ECM under the circumstances, (ii) it was in its members’ and other policyholders’ best interests to enter into the Proposed Transaction, as described in this proxy statement/prospectus, because the Proposed Transaction will:

•        provide ECM with immediate and long-term access to a significant amount of additional capital and reinsurance capacity;

•        potentially allow ECM to avail itself of Old Republic’s A.M. Best “A+” financial strength rating and Old Republic’s larger A.M. Best financial size category;

•        provide Eligible Members with an opportunity to acquire Old Republic stock at a significant (between 30% to 35%) discount to market;

•        permit ECM to operate as an indirect wholly-owned subsidiary of Old Republic going forward and serve as a platform for developing Old Republic’s specialty farmowners’ insurance business, thereby maintaining ECM’s existence on a go forward basis;

•        permit ECM to continue to serve its existing specialty farmowners’ insurance customers and increase its product offerings to those and new policyholders;

•        permit ECM to maintain its name, headquarters, culture, values and management team;

•        facilitate the creation of a charitable foundation with a $5 million capitalization for the purpose of supporting the farming community; and

•        provide ECM employees and management with opportunities for career advancement and participation in Old Republic’s existing employee benefits.

ECM’s board of directors also considered, among other things, the following factors prior to determining to proceed with and approve the Proposed Transaction:

•        the challenges facing ECM as a smaller independent company compared to the benefits associated with completing a transaction with Old Republic;

•        its acquisition by Old Republic will give ECM the opportunity to be a more effective competitor in most geographic markets than it otherwise would be as a standalone operation;

•        the terms and conditions of the Stock Purchase Agreement and the related transaction documents;

•        based on advice of its financial advisors, ECM’s board of directors concluded it was unlikely any third party would make an offer superior to the Old Republic offer with equivalent or lower execution risk; and

•        the opinion of ECM’s financial advisor, Feldman, that the Proposed Transaction with Old Republic was fair to ECM from a financial standpoint.

The foregoing discussion of factors considered by ECM’s board of directors is not intended to be exhaustive, but rather, includes material factors considered by it in reaching its decision to proceed with and approve the Proposed Transaction. In reaching this decision, ECM’s board of directors did not quantify or assign relative weights to the factors considered, and individual directors may have given different weights to different factors.

Recommendation of ECM’s Board of Directors

On October 22, 2025, ECM’s board of directors adopted and approved the Plan. ECM’s board of directors unanimously recommends that the Eligible Members vote “FOR” adoption and approval of the Plan and “FOR” adoption and approval of the Converted ECM Articles at the Special Meeting.

Appraisal of ECM

The Act requires that the Plan set the total price of the capital stock equal to the estimated pro forma market value of the converted stock company based upon an independent evaluation by a qualified expert. On June 18, 2025, ECM retained Feldman as the independent appraiser to prepare this valuation. Feldman is engaged regularly in the valuation of insurance companies and other financial institutions. There was no pre-existing relationship between Feldman and ECM.

The Plan provides that the aggregate purchase price for all of the authorized common stock of ECM to be purchased by Buyer will be based on the appraised estimated consolidated pro forma market value of ECM by the independent appraiser. Under the Act, the pro forma market value may be stated as a range of values. The pro forma market valuation determined by Feldman is stated as a range of pro forma market values set at 15% above and 15% below a midpoint valuation of ECM. In accordance with the relevant statutory requirement, the standard of value applied in preparing the appraisal was the value that is estimated to be necessary to attract full subscription for the shares.

For this appraisal valuation engagement, Feldman has been paid a fee of $175,000 for preparation of the appraisal and will be paid an additional fee of $25,000 upon completion of any further updated appraisal (as necessary) plus out of pocket expenses. These fees are not contingent on the consummation of the Proposed Transaction. ECM agreed, among other things, to indemnify Feldman against any and all claims, liabilities, and related expenses, as incurred, arising out of the appraisal engagement, unless such claims, liabilities, and expenses are found to have resulted primarily from Feldman’s bad faith, willful misconduct, or gross negligence.

Feldman made its appraisal in reliance upon information provided by management of ECM, including the financial statements of ECM, and other publicly available information. In preparing its appraisal, Feldman conducted discussions with ECM’s management concerning the business and future prospects of ECM. Feldman also reviewed and discussed with ECM’s management the unaudited internally prepared GAAP financial statements of ECM for the years ended December 31, 2023 and 2024.

Feldman also considered and analyzed the following factors, among others: (i) financial and operating information with respect to the business, operations, and prospects of ECM furnished to Feldman by ECM; (ii) publicly available information concerning ECM that Feldman believed to be relevant to its analysis; (iii) a comparison of the historical financial results and present financial condition of ECM with selected publicly traded insurance companies that Feldman believed to be relevant to its analysis; and (iv) financial performance and market valuation data of certain publicly traded insurance industry aggregates as provided by industry sources.

Feldman utilized a comparables valuation approach whereby it developed valuation metrics based on pricing levels at which stocks of companies similar to ECM are trading in a public market, subject to any necessary adjustments deemed appropriate by the appraiser. Feldman selected ten (10) publicly traded property and casualty insurance companies listed below to comprise its group of comparables for appraisal valuation purposes. Although none of the selected companies is identical to ECM, the companies included were chosen because they are publicly traded companies with operations that, for purposes of analysis, may be considered similar to certain operations of ECM.

Publicly Traded Comparables

American Coastal Insurance Corporation

Employers Holdings, Inc.

Global Indemnity Group, LLC

Heritage Insurance Holdings, Inc.

Horace Mann Educators Corporation

Kingstone Companies, Inc.

Safety Insurance Group, Inc.

Skyward Specialty Insurance Group, Inc.

United Fire Group, Inc.

Universal Insurance Holdings, Inc.

Feldman’s appraisal of ECM’s estimated consolidated pro forma market value was prepared as of September 17, 2025. On the basis of the foregoing, Feldman’s appraisal indicated that, as of September 17, 2025, the estimated consolidated pro forma market value of ECM’s aggregate common stock to be issued ranged from a minimum of $153 million to a maximum of $207 million with a midpoint of $180 million. This appraisal does not modify the Plan or any of the terms of the Plan or the Offering.

Feldman’s appraisal report, which is incorporated by reference herein, is filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part, and is available for inspection in the manner set forth under “Where You Can Find More Information.”

The appraisal valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing Old Republic common stock in the Offering. In preparing the valuation, Feldman relied upon and assumed the accuracy and completeness of financial, statistical, and other information provided to it by ECM. Feldman did not independently verify the financial statements and other information provided to it by ECM, nor did Feldman independently value the assets and liabilities of ECM. The valuation considers ECM only as a going concern and should not be considered as an indication of its liquidation value. The valuation is necessarily based upon estimates of a number of matters, all of which are subject to change from time to time.

Opinion of Financial Advisor to ECM’s Board of Directors

ECM engaged Feldman on July 1, 2025 to act as financial advisor to ECM’s board of directors in connection with the Proposed Transaction. Feldman is regularly engaged in the representation of financial institutions, including insurance companies, in relation to conversions, mergers and acquisitions, and other strategic transactions. In conjunction with this advisory engagement, ECM’s board of directors requested Feldman to provide its opinion as to whether the Proposed Transaction is fair, from a financial point of view, to ECM.

Feldman received a customary fee from ECM in the amount of $100,000 in connection with the delivery of its opinion. This opinion fee was payable notwithstanding the conclusion expressed in the opinion and whether or not the Proposed Transaction is consummated. In addition, ECM has agreed to reimburse Feldman for its expenses incurred in connection with its advisory engagement, and will indemnify Feldman against certain claims, liabilities, and related expenses arising out of the advisory engagement.

On October 7, 2025, Feldman provided its oral opinion to ECM’s board of directors that, based upon certain analyses and studies that Feldman performed and subject to the factors, assumptions, and conditions it outlined, the Proposed Transaction was fair, from a financial point of view, to ECM as of the date thereof. Feldman subsequently confirmed its oral opinion by delivery of the written opinion, addressed to ECM’s board of directors.

The full text of Feldman’s October 22, 2025 opinion is attached as Appendix D to this proxy statement/prospectus and is incorporated herein by reference. The opinion outlines the processes and procedures followed by Feldman, the information it reviewed, the analyses it performed, the matters it considered, and the assumptions it made in arriving at its opinion. The description of the opinion set forth below is a summary of the opinion. Eligible Members are urged to read the entire opinion carefully prior to voting on the Plan.

Feldman’s opinion was provided for the use and benefit of ECM’s board of directors in connection with its consideration of the Proposed Transaction. The opinion is not intended to be, and does not constitute, a recommendation to any Eligible Member of ECM as to how any such Eligible Member should vote with respect to the Plan or whether such Eligible Member should purchase shares of Old Republic common stock in the Offering.

Feldman was not requested to opine as to, and its opinion does not in any manner address, any particular step or aspect of the Proposed Transaction or the relative merits of the Proposed Transaction compared to any other transactional opportunity that has been or might be available to ECM or on the effect of any alternative structure that is or could be available to ECM with Old Republic or any other party. Similarly, Feldman was not requested to, and its opinion does not in any manner address (i) the fairness of the amount or nature of compensation or other consideration that may inure to the benefit of any director, officer, or employee of ECM in connection with the Proposed Transaction or otherwise; (ii) the fairness of the Proposed Transaction to any particular constituent of ECM; (iii) the fair market value of the shares of Old Republic common stock to be offered to Eligible Members in the Offering or the price at which such shares will trade after public announcement or completion of the Proposed Transaction; (iv) the determination as to which of ECM’s members are to be included among the Eligible Members; (v) the maximum dollar amount of Old Republic common stock which any Eligible Member can purchase in the Proposed Transaction; or (vi) the tax or financial accounting aspects of the Proposed Transaction.

In connection with arriving at its opinion, Feldman, among other things:

•        reviewed the Plan;

•        reviewed the Stock Purchase Agreement;

•        reviewed certain historical financial information of ECM for (a) the years ended December 31, 2023 and 2024 and the six months ended June 30, 2025 on a statutory basis, and (b) unaudited financial statements for the years ended December 31, 2023 and 2024 on a GAAP basis;

•        reviewed a multi-year management forecast for ECM prepared on a statutory basis;

•        discussed such financial statements, forecast, and ECM’s prospects with ECM’s management;

•        reviewed the A.M. Best rating agency reports and related information with respect to each of ECM and Old Republic;

•        discussed with management that the Proposed Transaction with Old Republic, which holds an A.M. Best “A+ (Superior)” financial strength rating, would permit ECM to avail itself of an upgraded rating and the positive impact such a rating upgrade would have on ECM and its business and prospects;

•        compared the Potential Transaction with publicly available information related to certain other sponsored conversions of mutual insurance companies;

•        compared the Potential Transaction with publicly available information related to selected acquisitions of stock-form insurance companies;

•        prepared a present value analysis of ECM based on the management forecast developed by ECM;

•        compared the financial condition and operating performance of Old Republic and ECM to publicly available information concerning certain other companies Feldman deemed relevant;

•        reviewed Old Republic’s stock price history, shareholder composition, volume and liquidity data, and dividend payment record;

•        reviewed credit ratings issued with respect to Old Republic by A.M. Best, Moody’s Investor Services, and Standard and Poor’s; and

•        performed such other studies and analyses and reviewed such other information as Feldman deemed appropriate for the purposes of the opinion.

In addition, Feldman had discussions with management of ECM with respect to the economic and regulatory environments in which it operates, the process by which Old Republic was selected to sponsor the Conversion, the structure of the Proposed Transaction, and Old Republic’s future plans and expected prospects for ECM after its integration following the closing of the Proposed Transaction. Feldman also discussed with ECM management the background and reasons for the Proposed Transaction, as well as the future plans and prospects for ECM with and without a conversion (on a standalone or sponsored basis), as well as the pro forma effects of the Proposed Transaction on the financial condition, performance, and future prospects of ECM.

In providing its opinion, Feldman relied upon and assumed the accuracy and completeness of all information which was publicly available or which was furnished to it or which it discussed or reviewed with the board of directors and management of ECM. Feldman further did not independently verify (nor did Feldman assume any responsibility or liability for independently verifying) any such information or its accuracy or completeness. Feldman has further assumed that the fiduciary duty of directors of ECM under Pennsylvania law is to ECM and not any particular constituency, and that members of ECM have no legal right to any distribution of ECM’s surplus in connection with the Conversion. Feldman did not conduct or, except as specified herein, was not provided with any valuation or appraisal of assets or liabilities (including any off-balance sheet assets and liabilities) of either ECM or Old Republic. In relying on financial information and analyses provided to Feldman or derived therefrom, Feldman assumed that such financial information and analyses were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments and that management was not aware of any facts that would make such information or analyses inaccurate, incomplete, or misleading. Feldman did not perform due diligence on ECM’s or Old Republic’s physical properties, facilities, sales, marketing, distribution, or service organizations or products.

Feldman is not an actuary and its services do not include any actuarial determinations or evaluations, or any attempt to evaluate any third-party or management-prepared actuarial estimates provided to Feldman or any assumptions on which they were based. Feldman’s opinion assumed the accuracy of ECM’s independent actuary. Feldman did not independently verify the accuracy of any actuarial reports. Feldman is not a law firm or accounting firm and relied on the expertise of ECM’s legal counsel and external accountants for matters within their expertise.

In providing its opinion, Feldman assumed that the Proposed Transaction would be completed on the terms and conditions described in the Stock Purchase Agreement, without any waiver or modification of any terms or conditions material to the opinion. Feldman expressed no view as to any analyses, forecasts, or estimates prepared by third parties or the assumptions on which they were based. Feldman further assumed that the representations and warranties made by ECM and Old Republic in the Stock Purchase Agreement and the related agreements and certificates were true and correct, in all respects material to Feldman’s analysis. Feldman is not an actuarial, legal, regulatory, or tax expert and relied on the assessments made by relevant advisors to ECM with respect to such issues. Feldman further assumed that all member, material governmental, regulatory, or other consents and approvals necessary for the completion of the Proposed Transaction would be obtained without any adverse effect on ECM, Old Republic, or the contemplated benefits of the Proposed Transaction.

Feldman’s opinion is necessarily based on financial, economic, market, and other facts, circumstances, and conditions as in effect on, and the information made available to it as of, October 22, 2025. Changes in such conditions and information and events occurring after October 22, 2025 could materially affect Feldman’s opinion. Feldman has not undertaken to update, revise, reaffirm, or withdraw its opinion or otherwise comment upon events occurring after October 22, 2025.

Material Financial Analyses

The following summarizes the material financial analyses reviewed by Feldman with the board of directors at its meeting on October 7, 2025, which material was considered by Feldman in rendering its opinion. No company or transaction used in the analyses described below is identical or directly comparable to ECM or the Proposed Transaction. This summary does not purport to be a complete description of the analyses or data presented by Feldman.

The following summary includes financial analysis summaries presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Feldman, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Feldman’s analyses.

Feldman’s approach to determining whether the Proposed Transaction is fair, from a financial point of view, to ECM was dictated by a number of circumstances, including ECM’s mutual form of organization, financial history, and business model. Feldman’s financial analyses of fairness focused on the following valuation inputs: (i) appraised value of ECM as converted; (ii) comparable sponsored conversions; (iii) implied market premium of the subscription price discount; (iv) selected acquisitions of stock-form insurance companies; and (v) present value analysis of ECM based on management’s forecast.

Appraised Value of ECM as Converted

ECM engaged Feldman to provide an independent appraisal of the estimated consolidated pro forma market value of ECM as converted to stock form. The appraisal valuation is a statutory requirement of the Conversion under the Act. Feldman concluded that the estimated consolidated pro market value of ECM as converted was within a valuation range of $153 million to $207 million based on a midpoint value of $180 million. The valuation range also constitutes the amount of Old Republic common stock that will be offered to Eligible Members of ECM in the Offering. Under the Proposed Transaction, the minimum of the valuation range represents the minimum amount that Buyer will contribute (including proceeds from common stock sold in the Offering) to purchase all of the authorized capital stock of ECM as converted.

Comparable Sponsored Conversions

Feldman analyzed publicly available information relating to three sponsored insurance company conversions and prepared a summary of the relative valuation multiples paid in these transactions. The selected transactions used in the analysis are summarized below:

Insurance Company	Sponsor	Date Conversion Completed	Total GAAP Assets ($Mil.)	Total GAAP Equity ($Mil.)	Minimum Offering Value ($Mil.)	Minimum Offering to Pre-Conversion		Subscription Offering Price Discount Offered to Members
						Total Equity (%)	Tang. Equity (%)	Maximum (%)	Minimum (%)	Actual (%)
Everett Cash Mutual Insurance Co.	Old Republic International Corp.	NA	$513.0	$130.7	$153.0	117.0%	143.2%	35.0%	30.0%	NA
Median of Sponsored Conversions			127.9	25.0	23.8	95.2%	95.2%	20.0%	12.5%	20.0%
Average of Sponsored Conversions			133.1	35.6	30.9	90.3%	91.8%	20.0%	12.9%	19.5%
Standard Mutual Insurance Company	National General Holdings Corp.	10/07/16	67.4	21.3	20.4	95.6%	95.6%	20.0%	15.3%	18.5%
ARI Mutual Insurance Company	AmTrust Financial Services, Inc.	01/22/16	127.9	25.0	23.8	95.2%	95.2%	20.0%	12.5%	20.0%
First Nonprofit Insurance Company	AmTrust Financial Services, Inc.	05/13/13	204.0	60.5	48.5	80.1%	84.4%	20.0%	10.9%	20.0%

Feldman examined valuation ratios of transaction value compared to the converting insurance companies’ GAAP total equity and GAAP tangible equity. The minimum offering amount in each of these three transactions was the applicable transaction value as determined by the actual subscription offering results. The median ratio of minimum offering value to total equity was 95.2% and the average ratio of minimum offering value to total equity was 90.3%. The median ratio of minimum offering value to tangible equity was 95.2% and the average ratio of minimum offering value to tangible equity was 91.8%. Based on ECM’s GAAP financial data as of December 31, 2024, the minimum offering value in the Proposed Transaction represents 117.0% of total equity and 143.2% of tangible equity.

Feldman also reviewed the subscription price discount offered to members in these sponsored conversion transactions. The subscription price discounts potentially available in these transactions ranged from 10.9% to 20.0% depending on the final subscription totals. The actual subscription price discounts reflected a median level of 20.0% and an average level of 19.5%. In comparison, the subscription price discount available to Eligible Members of ECM in the Proposed Transaction ranges from a minimum of 30.0% to a maximum of 35.0%.

Implied Market Price Premium of the Subscription Price Discount

Feldman analyzed publicly available information relating to the market price premium paid in the acquisitions of selected publicly traded insurance companies. A market price premium or control premium in the context of mergers and acquisitions refers to the excess that an acquirer pays over the prior market trading value of the shares being acquired. Feldman compiled statistical data for 78 transactions involving sales of property and casualty insurance companies announced from January 1, 2000 to October 1, 2025 wherein market price premium data was reported. Feldman reviewed the market price premium data based on trading price levels for the prior one day, one month, and three months. As shown below, the median market premium data ranged from 28.4% to 29.7% and the average market premium data ranged from 32.6% to 37.5%. In the Proposed Transaction, a subscription purchase at a 35.0% discount would generate an immediate unrealized holding gain of 53.8%, which is calculated as the difference between the trading level of Old Republic common stock and the discounted purchase price divided by the discounted purchase price. Based on the same calculation, a subscription purchase at a 30.0% discount to the trading level would produce an implied market price premium of 42.9%.

Selected Acquisitions of Stock-Form Insurance Companies

Feldman reviewed a group of selected acquisition transactions that have been completed or are currently pending involving the sales of stock-form property and casualty insurance companies. The acquisition transactions group was composed of the following twelve (12) transactions:

Seller	Buyer
Eastern Insurance Holdings, Inc.	ProAssurance Corporation
EMC Insurance Group Inc.	Employers Mutual Casualty Company
ICC Holdings, Inc.	Mutual Capital Group, Inc.
Infinity Property and Casualty Corp.	Kemper Corporation
Meadowbrook Insurance Group, Inc.	Fosun International Holdings Ltd.
National General Holdings Corp.	The Allstate Corporation
National Interstate Corporation	American Financial Group, Inc.
ProAssurance Corporation	The Doctors Company
Protective Insurance Corporation	Progressive Corporation
Summit Holding Southeast, Inc.	American Financial Group, Inc.
Trean Insurance Group, Inc.	Altaris Capital Partners, LLC
United Guaranty Corporation	Arch Capital Group Ltd.

Using the latest publicly available information prior to the announcement of the relevant transaction, Feldman reviewed the following transaction metrics: transaction value to total common book value, transaction value to tangible book value, transaction value to last twelve months (LTM) earnings, and transaction value to LTM total revenue. Feldman compared the indicated transaction metrics for the Proposed Transaction, assuming the minimum of the valuation range as the applicable transaction value, to the median and average ratios of the selected acquisition transactions as summarized below:

	ECM (1)/ Proposed Transaction	Acquisition Comparables

		Median	Average
Seller Financial Data
Total Assets ($Millions)	$513.0	$1,829.4	$2,916.1
Total Equity ($Millions)	130.7	425.6	904.6
Total Equity / Total Assets	25.48%	27.30%	28.58%
LTM Return on Average Assets (ROA)	2.17%	1.81%	1.87%
LTM Return on Average Equity (ROE)	8.73%	6.39%	6.68%

Valuation Ratios
Aggregate Transaction Offer Value ($Millions)(2)	$153.0	$354.4	$995.1
Offer Value/Book Value	117.03%	107.81%	123.73%
Offer Value/Tangible Book Value	143.21%	128.67%	140.79%
Offer Value/LTM Earnings	13.75x	14.83x	16.91x
Offer Value/LTM Revenue	0.84x	0.96x	1.14x
Market Price Premium – Prior One-Day Trading Price(3)	53.85%	48.84%	46.81%

____________

(1)      Based on consolidated GAAP financial data as of December 31, 2024 for ECM.

(2)      Reflects minimum of appraisal valuation range for ECM.

(3)      Reflects implied market price premium for ECM from subscription purchase of Old Republic common stock at 35% discount.

Present Value Analysis of ECM

Feldman performed a discounted present value analysis of ECM on a standalone basis, assuming that ECM performed in accordance with the internal management forecast prepared on a statutory basis for the years ending December 31, 2025 to 2028. To approximate the terminal value of ECM at December 31, 2028, Feldman applied ratios of ECM’s estimated statutory surplus at December 31, 2028 ranging from 100.0% to 140.0% and ratios of price to earnings (on a statutory basis) ranging from 10.0x to 14.0x. Feldman selected these price to book value and earnings per share ratios based upon the application of its professional judgment and expertise. The terminal values were then discounted to present values using different discount rates ranging from 14.5% to 16.5%. Feldman derived these discount rates by utilizing the capital asset pricing model, which requires certain company-specific and industry-related inputs, as well as certain financial metrics for the U.S. financial markets generally.

The following discussion describes the approximate discount rate calculation for ECM as performed by Feldman in the present value analysis. The resulting discount rate served as the midpoint for a range of discount rates considered appropriate for ECM by Feldman. In its normal course of business, Feldman employs the Kroll Cost of Capital Navigator in determining an appropriate discount rate in which the discount rate equals the sum of the risk-free rate, the equity risk premium, the industry premium, and the size premium. Feldman calculated a discount rate of 15.48%, which was the sum of the risk-free rate of 4.70%, equity risk premium of 7.31%, specific industry discount adjustment of -3.95%, and size premium of 7.42%, based on data sourced from the Kroll Cost of Capital Navigator.

As illustrated in the following tables, the present value analysis indicated an implied range of values for ECM of $124.9 million to $174.9 million when applying terminal market valuation ratios based on earnings and book value and $116.2 million to $155.5 million when applying terminal market valuation ratios based on book value at the observed range of discount rates.

Present Values Based on Terminal Price/Earnings Ratio
(Dollars in Millions)

Price/ Earnings Ratio	Discount Rate				
	14.5%	15.0%	15.5%	16.0%	16.5%
10.0x	$124.9	$123.0	$121.2	$119.4	$117.6
11.0x	137.4	135.3	133.3	131.3	129.3
12.0x	149.9	147.6	145.4	143.2	141.1
13.0x	162.4	159.9	157.5	155.2	152.9
14.0x	174.9	172.3	169.7	167.1	164.6

Present Value Based on Terminal Price/Book Value Ratio
(Dollars in Millions)

Price/ Book Value Ratio	Discount Rate				
	14.5%	15.0%	15.5%	16.0%	16.5%
100.0%	$116.2	$114.5	$112.7	$111.0	$109.4
110.0%	127.8	125.9	124.0	122.1	122.1
120.0%	139.5	137.3	135.3	133.2	133.2
130.0%	151.1	148.8	146.6	144.4	144.4
140.0%	162.7	160.2	157.8	155.5	155.5

Old Republic’s Reasons for the Transaction

Old Republic’s decision to acquire ECM represents an opportunity to introduce a proven platform in a new specialty business in furtherance of the achievement of Old Republic’s strategic goals. The ECM acquisition provides Old Republic with entry into the specialty farmowners’ insurance business, and allows Old Republic to expand its insurance offerings. Old Republic expects that, with its support, ECM will realize benefits from access to capital to support growth, improved financial strength ratings, consolidating reinsurance purchasing, product expertise, and investment services.

Regulatory Matters

A condition to effectiveness of the Plan is that it and the change of control of ECM be approved by the PA DOI under the Act. ECM filed the Plan with the PA DOI for review on November 20, 2025. Old Republic requested approval from the PA DOI for the change of control of ECM, and from the AZ DOI for the change of control of American Reliable Insurance Company, a wholly-owned subsidiary of ECM, on November 20, 2025. The PA DOI approvals were received on April 3, 2026, and the AZ DOI approval was received on April 20, 2026. The approval order from the PA DOI contains the following conditions: ECM shall (i) submit for the PA DOI’s approval any changes to the Proposed Transaction prior to the Closing; (ii) within ninety (90) days of the date of the approval order, send a notice to the Eligible Members, in a form acceptable to the PA DOI, advising of the Special Meeting vote on the Plan and the Converted ECM Articles, (iii) effectuate the merger with its affiliated Ever-Greene Mutual Insurance Company no later than one hundred and twenty (120) days following the date of the approval order, (iv) provide a copy of all final executed documents relative to the Proposed Transaction to the PA DOI within five (5) days of the Closing, and (v) be prohibited from declaring or paying any dividends, returns of capital or any other types of distributions to its shareholders without the prior approval of the PA DOI for a period of three (3) years from the date of the Closing.

ECM and Old Republic believe these conditions will not materially impact either their ability to consummate the Proposed Transaction or the operations of ECM or Old Republic following the Closing.

Conditions to Closing of the Proposed Transaction

The consummation of the Proposed Transaction contemplated by the Plan is subject to the satisfaction of several conditions, including, without limitation, (i) adoption and approval by the Eligible Members of the Plan and the Converted ECM Articles; (ii) receipt of all required regulatory approvals for the Proposed Transaction and the other transactions contemplated in the Plan; and (iii) the satisfaction or waiver of all conditions to closing under the Stock Purchase Agreement.

Effects of the Proposed Transaction

The Proposed Transaction will have the effects upon ECM and its policyholders described below.

Operations and Business of ECM

It is anticipated that the Proposed Transaction will not result in any immediate or material changes in ECM’s operations. After the Effective Date, ECM will continue its corporate existence under the laws of the Commonwealth of Pennsylvania. It will be an indirect wholly-owned subsidiary of Old Republic, doing business under the name “ECM Insurance Company.” ECM will continue to be subject to the Pennsylvania Insurance Code and to regulation and examination by the PA DOI and insurance regulators in those states and foreign jurisdictions in which ECM is authorized to transact business.

In addition, the Proposed Transaction will not annul, modify or change any of ECM’s existing rights, assets, franchises and interests in any property, or any of its obligations or liabilities. ECM will exercise all of the rights and powers and perform all of the duties conferred or imposed by law upon insurers writing the classes of insurance written by ECM before the Effective Date, and will retain the rights and contracts existing before the Effective Date.

Effect Upon Member Rights of ECM Members and Contract Rights of ECM Policyholders

Policyholders of ECM currently have certain rights as members of ECM, including the right to vote for election of ECM’s board of directors. See the section titled “Summary of Rights of Policyholders of ECM in Their Capacity As Such,” of this proxy statement/prospectus. Following the consummation of the Proposed Transaction, all member rights in ECM will be extinguished, whether provided by ECM’s articles of incorporation or bylaws or the laws of Pennsylvania.

All ECM insurance policies will remain insurance policies issued and backed by ECM, which may receive Old Republic’s “A+” rating from A.M. Best, and all contractual rights specified in such policies will remain unchanged as they existed immediately before the Effective Date.

Directors and Executive Officers

Following the Proposed Transaction, the following persons will serve as the directors of ECM:

Craig R. Smiddy

Stephen J. Oberst

Frank J. Sodaro

Thomas A. Dare

Randy F. Shaw

Arthur T. Dougherty

Stacy Garrity

Following the Proposed Transaction, the following persons will serve as officers of ECM:

Randy F. Shaw	President and Chief Executive Officer
Steve Merrill	Treasurer and Chief Financial Officer
David Eppinger	Secretary and Chief Operating Officer
Dennis Fraley	Executive Vice President — Underwriting
James Everett	Vice President — Claims

Interests of Certain Persons in the Conversion

Eligible Members should be aware that, in connection with the Proposed Transaction, Officers and/or Directors will be receiving certain benefits, including benefits outside of their capacities as Officers and/or Directors. Accordingly, those Officers and Directors may have interests that differ from those of ECM’s members and policyholders. At the time it approved the Plan and the Stock Purchase Agreement, ECM’s board of directors was aware of these benefits and conflicting interests and considered them, among other matters, in approving the Plan and the Stock Purchase Agreement, and in deciding to recommend that Eligible Members vote for the adoption and approval of the Plan. Such benefits to, and potential conflicts of interest of, the Officers and Directors are summarized below.

The following are only summaries of certain material terms relating to the arrangements and agreements described below and do not purport to be complete. All Eligible Members should carefully review the terms of the relevant documents. In the event of any inconsistency between the summaries below and the terms of the relevant documents, the latter will control.

Foundation

Following the Closing, ECM expects to establish and capitalize a charitable foundation with funding of $5 million from the proceeds of the purchase and sale of ECM shares to Buyer. The foundation will be administered by Randy F. Shaw, the chief executive officer of ECM, and will be formed for the purpose of supporting the ECM farming community.

For a full description of the foundation, see Section 10(e) of the Plan, attached as Appendix A to this proxy statement/prospectus.

Employee Bonus Pool Fund

Following the Closing, ECM intends to pay a cash incentive bonus to all full and part-time employees (excluding certain members of the management team) who remain employed with ECM, in an aggregate amount equal to $1 million (the “Employee Bonus Pool Fund”) as incentive for such employees to continue to exert their best efforts on behalf of ECM following the Closing. For a full description of the Employee Bonus Pool Fund, see Section 10(f) of the Plan, attached as Appendix A to this proxy statement/prospectus.

Management Retention Agreements; Participation in Old Republic Benefit Plans

At the Closing, each member of the senior ECM management team identified by the Chief Executive Officer of ECM and Buyer at or prior to Closing (the “ECM Managers”) will receive a retention agreement in order to incentivize the ECM Managers to devote their efforts toward developing value in Buyer and ensuring the continuity of the business of ECM following the Closing (collectively, the “Retention Agreements”). The Retention Agreements will provide for (among other things): (i) a grant of restricted stock units under the Old Republic 2022 Incentive Compensation Plan that will vest over a three (3) year period, (ii) severance pay in the event of termination without cause within thirty-six (36) months of Closing and (iii) in the case of certain of the ECM Managers, a cash award that will vest in two (2) installments, the first of which shall vest on the six (6) month anniversary of Closing, and the second of which will vest on the eighteen (18) month anniversary of Closing (in each case, subject to the terms and conditions as set forth in such Retention Agreement). The aggregate grant date value of the ECM Managers’ restricted stock unit and aggregate amount of cash retention awards to be granted to the ECM Managers under the Retention Agreements are $13.0 million and $4.0 million, respectively, which amounts will be allocated to each ECM Manager as determined by the Chief Executive Officer of ECM and Buyer at or prior to Closing. Of this amount, $8 million in grant date value of restricted stock units and $2 million in cash awards are expected to be granted to the chief executive officer of ECM. The Retention Agreements contain customary non-competition and non-solicitation covenants and vesting conditions that include accelerated vesting upon death, continued vesting upon termination without cause, and no vesting upon retirement, disability, or other voluntary separation.

Following the Closing, and subject to continued employment and receipt of all required approvals, the ECM Managers shall be eligible to participate in Old Republic’s equity and cash bonus incentive plans and other executive benefits as may be made available to all of Old Republic’s executives from time to time, subject in all cases to the terms and conditions of each such plan.

For a full description of these benefits to Officers, see Section 4.4(c) of the Stock Purchase Agreement, which is attached as Appendix B to this proxy statement/prospectus. The parties to the Stock Purchase Agreement entered into a Waiver dated as of April 24, 2026 pursuant to which certain obligations of the parties, including under Section 4.4 of the Stock Purchase Agreement as to the dates of compliance and entities at which ECM employees would be initially employed, were waived. A copy of the Waiver is attached at the end of Appendix B to this proxy statement/prospectus.

Establishment of Advisory Board and Payment of Advisory Board Fees.

For a period of five years following the Closing, all individuals who were directors of ECM on the Eligibility Record Date and the Closing Date shall serve on an advisory board (the “Advisory Board”) to advise and provide general, non-binding policy advice to the board of directors of ECM. Members of the Advisory Board shall serve until the fifth anniversary of the Effective Date or their earlier death, retirement or resignation, and shall be entitled to receive a fixed annual compensation in an amount equal to the cash board membership fee received by the members of the Old Republic board of directors in 2025. The Advisory Board will have the right to enforce certain provisions of the Stock Purchase Agreement and the Plan. For a full description of the Advisory Board’s enforcement rights, see Section 4.13(c)(iv) of the Stock Purchase Agreement, which is attached as Appendix B to this proxy statement/prospectus.

Continued Director and Officer Liability Coverage; Indemnification

Pursuant to the Stock Purchase Agreement, and subject to the limitations set forth therein, Buyer has agreed, for a period of six years following the Closing Date, to provide or purchase director’s and officer’s liability insurance to reimburse the present and former officers and directors of ECM and its subsidiaries (determined as of the Closing Date) with respect to certain claims against such directors and officers arising from facts or events occurring before the Closing (including the transactions contemplated by the Stock Purchase Agreement). Buyer has also agreed to cause ECM and its subsidiaries to indemnify and hold harmless, to the fullest extent permitted by applicable law (and to advance expenses as incurred, to the fullest extent permitted by applicable law so long as the person to whom expenses are advanced agrees to repay such advanced expenses if it is ultimately determined that such person is not entitled to indemnification), each present and former director and officer of ECM and its subsidiaries or certain fiduciaries thereof, against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to matters existing or occurring at or before the Closing Date, including the transactions contemplated by the Stock Purchase Agreement. However, Buyer will have no obligation to provide capital or funding to ECM or the Acquired Companies to permit them to fulfill their respective indemnification obligations under the Stock Purchase Agreement.

For a full description of Buyer’s indemnification obligations and director and officer liability coverage, see Section 4.11 of the Stock Purchase Agreement, which is attached as Appendix B to this proxy statement/prospectus.

Participation of ECM Participants in the Offering

Pursuant to, and subject to certain limitations set forth in, the Plan, ECM Participants are permitted to subscribe in the Offering. The maximum subscription amount in the Offering by any subscribing Participant, including any ECM Participant, will be limited to $350,000 even with respect to an Eligible Member with multiple policies. An Eligible Member who would otherwise be eligible to subscribe as an ECM Participant will be deemed to subscribe in the capacity as an Eligible Member.

In order for an ECM Participant to be eligible to purchase Old Republic common stock in the Offering, such ECM Participant must have been serving in its capacity as an officer, director or employee of ECM or its wholly-owned subsidiaries on October 22, 2025 and on the date of this proxy statement/prospectus.

For a full description of the Offering and the purchase limitations applicable to ECM Participants, see the section titled “The Offering — Limitations on Subscriptions and Purchases of Common Stock” of this proxy statement/prospectus.

Rights as a Member of ECM Following the Proposed Transaction

Following the Proposed Transaction, each member of ECM will cease to have any rights as a member of ECM, which will become an indirect, wholly-owned subsidiary of Old Republic, although the Proposed Transaction will not have any effect on any insurance policy issued by ECM, which will continue to be the issuer of ECM’s insurance policies. Insurance coverage under existing insurance policies will continue in accordance with their terms and provisions. The Proposed Transaction will not impact any policyholder’s premium or coverage and will not result in any cancellation or termination of any existing insurance policy.

No Dissenters’ Rights for Eligible Members

Eligible Members do not have any right to seek an appraisal of their ECM membership rights whether or not they vote at the Special Meeting or participate in the Offering.

THE STOCK PURCHASE AGREEMENT

A copy of the Stock Purchase Agreement is attached to this proxy statement/prospectus as Appendix B and is incorporated herein by reference. Capitalized terms used but not defined in this section shall have the meaning assigned to them in the Stock Purchase Agreement.

Structure of the Sponsored Demutualization

Pursuant to the Stock Purchase Agreement and the Plan, ECM will convert from a Pennsylvania mutual insurance company to a Pennsylvania stock insurance company in accordance with the Act and will simultaneously issue and sell all of its authorized shares to Buyer. As a result of such sale, ECM will become a wholly-owned Subsidiary of Buyer and an indirect Subsidiary of Old Republic. As part of the demutualization, Old Republic will grant to each Eligible Member, without payment, the right to subscribe for and to purchase shares of Old Republic common stock at a discount to the then-current market price of such stock, pursuant to the Plan. Old Republic will contribute the proceeds from the Offering as well as other funds in the Cash Contribution Fund (if necessary) to Buyer to enable Buyer purchase all of the authorized capital stock of ECM pursuant to the Stock Purchase Agreement described below.

Buyer’s obligation to purchase the capital stock of ECM is conditioned upon the completion of the Offering, the consummation of the Conversion, the closing conditions set forth in the Stock Purchase Agreement and certain regulatory approvals, including approval from the PA DOI of the Conversion and approval of the Form A Statements from the PA DOI and the AZ DOI.

SPA Purchase Price

Pursuant to the Stock Purchase Agreement, Buyer will purchase all of ECM’s authorized, issued and outstanding capital stock at a purchase price (i.e., the SPA Purchase Price) equal to the total dollar amount of subscriptions for shares of common stock tendered by Participants in the Offering, plus an amount equal to the Cash Contribution Fund, if any.

Representations and Warranties

Both ECM and Buyer have made representations and warranties in the Stock Purchase Agreement that are customary for a transaction of this nature.

Conditions to Closing

There are a number of conditions that must be satisfied before ECM, Old Republic and Buyer can complete the transactions contemplated by the Stock Purchase Agreement, including, among others, the following:

•        the consummation of the transactions contemplated by the Stock Purchase Agreement shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable law;

•        the parties shall have received the necessary regulatory approvals to effectuate the Stock Purchase Agreement and the Plan;

•        the Conversion shall have been effected in accordance with the Plan and applicable law;

•        the Offering shall have been consummated in accordance with the terms of the Plan;

•        the Registration Statement shall have been declared effective by the SEC;

•        no litigation, action or proceeding shall be pending or, to the actual knowledge of Buyer, threatened by the SEC to suspend the effectiveness of the registration statement of which this proxy statement/prospectus is a part;

•        the Retention Agreements shall have been executed and delivered as required by the applicable parties thereto;

•        (i) the representations and warranties of ECM contained in the Stock Purchase Agreement and certificates delivered by ECM pursuant to the Stock Purchase Agreement shall be true and correct at and as of the Closing, with the same effect as though made at and as of such time (except for representations that are as of a specific date, which representations shall be true and correct in all respects as of such date and without giving effect to any supplement to ECM’s disclosure letter delivered pursuant to the Stock Purchase Agreement), except where the failure of such representations and warranties and such certificates to be true and correct (without giving effect to any limitations as to “materiality” or “Material Adverse Effect” set forth therein or any supplement to such disclosure letter after the date of the Stock Purchase Agreement) would not have, individually or in the aggregate, a Material Adverse Effect, (ii) the representations and warranties of ECM contained in the Stock Purchase Agreement related to the organization and existence of ECM, the power and authority of ECM to enter into the Stock Purchase Agreement and to perform its obligations thereunder, the enforceability of the Stock Purchase Agreement, any conflict with the organization documents of ECM shall be true and correct at and as of the Closing (without giving effect to any supplement to such disclosure letter delivered pursuant to the Stock Purchase Agreement), and (iii) ECM shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by the Stock Purchase Agreement to be performed or complied with by it at or before the Closing;

•        (i) the representations and warranties of Buyer contained in the Stock Purchase Agreement and certificates delivered by Buyer pursuant to the Stock Purchase Agreement shall be true and correct in all material respects at and as of the Closing, with the same effect as though made at and as of such time (except for representations that are as of a specific date, which representations shall be true and correct in all respects as of such date and without giving effect to any supplement Buyer’s disclosure letter delivered pursuant to the Stock Purchase Agreement)and (ii) Buyer shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by the Stock Purchase Agreement to be performed or complied with by it at or before the Closing;

•        since the date of the Stock Purchase Agreement, there shall not have occurred any Material Adverse Effect and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect;

•        Certain benefit plans of ECM and its subsidiaries (as described in further detail in the Stock Purchase Agreement) shall have been terminated on or prior to the Closing;

•        Buyer shall have paid to ECM an amount equal to the SPA Purchase Price; and

•        Ever-Greene Mutual Insurance Company (“Ever-Greene Mutual”), ECM’s affiliate, shall be merged with and into ECM.

The parties to the Stock Purchase Agreement executed a Waiver dated as of April 24, 2026 pursuant to which certain obligations of the parties, including certain conditions to closing, under the Stock Purchase Agreement, were waived. A copy of the Waiver is attached at the end of Appendix B to this proxy statement/prospectus.

Termination

Buyer and ECM can mutually agree at any time to terminate the Stock Purchase Agreement. Additionally, the Stock Purchase Agreement may be terminated at any time prior to the Closing by either ECM or Buyer if:

•        the transaction is not completed on or before June 22, 2026 (the parties have waived this condition until July 22, 2026), or, if the only unfulfilled conditions are those to be satisfied at Closing and receipt of the enumerated regulatory approvals, the transaction is not completed on or before August 22, 2026;

•        there is an applicable law that makes consummation of the Closing illegal or otherwise prohibited;

•        any governmental authority issues any final and nonappealable judgment, order, decree or injunction enjoining Buyer or ECM from consummating the Closing of the transactions contemplated by the Stock Purchase Agreement;

•        the PA DOI shall have disapproved or otherwise indicated that it will not approve the Plan of Conversion or the Form A Statements shall not have been approved by the PA DOI or the AZ DOI, as applicable; or

•        subject to any adjournment of no more than 120 days following the date of the Special Meeting as initially scheduled, if the members of ECM have not adopted and approved the Plan.

Buyer may terminate the Stock Purchase Agreement prior to the Closing:

•        in the event of an uncured breach of any representation or warranty or failure to perform any covenant on the part of ECM that would cause a closing condition not to be satisfied;

•        if an Acquisition Proposal from a third party is accepted by ECM or consummated; or

•        if the board of directors of ECM determines in good faith and after consultation with its financial advisor and outside counsel that it has received a Superior Acquisition Proposal and it would be a breach of the board of director’s fiduciary duties under Pennsylvania law not to pursue such Superior Acquisition Proposal and withdraws, modifies or otherwise changes in a manner adverse to Buyer, ECM’s recommendation to its members with respect to the Plan.

ECM may terminate the Stock Purchase Agreement prior to the Closing:

•        in the event of an uncured breach of any representation or warranty or failure to perform any covenant on the part of Buyer that would cause a closing condition not to be satisfied;

•        if the board of directors of ECM determines in good faith and after consultation with its financial advisor and outside counsel that it has received a Superior Acquisition Proposal and it would be a breach of the board of director’s fiduciary duties under Pennsylvania law not to pursue such Superior Acquisition Proposal and concurrently enters into an agreement with respect such Superior Acquisition Proposal; or

•        if the members of ECM have adopted and approved the Plan and the only conditions to Closing that remain unfulfilled are (i) the payment of the purchase price and the delivery of the executed Retention Agreements, and those conditions are not satisfied within five (5) business days following written notice to Buyer, and (ii) those that are to be satisfied at the Closing.

Certain Obligations of the Parties

Indemnification

Pursuant to the Stock Purchase Agreement, and subject to the limitations set forth therein, Buyer has agreed, for a period of six years following the Closing Date, to provide or purchase director’s and officer’s liability insurance to reimburse the present and former officers and directors of ECM and its subsidiaries (determined as of the Closing Date) with respect to certain claims against such directors and officers arising from facts or events occurring before the Closing (including the transactions contemplated by the Stock Purchase Agreement). Buyer has also agreed to cause ECM and its subsidiaries to indemnify and hold harmless, to the fullest extent permitted by applicable law (and to advance expenses as incurred, to the fullest extent permitted by applicable law so long as the person to whom expenses are advanced agrees to repay such advanced expenses if it is ultimately determined that such person is not entitled to indemnification), each present and former director and officer of ECM and its subsidiaries or certain fiduciaries thereof, against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to matters existing or occurring at or before the Closing Date, including the transactions contemplated by the Stock Purchase Agreement. However, Buyer will have no obligation to provide capital or funding to ECM or the Acquired Companies to permit them to fulfill their respective indemnification obligations under the Stock Purchase Agreement.

Other Acquisition Proposals

ECM has agreed not to, and agreed not to permit any of its affiliates or any officer, director or employee of any of them, or any investment banker, attorney, accountant or other representative retained by ECM or any of its affiliates to, directly or indirectly solicit, encourage, initiate or engage in discussions or negotiations with, or respond favorably to requests for information, inquiries or other communications from, any person other than Buyer concerning a sponsored conversion of ECM, any acquisition of ECM, any subsidiary of ECM or Ever-Greene Mutual, or any assets or business thereof.

Notwithstanding the foregoing, prior to the filing of the Plan with the PA DOI or the Form A Statements with the PA DOI and AZ DOI, the Stock Purchase Agreement permitted ECM’s board of directors, in good faith and after consultation with outside counsel, to consider acquisition proposals it received from third parties.

Conduct of ECM’s Business Pending the Purchase

During the period between the date of the Stock Purchase Agreement and the Closing, except as expressly contemplated or permitted by the Stock Purchase Agreement, ECM has agreed to conduct its business in the ordinary course of business consistent with past practice and to use commercially reasonable efforts to maintain and preserve intact ECM and its subsidiaries respective current businesses, organizations, insurance policies, goodwill and relationships with third parties. Additionally, ECM has agreed that from the date of the Stock Purchase Agreement until the Closing, and except as otherwise requested or consented to in writing by Buyer or as set forth in ECM’s disclosure letter delivered pursuant to the Stock Purchase Agreement, it will not, among other things:

•        declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of its outstanding capital stock or equity interests or members;

•        amend its organizational documents except as required by applicable laws, or take or authorize any action to wind up its affairs or dissolve (other than as contemplated by the Plan);

•        amend or terminate, or increase the coverage or benefits available under, any ECM benefit plan in any material respect or establish any new arrangement that would constitute an ECM benefit plan or take any action to increase or materially change the rate of compensation or benefits of its employees, directors, officers or independent contractors or grant any unusual or extraordinary bonus, benefit, severance or termination pay, other than, in each case, in the ordinary course of business consistent with past practice or if required under any benefit plan, collective bargaining agreement or other contractual arrangement or by applicable law;

•        issue, sell or grant options warrants or rights to purchase or subscribe to, enter into any arrangement or contract with respect to the issuance or sale of, or redeem, repurchase or otherwise acquire any capital stock or any other securities or any rights, warrant or options to acquire any such capital stock or securities of any Acquired Company or make any changes in the capital structure of any of the Acquired Companies;

•        sell, assign, transfer, pledge or encumber, or grant any lien, other than certain permitted liens, on any of its assets, except in the ordinary course of business;

•        make any material change to its accounting policies or practices, except as required by SAP or applicable laws;

•        other than as required by SAP, generally accepted actuarial standards or applicable laws, change any of its reserving practices and policies;

•        merge or consolidate with any other person, enter into a business combination with or acquire the business of any other person or, other than the acquisition or licensing of any intellectual property right in the ordinary course of business, acquire, lease or license any material right or other material property or assets of any other person;

•        adopt a plan of complete or partial liquidation, dissolution, rehabilitation, restructuring, recapitalization, redomestication or other reorganization;

•        sell, pledge, lease, license or dispose of a material portion of any of its assets, other than in connection with the management of the Acquired Companies’ investment portfolio in the ordinary course of business and the payment of losses under insurance policies written by any Acquired Insurance Company within policy limits;

•        enter into, assume, amend or terminate any material contract or any agreement that would be a material contract, other than material contracts entered into in the ordinary course of business;

•        incur or guarantee certain debts or obligations other than in the ordinary course of business;

•        make any capital expenditures or commitments for capital expenditures, other than capital expenditures or commitments for capital expenditures in the ordinary course of business consistent with past practice and subject to certain materiality thresholds;

•        forgive, cancel or compromise certain debts or claims in excess of certain amounts;

•        fail to pay or satisfy any liability of the Acquired Companies as they may come due;

•        make or change any material tax election, enter into, amend, terminate or otherwise restructure any agreement with any of its affiliates relating to taxes, change an annual accounting period, adopt or change any material accounting method, file any amended tax return or any claim for any tax refund, enter into any closing agreements, settle any tax litigation or claim, or consent to extend the limitation period for collection with respect to any such litigation or claim;

•        settle or compromise any litigation other than settlements or compromises of claims-related litigation within policy limits and in the ordinary course of business;

•        enter into any employment agreement or otherwise hire any employee (other than hiring as a replacement for a departing employee);

•        engage in any transaction or enter into, modify or amend any arrangement or contract with any officer, director, stockholder or other insider or affiliate of an Acquired Company (other than another Acquired Company), except in the ordinary course of business;

•        make any investments other than in the ordinary course of business;

•        sell, assign, transfer, license, sublicense or otherwise encumber any of the intellectual property owned by ECM and its subsidiaries, disclose any confidential information to any person (other than to Buyer and its affiliates and other than in the ordinary course of business), or abandon or permit to lapse any of such intellectual property;

•        enter into or agree to any regulatory restrictions or arrangements adversely affecting any of the insurance licenses of ECM or its subsidiaries;

•        forfeit, abandon, amend, modify, waive, let lapse or terminate any insurance license or make any material filings with any Governmental Authority (except that ECM or the Acquired Companies shall be permitted to make filings required by Law with Governmental Authorities or that involve UCAA expansion or product filings without Buyer’s prior written consent so long as (i) such filings are made in the ordinary course of business, consistent with past practice; (ii) such filings would not be expected to have a material and adverse effect on the Business and (iii) ECM delivers to Buyer a complete copy of such filings (and any amendments or supplements thereto) promptly after the filing thereof;

•        enter into, assume, amend or terminate any lease or enter into any agreement to sell, transfer or otherwise encumber any owned real property.

Certain Post-Closing Governance Provisions

For a period of five (5) years after the Closing, the bylaws of ECM will provide for the ECM board of directors to consist of seven directors, three of which will be designated by mutual agreement of Buyer and ECM and four of which will be designated by Buyer. During this period, without the approval of at least five members of the board of directors of ECM, Buyer shall not, and shall not cause ECM to: (i) select a new chief executive officer of ECM in the event Randy F. Shaw is no longer serving as such; (ii) make any change to ECM’s mission and focus to become the preeminent farmowners’ carrier in the country, any change to the location of ECM’s headquarters to a location outside of Everett, Pennsylvania, or any material change to ECM’s office policies and procedures; (iii) reduce the salary of ECM’s employees in a manner that is less favorable in the aggregate to that provided to such employees by ECM immediately prior to the Closing (subject in each case to maintenance of satisfactory performance evaluations); and (iv) subject to certain limitations, cause ECM not to honor any ECM benefit plans that are to remain in effect after the Closing

Establishment of the Advisory Board

For a period of five years following the Closing, all individuals who were directors of ECM on the Eligibility Record Date and the Closing Date shall serve on an advisory board (the “Advisory Board”) to advise and provide general, non-binding policy advice to the board of directors of ECM. Members of the Advisory Board shall serve until the fifth anniversary of the Effective Date or their earlier death, retirement or resignation, and shall be entitled to receive a fixed annual compensation in an amount equal to the cash board membership fee received by the members of the Old Republic board of directors in 2025. The Advisory Board will have the right to enforce certain provisions of the Stock Purchase Agreement and the Plan. For a full description of the Advisory Board’s enforcement rights, see Section 4.13(c)(iv) of the Stock Purchase Agreement, which is attached as Appendix B to this proxy statement/prospectus.

Other Provisions and Covenants

The descriptions of the terms and conditions of the Stock Purchase Agreement provided herein are summaries, do not purport to be a complete description of all such terms and conditions and are qualified in their entirety by reference to the Stock Purchase Agreement itself. The representations, warranties and covenants made in the Stock Purchase Agreement by Buyer and ECM were made only for purposes of (except for the provisions of the Stock Purchase Agreement enforceable by the Advisory Board) the Stock Purchase Agreement and may be subject to limitations agreed upon by the parties thereto (including the making of certain representations and warranties for the purposes of allocating contractual risk instead of establishing such matters as fact), and may be subject to materiality standards applicable to the parties that differ from those applicable to Eligible Members. In addition, such representations and warranties (i) will not survive the Closing and may not be the basis of any claim under the Stock Purchase Agreement by the other party, except as a result of fraud or willful misconduct, and (ii) were made only as of the date of the Stock Purchase Agreement, the Closing and/or such other date as is specified in the Stock Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Stock Purchase Agreement. Accordingly, the Stock Purchase Agreement is described herein only to provide Eligible Members with information regarding the terms thereof, and not to provide any other factual information regarding ECM or Buyer, their respective Affiliates, or their respective businesses.

The Stock Purchase Agreement also includes other covenants generally customary for a transaction of this nature with respect to, among other matters:

•        the use by each party of its respective reasonable best efforts to take all steps proper or advisable under applicable laws to consummate the transactions contemplated by the Stock Purchase Agreement; and

•        the parties’ agreement to cooperate to obtain all required governmental approvals and to resolve any investigations or other inquiries concerning the Proposed Transaction initiated by any governmental authority.

Accounting Treatment

Old Republic will account for the acquisition of the common stock of ECM under the acquisition method of accounting within GAAP. Under the acquisition method of accounting, Buyer/Old Republic will record the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of ECM at their respective fair values as of the Effective Date and add them to those of Old Republic. If the fair value of the assets acquired less the liabilities assumed exceeds the SPA Purchase Price, Old Republic will record a gain with respect to the acquisition. On the other hand, Old Republic will record any excess of the SPA Purchase Price over the fair value of assets acquired less the liabilities assumed as goodwill. In accordance with ASC Topic 805, “Business Combinations,” Old Republic will not amortize any goodwill resulting from the acquisition to expense, but instead will review the goodwill for impairment at least annually, and to the extent goodwill is impaired, Old Republic will write down its carrying value to its implied fair value and make a charge to earnings. Old Republic will reflect these fair values in its consolidated financial statements issued after the acquisition and will not restate retroactively its consolidated financial statements to reflect the historical financial position or results of the operations of ECM before the date of the acquisition.

THE ECM SPECIAL MEETING

Date, Time and Place

This proxy statement/prospectus is being furnished to Eligible Members in connection with the solicitation of proxies by ECM’s board of directors for use at the Special Meeting to be held on June 30, 2026 at 9:00 a.m., Eastern time, at the offices of ECM, 10591 Lincoln Highway, Everett, Pennsylvania 15537.

Matters to be Considered

At the Special Meeting, Eligible Members will be asked to consider and vote upon: (i) a proposal to adopt and approve the Plan and the transactions contemplated therein, including, without limitation, (a) the sale of all the authorized shares of ECM to Buyer pursuant to the Stock Purchase Agreement and (b) the granting to each Eligible Member, without payment, of the right to subscribe for and purchase shares of common stock of Old Republic at a discount pursuant to the Plan; (ii) a proposal to adopt and approve the Converted ECM Articles, (iii) a proposal to approve the adjournment of the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposals described above, and (iv) to consider and vote upon all other matters as they may properly come before the meeting. A vote in favor of the Plan effectively approves all of the transactions contemplated therein.

Voting Rights of Eligible Members

An Eligible Member will be entitled to notice of the Special Meeting and to (i) vote to approve the Plan and the Converted ECM Articles and (ii) participate in the Offering by virtue of being listed on the records of ECM as a named insured under one or more insurance policies in force on the Eligibility Record Date (each, a “Qualifying Policy”). Each Eligible Member is entitled to cast one vote at the Special Meeting regardless of the number of Qualifying Policies owned by such Eligible Member. Notwithstanding anything to the contrary express or implied in the Plan or ECM’s articles of incorporation or bylaws: (i) there shall be only one Eligible Member for each Qualifying Policy; (ii) with respect to each Qualifying Policy for which there is more than one named insured, the first named insured shall be deemed the Eligible Member of such Qualifying Policy; and (iii) with respect to each Qualifying Policy for which the named insured is a person other than a natural person, such person shall be deemed the Eligible Member of such Qualifying Policy. An insurance policy will be deemed to be in force on a given day if it has been issued and has not been cancelled or otherwise terminated. Whether or not an insurance policy is in force will be determined based upon ECM’s records.

Vote Required

The affirmative vote of at least two-thirds of the votes cast by Eligible Members present in person or by valid proxy at the Special Meeting is required to (i) adopt and approve the Plan and (ii) adopt and approve the Converted ECM Articles. ECM’s bylaws provide that at least seven Eligible Members entitled to vote, present either in person or by proxy, shall constitute a quorum for the purposes of considering the matters presented at the Special Meeting. Adoption of the Plan and the Converted ECM Articles by the requisite votes of the Eligible Members are conditions to, and are required for, consummation of the Conversion.

Voting; Revocation of Proxies

Each Eligible Member is entitled to one vote on the proposals submitted for a vote at the Special Meeting, regardless of how many policies owned by such Eligible Member were in force on October 22, 2025. Votes can be cast either by ballot cast in person at the Special Meeting or by using the enclosed proxy. See “Notice of Special Meeting of Members” accompanying this proxy statement/prospectus.

The proxy, among other things, enables Eligible Members to vote “FOR” or “AGAINST,” or to “ABSTAIN” from voting on the adoption of the Plan and the Converted ECM Articles. Only the Special Meeting proxy will be used in connection with approval of the matters considered at the Special Meeting. Eligible Members may use the proxy if they are unable to attend the Special Meeting in person. A proxy properly signed and received by Equiniti Trust Company, LLC will be voted at the Special Meeting in accordance with the instructions thereon, unless properly revoked before such vote. Proxies must be received by 5:00 p.m., Eastern time, on June 29, 2026 in order to be counted. If a proxy is properly signed and received, and the manner of voting is not indicated on the proxy, the proxy will be voted “FOR” the matters being considered at the Special Meeting. If a proxy is marked to vote both “FOR” and “AGAINST” a specific proposal on the proxy card, such proxy will not be counted and will not be regarded as a vote cast “FOR” or “AGAINST” such proposal at the Special Meeting. A replacement proxy may be obtained by submitting a request to Equiniti Trust Company, LLC at PO Box 64859, St. Paul, MN 55164-0859. You may contact representatives of Equiniti Trust Company, LLC at (800) 468-9716 to verify the receipt of your proxy.

Any proxy given pursuant to this solicitation may be revoked by the Eligible Member at any time before the voting thereof on the matters to be considered at the Special Meeting by delivering to Equiniti Trust Company, LLC at PO Box 64859, St. Paul, MN 55164-0859 a written revocation or a duly executed proxy bearing a later date prior to 5:00 p.m. on the business day prior to the Special Meeting. Attendance at the Special Meeting will not constitute a revocation of the proxy, unless such Eligible Member affirmatively revokes the proxy.

THE OFFERING

Overview

Old Republic is offering up to $207,000,000 in aggregate value (equal to the Maximum of the Valuation Range) of shares of its common stock at a discount for cash on a subscription basis to Eligible Members. ECM Participants will also have the opportunity to subscribe for shares. Subscriptions are subject to certain limitations as described in the section below titled “ — Limitations on Subscriptions and Purchases of Common Stock.”

The number of shares of common stock that will be issued in the Offering and the Per Share Purchase Price will be calculated at the end of the Offering and will depend on the aggregate amount subscribed and the market price of Old Republic’s common stock during the 10 trading-day period ending on the Trading Day immediately preceding the Special Meeting (which we refer to as the Pricing Date). For example, this would amount to approximately 7,062,875 shares based on the 10-day VWAP as of April 22, 2026. See “Per Share Purchase Price” below for detailed information on how these will be calculated.

There is no minimum number of shares that must be sold, nor any minimum amount that must be raised in the Offering. ECM has 27,808 Eligible Members, and Old Republic is unable to predict the number of persons that may subscribe to purchase shares in the Offering or the extent of any such subscription. Accordingly, Old Republic is unable to predict the amount of gross proceeds that may be raised in the Offering.

Old Republic will use the gross proceeds from the Offering to fund the purchase price under the Stock Purchase Agreement for the acquisition of the stock of ECM, subject to the adoption and approval of the Plan by Eligible Members. If the Offering proceeds are less than the Minimum of the Valuation Range of $153,000,000, Old Republic will fund the remainder of the SPA Purchase Price by allocating funds from its other resources in the amount of the difference between $153,000,000 and the Offering proceeds to enable Buyer to pay the SPA Purchase Price to ECM. Old Republic will pay the expenses of the Offering from its other resources.

Old Republic has appointed Equiniti Trust Company, LLC as Subscription Agent in connection with the Offering. See “The Offering — The Subscription Agent” below for more information.

Subscriptions

To subscribe, you must complete, sign and return the stock order form, IRS Form W-9 (which is included as part of the stock order form), and if applicable, the entity authorization certification, provided with this proxy statement/prospectus, together with payment in full for your Subscription Amount, to the Subscription Agent at the address given below so that they are received no later than 4:00 p.m. Eastern time on the Pricing Date, which is expected to be June 29, 2026, but may be extended without limitation by agreement of Old Republic and ECM. The Subscription Agent will hold subscription funds until the Offering is consummated or terminated, subject only to the revocation right described below.

Employees (who are not also Eligible Members) who wish to subscribe must also complete and return the enclosed employee withholding authorization together with a bank check payable to “Equiniti Trust Company, LLC” with “Tax Withholding” noted in the memo line to cover estimated tax withholding.

Delivery of subscriptions other than to the address given below or in the manner described in the stock order form will not constitute valid delivery. The method of delivery of the stock order form and payment of the Subscription Amount to the Subscription Agent will be at your risk. If you are sending the stock order form and/or payment by mail, we recommend that you send the form and payment by overnight courier or by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent before the Pricing Date.

Your payment of the Subscription Amount must be made in U.S. dollars either by bank check or wire transfer, payable to Equiniti Trust Company, LLC” with “Subscription” noted in the memo line.

Subscriptions or payments that do not include the subscriber’s name as shown on the subscriber’s stock order form or that are received after 4:00 p.m. Eastern time on the Pricing Date will not be accepted.

Bank checks and Employee tax withholding checks will be deposited upon receipt by the Subscription Agent. A subscription accompanied by a personal check will not be accepted. A subscription will not be accepted if an accompanying bank check has not cleared, for any reason, by 4:00 p.m. Eastern time on the Pricing Date. You may contact representatives of Equiniti Trust Company, LLC at (800) 937-5449 to verify the receipt of your subscription and payments.

Wire transfer and other bank or transmission fees are your responsibility. If you do not pay them separately, only the net amount, after such payment(s), will be considered your Subscription Amount. If a subscription is not accepted, the Subscription Agent will return the payment to the subscriber, without interest or penalty, as soon as practicable after the termination of the Offering.

All subscriptions received will be subject to the availability of the shares offered in light of provisions concerning oversubscription and the right to reject and in compliance with the minimum and maximum purchase limitations described below. Once tendered, subscriptions cannot be modified or revoked except as provided below and in the manner described in the instructions to the stock order form. ECM and Old Republic have the absolute right, in their sole discretion and without liability to any person, to reject any subscriptions that are: (i) not timely received, (ii) improperly completed or executed, (iii) not accompanied by the proper payment, (iv) accompanied by payment by check that is dishonored, or (v) submitted by a person that Old Republic believes is making false representations or that Old Republic believes may be violating, evading or circumventing the terms of the Offering. ECM and Old Republic may, but will not be required to, waive any incomplete subscription or may require the submission of a corrected subscription or the remittance of full payment for the shares subscribed for by any date that they may specify. The interpretation of the Subscription Agent, ECM and Old Republic of the terms and conditions of the order forms shall be final and conclusive, and Old Republic and ECM shall be free from liability to any person on account of such action. Old Republic and ECM will not be required to make uniform determinations in all cases.

As described under “Per Share Purchase Price” below, Old Republic will post the final 10-day VWAP on the website at http://oldrepublic.com/ecm as soon after 4:00 p.m. Eastern time on the Pricing Date as practicable. Subscribers will be entitled to revoke their subscriptions (in whole and not in part) at any time during the 10 trading-day period ending on the Pricing Date and until one (1) hour after the final 10-day VWAP has been posted (the “Revocation Period”). A subscription may be revoked only by notifying the Subscription Agent in the manner described in the instructions to the stock order form. After the Revocation Period, all complying subscriptions will be irrevocable.

Old Republic’s ability to complete the Offering is contingent upon the conversion of ECM from mutual to stock form of organization and the adoption of the Converted ECM Articles, which are subject to approval by the Eligible Members. See “The Offering — Offering Closing Conditions” below for a description of additional conditions to completion of the Offering. Until such time as the Offering conditions are satisfied, all funds submitted to purchase shares will be held in a segregated account with the Subscription Agent.

If the Offering is terminated at any time (including if either the Stock Purchase Agreement or the Plan is terminated), all subscriptions would be cancelled and subscribers’ funds returned without interest promptly after any such termination. If the Offering is not terminated, the Subscription Agent shall be under no obligation to refund any funds submitted for the purchase of shares other than as described below under “Refunds.”

Per Share Purchase Price

Old Republic will sell the shares offered hereby at a discount to the 10-day VWAP. Each day during the 10-day period ending on the business day before the ECM Special Meeting, Old Republic will calculate and post the trailing 10-day VWAP, for illustrative purposes only, on the website at http://oldrepublic.com/ecm. It will then post the final 10-day VWAP as soon as practicable after 4:00 p.m. Eastern time on the Pricing Date.

The amount of the discount per share and the number of shares purchased in the Offering will depend on the number of shares subscribed for by Eligible Members and the market price of the Old Republic common stock during the relevant period, and will be determined as follows:

•        The discount per share will initially be fixed at 35% of the 10-day VWAP. Subject to the ADV Cap described below, the Per Share Purchase Price will be equal to the 10-day VWAP multiplied by 0.65.

•        At the conclusion of the Offering, the Calculation Agent will calculate the “Aggregate Discount Value” that will be equal to the product of (i) the 10-day VWAP less the Per Share Purchase Price, multiplied by (ii) the aggregate number of shares subscribed for by Eligible Members in the Offering.

•        If that Aggregate Discount Value exceeds the amount of aggregate discount value that would be available if the Per Share Purchase Price and the maximum number of shares offered to Eligible Members were based on a 30% discount to the 10-day VWAP (such amount referred to as the “ADV Cap”), then the Per Share Purchase Price will be increased proportionally and the number of shares sold to a subscribing Eligible Members will be decreased proportionally so that (i) Aggregate Discount Value applicable to shares subscribed for by Eligible Members does not exceed the ADV Cap and (ii) the total amount subscribed for in the Offering and the Offering proceeds remain unchanged.

Old Republic estimates that an adjustment to the Per Share Purchase Price would not occur unless the total subscriptions by Eligible Members exceeds approximately $163,530,000, or approximately 79% of the Maximum of the Valuation Range. However, if Eligible Member subscriptions exceed this amount, the value of the per share discount will decrease in linear fashion to a minimum of 30% if the gross proceeds increase from approximately $163,530,000 to $207,000,000 so that the Aggregate Discount Value does not exceed the ADV Cap.

The following tables provide examples of the calculation of the discount and the number of shares issuable based on various aggregate offering proceeds and assuming that the 10-day VWAP is $41.8688 (calculated based on the closing price of Old Republic’s common stock on April 22, 2026). The sample calculations presented below are for informational purposes only and are not necessarily indicative of what the Per Share Purchase Price will be upon completion of the Offering.

Illustrations of the Calculation of the Discount Used to Determine the Per Share Purchase Price

ECM Appraised Value
Minimum of the Valuation Range ($000)	$153,000
Assumed Appraised Value ($000)	$180,000
Maximum of the Valuation Range ($000)	$207,000
Offering Size ($000)
Maximum of the Valuation Range ($000)	$207,000
Old Republic Stock Discount Percentage	35.00%
ADV Cap ($000)	$88,714
Maximum Share Amount	7,062,875
30% Discount	$12.5606
Stock Assumptions
Assumed Old Republic 10-day VWAP	$41.8688
Stock Discount per Share (up to ADV Cap)	$14.6541
Discounted Stock Price (up to ADV Cap)	$27.2147

ECM Stock Discount Illustration

(In thousands, except for share and per share data)

Take-up % of Max	Aggregate Subscription Amount	ORI 10-Day VWAP	Stock Discount %	Discount Value per Share	Discounted Stock Price	Number of Shares Issued	Aggregate Discount Value
75.0%	$155,250.00	$41.8688	35.00%	$14.6541	$27.2147	5,704,630	$83,596
76.0%	$157,320.00	$41.8688	35.00%	$14.6541	$27.2147	5,780,691	$84,711
77.0%	$159,390.00	$41.8688	35.00%	$14.6541	$27.2147	5,856,753	$85,825
78.0%	$161,460.00	$41.8688	35.00%	$14.6541	$27.2147	5,932,815	$86,940
79.0%	$163,530.00	$41.8688	35.00%	$14.6541	$27.2147	6,008,877	$88,055
80.0%	$165,600.00	$41.8688	34.88%	$14.6054	$27.2634	6,074,072	$88,714
81.0%	$167,670.00	$41.8688	34.60%	$14.4875	$27.3813	6,123,513	$88,714
82.0%	$169,740.00	$41.8688	34.32%	$14.3715	$27.4974	6,172,953	$88,714
83.0%	$171,810.00	$41.8688	34.05%	$14.2573	$27.6116	6,222,393	$88,714

Take-up % of Max	Aggregate Subscription Amount	ORI 10-Day VWAP	Stock Discount %	Discount Value per Share	Discounted Stock Price	Number of Shares Issued	Aggregate Discount Value
84.0%	$173,880.00	$41.8688	33.78%	$14.1449	$27.7240	6,271,833	$88,714
85.0%	$175,950.00	$41.8688	33.52%	$14.0342	$27.8346	6,321,273	$88,714
86.0%	$178,020.00	$41.8688	33.26%	$13.9253	$27.9435	6,370,713	$88,714
87.0%	$180,090.00	$41.8688	33.00%	$13.8181	$28.0507	6,420,153	$88,714
88.0%	$182,160.00	$41.8688	32.75%	$13.7125	$28.1563	6,469,593	$88,714
89.0%	$184,230.00	$41.8688	32.50%	$13.6085	$28.2603	6,519,034	$88,714
90.0%	$186,300.00	$41.8688	32.26%	$13.5061	$28.3628	6,568,474	$88,714
91.0%	$188,370.00	$41.8688	32.02%	$13.4052	$28.4637	6,617,914	$88,714
92.0%	$190,440.00	$41.8688	31.78%	$13.3058	$28.5631	6,667,354	$88,714
93.0%	$192,510.00	$41.8688	31.55%	$13.2078	$28.6610	6,716,794	$88,714
94.0%	$194,580.00	$41.8688	31.32%	$13.1113	$28.7575	6,766,234	$88,714
95.0%	$196,650.00	$41.8688	31.09%	$13.0162	$28.8526	6,815,674	$88,714
96.0%	$198,720.00	$41.8688	30.86%	$12.9225	$28.9463	6,865,114	$88,714
97.0%	$200,790.00	$41.8688	30.64%	$12.8301	$29.0387	6,914,555	$88,714
98.0%	$202,860.00	$41.8688	30.43%	$12.7390	$29.1298	6,963,995	$88,714
99.0%	$204,930.00	$41.8688	30.21%	$12.6492	$29.2196	7,013,435	$88,714
100.0%	$207,000.00	$41.8688	30.00%	$12.5606	$29.3082	7,062,875	$88,714

Following the Special Meeting, Old Republic will issue a press release and file a report on Form 8-K with the SEC to announce the results of the Special Meeting and of the Offering, including the total amount of subscriptions received, Old Republic’s final 10-day VWAP, the discount, the Per Share Purchase Price, and the number of shares issued in the Offering.

Limitations on Subscriptions and Purchases of Common Stock

Subscription rights to purchase shares of Old Republic common stock in the Offering will be granted by Old Republic only to Eligible Members and ECM Participants in the following priorities and shall be subject to the limitations set forth below:

Eligible Members (First Priority).    Each Eligible Member shall be entitled to subscribe for up to $350,000 in Old Republic shares (the “Maximum Subscription Amount”); provided, however, that the maximum dollar amount of subscriptions that will be accepted shall not exceed $207,000,000, and the maximum number of shares that may be purchased by Eligible Members in the aggregate may not exceed the quotient of $207,000,000 divided by the Per Share Purchase Price (the “Maximum Shares Issuable”). The number of Qualifying Policies or other policies owned by an Eligible Member shall not increase or otherwise affect such Eligible Member’s subscription rights. An Eligible Member who would otherwise be eligible to subscribe as an ECM Participant will be deemed to subscribe in the capacity as an Eligible Member.

Oversubscription by Eligible Members.    Subject to the last sentence of this paragraph, in the event that the total subscriptions of all Eligible Members exceeds $207,000,000, the available shares shall be allocated among subscribing Eligible Members so as to permit each such Eligible Member, to the extent possible, to purchase a number of shares which will make such member’s allocation equal to the lesser of (i) the quotient of the subscription amount of such Eligible Member divided by the Per Share Purchase Price or (ii) 1,000 shares. Any shares remaining after such initial allocation will be allocated among the subscribing Eligible Members whose subscriptions remain unsatisfied in the proportion in which (i) the subscription amount as to which each such Eligible Member’s subscription remains unsatisfied bears to (ii) the total subscription amounts as to which all such Eligible Members’ subscriptions remain unsatisfied; provided, however, that no fractional shares will be issued. If, because of the magnitude of the oversubscription, shares cannot be allocated among subscribing Eligible Members so as to permit each such Eligible Member to purchase the lesser of 1,000 shares or the number of shares subscribed for, then shares will be allocated among the subscribing Eligible Members in the proportion in which: (i) the subscription amount by each such Eligible Member bears to (ii) the total subscription amount by all Eligible Members; provided, however, that no fractional shares will be issued. In the event of such oversubscription, the allocation of shares of Eligible Members shall also take into account the limitation that the Aggregate Discount Value cannot exceed the ADV Cap, and the Per Share Purchase Price and the number of shares allocated to Eligible Members shall be adjusted in the manner provided above under the section titled “The Offering — Per Share Purchase Price” of this proxy statement/prospectus.

ECM Participants (Second Priority).    Subject to the rights of Eligible Members to subscribe for and purchase 100% of the shares offered in the Offering, and the limitations set forth in this paragraph, each ECM Participant shall be entitled to purchase in the Offering up to the Maximum Subscription Amount. The right of ECM Participants to subscribe is subordinated to the subscription rights of the Eligible Members, and may be exercised only to the extent that there are shares that could have been purchased by Eligible Members, but which remain unsold after satisfying the subscriptions of all Eligible Members; provided, however, that (i) the aggregate number of shares purchased by all of the ECM Participants shall not exceed the total number of shares to be issued at the Minimum of the Valuation Range in the Offering minus the number of shares subscribed for by Eligible Members, and (ii) in accordance with the Act, the aggregate number of shares purchased by all of the Directors and Officers of ECM (including in their capacity as an Eligible Member) shall not exceed 30% of the total number of shares of Common Stock as would be issued at the Minimum of the Valuation Range.

Oversubscription by ECM Participants.    In the event of an oversubscription among the ECM Participants, then the shares of Common Stock available to satisfy the subscriptions of such ECM Participants will be allocated among them in the proportion in which: (i) the subscription amount by each such ECM Participant bears to (ii) the total subscription amounts by all such ECM Participants; provided, however, that no fractional shares of Common Stock will be issued.

Limitations on Subscription Rights.    Subscription rights granted to Participants are non-transferable. Subscription rights in the Offering are subject to all the terms, conditions and limitations of the Plan. Any Participant purchasing shares pursuant to a subscription right in the Offering will be deemed to represent and affirm to Old Republic and ECM that such Participant is purchasing for its own account and not on behalf of any other person. Any ECM Participant who subscribes for Common Stock must have been an ECM Participant on the Eligibility Record Date and on the date of this proxy statement/prospectus in order to purchase Common Stock in the Offering.

The minimum amount for which any person may subscribe is $500. The maximum subscription amount in the Offering by any Participant may not exceed $350,000 (i.e., the Maximum Subscription Amount) even with respect to an Eligible Member with multiple Qualifying Policies

ECM may increase or decrease any of the purchase limitations set forth herein at any time with the written consent of Old Republic; provided, however, that in no event shall the maximum purchase limitation applicable to Eligible Members be less than the maximum purchase limitation percentage applicable to any other class of subscribers or purchasers in the Offering. In the event that either an individual or aggregate purchase limitation is increased after commencement of the Offering, any person who ordered the Maximum Subscription Amount will be permitted to purchase an additional number of shares of Old Republic common stock such that such person may subscribe for or order the revised Maximum Subscription Amount. In the event that the Maximum Subscription Amount is decreased after commencement of the Offering, the orders of any person who subscribed for an amount in excess of the revised Maximum Subscription Amount will be decreased by the minimum amount necessary so that such person will be in compliance with the then Maximum Subscription Amount.

Subscription Rights Not Transferable

The right of Participants to purchase shares in the Offering cannot be transferred to any other person.

Transfer Restrictions Applicable to Directors and Officers of ECM

The Plan incorporates the Pennsylvania law restriction that no Director or Officer may sell stock purchased in the Offering within one (1) year after the effective date of the Conversion.

Offering Deadline

No subscriptions will be accepted, after 4:00 p.m., Eastern time on the Pricing Date, which will be June 29, 2026, unless on or before that date Old Republic and ECM agree to extend the Offering. The Offering may be extended without limitation. The Subscription Agent will hold subscription funds until the Offering is consummated or terminated, subject only to the revocation right described under “Subscriptions” above. No shares will be sold hereby other than through the Offering. Subscriptions not received before the Pricing Date will not be accepted. The Offering may be terminated at any time and for any reason by agreement of the boards of directors of Old Republic and ECM, in which case all subscriptions would be cancelled and subscribers’ funds returned without interest. If the Offering is not terminated, the Subscription Agent shall be under no obligation to refund any funds submitted for the purchase of shares other than as described below under “Refunds.”

Offering Closing Conditions

The completion of the Offering is subject to closing conditions set forth in the Plan, including the adoption and approval of the Plan and the other transactions contemplated therein. If the Eligible Members do not adopt and approve the Plan and the Converted ECM Articles at the Special Meeting, ECM may resolicit its members to obtain the required approval, which would delay completion of the Offering. If such action is necessary, Old Republic and ECM may, but need not, agree to extend the Pricing Date. In addition, all conditions precedent to closing under the Stock Purchase Agreement for Old Republic’s acquisition of the stock of ECM must have been satisfied or waived before the completion of the Offering. Furthermore, if the Offering proceeds are less than $153,000,000, Old Republic will contribute the gross proceeds from the Offering and the amount allocated to the Cash Contribution Fund to Buyer to enable Buyer to fund the full SPA Purchase Price and purchase all of the authorized capital stock of ECM. Until such time as these Offering conditions are satisfied, all subscribers’ funds tendered to purchase shares will be held without earning interest in a segregated account by the Subscription Agent.

Delivery of Common Stock

As soon as practicable after the Effective Date and after all allocations have been completed, Old Republic’s transfer agent, Equiniti Trust Company, LLC (“Equiniti”), will mail to subscribers a statement of book-entry ownership reflecting ownership of the shares of common stock purchased in the Offering via DRS. No physical stock certificates will be issued for shares purchased in the Offering. No interest will be paid on any portion of your Subscription Amount. You will have no rights as a stockholder of Old Republic common stock until your DRS account is credited with the shares of Old Republic common stock purchased in the Offering.

Once your DRS account has been credited with the newly-issued shares, you may either (i) remain a holder of record with your ownership recorded in the DRS book-entry records maintained by Equiniti or (ii) follow the instructions in your DRS statement to request a transfer of shares from your DRS account to a street name account.

Refunds

A refund will be made to each subscriber equal to the difference, if any, between (i) such subscriber’s Subscription Amount and (ii) the Per Share Purchase Price multiplied by the whole number of shares sold to such subscriber. Any refund will be made promptly after the amount has been determined. No interest will be paid on any portion of a subscriber’s Subscription Amount, including any refund. If the Offering is terminated at any time, all subscribers’ funds will be returned without interest as promptly as practicable after any such termination.

Listing of Old Republic Common Stock Issued in the Offering

The shares of common stock issued in the Offering will be listed on the New York Stock Exchange under the symbol “ORI.”

The Subscription Agent

Equiniti Trust Company, LLC will act as Subscription Agent to receive and process subscriptions in the Offering and issue the shares purchased. All stock order forms, IRS Form W-9s, and, if applicable, entity authorization certifications or employee withholding authorizations, together with payments of subscription amounts and estimated tax withholding amounts for Employees, must be delivered to the Subscription Agent by 4:00 p.m., Eastern Time on the Pricing Date as follows:

If by overnight delivery or by first class mail:

Equiniti Trust Company, LLC
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4100
Attn: Onbase — Reorganization Department

To confirm delivery and receipt of your subscription and payments, to request additional copies of this proxy statement/prospectus or the stock order form, or if you have any questions about how to complete the stock order form or submit your subscription, you may contact representatives of Equiniti Trust Company, LLC at (800) 937-5449.

Financial Advisor

Old Republic has engaged Griffin Financial Group, LLC (“Griffin”) as its financial advisor to advise and assist in connection with the Proposed Transaction. Representatives of Griffin will be available by telephone and email at (610) 205-6005 or oldrepublic@griffinfingroup.com to assist with inquiries from Participants regarding the Proposed Transaction. Griffin will receive customary compensation and indemnity for such financial advisory services. Griffin is a broker-dealer registered with the SEC and is a member of the Financial Industry Regulatory Authority.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following discusses the anticipated material federal income tax considerations related to the receipt and the exercise or lapse of subscription rights to purchase the shares of Old Republic common stock offered in the Offering applicable to (i) Eligible Members and (ii) ECM Participants who may also participate in the Offering. We refer to all such persons collectively in this discussion as “offerees.”

Generally, the federal income tax consequences of the receipt and the exercise or lapse of the subscription rights are not clear. The following discussion is based, primarily, on private letter rulings that have been issued by the Internal Revenue Service to certain taxpayers unrelated to Old Republic or ECM that have engaged in transactions that are in certain respects analogous to the Plan. Under the Internal Revenue Code of 1986, as amended (which we refer to herein as the Code), private letter rulings are directed only to the taxpayer that requested the rulings and they may not be used or cited as precedent by other taxpayers. In addition, some of the discussion below is outside the scope of these private letter rulings, and is based upon an application of general tax principles and prepared, in part, by reference to current provisions of the Code, Treasury regulations promulgated under the Code, judicial authorities, published positions of the Internal Revenue Service and other applicable authorities, all as in effect on the date of this discussion and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. No ruling has been or will be requested from the IRS regarding any matter discussed herein. Accordingly, no assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any part of the discussion below.

The following discussion is directed solely to (i) Eligible Members that are U.S. Persons and whose membership interests in ECM through their qualifying policies constitute capital assets within the meaning of Section 1221 of the Code and (ii) ECM Participants who are U.S. Persons. It does not purport to address all of the United States federal income tax consequences that may be applicable to the individual circumstances of particular categories of offerees, in light of their specific circumstances. For example, if a partnership is an Eligible Member, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership that is an Eligible Member, you should consult your tax advisor. In addition, the following discussion does not address aspects of United States federal income taxation that may be applicable to Eligible Members subject to special treatment under the Code, such as financial institutions, insurance companies, pass-through entities, regulated investment companies, real estate investment trusts, financial asset securitization investment trusts, dealers or traders in securities, or tax-exempt organizations, or any aspect of the U.S. alternative minimum tax or the state, local or foreign tax consequences of any of the proposed transactions.

For purposes of this discussion, the term “U.S. Person” means (a) a citizen or resident of the United States, (b) a corporation, or entity treated as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof, (c) an estate the income of which is subject to United States federal income taxation regardless of its source, (d) a trust if either (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (ii) the trust has a valid election in effect to be treated as a U.S. Person for United States federal income tax purposes, or (e) any other person or entity that is treated for United States federal income tax purposes as if it were one of the foregoing.

This discussion does not constitute tax advice and is not intended to be a substitute for careful tax planning. Each offeree is urged to consult his, her or its own tax advisor with respect to the U.S. federal, state, local and non-U.S. income and other tax consequences of the receipt and the exercise or lapse of subscription rights. Each prospective purchaser of shares of Old Republic common stock in the Offering is also urged to consult his, her or its own tax advisor with respect to the U.S. federal, state, local and non-U.S. income and other tax consequences of the acquisition, ownership and disposition of shares of Old Republic common stock purchased pursuant to this offering.

Treatment of Eligible Members

General

Generally, the federal income tax consequences of the receipt and the exercise or lapse of subscription rights by Eligible Members are not clear. They present novel issues of tax law that are not adequately addressed by any direct authorities. Nevertheless, based primarily upon the analysis contained in certain private letter rulings issued by the Internal Revenue Service to unrelated taxpayers, we believe, and we intend to take the position that, for U.S. federal income tax purposes:

•        the membership interest of an Eligible Member is regarded for U.S. federal income tax purposes as a proprietary interest in ECM, which the member holds in addition to holding a policy issued by ECM;

•        upon consummation of the Conversion, Eligible Members should be treated as transferring their membership interests in ECM in exchange for subscription rights to purchase the shares of Old Republic common stock offered in the Offering;

•        gain should be realized by an Eligible Member upon such exchange equal to the amount by which the fair market value of the subscription right received by the Eligible Member exceeds the Eligible Member’s basis in the exchanged membership interest;

•        any gain realized by an Eligible Member as a result of the receipt of a subscription right must be recognized, whether or not such right is exercised;

•        any gain recognized by an Eligible Member as a result of the receipt of a subscription right should constitute a capital gain, which should be long term capital gain if the Eligible Member has held its membership interest for more than one year;

•        if an Eligible Member is required to recognize gain on the receipt of a subscription right and does not exercise such subscription right, (i) the Eligible Member should recognize a corresponding loss upon the lapse of the unexercised subscription right, (ii) the amount of that loss should equal the gain previously recognized upon receipt of the unexercised subscription right, and (iii) if the common stock that an Eligible Member would have received upon exercise of the lapsed subscription right would have constituted a capital asset in the hands of that Eligible Member, the resulting loss upon lapse of the subscription right should constitute a capital loss (and in all likelihood a short-term loss); and

•        if an Eligible Member elects to exercise a subscription right, the Eligible Member will have basis in the shares received through exercise of the subscription right equal to the sum of the price paid under the subscription agreement plus the basis, if any, of the subscription right that is exercised to purchase such shares, taking into account the income and gain, if any, recognized by such Eligible Member on the receipt of the subscription right.

For purposes of calculating the amount of gain recognized as a result of the receipt of subscription rights, or the amount of offsetting loss upon lapse of such rights, it is unclear how to determine the amount or value of subscription rights that are treated as allocated to each Eligible Member with respect to the Offering. Further, while it appears reasonable to assume that the subscription rights, since they are being offered at a discount from the trading price of Old Republic’s common stock have a fair market value, we have not undertaken to calculate this value, nor have we hired any third party to do so. Eligible Members will need to consult with their tax advisors to determine the aggregate value of their subscription rights, and thus the amount of gain (or offsetting loss) realized by them on the receipt (or lapse) of such subscription rights.

Tax Basis in Membership Interests

The Internal Revenue Service has traditionally asserted that the basis of a taxpayer, such as an Eligible Member, in its membership interest in a mutual company such as ECM equals zero. The general view of the Internal Revenue Service in this regard is that the payment by a policyholder of a mutual insurance company of the premiums called for by the underlying insurance policy represents payment for the cost of insurance, rather than for the membership interest aspect of the policyholder’s interest. As a result, the policyholder’s basis in the membership interest is deemed to be zero.

We call to your attention, however, that there is a conflict among the courts as to whether a policyholder has a tax basis in membership rights that gets transferred to shares of stock received by the policyholder in the course of a demutualization of an insurance company. Recent Court decisions, however, have been split on the validity of this position of the Internal Revenue Service. During 2008, the United States Court of Federal Claims in the case of Fisher v. United States, 82 Fed. Cl. 780 (2008), aff’d, 333 F. App’x 572 (Fed. Cir. 2009), held that a policyholder of a mutual insurance company that, in the course of a demutualization that constituted a reorganization under the Code, (a) exchanged its membership interest in the insurer for shares of the common stock of a new holding company and (b) later sold such shares, did not realize any income for federal income tax purposes on the sale of such shares, because the amount realized by the policyholder on such sale was less than the policyholder’s cost basis in its insurance policy as a whole. The opinion in the Fisher case is contrary to the long-standing published position of the Internal Revenue Service that the basis of stock received by a policyholder in the course of a mutual insurance company’s demutualization in a series of transactions that constitute a reorganization within the meaning of Section 368(a) of the Code is zero. The Fisher case is also based upon facts that may be peculiar to that case. More recently, in December, 2015, the Court of Appeals for the Ninth Circuit in Dorrance v. United States, 807 F.3d 1210 (9th Cir. 2015), ruled that a taxpayer owning insurance policies in a mutual insurance company had a zero tax basis in the attendant membership rights which accompanied such policy ownership, affirming the position of the Internal Revenue Service. The Ninth Circuit in Dorrance overturned a taxpayer-friendly district court decision, which had held that the basis in the underlying policies should be equitably apportioned between the insurance aspect of the policy and the membership interest aspect of such policy. In addition, another case which held that a portion of the taxpayer’s premium payments should not be allocated to shares received in a demutualization was affirmed on appeal. Reuben v. United States, 111 AFTR 2d 2013-620 (C.D. Cal. 2013), aff’d, 628 F. App. 509 (9th Cir. 2016). The Ninth Circuit decisions in Dorrance and Reuben may be viewed as creating a conflict between appellate courts and may increase the likelihood that the United States Supreme Court ultimately resolves the question. The IRS also expressed its disagreement with the holding of Fisher. Info. Letters, IRS INFO 2011-0054 (June 24, 2011) (“The IRS does not agree with Fisher. The IRS view is that a taxpayer realizes income to the extent that the stock sales proceeds exceed the taxpayer’s payments (cost basis), if any, for the equity interest. The taxpayer has the burden of proving the amount paid for the equity interest. Because the IRS disagrees with the Fisher holding, the IRS will continue to litigate the issue.”).

The legal precedents regarding whether a policyholder has a tax basis in membership rights are complex and conflicting, and may depend upon the facts applicable to the particular situation. Furthermore, the plan of conversion and the law considered by the courts in the above cases in each of Fisher and Dorrance were in certain respects substantially different than ECM’s Plan and the corresponding law of Pennsylvania. Nevertheless, if the principles articulated by the court in Fisher, rather than those articulated by the court in Dorrance (and traditionally by the Internal Revenue Service) were determined to be applicable to the Offering hereunder, Eligible Members would potentially be able to report a basis in their membership interests deemed exchanged for the subscription rights, and accordingly report less gain than would be required under the approach traditionally adopted by the Internal Revenue Service. Eligible Members should consult with their tax advisors regarding their ability to reflect a basis in their membership interests in calculating the amount of their gain or loss on the exchange of such interests for the subscription rights hereunder.

Treatment of ECM Participants

We believe, and intend to take the position, that the grant of subscription rights to the ECM Participants does not constitute a taxable event for the recipients of such rights. Instead, we believe that the grant of such rights should be treated as the grant of an option to acquire Old Republic common stock pursuant to Section 83 of the Code, and that such option should not be treated at grant as having a “readily ascertainable fair market value” within the meaning of this provision. As such, ECM Participants entitled to subscription rights should be treated as realizing income upon the exercise of such rights, in an amount equal to the excess of the value of the Old Republic shares received upon such exercise over the purchase price for such shares. Any income so realized should be treated as compensation income for federal income tax purposes and, for an Employee who is not an Eligible Member, subject to the withholding and reporting rules applicable to compensation income. Employees who wish to subscribe will be required at the time of subscription to pay estimated withholding taxes and complete and return an employee withholding authorization as discussed in the section titled “The Offering — Subscriptions” of this proxy statement/prospectus.

ECM Participants should consult with their tax advisors with respect to the potential tax consequences to them of the receipt and exercise or lapse of subscription rights based on their particular circumstances.

* * * * *

DUE TO THE INDIVIDUAL AND SOMETIMES UNCERTAIN NATURE OF THE FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE RECEIPT, EXERCISE, AND LAPSE OF THE SUBSCRIPTION RIGHTS HEREUNDER, EACH ELIGIBLE MEMBER AND EACH DIRECTOR, OFFICER, AND EMPLOYEE IS URGED TO CONSULT HIS, HER, OR ITS TAX AND FINANCIAL ADVISORS REGARDING SUCH TAX CONSEQUENCES, AS WELL AS ANY STATE, LOCAL, OR OTHER NON-FEDERAL TAX CONSEQUENCES.

INFORMATION ABOUT OLD REPUBLIC INTERNATIONAL CORPORATION

Overview

Old Republic International Corporation is a Chicago-based holding company engaged in the single business of insurance underwriting and related services. Old Republic is a corporation organized under the laws of Delaware. Its principal executive offices are located at 307 North Michigan Avenue, Chicago, Illinois 60601. It conducts its operations through a number of regulated insurance company subsidiaries, or operating companies, organized into two segments: Specialty Insurance and Title Insurance.

Old Republic’s Specialty Insurance segment is best characterized as a commercial lines insurance business with a strong focus on lines of coverages provided to businesses, state and local governments, and other institutions. The Company does not have a meaningful exposure to personal lines insurance such as homeowners and private auto coverages. Old Republic also focuses on specific sectors of the North American economy, most prominently the transportation, commercial construction, healthcare, education, retail and wholesale trade, forest products, energy, general manufacturing, and financial services industries. In managing the insurance risks it undertakes, the Company employs various underwriting and loss mitigation techniques such as utilization of policy deductibles, captive insurance risk-sharing arrangements, self-insured retentions, retrospective rating and policyholder dividend plans. These underwriting techniques are intended to better correlate premium charges with the ultimate claims experience of individual or groups of insureds and align the Company’s interests with those of the insureds.

Over the years, the Specialty Insurance segment’s operations have been developed steadily through a combination of internal growth; the establishment of additional subsidiaries focused on specialized coverages, distribution channels and/or industry sectors; and through acquisitions. As a result, this segment has become widely diversified with a business base encompassing the following major insurance coverages:

Accident & Health:    Specialized coverages such as employer stop loss, managed care, and ancillary products.

Aviation:    Protects the value of aircraft hulls and affords liability coverage for acts that result in injury, loss of life, and property damage to passengers and others on the ground or in the air.

Commercial Auto:    Covers vehicles (mostly trucks) used principally in commercial pursuits, including damage to insured vehicles and liabilities incurred by an insured for bodily injury and property damage sustained by third parties.

Commercial Multi-Peril (CMP):    Coverage for claims arising from the acts of owners or employees, and protection for the physical assets of businesses.

Commercial Property:    Protects an insured’s real and personal property from risk of direct physical loss or damage, including subsequent business interruption and expense.

Excess & Surplus:    Commercial excess and surplus lines insurance solutions, including those sourced through wholesale distribution channels.

Financial Indemnity:    Multiple types of specialty coverages, including most prominently the following:

D&O:    Coverage provides for the payment of legal expenses and indemnity settlements for claims made against the directors and officers of corporations from a variety of sources, most typically shareholders.

E&O:    Liability policies written for non-medical professional service providers such as lawyers, architects, and consultants, that provide coverage for legal expenses and indemnity settlements for claims alleging breaches of professional standards.

Fidelity:    Bonds cover the exposures of financial institutions and commercial and other enterprises for losses of monies or debt and equity securities due to acts of employee dishonesty.

Surety:    Bonds are insurance company guarantees of performance by a corporate principal or individual such as for the completion of a building or road project, or payment on various types of contracts.

Home & Auto Warranty:    Includes the following types of coverages:

Automobile Extended Warranty:    Coverage provided to vehicle owners for certain mechanical or electrical repair or replacement costs after the manufacturer’s warranty has expired.

Home Warranty:    Provides repair and/or replacement coverage for home systems (e.g. plumbing, heating, and electrical) and designated appliances.

General Liability:    Protects against liability of an insured that stems from carelessness, negligence, or failure to act, and results in property damage or personal injury to others.

Inland Marine:    Insurance of property in transit over land and of property that is mobile by nature, inclusive of builder’s risk coverages which protect structures and materials during construction projects.

Travel Accident:    Covers monetary losses arising from trip delay and cancellation for individual insureds.

Workers’ Compensation:    Purchased by employers to provide insurance for employees’ lost wages and medical benefits in the event of work-related injury, disability, or death.

In 2025, approximately 95% of Specialty Insurance premiums are produced through independent agency or brokerage channels, while the remaining 5% is obtained through direct production facilities.

Old Republic’s Title Insurance business consists primarily of the issuance of policies to real estate purchasers and investors based upon searches of the public records that contain information concerning interests in real property. The policies insure against losses arising out of defects, liens, and encumbrances affecting the insured title and not excluded or excepted from the coverage of the policy. For the year ended December 31, 2025, 21.9% of the Company’s consolidated title premium and fee revenues stemmed from direct operations (which include branch offices of its title insurers and wholly-owned agency subsidiaries of the Company), while the remaining 78.1% emanated from independent title agents.

There are two basic types of title insurance policies issued by the Company: lenders’ policies and owners’ policies. Both are issued for a one-time premium. Most mortgages made in the United States are extended by mortgage bankers, savings and commercial banks, state and federal agencies, and life insurance companies. These financial institutions secure title insurance policies to protect their mortgagees’ interest in the real property. This protection remains in effect for as long as the mortgagee has an interest in the property. A separate title insurance policy may be issued to the owner of the real estate. An owner’s policy of title insurance protects an owner’s interest in the title to the property.

In connection with its Title Insurance operations, Old Republic also provides escrow closing and construction disbursement services, as well as real estate information products, national default management services, and a variety of other services pertaining to real estate transfers and loan transactions. As lenders and the title insurance industry transition into the evolving digital landscape, Old Republic believes it is well positioned with technology and business process innovations to remain competitive in the market.

Information concerning the Company is available on its website at www.oldrepublic.com. Information contained on the Company’s website is not and should not be considered a part of this prospectus unless specifically incorporated by reference. Additional information regarding Old Republic, including its audited financial statements, is contained in the documents incorporated by reference in this proxy statement/prospectus. Please also refer to the sections titled “Where You Can Find More Information” and “Incorporation by Reference” of this proxy statement/prospectus

INFORMATION ABOUT ECM

Overview

Founded in 1913, ECM is a niche-focused Pennsylvania mutual property and casualty insurance company that is primarily focused in the specialty farmowners’ insurance business. ECM, together with its two insurance company subsidiaries, 1st Choice Advantage Insurance Company and American Reliable Insurance Company, operate in forty-eight states plus the District of Columbia through approximately 587 independent agencies and brokers. For the year ended December 31, 2025, ECM’s total direct premiums written were $219.0 million, net premiums written were $172.0 million and net income was $16.5 million. At December 31, 2025, its policyholders’ surplus was $142.9 million. ECM’s current A.M. Best financial strength rating is “A”. For more information about ECM, see “Where You Can Find More Information.”

Material Contracts and Relationships between ECM and Old Republic

Stock Purchase Agreement.    Old Republic, Buyer and ECM are parties to the Stock Purchase Agreement pursuant to which, among other things, following the Conversion, Buyer will acquire all of the authorized common stock ECM. For more information, see the section titled “The Stock Purchase Agreement” of this proxy statement/prospectus.

DESCRIPTION OF CAPITAL STOCK OF OLD REPUBLIC AND
RIGHTS OF OLD REPUBLIC SHAREHOLDERS

A description of the material terms and provisions of the capital stock of Old Republic and certain terms of the Company’s Amended and Restated Certificate of Incorporation (“Old Republic’s Charter”) and Amended and Restated By-laws (the “By-laws”) affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to Old Republic’s Charter and By-laws. The Common Stock is registered under Section 12(b) of the Securities Exchange Act of 1934. The Common Stock is traded on the New York Stock Exchange under the symbol “ORI”.

Authorized Capital Stock

Old Republic’s Charter authorizes the issuance of 675,000,000 shares of capital stock, which is comprised of 500,000,000 shares of common stock, par value $1.00 per share (“Common Stock”), 100,000,000 shares of Class B common stock, par value $0.01 per share (“Class B Common Stock”), and 75,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

Common Stock

As of April 27, 2026, there were 243,554,044 shares of Common Stock issued and outstanding. Old Republic’s Common Stock is listed on the New York Stock Exchange under the ticker symbol “ORI”.

Each holder of Common Stock is entitled to one vote for each share held of record on all matters submitted to a vote of the Company’s shareholders and is not entitled to preemptive rights. The Common Stock is neither redeemable nor convertible into other securities and there are no sinking fund provisions. The Common Stock is not subject to further calls or assessments by the Company.

Subject to the preferences applicable to any shares of the Old Republic’s Preferred Stock outstanding at the time, holders of Common Stock are entitled to dividends when and as declared by the Company’s board of directors from funds legally available therefor and are entitled, in the event of liquidation, to share ratably in all assets remaining after payment of liabilities.

Class B Common Stock

As of April 27, 2026, there were no shares of Class B Common Stock issued or outstanding.

Each holder of Class B Common Stock is entitled to one-tenth of one vote for each share held of record on all matters submitted to a vote of the Company’s shareholders and is not entitled to preemptive rights. The Class B Common Stock is neither redeemable nor convertible into other securities and there are no sinking fund provisions. The Class B Common Stock is not subject to further calls or assessments by the Company.

Preferred Stock

As of April 27, 2026, there were no shares of Preferred Stock issued or outstanding.

Old Republic’s Charter provides that the Board has the authority to designate and issue shares of Preferred Stock in one or more series, and the number of shares constituting any such series from time to time, and to fix the voting powers (not to exceed one vote per share), designations, preferences, limitations, restrictions and relative rights of each series of Preferred Stock.

Certain Provisions of Old Republic’s Charter and By-laws and Other Agreements

Old Republic’s Charter and By-laws and certain other agreements to which Old Republic is a party contain certain provisions, described below, that could delay, defer or prevent a change in control of Old Republic if the board of directors determines that such a change in control is not in the best interests of Old Republic and its shareholders and could have the effect of making it more difficult to acquire Old Republic or remove incumbent management.

Charter and By-Laws Provisions.    The terms of the authorized series of Old Republic’s Preferred Stock and the power in the board of directors to issue additional shares of Preferred Stock, Common Stock and Class B Common Stock without shareholder approval could render more difficult or discourage a merger, tender offer or proxy contest for assumption of control by a holder of Old Republic’s securities.

Old Republic’s Charter requires the approval of holders of 80% of the outstanding shares of all classes of stock entitled to vote in the election of directors considered as one class for (i) a merger or consolidation of Old Republic with, (ii) the sale, lease, exchange, mortgage, pledge or other disposition of all, substantially all, or any substantial part (as defined) of the assets of Old Republic or a subsidiary to, or (iii) the transfer of a substantial amount (as defined) of securities of Old Republic in exchange for the securities or assets of, any other person, firm, corporation or other entity, other than a subsidiary of Old Republic. This requirement does not apply if Old Republic’s board of directors approves the transaction under certain circumstances. This provision of Old Republic’s Charter cannot be amended or repealed except by a vote of 80% of the outstanding shares of all classes of Old Republic stock entitled to vote in the election of directors, such shares to be considered as one class.

Old Republic’s Charter prohibits any merger or certain other business combinations to be effected between Old Republic and any person or entity that owns more than 10% of Old Republic’s outstanding stock entitled to vote (an “Acquiring Entity”) unless it is approved by the holders of not less than 66 2/3% of the outstanding shares of all classes of stock entitled to vote in the election of directors considered as one class (other than shares beneficially owned by the Acquiring Entity) or is approved unanimously by Old Republic’s board of directors or is in compliance with certain other conditions. The conditions specified include a requirement that the price to be paid to the remaining shareholders of Old Republic in cash or securities be not less than the greatest of: (i) the highest price paid by the Acquiring Entity for its stock in Old Republic, (ii) a price that reflects the same premium over market price paid by the Acquiring Entity to other shareholders of Old Republic, (iii) a price that is equal to the book value of the Common Stock, and (iv) a price that reflects the same earnings multiple at which the Acquiring Entity’s stock is selling. This provision of Old Republic’s Charter cannot be amended except by a vote of 66 2/3% of the outstanding shares of all classes of stock of Old Republic entitled to vote in the election of directors, such shares to be considered as one class, excluding stock of which an Acquiring Entity, if any, is the beneficial owner.

Pursuant to Old Republic’s Charter, directors of Old Republic are divided into three classes and elected to serve staggered three-year terms. Under Delaware law, directors serving staggered terms can be removed from office only for cause. Additionally, special meetings of Old Republic’s shareholders, for any purpose may be called by the chief executive officer and must be called by the chief executive officer or secretary at the request in writing of a majority of Old Republic’s board of directors, or at the request in writing of shareholders owning a majority in amount of the entire capital stock of Old Republic issued and outstanding and entitled to vote.

Old Republic’s By-laws provide that all shares of any or all of its classes or series of stock shall be issued, recorded and transferred exclusively in uncertificated book-entry form.

The Delaware General Corporation Law provides that shareholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Old Republic’s Charter does not provide for cumulative voting in the election of directors.

Forum

Old Republic’s By-laws provide that, subject to certain exceptions, unless Old Republic consents in writing to an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court of the State of Delaware) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on Old Republic’s behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any current of former director, officer, employee or agent of Old Republic to Old Republic or Old Republic’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, Old Republic’s Charter or By-laws, or (iv) any action asserting a claim governed by the internal affairs doctrine. The By-laws further provide that if any action stated above is filed in a court other than the Court of Chancery of the State of Delaware (or the federal district court of the State of Delaware, as applicable) in the name of any shareholder, such shareholder shall be deemed to have consented to the personal jurisdiction of the applicable Delaware court in any such action. Although Old Republic believes this provision benefits Old Republic by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, it may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Old Republic or its directors, officers or other employees, which may discourage such lawsuits against Old Republic and its directors, officers and employees.

Transfer Agent

Old Republic’s registrar and transfer agent for the shares is Equiniti Trust Company, LLC.

Insurance Regulations Concerning Change of Control

State insurance holding company laws require prior approval by the respective state insurance departments of any change of control of an insurer. “Control” is generally defined as the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the company, whether through the ownership of voting securities, by contract or otherwise. Control is generally presumed to exist through the direct or indirect ownership of 10% or more of the voting securities of a domestic insurance company or any entity that controls a domestic insurance company. Any purchase of Old Republic’s shares that would result in the purchaser owning more than 10% of Old Republic’s voting securities will be presumed to result in the acquisition of control of Old Republic’s insurance subsidiaries and require prior regulatory approval. For additional limitations on the purchase of shares in the Offering, see the section titled “The Offering — Limitations on Subscriptions and Purchases of Common Stock” of this proxy statement/prospectus.

SUMMARY OF RIGHTS OF POLICYHOLDERS OF ECM IN THEIR CAPACITY AS SUCH

The rights of policyholders in their capacity as such are entirely contractual and based upon the terms of their respective in-force insurance policies issued by ECM.

In his, her or its capacity as a member of ECM, a person who holds an in-force insurance policy issued by ECM has no voting or other rights except for the rights specified in the Pennsylvania Insurance Code (40 P.S. §§ 1, et seq.), ECM’s articles of incorporation and bylaws and as specified by applicable law. The Pennsylvania Insurance Code, including the Act, and the Pennsylvania Business Corporation Law govern ECM, including rights of members.

Consistent with ECM’s organizational documents, policyholders of ECM are members of ECM by reason of being issued an in-force insurance policy by ECM. If the underlying policy expires, is terminated or cancelled, such policyholder automatically ceases to be a member of ECM. Thus, the “membership” relationship between the policyholder and ECM is based solely upon such policyholder’s status as an ECM policyholder and no other fact or circumstance.

The organizational documents also provide authority for rights of policyholders in their capacity as members of ECM. Together with rights provided under the Pennsylvania Insurance Code, the policyholders, as members of ECM, have the following rights:

•        right to elect directors of ECM;

•        right to one vote on each matter submitted for a vote of members;

•        right to remove directors;

•        right to vote on certain fundamental transactions, including the adoption of a plan of conversion, undertaken by ECM;

•        except as provided in a plan of conversion, the right to receive dividends as provided in any participating policies (ECM has no outstanding participating policies);

•        right of certain members to subscribe for stock in a conversion (unless the PA DOI finds otherwise); and

•        right of members whose insurance policies were issued after adoption of a plan of conversion to rescind such policies and receive a full refund of premiums paid, provided that they have not filed a claim under such policy.

LEGAL MATTERS

The legality of the securities will be passed upon for us by Victoria Pool, Assistant Vice President and Assistant General Counsel of Old Republic. Ms. Pool holds Old Republic common stock granted under Old Republic’s incentive compensation plans, which in the aggregate represent less than 0.1% of Old Republic’s outstanding common stock.

EXPERTS

The consolidated financial statements and financial statement schedules I to VI of Old Republic International Corporation as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Old Republic files annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are made available, free of charge, on our website at www.oldrepublic.com as soon as administratively possible after they are filed with, or furnished to, the SEC. You can review our SEC filings and the registration statement by accessing the SEC’s website at www.sec.gov.

Founded in 1913, ECM is a niche-focused Pennsylvania mutual property and casualty insurance company that is primarily focused in the specialty farmowners’ insurance business. ECM, together with its two insurance company subsidiaries, 1st Choice Advantage Insurance Company and American Reliable Insurance Company, operate in forty-eight states plus the District of Columbia through independent agencies.

ECM is subject to the laws and regulations of the Commonwealth of Pennsylvania applicable to insurance companies and, accordingly, files annual and quarterly financial reports prepared on a statutory accounting basis and other information with the PA DOI as well as other state insurance departments.

In connection with obtaining approval of the Plan from the PA DOI, ECM has filed the Plan and other required documents (collectively, the “Filing”) with the PA DOI pursuant to the Act. Members of ECM may inspect and obtain copies of the Filing, as well as certain financial reports and other information filed by ECM with the PA DOI during normal business hours and upon prior appointment at the offices of ECM located at 10591 Lincoln Highway, Everett, Pennsylvania 15537. The publicly available financial reports of ECM can also be inspected and copied during normal business hours at the offices of the insurance regulatory agency in each of the states where ECM does business. Any member of ECM who has questions about the Filing may contact representatives of ECM at (610) 205-6005 or oldrepublic@griffinfingroup.com.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this proxy statement/prospectus certain important information about Old Republic. This means that the information in this proxy statement/prospectus may not be complete, and you should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list certain documents that Old Republic has already filed with the SEC. The information in these documents is considered part of this proxy statement/prospectus. Second, Old Republic may in the future file additional documents with the SEC. When filed, the information in these documents will update and supersede the current information in, and be incorporated by reference in, this proxy statement/prospectus.

We incorporate by reference the documents listed below, and any other documents Old Republic files with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of amendment no. 1 to the registration statement and before the effectiveness of the registration statement and after the date of this proxy statement/prospectus and before the termination of the Offering (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules):

•        Old Republic’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026, including the information specifically incorporated by reference from Old Republic’s definitive proxy statement filed with the SEC on March 31, 2026; and

•        Old Republic’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2026, filed with the SEC on May 1, 2026.

Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement in this proxy statement/prospectus or in any other subsequently filed document which is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

In reviewing any agreements incorporated by reference, please remember they are included to provide you with information regarding the terms of such agreement and are not intended to provide any other factual or disclosure information about Old Republic. The agreements may contain representations and warranties by Old Republic, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

You may obtain documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from us at the following address: Old Republic International Corporation, 307 North Michigan Avenue, Chicago, Illinois 60601, Attention: Investor Relations, telephone (312) 346-8100.

We have not authorized anyone to give any information or make any representation about the Offering or us that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated in this proxy statement/prospectus or which may be contained in a proxy statement/prospectus supplement or in any free writing prospectus prepared by us or on our behalf. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitation of offers to exchange or purchase, the securities offered by this proxy statement/prospectus are unlawful, or if you are a person to whom is it unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. Information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless otherwise specifically indicated.

Appendix A

EVERETT CASH MUTUAL INSURANCE CO.

PLAN OF CONVERSION

FROM MUTUAL TO STOCK FORM

Adopted by its Board of Directors on October 22, 2025

EVERETT CASH MUTUAL INSURANCE CO.

PLAN OF CONVERSION

FROM MUTUAL TO STOCK FORM

1.      BACKGROUND AND REASONS FOR THE CONVERSION.

The Board of Directors (the “Board”) of Everett Cash Mutual Insurance Co. (“ECM”) regularly undertakes strategic review and assessment of its operations, business plans, enterprise risk management, and market position generally. Beginning in 2024, the Board engaged Philo Smith & Co. (“PhiloSmith”), an investment bank with deep experience in the insurance industry, as an advisor to assist with the Board’s ongoing efforts to identify strategic alternatives to achieve ECM’s goals and address significant challenges currently facing it, including exceedingly high reinsurance costs, limited capacity to write new farmowners’ business, and needed technology and infrastructure investments.

In consultation with PhiloSmith, the Board was presented with and considered a variety of alternatives, including maintaining the status quo, a mutual holding company transaction, reinsurance transactions, mergers or affiliations with other mutual insurance companies, and a subscription rights demutualization, either on a standalone basis, with a standby investor, or by means of a sponsored demutualization.

Ultimately, the Board determined that ECM’s future success, its ability to continue to serve its policyholders and other stakeholders, and ECM’s mission to become a preeminent writer of farmowners’ business, would all be enhanced by expanding its writing capacity, expanding geographically, augmenting its capital position, and achieving an “A+” rating from A.M. Best Company, Inc. (“A.M. Best”).

After careful and thorough study and consideration, ECM concluded that the subscription rights method of demutualization, in a transaction sponsored by Old Republic International Corporation, a Delaware corporation (“ORI”), best suits ECM under the circumstances. The potential for a transaction with ORI was brought to the attention of ECM by PhiloSmith and evolved over time into the sponsored demutualization described in this Plan. In reaching its conclusion, ECM considered, among other things, that a sponsored demutualization with ORI will:

•        provide ECM with immediate and long-term access to a significant amount of additional capital and reinsurance capacity;

•        permit ECM to avail itself of ORI’s A.M. Best “A+” financial strength rating and ORI’s larger A.M. Best financial size category;

•        provide Eligible Members with an opportunity to acquire ORI stock at a significant (between 30% to 35%) discount to market;

•        permit ECM to operate as an indirect wholly owned subsidiary of ORI going forward and serve as a platform for developing ORI’s specialty farmowners’ insurance business, thereby maintaining ECM’s existence on a go forward basis;

•        permit ECM to continue to serve its existing specialty farmowners’ insurance customers and increase its product offerings to those customers and new policyholders;

•        permit ECM to maintain its name, headquarters, culture, values and management team;

•        facilitate the creation of a Foundation with a significant $5,000,000.00 capitalization for the purpose of supporting the farming community; and

•        provide ECM employees and management with opportunities for career advancement and participation in ORI’s existing employee benefits.

The Board has determined that the Conversion will enhance ECM’s strategic and capital position in a manner that furthers the interests of ECM and its Members. The Board believes that the Plan is reasonable, fair and equitable to ECM’s Members and is in the best interests of ECM, its Members and other stakeholders of the Company.

Accordingly, on October 22, 2025, the Board, after careful study, consideration, and deliberation, adopted and approved this Everett Cash Mutual Insurance Co. Plan of Conversion from Mutual to Stock Form (this “Plan”). Under this Plan, as of the Effective Date, ECM will convert from a Pennsylvania mutual insurance company to a Pennsylvania stock insurance company pursuant to the Insurance Company Mutual-to-Stock Conversion Act, 40 P.S. §§ 911-A, et seq. (the “Act”), and will simultaneously issue and sell all of its authorized shares to Old Republic Specialty Insurance Group, Inc., a Delaware corporation and wholly owned subsidiary of ORI (“Buyer”), thereby becoming an indirect wholly owned subsidiary of ORI.

This Plan, if approved by the Commissioner, will be submitted to the Eligible Members of ECM for their approval and adoption at a Special Meeting to be called for the purpose of considering and voting on this Plan. Pursuant to the Act and the terms and conditions of this Plan, this Plan must be approved and adopted by an affirmative vote of at least two-thirds (2/3) of the votes cast by Eligible Members in person or by proxy at the Special Meeting.

In the Offering as contemplated by this Plan, Participants will have Subscription Rights in the Offering to acquire from ORI, at the Purchase Price, either authorized but unissued shares of Common Stock or issued but not outstanding shares of Common Stock that are held as treasury stock, in accordance with applicable federal and state laws and regulations and this Plan. All Subscription Rights remaining unexercised at 5:00 p.m. Eastern Time on the last day of the Offering, if any, will expire. If the total dollar amount of subscriptions for shares of Common Stock tendered by Participants in the Offering (the “Aggregate Subscription Amount”) is less than the Minimum of the Valuation Range, ORI shall contribute cash to the Cash Contribution Fund in an amount such that the sum of the Aggregate Subscription Amount plus the Cash Contribution Fund shall equal not less than the Minimum of the Valuation Range. ORI will contribute the gross proceeds from the Offering and the amount of the Cash Contribution Fund (if applicable) to Buyer to enable Buyer to purchase all of the authorized shares of ECM. The Conversion, and the issuance by ECM of its shares to Buyer in exchange for the Aggregate Subscription Amount and the Cash Contribution Fund, are intended to happen substantially simultaneously on the Effective Date.

The Conversion is subject to the provisions of the Act and the policies and procedures of the Commissioner. This Plan is also subject to the prior written approval of the Commissioner.

2.      DEFINITIONS.

Capitalized terms defined in the Background section of this Plan shall have the meanings given to such terms in the Background section wherever used in this Plan. As used in this Plan, the terms set forth below have the following meanings:

2.1       “Acquisition” means the purchase by Buyer of all the authorized shares of ECM, which will occur on the Effective Date immediately following the Conversion pursuant to the Agreement and this Plan.

2.2       “ADV Cap” means the amount of Aggregate Discount Value that would be available if the Purchase Price and the maximum number of shares offered to Eligible Members were based on a 30% discount to the ORI 10-day VWAP, calculated as follows:

ADV Cap = the Maximum Share Amount multiplied by the 30% Discount, where:

“Maximum Share Amount” equals the Maximum of Valuation range divided by 70% of the ORI 10-day VWAP, and

“30% Discount” equals the ORI 10-day VWAP multiplied by 0.30.

2.3       “Advisory Board” has the meaning given in Section 10(h).

2.4       “Aggregate Discount Value” means and is equal to the product of (i) the ORI 10-day VWAP less the Purchase Price, multiplied by (ii) the aggregate number of shares of Common Stock subscribed for by Eligible Members in the Offering; provided, however, that the amount of the Aggregate Discount Value shall not exceed the ADV Cap.

2.5       “Agreement” means the Stock Purchase Agreement dated as of October 22, 2025 by and among Buyer, ORI and ECM, including of all its exhibits, of which this Plan is one.

2.6       “Application” means all of the documents to be filed with the Commissioner pursuant to and as required by Section 913-A(b) of the Act constituting ECM’s application for approval of the Conversion.

2.7       “Associate” when used to indicate a relationship with any Person, means (i) a corporation or organization (other than the Company, ORI or a majority-owned subsidiary of either) of which such Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities (as defined in Rule 3a11-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a Director or Officer of the Company or any of its subsidiaries; and (iv) any Person acting in concert, or otherwise affiliated (as such term is defined in Rule 12b-2 promulgated under the Exchange Act), with such Person or any of the Persons or entities specified in clauses (i) through (iii) above.

2.8       “Calculation Agent” means the Person designated by ORI to calculate the Purchase Price as of the date of the Special Meeting.

2.9       “Cash Contribution Fund” means the fund to be established by ORI in the event that the Aggregate Subscription Amount is less than the Minimum of the Valuation Range, and into which ORI shall contribute cash equal to the difference between (a) the Minimum of the Valuation Range less (b) the product of (i) the number of shares of Common Stock sold to Participants multiplied by (ii) the Purchase Price.

2.10     “Common Stock” means the common stock, par value $1.00 per share, of ORI.

2.11     “Commissioner” means the Insurance Commissioner of the Commonwealth of Pennsylvania, or his or her duly appointed designee(s).

2.12     “Company” means ECM or Converted ECM (as appropriate to the context).

2.13     “Company CEO” means Randy F. Shaw, current President and Chief Executive Officer of ECM.

2.14     “Conversion” means (i) the conversion of ECM into stock form in a subscription rights conversion pursuant to the Act, (ii) the issuance and sale of all of ECM’s authorized capital stock to Buyer, and (iii) the offer and sale of Common Stock by ORI in the Offering, all in accordance with the terms of this Plan and the Agreement, as applicable.

2.15     “Converted ECM” means ECM after its conversion from mutual to stock form pursuant to the terms of this Plan.

2.16     “Converted ECM Articles” means the amended and restated articles of incorporation for Converted ECM in the form of Exhibit “A” hereto.

2.17     “Director” means any Person who is a director of the Company or any of its Subsidiaries.

2.18     “ECM Managers” means those individuals constituting the Company’s senior management team as determined by the Company CEO and Buyer.

2.19     “ECM Participant” means the following Persons who are not also Eligible Members: officers, directors and employees of ECM and each of its other wholly owned subsidiaries who are serving in such capacity on the Eligibility Record Date and on the Mailing Date (or such other date as may be specified in the Proxy Statement/Prospectus).

2.20     “Effective Date” means the date, after this Plan has been approved by the Commissioner and both this Plan and the Converted ECM Articles have been approved and adopted by the Eligible Members of ECM at the Special Meeting, on which the Converted ECM Articles are filed in the office of the Secretary of State of the Commonwealth of Pennsylvania, which date shall be within 45 days (unless extended by agreement of Company and Buyer) after the Eligible Members have approved this Plan.

2.21     “Eligibility Record Date” means the close of business on October 22, 2025, the date of the adoption of this Plan by the Board.

2.22     “Eligible Member” means a Member whose ECM insurance policy is in force on the Eligibility Record Date. A Person with an ECM policy of insurance that becomes effective after the Board adopts this Plan but before the Effective Date is not an Eligible Member but shall have those rights established under Section 919-A of the Act.

2.23     “Independent Appraiser” means Feldman Financial Advisors, Inc., the qualified expert independent investment banking firm experienced in the valuation of insurance companies that has been retained by the Company to determine the Valuation Range and any update required thereto.

2.24     “Mailing Date” means the date that the notice of the Special Meeting is first mailed or otherwise sent to Eligible Members.

2.25     “Maximum of the Valuation Range” has the meaning given in Section 3(a).

2.26     “Maximum Shares Issuable” has the meaning given in Section 3(c).

2.27     “Maximum Subscription Amount” has the meaning given in Section 6(b).

2.28     “Member” means a Person who is the owner of an in-force policy of insurance issued by ECM, as provided under the bylaws of ECM.

2.29     “Minimum of the Valuation Range” has the meaning given in Section 3(a).

2.30     “Minimum Subscription Amount” means the minimum number of shares of Common Stock or minimum dollar amount of shares of Common Stock that a Participant may subscribe to purchase as set forth in Section 6(a).

2.31     “Offering” means the offering of shares of Common Stock in the Subscription Offering as described in Section 5.

2.32     “Offering Closing Date” means the date upon which the sale of the shares of Common Stock to subscribing Participants in the Offering shall be completed.

2.33     “Officer” means the president, any vice-president, secretary, treasurer or principal financial officer, controller or principal accounting officer of, and any other Person performing similar functions for, the Company or any of its subsidiaries.

2.34     “Order Form” means the form provided to a Participant on behalf of ECM, containing such terms and provisions as set forth in Section 7 pursuant to which Common Stock may be subscribed for in the Offering.

2.35     “ORI 10-day VWAP” means the volume-weighted average trading price for the Common Stock on the New York Stock Exchange for the 10 Trading Day period ending on the Business Day prior to the date of the Special Meeting as reported by Bloomberg through its “VWAP” function.

2.36     “Participant” means a Person to whom Common Stock is offered under the Offering.

2.37     “Person” means any corporation, partnership, association, limited liability company, joint stock company, trust, unincorporated organization, or any other entity or a natural person.

2.38     “Proxy Statement/Prospectus” means the final proxy statement/prospectus and proxy statement/prospectus supplement, if any, used by ORI in connection with the Offering, including the documents incorporated or deemed to be incorporated by reference therein.

2.39     “Purchase Price” means the price per share at which the Common Stock shall be sold by ORI to subscribing Participants in the Offering in accordance with the terms hereof, which shall be determined after the close of trading on the New York Stock Exchange on the Business Day prior to the date of the Special Meeting; provided, however, that in the event that the number of shares of Common Stock subscribed for by Eligible Members in the Offering is such that Aggregate Discount Value exceeds the ADV Cap, the Purchase Price will be increased proportionally and the number of shares sold to a subscribing Eligible Member will be decreased proportionally so that (i) Aggregate Discount Value does not exceed the ADV Cap and (ii) the Aggregate Subscription Amount and the Offering proceeds remain unchanged. The Purchase Price will be determined based on the following formula:

PP =  ORI 10-day VWAP multiplied by (100% — Stock Discount Percentage) where:

“PP” means the Purchase Price payable per share of Common Stock in the Offering.

“Stock Discount Percentage” means the percentage discount to the ORI 10-day VWAP determined as follows:

If the Aggregate Discount Value is less than or equal to the ADV Cap, the Stock Discount Percentage will be 35%.

If the Aggregate Discount Value exceeds the ADV Cap, the Stock Discount Percentage will be proportionately decreased (resulting in a proportional increase in the Purchase Price) in the manner illustrated in Exhibit “B” attached hereto so that Aggregate Discount Value does not exceed the ADV Cap.

An example for illustrative purposes only of the Stock Discount Percentage based on hypothetical subscription amounts by Eligible Members is set forth on Exhibit “B” attached hereto.

If between the Mailing Date and the Offering Closing Date, the outstanding shares of Common Stock are changed into a different number of shares, by reason of a reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared pursuant to Section 919-A of the Act with regard to the Common Stock with a record date between the Mailing Date and the Offering Closing Date, then the Purchase Price will be adjusted to such number as if the reclassification, recapitalization, split-up, combination, exchange or dividend had occurred on the second trading day prior to the Mailing Date.

2.40     “Qualifying Policy” means a policy of insurance issued by ECM and in force as of the close of business on the Eligibility Record Date.

2.41     “Registration Statement” means the registration statement containing the Proxy Statement/Prospectus to be filed by ORI with the SEC with respect to the Conversion registering the shares of Common Stock to be offered and sold in the Offering under the Securities Act of 1933, as amended.

2.42     “SEC” means the United States Securities and Exchange Commission.

2.43     “Special Meeting” means the special meeting of Eligible Members called by the Board of Directors of ECM, and any adjournments thereof, to be held for the purpose of considering and voting on this Plan and the Converted ECM Articles in accordance with the certificate of incorporation and bylaws of ECM and the Act. The Special Meeting will occur after the expiration of the Subscription Period.

2.44     “Special Meeting Date” means the date upon which the Special Meeting is held.

2.45     “Subscription Agent” means the transfer agent, financial advisor, or other entity retained by ORI to serve as agent for processing subscriptions for shares of Common Stock by Participants in the Offering.

2.46     “Subscription Amount” means the aggregate dollar amount of a subscription for shares of Common Stock submitted by a Participant in the Offering on an Order Form.

2.47     “Subscription Period” has the meaning given in Section 7(a).

2.48     “Subscription Rights” means the rights of Participants to subscribe for shares of Common Stock in the Offering pursuant to the terms of this Plan.

2.49     “Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than fifty percent of such securities or ownership interests are at the time directly or indirectly owned by such Person.

2.50     “Trading Day” means a day on which trading in securities is conducted on the New York Stock Exchange.

2.51     “Valuation Range” means the range of pro forma market values from the Minimum of the Valuation Range to the Maximum of the Valuation Range, inclusive, as such range is determined by the independent evaluation of the Independent Appraiser in accordance with Section 3, based on the estimated consolidated pro forma market value of Converted ECM determined in accordance with Section 914-A(d) of the Act.

3.      TOTAL NUMBER OF SHARES AND PURCHASE PRICE OF COMMON STOCK.

Subject to the limitations set forth in Sections 5 and 6 of this Plan, the number of shares of Common Stock required to be offered by ORI in the Offering will be determined as follows:

(a)      Independent Appraiser. The Independent Appraiser has been retained by ECM to undertake an independent evaluation to determine the Valuation Range. The Valuation Range will consist of a midpoint valuation of the range of estimated consolidated pro forma market value of Converted ECM as a going concern determined in accordance with Section 914-A(d) of the Act, a valuation fifteen percent (15%) above such midpoint valuation of the Company (the “Maximum of the Valuation Range”) and a valuation fifteen percent (15%) below such midpoint valuation of the Company (the “Minimum of the Valuation Range”). The Valuation Range will be based upon the financial condition and results of operations of the Company, a comparison of the Company with comparable publicly-held insurance companies, the pro forma book value and earnings per share of the Converted ECM, and such other factors as the Independent Appraiser may deem to be relevant and not inconsistent with the Act, including (as required by the Act) that value estimated to be necessary to attract a full subscription for the shares of Common Stock in the Offering. The Independent Appraiser will submit to ECM on the Eligibility Record Date the Valuation Range and a related report that describes the data and methodology used to determine the Valuation Range.

(b)      Purchase Price. The Purchase Price will be uniform as to all subscribing Participants in the Offering.

(c)      Number of Shares of Common Stock to be Offered and Sold. The Aggregate Subscription Amount that will be accepted in the Offering cannot exceed the Maximum of the Valuation Range, and the maximum number of shares of Common Stock to be sold in the Offering shall not exceed the quotient of the Maximum of the Valuation Range divided by the Purchase Price (the “Maximum Shares Issuable”). At a minimum, the Aggregate Subscription Amount, together with the cash contributed by ORI to the Cash Contribution Fund (if applicable), must equal the Minimum of the Valuation Range. There is no minimum number of shares of Common Stock that must be sold in the Offering; provided that if the Aggregate Subscription Amount is less than the Minimum of the Valuation Range, then ORI shall contribute sufficient cash to the Cash Contribution Fund such that the condition in the preceding sentence is satisfied.

(d)      Offering Procedures. When the Aggregate Subscription Amount, together with the cash contributed by ORI to the Cash Contribution Fund (if applicable), falls within the Valuation Range, the following steps will be taken:

(i)      Offering Meets or Exceeds Maximum. If the Aggregate Subscription Amount is equal to or greater than the Maximum of the Valuation Range, then ORI on the Effective Date shall issue shares of Common Stock to the subscribing Participants; provided, however, that the number of shares of Common Stock issued shall not exceed the Maximum Shares Issuable. In the event of an oversubscription in the Offering, shares of Common Stock shall be allocated among the subscribing Participants as provided in Section 5 below; provided, however, that no fractional shares of Common Stock shall be issued.

(ii)      Offering Meets or Exceeds Minimum but not the Maximum. If the Aggregate Subscription Amount is equal to or greater than the Minimum of the Valuation Range, but less than the Maximum of the Valuation Range, then ORI on the Effective Date shall issue shares of Common Stock to the subscribing Participants in an amount sufficient to satisfy the subscriptions of such Participants in full.

(iii)      Offering Does Not Meet Minimum. If the Aggregate Subscription Amount is less than the Minimum of the Valuation Range, then in such event ORI shall establish and fund the Cash Contribution Fund. On the Effective Date, ORI shall, subject to the terms and conditions of the Agreement and this Plan: (A) issue shares of Common Stock to subscribing Participants in an amount sufficient to satisfy the subscriptions of such Participants in full, and (B) use the gross proceeds of the Offering and the amount deposited in the Cash Contribution Fund (which total amount shall not be less than the Minimum of the Valuation Range) to purchase the authorized stock of ECM in accordance with the Act and consummate the Acquisition.

4.      GENERAL PROCEDURE FOR THE OFFERING.

(a)      Approval of the Plan by ECM’s Board of Directors. This Plan and the Converted ECM Articles have been adopted and approved by at least two-thirds (2/3) of the members of the Board of Directors of ECM. Without limiting the generality of the foregoing, the Board of Directors of ECM has adopted a resolution setting forth the Converted ECM Articles and declaring its advisability, and has adopted and approved proposed bylaws of Converted ECM.

(b)      Regulatory Approvals. ECM shall promptly cause the Application to be prepared and filed with the Commissioner (such filing in any event to be made within 30 days after adoption of this Plan by the Board of Directors of ECM) together with any application fee required by the Commissioner.      ORI shall promptly cause the Registration Statement to be prepared and filed with the SEC and make such other regulatory filings as may be required under the circumstances to consummate the transaction, including filing the Form A with the Commissioner.

(c)      Notice to Eligible Members. Upon filing of the Application with the Commissioner, ECM shall send to Eligible Members a notice advising Eligible Members of the adoption and filing of this Plan, their ability to provide the Commissioner and ECM with comments on this Plan within 30 days of the date of such notice, and the procedure for making comments.

(d)      Approval by Eligible Members. Following approval of this Plan by the Commissioner and after the Registration Statement has been declared effective by the SEC, this Plan and the adoption of the Converted ECM Articles, and the transactions contemplated hereby, including without limitation and the Acquisition, will be submitted by ORI and ECM to Eligible Members for their consideration and approval and adoption at the Special Meeting. ORI and ECM shall send, or cause to be sent, the Proxy Statement/Prospectus to all Eligible Members at their last known address appearing on the records of ECM. This Plan and the Converted ECM Articles will be submitted to a vote of the Eligible Members at the Special Meeting. As further described in Section 7, ORI and ECM shall distribute or otherwise make available to all Participants a Proxy Statement/Prospectus and Order Form for the exercise of Subscription Rights to purchase shares of Common Stock in the Offering.

The presence of seven (7) or more Eligible Members, in person or by proxy, at the Special Meeting shall constitute a quorum. Each Eligible Member is entitled to cast one vote at the Special Meeting regardless of the number of Qualifying Policies or other policies owned by such Eligible Member. By way of illustration and not limitation, the following scenarios are included as examples: (i) husband and wife with one or more joint policies = 1 vote, (ii) husband and wife with 2 or more individual policies = 1 vote per person, (iii) husband and wife with 2 individual policies and 10 policies issued to different corporate entities they own = 12 votes; (iv) with respect to each Qualifying Policy for which there is more than one named insured, the first named insured shall be deemed the Eligible Member of such Qualifying Policy; and (v) with respect to each Qualifying Policy for which the named insured is a person other than a natural Person, such Person shall be deemed the Eligible Member of such Qualifying Policy.

Approval and adoption by the Eligible Members of both (i) this Plan and the transactions set forth herein, and (ii) the Converted ECM Articles, will require the affirmative vote, cast in person or by proxy, of at least two-thirds (2/3) of the votes cast by Eligible Members at the Special Meeting. Approval and adoption of this Plan and the Converted ECM Articles by the Eligible Members of ECM will constitute approval and adoption by them of all of the transactions contemplated hereby, including the Acquisition pursuant to the terms of the Agreement.

(e)      Acquisition of the Authorized Shares of Converted ECM by Buyer. Concurrently with completion of the sale of the shares of Common Stock in the Offering on the Offering Closing Date, on the Effective Date, ECM will convert from a mutual insurance company to stock form and issue and sell to Buyer all of its authorized shares under the Converted ECM Articles, all in accordance with the terms of the Agreement.

5.      SUBSCRIPTION OFFERING.

Subscription Rights to purchase shares of Common Stock in the Offering at the Purchase Price will be granted by ORI only to Eligible Members and ECM Participants in the following priorities and shall be subject to the limitations set forth in this Section 5 and in Section 6:

(a)      Eligible Members (First Priority). Each Eligible Member shall receive, without payment, Subscription Rights to purchase in the Offering up to the Maximum Subscription Amount; provided, however, that the maximum dollar amount of subscriptions that will be accepted shall be equal to the Maximum of the Valuation Range, and the maximum number of shares of Common Stock that may be purchased by Eligible Members in the aggregate shall be equal to the Maximum Shares Issuable. The number of Qualifying Policies or other policies owned by an Eligible Member shall not increase or otherwise affect such Eligible Member’s Subscription Rights. An Eligible Member who would otherwise be eligible to subscribe as an ECM Participant will be deemed to subscribe in the capacity as an Eligible Member.

(b)      Oversubscription by Eligible Members. Subject to the last sentence of this subsection (b), in the event that the total Subscription Amounts of all Eligible Members exceeds the Maximum of the Valuation Range, the available shares of Common Stock shall be allocated among subscribing Eligible Members so as to permit each such Eligible Member, to the extent possible, to purchase a number of shares which will make such member’s allocation equal to the lesser of (i) the quotient of the Subscription Amount of such Eligible Member divided by the Purchase Price or (ii) 1,000 shares. Any shares of Common Stock remaining after such initial allocation will be allocated among the subscribing Eligible Members whose subscriptions remain unsatisfied in the proportion in which (i) the Subscription Amount as to which each such Eligible Member’s subscription remains unsatisfied bears to (ii) the Aggregate Subscription Amount as to which all such Eligible Members’ subscriptions remain unsatisfied; provided, however, that no fractional shares of Common Stock shall be issued. If, because of the magnitude of the oversubscription, shares of Common Stock cannot be allocated among subscribing Eligible Members so as to permit each such Eligible Member to purchase the lesser of 1,000 shares or the number of shares subscribed for, then shares of Common Stock will be allocated among the subscribing Eligible Members in the proportion in which: (i) the Subscription Amount by each such Eligible Member bears to (ii) the Aggregate Subscription Amount by all Eligible Members; provided, however, that no fractional shares of Common Stock shall be issued. In the event of such oversubscription, the allocation of shares of Eligible Members shall also take into account the limitation that the Aggregate Discount Value cannot exceed the ADV Cap, and the Purchase Price and the number of shares allocated to Eligible Members shall be adjusted in the manner provided in this Plan and in the illustration attached hereto as Exhibit “B”.

(c)      ECM Participants (Second Priority). Subject to the rights of Eligible Members to subscribe for and purchase 100% of the shares offered in the Offering, and the limitations set forth in this subsection (c), each ECM Participant shall receive, without payment, Subscription Rights to purchase in the Offering up to the Maximum Subscription Amount. These Subscription Rights shall be subordinated to the Subscription Rights of the Eligible Members, and may be exercised only to the extent that there are shares of Common Stock that could have been purchased by Eligible Members, but which remain unsold after satisfying the subscriptions of all Eligible Members; provided, however, that (i) the aggregate number of shares purchased by all of the ECM Participants shall not exceed the total number of shares to be issued at the Minimum of the Valuation Range in the Offering minus the number of shares subscribed for by Eligible Members, and (ii) in accordance with the Act, the aggregate number of shares purchased by all of the directors and officers of ECM (including in their capacity as an Eligible Member) shall not exceed 30% of the total number of shares of Common Stock as would be issued at the Minimum of the Valuation Range.

(d)      Oversubscription by ECM Participants. In the event of an oversubscription among the ECM Participants, then the shares of Common Stock available to satisfy the subscriptions of such ECM Participants will be allocated among them in the proportion in which: (i) the Subscription Amount by each such ECM Participant bears to (ii) the aggregate Subscription Amounts by all such ECM Participants; provided, however, that no fractional shares of Common Stock shall be issued.

(e)      Limitations on Subscription Rights. Subscription Rights granted under this Plan will be non-transferable. Subscription Rights in the Offering will be subject to all the terms, conditions and limitations of this Plan. Any Person purchasing Common Stock pursuant to a Subscription Right in the Offering will be deemed to represent and affirm to the Company that such Person is purchasing for his or her own account and not on behalf of any other Person. Any ECM Participant who subscribes for Common Stock must have been an ECM Participant on the Eligibility Record Date and on the Effective Date in order to purchase Common Stock in the Offering.

6.      LIMITATIONS ON SUBSCRIPTIONS AND PURCHASES OF COMMON STOCK.

The following additional limitations and exceptions shall apply to all purchases of Common Stock in the Offering:

(a)      Minimum Subscription Amount. To the extent that shares of Common Stock are available, no Person may purchase fewer than (i) 25 shares of Common Stock or (ii) shares of Common Stock having an aggregate Purchase Price of $500.00 in the Offering.

(b)      Maximum Subscription Amount. In addition to the other restrictions and limitations set forth in this Plan, (i) the maximum number of shares of Common Stock that any Person, together with any Associate or group of Persons acting in concert, may directly or indirectly acquire in the Offering shall not exceed five percent (5%) of the capital stock of ORI, except with the approval of the Commissioner, and (ii) notwithstanding the foregoing, the maximum Subscription Amount in the Offering by any Participant shall not exceed $350,000.00, irrespective of the different capacities in which such Person may have subscribed for such shares under this Plan (collectively, the “Maximum Subscription Amount”). The limits set forth in this section shall not be construed to increase any other purchase limit provided in this Plan.

(c)      Restrictions Applicable to Directors and Officers. In addition to the restriction on the total number of shares of Common Stock that ECM Participants may purchase in the Offering contained in Section 5(c), no Director or Officer or person acting in concert with a Director or Officer shall acquire any capital stock of the Converted ECM or of ORI for three (3) years after the Effective Date of this Plan, except through a broker-dealer, without the permission of the Commissioner. This provision does not prohibit such Directors and Officers of the Company from: (i) making block purchases of 1% or more of such outstanding Common Stock other than through a broker-dealer if approved in writing by the Commissioner; (ii) exercising Subscription Rights in the Offering; or (iii) participating on and after the Effective Date in a stock benefit plan established by ORI. In addition, approval of this Plan by the Commissioner shall constitute the approval and permission by the Commissioner for Directors and Officers to participate in any stock benefit plans of ORI in which similarly situated directors and officers of ORI participate. For purposes of the foregoing limitations, Directors and Officers shall not be deemed to be Associates or a group acting in concert solely as a result of their capacities as such. The restriction described in Section 914-A(h) of the Act is hereby referenced and incorporated herein.

(d)      Restrictions Applicable to ECM. Without the prior approval of the Commissioner, ECM shall not for a period of three (3) years from the Effective Date, repurchase any of its capital stock from any Person. The provisions of this Section 6(d) shall not apply to ORI, and the Commissioner’s approval of this Plan shall constitute approval under Section 914-A(j) of the Act of any repurchase by ORI of any of its capital stock from any Person that otherwise would be subject to such Section.

(e)      Adjustment to Purchase Limitation. The Company may increase or decrease any of the purchase limitations set forth herein at any time with the written consent of ORI; provided, however, that in no event shall the maximum purchase limitation applicable to Eligible Members be less than the maximum purchase limitation percentage applicable to any other class of subscribers or purchasers in the Offering. In the event that either an individual or aggregate purchase limitation is increased after commencement of the Offering, any Person who ordered the maximum number of shares of Common Stock shall be permitted to purchase an additional number of shares such that such Person may subscribe for or order the then maximum number of shares permitted to be subscribed for by such Person, subject to the rights and preferences of any Person who has priority rights to purchase shares of Common Stock in the Offering. In the event that either an individual or the aggregate maximum purchase limitation is decreased after commencement of the Offering, the orders of any Person who subscribed for an amount in excess of the decreased maximum purchase limitation amount shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum purchase amount permitted to be subscribed for or ordered by such Person.

7.      MECHANICS AND TIMING OF THE OFFERING, MANNER OF PURCHASING COMMON STOCK AND ORDER FORMS.

(a)      Overview of the Offering. The Offering shall be conducted as follows:

(i)      Commencement. The Offering shall commence on the Mailing Date and continue for at least 20 calendar days but not more than 45 calendar days (the “Subscription Period”).

(ii)      Mailing of Offering Materials. On the Mailing Date, ORI shall distribute the Proxy Statement/Prospectus, together with Order Forms for the exercise of Subscription Rights in the Offering, to all Participants.

(iii)      Subscription Period. During the Subscription Period, a Participant may subscribe for shares of Common Stock by properly completing and delivering the Order Form, together with payment in an amount equal to such Participant’s Subscription Amount.

(iv)      Special Meeting. The Special Meeting will be held upon or following termination of the Subscription Period.

(v)      Announcement of Results. On the Special Meeting Date and immediately following the adjournment of the Special Meeting, ORI will issue a press release and file or furnish a Current Report on Form 8-K with the SEC to announce the results of the Special Meeting and the Offering, including the Purchase Price, the ORI 10-day VWAP, the Stock Discount Percentage and the total amount of subscriptions received, in each case as determined by the Calculation Agent or the Subscription Agent, as applicable.

(vi)      Closing Date. On the Offering Closing Date (which shall be the next business day after the date of the Special Meeting), shares of Common Stock will be issued to each Participant whose Order Form, together with payment, has been properly completed, timely submitted and not revoked.

(b)      Timing of the Offering. The exact timing of the commencement and completion of the Offering shall be determined by the Company and ORI in consultation with their respective representatives. The Company and ORI may consider a number of factors in determining the exact timing of the commencement of the Offering, including, but not limited to, their respective current and projected future earnings, local and national economic conditions and the prevailing market for stocks in general and stocks of insurance companies in particular. The Offering may be terminated by agreement of the Board of Directors of ECM and the Board of Directors of ORI at any time prior to the Special Meeting and at any time thereafter, without liability to any Person, subject to any necessary regulatory approval or concurrence.

(c)      Manner of Exercising Subscription Rights in the Offering; Order Forms. Promptly after the Registration Statement has been declared effective by the SEC and the Commissioner has approved this Plan, ORI shall distribute or make available the Proxy Statement/Prospectus, together with Order Forms for the exercise of Subscription Rights in the Offering, to all Participants. The recipient of an Order Form will have, during the Subscription Period (with the exact termination date to be set forth in the Proxy Statement/Prospectus), to properly complete and execute the Order Form and deliver it, together with payment to ORI, the Company (as agent for ORI), or the Subscription Agent (with the recipient set forth in the Proxy Statement/Prospectus) in an amount equal to such subscriber’s Subscription Amount. ORI and the Company may extend such period by such amount of time as they determine is appropriate, but in no event by more than 90 days without the prior approval of the Commissioner. Failure of any subscriber to deliver a properly executed Order Form to ORI, the Company

(as agent for ORI) or the Subscription Agent (with the recipient set forth in the Proxy Statement/Prospectus), along with payment of the Subscription Amount for shares of Common Stock subscribed for, within the time limits prescribed, shall be deemed an irrevocable waiver and release by such Person of any rights to subscribe for or purchase shares of Common Stock. An Order Form will be deemed to have been “delivered” to ORI, the Company (as agent for ORI) or the Subscription Agent (with the recipient set forth in the Proxy Statement/Prospectus) when it is physically received at the address shown on the Order Form and not when it is deposited in the mail if the subscriber chooses to make delivery by mail. Failure of the U.S. Postal Service to deliver to ORI, the Company (as agent for ORI) or the Subscription Agent (with the recipient set forth in the Proxy Statement/Prospectus) any Order Form to the address shown on the Order Form shall also be deemed such a waiver and release. Order Forms, once tendered to ORI, the Company (as agent for ORI) or the Subscription Agent (with the recipient set forth in the Proxy Statement/Prospectus), shall not be revocable except to the extent that a revocation right is set forth in the Proxy Statement/Prospectus and Order Form.

(d)      Authority to Reject Subscriptions. The Company and ORI shall have the absolute right, in their sole discretion and without liability to any Person, to determine which proposed subscribing Persons and which subscriptions and orders in the Offering meet the criteria provided in this Plan for eligibility to purchase Common Stock and the number of shares eligible for purchase by any Person, and to reject any Order Form that is (i) improperly completed or executed, (ii) not timely received, for whatever reason, (iii) not accompanied by the proper payment, or (iv) submitted by a Person whose representations ORI believes to be false or who it otherwise reasonably believes is, either alone, or acting in concert with others, violating, evading or circumventing, or intending to violate, evade or circumvent, the terms and conditions of this Plan or the Act. The Company and ORI may, but will not be required to, waive any irregularity on any Order Form or may require the submission of corrected Order Forms or the remittance of full payment for shares of Common Stock by such date as they may specify. The interpretation of the Subscription Agent, the Company and ORI of the terms and conditions of the Order Forms shall be final and conclusive, and ORI and the Company shall be free from liability to any Person on account of such action. Once ORI, the Company (as agent for ORI) or the Subscription Agent, as applicable, receives an Order Form with full payment, the order shall be deemed placed and will be irrevocable; provided, however, that no Order Form shall be accepted until the Registration Statement has been declared effective by the SEC and the Proxy Statement/Prospectus has been mailed or otherwise made available to the Persons entitled to Subscription Rights in the Offering, and any Order Form received prior to that time shall be rejected and no sale of Common Stock shall be made in respect thereof.

(e)      Reasonable Efforts. ORI shall make reasonable efforts to comply with the securities laws of all jurisdictions in the United States in which Persons entitled to subscribe reside. However, ORI has no obligation to offer or sell shares to any Person under this Plan if such Person resides in a foreign country or in a jurisdiction of the United States with respect to which (i) the grant of Subscription Rights or the offer or sale of shares of Common Stock in the Offering to such Persons would require ORI or its directors, officers or employees, under the laws of such jurisdiction, to register as a broker or dealer, salesman or selling agent or to register or otherwise qualify the Common Stock for sale in such jurisdiction, or ORI would be required to qualify as a foreign corporation or file a consent to service of process in such jurisdiction, or (ii) such registration or qualification in the judgment of ORI would be impracticable or unduly burdensome for reasons of cost or otherwise.

8.      PAYMENT FOR COMMON STOCK; REFUNDS

(a)      Payment. Payment for all shares of Common Stock subscribed for must be received in full and collected by ORI (or by the Company or the Subscription Agent, each as agent for ORI), together with a properly completed and executed Order Form, indicating thereon the total dollar Subscription Amount and such other information as may be required thereon. All subscription payments made by wire, check, bank draft or money order shall be payable to ORI (or the Company, as agent for ORI). All subscription payments will be deposited by ORI in an escrow account at a bank designated by ORI and the Company. The subscription payment shall be such subscriber’s Subscription Amount expressed as a dollar amount and the number of shares of Common Stock that such Subscription Amount purchases will be determined in accordance with Section 8(b). Such payment shall be made by wire, check, bank draft or money order or other means acceptable to ORI at the time the Order Form is delivered to ORI, the Company (as agent for ORI) or the Subscription Agent (with the recipient set forth in the Proxy Statement/Prospectus).

(b)      Shares Issued to Subscribers; Refunds. Subject to the provisions of this Plan concerning oversubscription and the right to reject, in whole or in part, subscriptions from subscribers, the number of whole shares of Common Stock to be sold to each subscriber will be equal to the whole number nearest to but not exceeding the quotient of such subscriber’s Subscription Amount divided by the Purchase Price (as such Purchase Price may be adjusted in the manner provided in this Plan and in the illustration attached hereto as Exhibit “B” in the event that the Aggregate Discount Value exceeds the ADV Cap). No fractional shares will be issued. A refund will be made to such subscriber equal to the difference, if any, between (i) such subscriber’s Subscription Amount and (ii) the Purchase Price multiplied by the whole number of shares sold to such subscriber as described in the preceding sentence. No interest will be paid on any portion of a subscriber’s Subscription Amount, including any refund.

(c)      Shares Non-assessable. Each share of Common Stock issued in the Offering shall be fully paid and non-assessable upon payment in full of the Purchase Price.

9.      CONDITIONS TO THE OFFERING.

Consummation of the Offering is subject to (i) the receipt of all required federal and state approvals for the issuance of Common Stock in the Offering, (ii) approval and adoption of this Plan and of the Converted ECM Articles by the affirmative vote of at least two-thirds (2/3) of the votes cast at the Special Meeting by Eligible Members, voting in person or by proxy, as provided in Section 913-A of the Act, (iii) the satisfaction or waiver of all of the conditions precedent for the completion of the Acquisition pursuant to the terms of the Agreement, and (iv) the sale in the Offering of such dollar amount of shares of Common Stock which together with the Cash Contribution Fund (if applicable) equal at least the Minimum of the Valuation Range.

10.    CONSUMMATION OF THE CONVERSION.

(a)      Manner of Completion of Conversion. On the Effective Date, the Conversion shall be completed in the following manner: (i) the Company shall take such actions as necessary to complete the merger of Ever-Greene Mutual Insurance Company with and into the Company; (ii) the Company shall file with the Commissioner the minutes of the meeting at which this Plan was approved and adopted by the Eligible Members of ECM, along with the Converted ECM Articles and the bylaws of Converted ECM; (iii) the Company shall file with the office of the Secretary of State of the Commonwealth of Pennsylvania the Converted ECM Articles, and (iv) Converted ECM shall issue and sell to Buyer all of the authorized shares of capital stock of Converted ECM pursuant to the Agreement, and the shares of Common Stock for which subscriptions are accepted in the Offering shall be issued and sold by ORI.

(b)      Effect of Conversion. On the Effective Date, without further action by ECM following the filing of the Converted ECM Articles with the office of the Secretary of State of the Commonwealth of Pennsylvania, ECM shall be converted into Converted ECM pursuant to the Act and shall become a wholly owned subsidiary of ORI. In accordance with the provisions of Section 920-A of the Act, upon the completion of the Conversion: (i) the corporate existence of ECM shall be continued in Converted ECM, (ii) all of the rights, assets, franchises, and interests of ECM in and to every species of property, real, personal, and mixed, and any accompanying things in action, shall be vested in Converted ECM without any deed or transfer; and (iii) Converted ECM shall assume all the obligations and liabilities of ECM.

(c)      Effect of Approval of Plan. By approving this Plan, the members of ECM shall have approved all of the transactions contemplated by this Plan, including without limitation, the adoption of the Converted ECM Articles pursuant to Section 913-A(h) of the Act, the Conversion, and the Acquisition. The approval by the Commissioner of this Plan shall be deemed to include and constitute the approval by the Commissioner of all of the transactions described or incorporated by reference herein.

(d)      Exhibits. Prior to completion of the Conversion, the form of the exhibits to this Plan may be revised in accordance with the Act, the Pennsylvania Business Corporation Law, and the provisions and limitations for amending this Plan under Section 14. Each of the exhibits to this Plan is hereby incorporated by reference into this Plan and made a part hereof.

(e)      The ECM Foundation. Following the Effective Date, ECM intends to establish and capitalize a foundation with funding of $5,000,000.00 from the proceeds of the Acquisition with the general mission of supporting the farm community that ECM serves. Randy F. Shaw shall administer the foundation in accordance with its terms.

(f)      ECM Employee Bonus Pool Fund. As provided for in the Agreement, promptly following the consummation of the Acquisition, ECM intends to pay from the proceeds of the Acquisition a cash incentive bonus to all ECM full and part-time employees (excluding ECM Managers, as defined above) who are then employed by ECM, in an aggregate amount equal to $1,000,000.00 (less all applicable withholding taxes), as incentive for such employees to continue to exert their best efforts on behalf of the Company following the Acquisition. The Company CEO, or in his absence, ECM’s Board of Directors, will deliver to ORI on or prior to the Effective Date a written schedule of the payments to be made, subject to all applicable withholding.

(g)      Management Retention Agreements/Participation in ORI Benefit Plans. As provided for and subject to the terms and conditions in the Agreement, in order to incentivize the ECM Managers to remain employed with Buyer following the consummation of the Acquisition, Buyer shall enter into Employee Retention Agreements with the ECM Managers that (i) specify the starting annual salary, (ii) provide for, among other things, (A) cash retention bonus payments to certain ECM Managers, (B) the issuance of ORI restricted stock unit awards to all of the ECM Managers that vest over three (3) years, and (C) severance for all ECM Managers in the event of a separation of employment under certain circumstances prior to the third anniversary of the Effective Date, and (iii) confirm that the ECM Managers shall be eligible to participate in ORI equity-based and cash-based incentive plans and such other benefits as may be made available to all ORI executives from time to time.

(h)      Advisory Board. As provided for and subject to the terms and conditions in the Agreement, there shall be established an advisory board (the “Advisory Board”) to advise and provide general, non-binding policy advice to the board of directors of ECM following the Effective Date. All individuals who were directors of ECM on the Eligibility Record Date and the Effective Date shall serve on the Advisory Board. Members of the Advisory Board shall serve until the fifth anniversary of the Effective Date or their earlier death, retirement or resignation, and shall be entitled to receive a fixed annual compensation in an amount equal to the cash board membership fee received by the members of the ORI board of directors in 2025.

(i)      Incorporation of Stock Purchase Agreement by Reference Agreement. The Agreement is fully incorporated by reference into this Plan and made part hereof, and to the extent a provision in the Agreement conflicts with the terms of this Plan, the provision in the Agreement shall control.

11.    REQUIREMENT FOR STOCK EXCHANGE LISTING.

Prior to the Effective Date, ORI shall, if required by the applicable listing requirements, cause the shares of Common Stock to be issued in the Offering to be approved for listing by the New York Stock Exchange, subject to official notice of issuance.

12.    RESTRICTIONS ON TRANSFER OF COMMON STOCK.

All shares of the Common Stock that are purchased in the Offering shall be transferable without restriction, except to the extent that such transfer is restricted by law, including state and federal securities laws and regulations thereunder.

13.    EFFECT OF CONVERSION ON EXISTING POLICIES AND MEMBERSHIP INTERESTS.

All policies of insurance issued by ECM in force on the Effective Date shall continue to remain in force under the terms of the policies upon and following the Conversion, except that, to the extent that they existed in ECM, any voting rights of the policyholders provided under such policies, any right to share in the surplus of ECM (unless such right is expressly provided for under the provisions of such policy), and any assessment provisions provided for under such policies, shall be extinguished on the Effective Date of the Conversion

Except as provided in the next sentence, the holders of participating policies of insurance issued by ECM in effect on the Effective Date of the Conversion, if any, shall continue to have a right to receive dividends as provided in the participating policies, if any. Except for (i) life policies issued by ECM, if any, (ii) guaranteed renewable accident and health policies issued by ECM, if any, and (iii) guaranteed renewable, non-cancelable accident and health policies issued by ECM, if any, upon the renewal date of a participating policy issued by ECM, ECM may issue the insured a nonparticipating policy as a substitute for the participating policy. Section 914-A(a)(ii) and (iii) of the Act requires that this Plan provide as set forth in the two immediately preceding sentences. ECM does not have and will not have on the Effective Date in force any policy described in such two sentences.)

Any voting and other membership rights of any member, including any right to share in the surplus of ECM, whether provided under ECM’s articles of incorporation, bylaws, the Act or otherwise, shall be extinguished on the Effective Date of the Conversion.

14.    AMENDMENT OR TERMINATION.

This Plan may be substantively amended at any time before approval of this Plan by the Commissioner or by the Board of Directors of ECM as a result of comments from regulatory authorities or otherwise; provided that neither Buyer nor ORI shall not be bound by any such amendment to which ORI shall not have consented in writing. This Plan may be terminated by agreement of the Boards of Directors of ECM and ORI and otherwise as provided in the Agreement at any time prior to approval of this Plan by the Commissioner and at any time thereafter, subject to the Act and any necessary regulatory approval or concurrence. This Plan shall terminate if the Conversion and Acquisition is not consummated within 120 days after the date of the Special Meeting or otherwise as provided in the Agreement.

15.    INTERPRETATION.

References herein to provisions of federal and state law shall in all cases be deemed to refer to the provisions of the same which were in effect at the time of adoption of this Plan by the Board of Directors of ECM and any subsequent amendments to such provisions. All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board shall be final; provided that neither Buyer nor ORI shall not be bound by any such interpretation to which ORI shall not have consented in writing.

Appendix B

STOCK PURCHASE AGREEMENT

by and among

EVERETT CASH MUTUAL INSURANCE CO.,

OLD REPUBLIC SPECIALTY INSURANCE GROUP, INC.

and

OLD REPUBLIC INTERNATIONAL CORPORATION

Dated as of October 22, 2025

B-i

Exhibits:

Exhibit A — Form of Retention Agreement

Exhibit B — Amended and Restated Company Bylaws

Exhibit C — Plan of Conversion

Schedules:

Company Disclosure Letter

Buyer Disclosure Letter

Schedule 4.13(b)

B-ii

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of October 22, 2025 (this “Agreement”), is made by and among Old Republic Specialty Insurance Group, Inc., a Delaware corporation (“Buyer”) and direct wholly owned subsidiary of Old Republic International Corporation, a Delaware corporation (“Old Republic”), and Everett Cash Mutual Insurance Co., a Pennsylvania mutual insurance company (“Company”). Capitalized terms used herein shall have the meanings assigned to such terms in the text of this Agreement or as set forth in Section 8.1.

R E C I T A L S:

WHEREAS, Company proposes (i) to convert to a Pennsylvania stock insurance company pursuant to the Plan of Conversion as hereinafter defined in accordance with the Pennsylvania Insurance Company Mutual-to-Stock Conversion Act, 40 P.S. §§ 911-A, et seq. (the “Act”) and (ii) simultaneously with such conversion, to issue and sell all of its authorized shares to Buyer, thereby becoming a wholly-owned subsidiary of Buyer (collectively, the “Conversion”); and

WHEREAS, in accordance with the Plan of Conversion, upon the Effective Date, Buyer will purchase and Company will sell to Buyer 1,000,000 shares of the common stock of Company, constituting all of the authorized capital stock of Company (the “Shares”), on the terms and conditions set forth in this Agreement; and

WHEREAS, following the execution of this Agreement, Buyer or its Affiliates and Company plan to enter into the Fronting/Reinsurance Agreement(s) with respect to the provision of issuing surplus lines carrier services and reinsurance by Buyer or its Affiliates to Company.

NOW, THEREFORE, the parties agree as follows:

ARTICLE 1
Sale and Purchase of Shares

Section 1.1.         Purchase and Sale. In consideration for the sale and issuance of the Shares, and upon the terms and subject to the conditions of this Agreement, Buyer shall pay to Company an amount (the “Purchase Price”) equal to (a) the Aggregate Subscription Amount, plus (b) the Cash Contribution Fund, if any, in cash, payable in accordance Section 1.2, and Company shall sell, transfer, issue and deliver to Buyer, all of the Shares free and clear of all Liens, all of which shall be fully-paid and non-assessable.

Section 1.2.         Closing. The closing of the sale and purchase of the Shares (the “Closing”) shall take place at 9:00 a.m. Central Time on the Effective Date, or at such other time and place as the parties may mutually designate in writing; provided, that (a) all other conditions set forth in Article 5 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) and (b) all items set forth on the Subscription Calculation Schedule are final. The date on which the Closing actually occurs is referred to hereinafter as the “Closing Date.” The parties agree that the Closing may take place by conference call and electronic delivery of signature pages, and such execution and delivery of signature pages shall be sufficient evidence of such agreement. At the Closing:

(a)         Company shall deliver, or cause to be delivered, to Buyer:

(i)             one or more certificates representing all of the Shares issued in the name of Buyer;

(ii)            good standing certificates (or equivalent documents) for each of the Acquired Companies issued by the secretaries of state of Arizona and Pennsylvania;

(iii)           a copy of the Converted ECM Articles certified by the Secretary of State of Pennsylvania;

(iv)           a copy of the Organizational Documents of each of the Acquired Companies, certified by an officer of the applicable Acquired Company as true, correct and complete;

(v)            the original corporate record books and stock record books of each of the Acquired Companies;

(vi)           the certificates for all of the issued and outstanding shares of the capital stock or membership interests of each Acquired Company (other than Company);

(vii)          all of the consents listed on Section 2.2(b) of the Company Disclosure Letter;

(viii)         written resignations, effective as of the Closing Date, of each director of each of the Acquired Companies;

(ix)           a certificate of Company attesting to the matters set forth in Section 5.2(a);

(x)            evidence satisfactory to Buyer that all Liens on the Assets of each Acquired Company and the Assets have been released, discharged and terminated in full (or will be released, discharged and terminated in full upon being delivery of a payoff letter); and

(xi)           signed counterpart signature pages to the Retention Agreements from each of the individuals set forth on Schedule 1.2(a)(xi).

(b)         Buyer shall (i) pay to Company on the Closing Date an amount equal to the Purchase Price by wire transfer of immediately available funds to an account(s) of Company (which account shall be designated by Company at least two (2) Business Days prior to the Closing Date) and (ii) have delivered counterpart signature pages to the Retention Agreements from Buyer.

Section 1.3.         Subscription Calculation Schedule.

(a)         Not later than five (5) Business Days prior to the Closing Date, Buyer shall deliver to Company a schedule setting forth the Aggregate Subscription Amount, the Cash Contribution Fund, the Aggregate Discount Value, the ADV Cap, the Subscription Price, the Valuation Range and the Maximum Shares Issuable (in each case, as such amounts are determined in accordance with the Plan of Conversion), including reasonable detail as to the calculation of each item (the “Subscription Calculation Schedule”). Buyer and its representatives will consult with Company and its representatives during the preparation of the Subscription Calculation Schedule and allow Company and its representatives to review drafts of the Subscription Calculation Schedule and workpapers relating thereto.

(b)         Unless Company objects in writing to any item on the Subscription Calculation Schedule on or before the close of business on the Business Day preceding the Closing Date, the items set forth in the Subscription Calculation Schedule shall be deemed final.

(c)         In the event of a written objection by Company to any item set forth on the Subscription Calculation Schedule, on or prior to the Closing Date, the parties shall cooperate and seek in good faith to reach a resolution of such objection of the disputed item and the final amount thereof.

Section 1.4.         Tax Treatment of Transaction. For income Tax purposes, the parties agree that the Conversion and the purchase of Shares pursuant to this Agreement shall be treated as if the following occurred in the following order: (a) Old Republic acquired all of the membership interests in Company (collectively, the “Membership Interests”) from the Eligible Members in exchange for Subscription Rights; (b) Old Republic contributed the Membership Interests plus the Purchase Price to Buyer; and (c) Buyer then contributed the Membership Interests plus the Purchase Price to Company, as converted, in exchange for all of the capital stock of Company, as converted.

ARTICLE 2
Representations and Warranties of Company

Except as set forth in the Company Disclosure Letter, Company represents and warrants to Buyer that each of the statements contained in this Article 2 is true and correct as of the date hereof and as of the Closing Date (except to the extent such representations and warranties speak as of another date, in which case, such representations and warranties shall be true and correct as of such date):

Section 2.1.         Corporate Status. Company is a mutual insurance company duly organized, validly existing and in good standing under the Laws of the Commonwealth of Pennsylvania and each other Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Acquired Company has all requisite corporate power and authority to carry on its respective business as now conducted. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing

(where such concept is recognized) in all jurisdictions in which it is required to be so qualified or in good standing, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Copies of the Organizational Documents for each Acquired Company, including its certificate of formation and operating agreement have been made available to Buyer, reflecting all amendments thereto, and are true, correct and complete.

Section 2.2.         Corporate and Governmental Authorization.

(a)         Company has all requisite corporate power and authority to execute and deliver this Agreement and all other Transaction Documents to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Company and all other Transaction Documents to which it is or will be a party, the performance of Company’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action of Company (other than the Member Approval). Company has duly executed and delivered this Agreement and all other Transaction Documents to which it is or will be a party. Assuming the due authorization, execution and delivery by Buyer, this Agreement and all other Transaction Documents to which it is or will be a party constitute the legal, valid and binding obligation of Company enforceable against Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered at law or in equity).

(b)         Other than the Plan of Conversion Approval and such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Section 2.2(b) of the Company Disclosure Letter, the execution and delivery of this Agreement by Company and the performance of its obligations hereunder require no consent, approval, authorization of, or registration with or other action by, or any filing with, any Governmental Authority to be obtained or made by Company.

Section 2.3.         Non-Contravention. The execution and delivery of this Agreement by Company and all other Transaction Documents to which it is or will be a party and the performance of its obligations hereunder and thereunder do not (a) conflict with or breach any provision of the Organizational Documents of Company, or any of the Organizational Documents of the other Acquired Companies, (b) assuming receipt of the Regulatory Approvals, conflict with or breach any provision of any applicable Laws, (c) assuming receipt of the Regulatory Approvals, except as set forth in Section 2.3(c) of the Company Disclosure Letter, require any consent of or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit under, any provision of a Material Contract, any material Permit of the Acquired Companies or any Insurance License of the Acquired Insurance Companies, or (d) result in the creation or imposition of any material Lien (other than Permitted Liens) on any Assets.

Section 2.4.         Capitalization; Title to Shares.

(a)         As of the Effective Date, after giving effect to the Conversion, the authorized capital stock of Company will consist of the Shares. The jurisdiction of incorporation of each Acquired Company along with the authorized, issued and outstanding capital stock or other equity interests of each Acquired Company and the record and beneficial owners thereof, in each case free and clear of any Lien, are set forth in Section 2.4(a) of the Company Disclosure Letter. Upon their issuance and sale to Buyer in accordance herewith, the Shares will be duly authorized, validly issued and fully paid and nonassessable, and free and clear of any Lien.

(b)         Except as set forth in Section 2.4(b) of the Company Disclosure Letter, as of the Effective Date after giving effect to the Conversion, there will be no outstanding (i) shares of capital stock of or other voting or equity interests in any Acquired Company, (ii) securities, bonds, debentures or Indebtedness of any Acquired Company convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in any Acquired Company, (iii) options, warrants or other rights or agreements, commitments or understandings of any kind to acquire from any Acquired Company, or other obligation of any of the Acquired Companies to issue, transfer or sell, any shares of capital stock of or other voting or equity interests in any Acquired Company or securities, bonds, debentures or Indebtedness convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in any Acquired Company, (iv) voting trusts, proxies or other similar agreements or understandings to which any Acquired Company is a party or by which any Acquired Company is bound with respect to the voting of any shares of capital stock of or other voting or equity interests in any Acquired Company or (v) contractual obligations or commitments of any character restricting the transfer of, or requiring the registration for sale of, any shares of capital stock of or other voting or equity interests in any Acquired Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the “Acquired Company Securities”). As of the Effective Date after giving effect to the Conversion, there will be no outstanding obligations of any Acquired Company to repurchase, redeem or otherwise acquire any Acquired Company Securities.

Section 2.5.         Investments. None of the Acquired Companies has any Subsidiaries or owns any shares of capital stock of or other voting or equity interests in (including any securities exercisable or exchangeable for or convertible into shares of capital stock of or other voting or equity interests in) any other Person (other than such capital stock or voting or equity interests held in Company’s investment portfolio). Company has provided Buyer with a complete list of all bonds, stocks, mortgage loans and other investments that were carried on the books and records of the Acquired Companies as of June 30, 2025. No Acquired Company is a party to or bound by any Contract to acquire any equity securities of any Person or any direct or indirect equity or ownership interest in any other business. No Acquired Company is contractually obligated to provide funds to make any investment (whether in the form of a loan, capital contribution or otherwise) in any other Person.

Section 2.6.         Financial Statements; Accounting Controls.

(a)         Company has delivered or made available to Buyer copies of the unaudited consolidated balance sheet and unaudited consolidated statement of income, cash flows and equity of Company and its Subsidiaries, at and for the period ended December 31, 2024 (the “GAAP Financial Statements”), together with a statement showing the reconciliation of the December 31, 2024 Audited SAP Financial Statements to the GAAP Financial Statements. The GAAP Financial Statements have been prepared in all material respects in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) as of the date thereof and present fairly in all material respects in accordance with GAAP the combined financial position, results of operations, cash flows and consolidated equity of the Acquired Companies at and for the respective periods indicated. Company has delivered or made available to Buyer complete copies of the audited Statutory Statements of each Acquired Insurance Company at and for the periods ended December 31, 2022, 2023 and 2024, together with the report of each such company’s independent auditors thereon (the “Audited SAP Financial Statements”) and the unaudited Statutory Statements of each Acquired Insurance Company, at and for the three-, six- and nine-month periods ended March 31, June 30, and September 30, 2025, respectively (the “Interim SAP Financial Statements”; together with the Audited SAP Financial Statements, the “SAP Financial Statements”). The SAP Financial Statements have been, and the Subsequent Period Statutory Statements will be, prepared in accordance with SAP applied on a consistent basis (except as may be indicated in the notes thereto) and present fairly in all material respects in accordance with SAP, except as set forth in the notes, exhibits or schedules thereto, the statutory financial position, as of the respective dates thereof, and results of operations of each Acquired Insurance Company at and for the respective periods indicated (subject, in the case of the Interim SAP Financial Statement and any Subsequent Period Statutory Statements for the first, second or third quarters of any year, to normal year-end adjustments and to any other adjustments consistent with SAP described therein).

(b)         Since December 31, 2020, each Acquired Insurance Company has filed all Statutory Statements required to be filed with the applicable Governmental Authority for the jurisdiction in which it is or was for the period of time covered by the filing, domiciled on forms prescribed or permitted by such Governmental Authority.

(c)         No material deficiency has been asserted in writing with respect to any of the Statutory Statements of an Acquired Insurance Company by any Insurance Department which remains uncured as of the date hereof.

(d)         Without limiting the generality of Section 2.6(a), the aggregate consolidated reserves of Company and Ever-Greene Mutual recorded in the SAP Financial Statements, and which will be recorded in the Subsequent Period Statutory Statements, (i) were (or will be) determined in all material respects in accordance with generally accepted actuarial standards consistently applied throughout the specified periods and the immediately prior periods, (ii) are fairly stated in all material respects in accordance with generally accepted actuarial standards consistently applied and SAP and (iii) have been computed in all material respects on the basis of Reserving Practices and Policies consistent with those used in computing the corresponding consolidated reserves since January 1, 2022, except as otherwise noted in the Statutory Statements of Company or the notes thereto. Company has made available to Buyer copies of all workpapers that were or are used as the basis for establishing consolidated reserves of Company and Ever-Greene Mutual. Each Acquired Insurance Company owns assets that qualify as admitted assets under applicable Laws in an amount at least equal to any such required consolidated reserves plus its minimum statutory capital and surplus as required under applicable Laws. No reserves of any Acquired Insurance Company have been discounted on either a tabular or non-tabular basis. For the avoidance of doubt, no representation or warranty contained in this Section 2.6(d) or otherwise in this Agreement shall be deemed to constitute a representation or warranty as to the adequacy or sufficiency of the reserves of any of the Acquired Insurance Companies, including that such reserves are adequate or sufficient to cover future adverse loss or loss adjustment expense development of any of the Acquired Insurance Companies.

(e)         Except as set forth in Section 2.6(e) of the Company Disclosure Letter, Company has made available to Buyer copies of all material actuarial reports, reviews, studies, opinions and appraisals, independent or otherwise, prepared by actuaries, independent or otherwise, with respect to the Business since December 31, 2021 and all attachments, opinions, certifications, addenda, supplements and modifications thereto (the “Actuarial Analyses”). The information and data furnished by Company and its Affiliates in connection with the preparation of the Actuarial Analyses was, taken as a whole, complete and accurate in all material respects as of the respective dates such Actuarial Analyses were prepared.

(f)          Company has made available to Buyer true and complete copies of all analyses and reports submitted by each Acquired Insurance Company to any applicable Insurance Department since January 1, 2021 relating to risk-based capital calculations. Such analyses and reports have been prepared in accordance with regulations and bulletins applicable to such Acquired Insurance Company under applicable Insurance Laws and fairly present in all material respects Acquired Insurance Company’s, as applicable, risk-based capital as of the respective dates in which such analyses and reports were prepared.

(g)         Company has made available for inspection by Buyer (i) any reports of examination (including financial, market conduct and similar examinations) for each Acquired Insurance Company since December 31, 2021 and (ii) all other holding company filings or submissions required to be made by or with respect to each Acquired Insurance Company with any applicable Insurance Department since December 31, 2021. All material deficiencies or violations noted in the examination reports described in clause (i) above have been resolved to the satisfaction of the applicable Insurance Department that noted such deficiencies or violations. Each of the other Acquired Companies has filed all reports, statements, documents, registrations, filings or submissions required to be filed with any Governmental Authority since December 31, 2021. All such registrations, reports, statements, documents, filings and submissions referred to in the immediately preceding sentence were in material compliance with applicable Laws when filed, and no material deficiencies have been asserted in writing by any such Governmental Authority with respect to such registrations, filings or submissions that have not been satisfied to the material satisfaction of the Governmental Authority that noted such deficiencies. Except as set forth in Section 2.6(g) of the Company Disclosure Letter, no Acquired Insurance Company is “commercially domiciled” under the applicable Laws of any jurisdiction or is otherwise treated as domiciled in a jurisdiction other than its respective jurisdiction of organization.

(h)         Since December 31, 2022, each Acquired Insurance Company has been in material compliance with, and has adhered in all material respects, to its written underwriting guidelines.

(i)          Each of the Acquired Companies maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal controls over financial reporting to assist in reasonably assuring that (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Acquired Companies in conformity with GAAP and, if applicable, SAP and to maintain accountability for its assets; (iii) access to assets is permitted only in accordance with management’s authorization; and (iv) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Neither the auditors nor the board of directors of any of the Acquired Companies have been advised of any fraud, whether or not material, that involves management or other employees who have a role in the internal controls over financial reporting of any of the Acquired Companies.

(j)          Other than investment gains or losses incurred in connection with each Acquired Insurance Company’s investment portfolio, no capital gains or losses, whether realized or unrealized, have been recorded on the books of any of the Acquired Companies, except as set forth in Section 2.6(j) of the Company Disclosure Letter.

Section 2.7.         No Undisclosed Liabilities.

Except (a) for liabilities and obligations disclosed or reserved against in the SAP Financial Statements as at and for the year ended as of the Balance Sheet Date, (b) for liabilities and obligations incurred in the ordinary course of business since the Balance Sheet Date and (c) liabilities and obligations under the covenants contained in this Agreement and set forth in Section 2.7 of the Company Disclosure Letter, none of the Acquired Companies have or have incurred any liabilities or obligations.

Section 2.8.         Absence of Certain Changes. Since the Balance Sheet Date, except as otherwise contemplated by this Agreement, (a) the Business of the Acquired Companies has been conducted in all material respects in the ordinary course of business, (b) there has been no event, change, occurrence or circumstance that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect and (c) no Acquired Company has taken any action that would, after the date hereof, be prohibited or has omitted to take any action that would, after the date hereof, be required, as the case may be, by clauses (a) through (y) of Section 4.1.

Section 2.9.         Material Contracts.

(a)         Except as disclosed in Section 2.9 of the Company Disclosure Letter, none of the Acquired Companies is a party to or bound by:

(i)             any mortgage, indenture, loan or credit agreement, security agreement, or other agreement relating to Indebtedness (whether incurred, assumed, guaranteed or secured by any asset), the borrowing of money or extensions of credit or Liens upon any of the assets or properties of any Acquired Company;

(ii)            any joint venture, partnership, limited liability company or other similar agreements or arrangements (including any agreement providing for joint research, development or marketing);

(iii)           contract for the employment of any officer, individual employee or other Person on a full time, part time, consulting or other basis, including contracts with respect to severance payments, or relating to loans to employees, officers, directors or Affiliates;

(iv)           any agreement or series of related agreements, including any option agreement, relating to the acquisition or disposition of any business, capital stock or assets of any other Person or any material real property (whether by merger, sale of stock, sale of assets or otherwise);

(v)            any agreement that (A)      materially limits the freedom of any of the Acquired Companies to compete in any line of business or with any Person or in any area or that would so limit the freedom of Buyer or its Affiliates or the Acquired Companies after the Closing; (B) contains material exclusivity obligations or restrictions binding on the Acquired Companies or that would be binding on Buyer or any of its Affiliates after the Closing; (C) materially limits or purports to materially limit the method or scope of conduct of the Business; or (D) prevents any Acquired Company from soliciting employees or customers;

(vi)           any agreement or series of related agreements for the purchase of materials, supplies, goods, services, equipment or other assets that provides for aggregate payments by the Acquired Companies over the remaining term of such agreement or related agreements of $50,000 or more or under which the Acquired Companies made payments of $50,000 or more during the year ending on the Balance Sheet Date;

(vii)          any lease, sublease, license or rental or use contract of personal property (other than Intellectual Property) providing for annual rental payments in any case in excess of $50,000 (whether any Acquired Company is lessor, lessee, licensor or licensee);

(viii)         any sales, distribution, brokerage, agency, producer or other similar agreement providing for the sale by the Acquired Companies of services that provides for aggregate payments to the Acquired Companies over the remaining term of the agreement of $250,000 or more or under which payments of $250,000 or more were made to the Acquired Companies during the year ending on the Balance Sheet Date;

(ix)           any agreement relating to the payment of referral fees, shared commissions or other payments based upon the sale of products in connection with the Business;

(x)            any agreement relating to any interest rate, derivatives or hedging transaction;

(xi)           any agreement (including any “take-or-pay” or keepwell agreement) under which (A) any Person has directly or indirectly guaranteed any liabilities or obligations of the Acquired Companies or (B) any of the Acquired Companies has directly or indirectly guaranteed any liabilities or obligations of any other Person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

(xii)          any written or oral lease, sublease, ground lease, license, concession, occupancy or similar agreement(s) regarding the right to use or occupy real property;

(xiii)         all agreements with any Governmental Authority;

(xiv)         all powers of attorney;

(xv)          all agreements between an Acquired Company, on the one hand, and any of Company or its respective Affiliates, on the other hand;

(xvi)         all settlement agreements or any other agreements involving any resolution of any actual or threatened Litigation that (A) imposes any continuing non-monetary obligation on an Acquired Company or the Business; (B) the performance of which involves payment by an Acquired Company after the Closing Date or (C) is with any current or former director, manager, officer or employee of an Acquired Company or its Affiliates; or

(xvii)        any other agreement which is material to the operations and business prospects of the Acquired Companies or involves consideration in excess of $100,000 annually, other than agreements that are subject to clause (viii) above.

(b)         Each agreement, commitment, arrangement or plan disclosed in the Company Disclosure Letter pursuant to this Section 2.9 or Section 2.10(d), 2.11(a), 2.17(a), 2.21(c) or 2.22(a) (each, a “Material Contract”) is a valid and binding agreement of the Acquired Companies (subject to the effects of applicable bankruptcy, clarification, insolvency, fraudulent conveyance, moratorium, sponsorship or other Laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered at law or in equity) and is in full force and effect, and, to the Knowledge of Company, is a valid and binding agreement of the counterparties thereto. None of the Acquired Companies or, to the Knowledge of Company, any other party thereto is (or is alleged to be) in material default or material breach under the terms of, or has provided or received any notice of any intention to terminate, any such Material Contract, and, to the Knowledge of Company, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default thereunder or result in a termination thereof or would cause or permit the acceleration of or other changes of or to any right or obligation or the loss of any benefit thereunder. Company has provided Buyer with a true and correct copy of each Material Contract and an accurate description of each of the oral Material Contracts, together with all amendments, waivers or other changes thereto.

Section 2.10.       Properties.

(a)         Title to Assets. The Acquired Companies have good, valid and indefeasible title to, or otherwise have the right to use pursuant to a valid and enforceable lease, license or similar contractual arrangement, all of their material assets (real and personal, tangible and intangible) (collectively, the “Assets”), in each case free and clear of any Lien other than Permitted Liens.

(b)         Sufficiency of Assets. Subject to the last sentence of Section 2.6(d), the Assets of the Acquired Companies and the real and personal property leased by the Acquired Companies pursuant to the Leases disclosed in Section 2.10(d) of the Company Disclosure Letter constitute all of the properties, rights and assets necessary and sufficient for the conduct of the Business by the Acquired Companies immediately following the Closing in the same manner as currently being conducted.

(c)         Owned Real Property. Section 2.10(c) of the Company Disclosure Letter contains a list of the addresses of all real property now or formerly owned since January 1, 2005 by the Acquired Companies (the “Owned Real Property”) and identifies (i) with respect to each currently Owned Real Property, the Acquired Company that is the owner of such Owned Real Property, its tax identification number(s) and all Persons that use or occupy such Owned Real Property, and (ii) with respect to each previously Owned Real Property, the Acquired Company that was the owner of such real property. Except as set forth in Section 2.10(c) of the Company Disclosure Letter, the Acquired Companies have good and indefeasible fee simple title in and to the Owned Real Property, free and clear of all Liens other than Permitted Liens. Except as set forth in Section 2.10(c) of the Company Disclosure Letter, (A) there are no Leases granting to any Person other than an Acquired Company the right to use or occupy any Owned Real Property, (B) there are no outstanding options or rights of first refusal to purchase all or a portion of such properties and (C) no eminent domain or condemnation action is pending or, to the Knowledge of Company, threatened, with respect to the Owned Real Property.

(d)         Leased Real Property. Section 2.10(d) of the Company Disclosure Letter contains a list of all leases, subleases, ground leases, licenses, concessions, occupancy or similar agreements regarding the right to use or occupy real property to which any Acquired Company is a party (collectively, the “Leases”). The Leases are in full force and effect in all material respects and, as of the date hereof, Company has not received a written notice of default or termination with respect to any of the Leases. There has not occurred any event nor has Company received any written notice of any default or event that with notice or lapse of time, or both, would constitute a material breach by any Acquired Company of, or material default by any Acquired Company in, the performance of any covenant, agreement or condition contained in any Lease, and to the Knowledge of Company, no party under a Lease is in material breach or default in the performance of any covenant, agreement or condition contained in such Lease.

(e)         Section 2.10(e) of the Company Disclosure Letter contains a list of all of the tangible personal property currently used by any Acquired Company or otherwise currently used in the Business, excluding those Assets having a book value per item as of the date of this Agreement of less than $10,000.

Section 2.11.       Intellectual Property.

(a)         Section 2.11(a)(i) of the Company Disclosure Letter contains a complete and accurate list of (i) Registered Intellectual Property owned or licensed by any Acquired Company or used in connection with the Business, in each case specifying the jurisdiction (or, in the case of Internet Registered Rights, the Person with whom such Internet Registered Right is registered) in which the applicable registration has been obtained or pending application has been filed, and, where applicable, the registration or application number therefor, and, if not registered or applied for on behalf of any Acquired Company, the registrant or applicant therefor, and (ii) common law Trademark Rights owned by any Acquired Company and material to the Business, (iii) all unregistered Copyright Rights owned by any Acquired Company and material to the Business. Section 2.11(a)(i) of the Company Disclosure Letter sets forth, for each item identified therein, any deadline falling during the twelve month period following the date of this Agreement for any filing or payment required to maintain, preserve or otherwise retain all rights with respect to or associated with any such item, including any and all office action response deadlines, priority filing deadlines, registration fee deadlines, maintenance fee payment deadlines, usage affidavit deadlines and renewal deadlines. The Acquired Companies own or possess, or have valid, enforceable rights or licenses to use, all Intellectual Property identified in Section 2.11(a)(i) of the Company Disclosure Letter and all other Intellectual Property Rights that are necessary to carry on the Business, free and clear of all Liens (other than Permitted Liens and restrictions provided in an agreement, license or other arrangement listed in Section 2.11(a) of the Company Disclosure Letter). As of the date hereof, there are no claims pending or, to the Knowledge of Company, threatened, challenging the ownership, validity or enforceability of any Intellectual Property Right owned by or licensed to any Acquired Company or used in the Business.

(b)         To the Knowledge of Company, the conduct of the Business by the Acquired Companies does not infringe, misappropriate, dilute or violate the Intellectual Property Rights of any Person and, since January 1, 2021, no Acquired Company has received any written notice alleging or asserting any infringement, misappropriation, dilution or violation of the rights of any third party with respect to any Intellectual Property Right. To the Knowledge of Company, there is no infringement, misappropriation, dilution or violation by any Person of any Intellectual Property

Right of any Acquired Company and, since January 1, 2021, Company has not issued or delivered any written notice to any Person alleging or asserting of any infringement, misappropriation, dilution or violation of any Intellectual Property Right of any Acquired Company.

(c)         Section 2.11(c) of the Company Disclosure Letter contains a complete and accurate list of (i) all licenses, sublicenses, grants, royalty, escrow, maintenance, support and other agreements of any kind relating to any Intellectual Property Rights owned by a third party that have been licensed by or on behalf of any Acquired Company or relating to the Business (the “Inbound Licenses”); provided, however, that (1) licenses for commercially available Software licensed under “shrinkwrap” or “clickwrap” or similar standard form agreements for which the one-time license fee or the annual maintenance, subscription fees, and license fees are less than $50,000 (“OTC Software”) need not be listed Section 2.11(c) of the Company Disclosure Letter (but remain “Inbound Licenses” hereunder), and (ii) all licenses, sublicenses, grants, royalty, escrow, maintenance, support and other agreements of any kind relating to any Intellectual Property Rights owned by any Acquired Company (the “Outbound Licenses”). Except under the Inbound Licenses, no Acquired Company is obligated to pay any royalties or other compensation (other than market rate fees for OTC Software), to any third party in respect of its ownership, use or license of any Intellectual Property Rights necessary for, used or held for use in the operation of the Business. All Intellectual Property Rights that have been licensed by or on behalf of any Acquired Company or relating to the Business are being used substantially in accordance with the applicable Inbound License. To the Knowledge of Company, all Intellectual Property Rights that have been licensed to a third party under an Outbound License are being used substantially in accordance with the applicable Outbound License.

(d)         The Acquired Companies own or possess sufficient and valid rights to use all IT Assets used in the conduct of the Business. To the Knowledge of Company, since January 1, 2021, (A) no Acquired Company has suffered a material security breach with respect to its data or systems requiring notification to employees in connection with such employees’ confidential information or to customers in connection with customers’ confidential information, and (B) there has not been any material malfunction, failure, interruption, outage, unplanned downtime, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the IT Assets used in the conduct of the Business. Each Acquired Company has taken all commercially reasonable steps to provide for and safeguard the confidentiality, availability, security, back-up and integrity of the IT Assets used in the Business, including implementing and maintaining appropriate backup, disaster recovery, business continuity plans and procedures and software and hardware support arrangements.

(e)         Section 2.11(e) of the Company Disclosure Letter (i) sets forth a list of amounts payable by the Business with respect to Intellectual Property Rights to Persons in excess of $100,000 annually or on or before December 31, 2025, and (ii) indicates whether such amounts are fixed or variable with respect to any applicable period.

(f)          Each Acquired Company has taken commercially reasonable measures and precautions to establish and preserve the confidentiality, secrecy and ownership of all Proprietary Information included in their respective Intellectual Property Rights. To the Knowledge of Company, since January 1, 2021, no Person has violated any obligations of confidentiality to any Acquired Company with respect to any Proprietary Information material to the conduct of the Business. All former and current employees of each Acquired Company have executed written contracts with one or more of the Acquired Companies that assign to one or more of the Acquired Companies all rights to any Intellectual Property relating to the Business and that undertake to maintain the confidentiality of all Proprietary Information owned or held by the Acquired Companies.

(g)         Section 2.11(g) of the Company Disclosure Letter sets forth a complete and accurate list of all Software that is owned or exclusively licensed by any Acquired Company and material to the conduct of the Business (the “Proprietary Software”). The Proprietary Software that is exclusively licensed by any Acquired Companies is identified in Section 2.11(g) of the Company Disclosure Letter as exclusively licensed. The applicable Acquired Company owns all right, title and interest in and to the Proprietary Software that is not identified as exclusively licensed in Section 2.11(g) of the Company Disclosure Letter. No Acquired Company has agreed to provide the Proprietary Software, or any source code thereof, to any third party, through an escrow agreement or otherwise. The Proprietary Software performs in all material respects its intended functions in the manner described in the applicable Acquired Company’s systems documentation, free of any material bugs or viruses. No Software (including any Open Source Software) has been incorporated into the Proprietary Software in a manner which has caused (or which, in the event of any copying, distribution, conveyance or propagation of any component of the Proprietary Software would be expected to cause) any other component of the Proprietary Software to be subject to the terms of the license applicable to such

Software (including any terms requiring the disclosure of source code in connection with any distribution, conveyance or propagation of any component of the Proprietary Software) or any other covenants, restrictions or obligations which would in any way limit, restrict or diminish the rights of the applicable Acquired Company in, or limit the ability of the applicable Acquired Company to use, distribute, or otherwise exercise all of its rights with respect to, the Proprietary Software or any Intellectual Property Rights of any Acquired Company.

(h)         To the extent that any of the Acquired Companies use Generative AI Tools in the conduct of the Business, all such use is in material compliance with all Laws and the terms of any applicable Material Contracts. The Acquired Companies have not included and do not include any Personal Information or any Proprietary Information of the Acquired Companies or of any Person to whom any Acquired Company owes any obligation of confidentiality, in any prompts or inputs into any Generative AI Tools, except in cases where such Generative AI Tools do not use such information, prompts or services to train the machine learning or algorithm of such tools or improve the services related to such tools. The Acquired Companies have not used Generative AI Tools to develop any material Intellectual Property Rights that the Acquired Companies have intended to maintain as proprietary in a manner that would materially affect the Acquired Companies’ ownership or rights therein. “Generative AI Tools” means generative artificial intelligence technology or similar tools capable of automatically producing various types of content (such as source code, text, images, audio, and synthetic data) based on user-supplied prompts.

(i)          The execution and delivery of this Agreement and the consummation of the transactions contemplated thereby do not and will not affect, contravene, conflict with, alter or impair any Acquired Company’s ownership of or rights in Intellectual Property Rights, and no Acquired Company will be obligated to pay any royalties or other amounts after the date of this Agreement to any Person above those payable by the Acquired Companies in the absence of this Agreement or the consummation of the transactions contemplated thereby.

(j)          As it pertains to American Reliable Insurance Company, the scope the representations and warranties made in subsections (b), (d) and (f) hereof shall be since January 1, 2023.

Section 2.12.       Litigation. Other than claims-related Litigation within policy limits and in the ordinary course of business, as of the date hereof, (a) there is no Litigation pending or, to the Knowledge of Company, threatened in writing against or affecting any of the Acquired Companies before any court or arbitrator or any Governmental Authority; (b) there are no settlement agreements or similar written agreements with any Governmental Authority and no outstanding orders, judgments, stipulations, decrees, injunctions, determinations or awards issued by any Governmental Authority against or affecting any of the Acquired Companies; (c) there is no Litigation pending against, or, to the Knowledge of Company, threatened against or affecting, Company before any court or arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement; and (d) to the Knowledge of Company, there is no reasonable basis for any of the foregoing.

Section 2.13.       Compliance with Laws; Licenses and Permits.

(a)         Except as set forth on Section 2.13(a) of the Company Disclosure Letter, the Acquired Companies are, and since January 1, 2021 have been, in material compliance with applicable Laws, and, to the Knowledge of Company, are not under investigation with respect to any violation of any applicable Laws.

(b)         Except as set forth on Section 2.13(b) of the Company Disclosure Letter, the Acquired Companies have all licenses, franchises, permits, certificates, approvals, registrations or other similar authorizations issued by applicable Governmental Authorities and affecting, or relating to, the Assets or the operation of the Business (excluding the Insurance Licenses, the “Permits”). The Permits are valid and in full force and effect, none of the Acquired Companies is in material default under the Permits and, assuming receipt of the approvals and consents set forth in Section 2.2, none of the Permits will be terminated as a result of the transactions contemplated hereby.

(c)         Excluding Litigation relating to claims under policies issued by Company in the ordinary course of business, since January 1, 2021, none of the Acquired Companies has received any written notice from any Governmental Authority or other third party asserting a reasonable basis for any violation or alleged violation by any of the Acquired Companies of any applicable Laws. To the Knowledge of Company, there is no investigation, audit, examination or inquiry relating to any of the Acquired Companies or the Business threatened by any Governmental Authority.

(d)         Since January 1, 2021, each of the Acquired Companies has been in compliance with all applicable Laws (i) regulating the marketing and sale of insurance and (ii) regarding disclosure of producer compensation, in each case, in all material respects. None of the Acquired Companies is in violation of applicable Laws and none of the Acquired Companies (A) has engaged in, or colluded with or assisted any other Persons with, the unlawful paying of compensation or contingent commissions or similar incentive payments to steer business to them or colluded with producers or other agents, brokers or intermediaries to “rig bids” or submit false quotes to customers in connection with the Business, (B) since January 1, 2021, is a party to any agreement that provides for any payment by or to any of the Acquired Companies of any unlawful variable or contingent commissions or payments based upon the profitability, claims handling, sales volume or loss ratio of the Business that is the subject of such agreement, or (C) has engaged in any corrupt business practices or price fixing, or any other anticompetitive activity of any type.

(e)         Since January 1, 2021, none of the Acquired Companies nor any of their respective directors or executive officers, employees or agents of any of the Acquired Companies, has (i) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other Person who was, is or was reasonably believed to be in a position to help or hinder any of the Acquired Companies (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office which could reasonably be expected to subject any of the Acquired Companies or the Business to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) intentionally established or maintained any unrecorded fund or asset or made any fraudulent entries on any books or records for any purpose.

(f)          None of the Acquired Companies is in default under or violation of any written agreement, consent agreement, memorandum of understanding, commitment letter, order, stipulation, decree, award or judgment (“Insurance Regulatory Agreements and Judgments”) entered into with or issued by any applicable Insurance Department nor have any of the Acquired Companies received any written notice of any such default or violation which remains uncorrected. None of the Acquired Companies is currently the subject of any supervision, conservation, rehabilitation, liquidation, receivership, insolvency or other similar action, nor is any of the Acquired Companies operating under any written agreement or understanding with the licensing authority of any state which restricts its authority to do business or requires it to take, or refrain from taking, any action, nor to the Knowledge of Company is any such action or agreement threatened. Since January 1, 2021, none of the Acquired Companies has received any written or oral notice from any Governmental Authority regarding any actual or alleged violation of, or failure on the part of the Acquired Companies to comply with, any applicable Law. Except as set forth on Section 2.13(f) of the Company Disclosure Letter, no investigation or review by any Governmental Authority with respect to the Acquired Companies is pending or threatened in writing. None of the Acquired Companies is a party to or subject to any undertaking, stipulation, consent decree, net worth maintenance commitment or other order entered into with or issued by any applicable Insurance Department restricting the conduct of its business in any jurisdiction, or the payment by it of dividends, other than restrictions on the payment of dividends under applicable Laws as generally applied. A list of all Insurance Regulatory Agreements and Judgments that remain in effect or have not been fully satisfied is set forth in Section 2.13(f) of the Company Disclosure Letter. Except for regular periodic assessments in the ordinary course of business or assessments based on developments which are publicly known within the insurance industry, no claim or assessment is pending or, to the Knowledge of Company, threatened against any Acquired Company by any state insurance guaranty association in connection with such association’s fund relating to insolvent insurers.

(g)         Section 2.13(g) of the Company Disclosure Letter lists all funds maintained under applicable Insurance Laws by each Acquired Insurance Company in each jurisdiction in which such Acquired Insurance Company holds a Certificate of Authority (each a “Deposit”). Section 2.13(g) of the Company Disclosure Letter accurately sets forth the value, as determined in accordance with SAP, of each such Deposit as of the Balance Sheet Date, the jurisdiction pursuant to which such Deposit is maintained and the name of the bank and the number of the bank account in which such Deposit is maintained.

(h)         As it pertains to American Reliable Insurance Company, the scope the representations and warranties made in subsections (a), (c), (d) and (e) hereof shall be since January 1, 2023.

Section 2.14.       Insurance Matters.

(a)         Each Acquired Insurance Company possesses a certificate of authority, license, registration, authorization, permit or other authorization to transact insurance in each state in which it is required to possess an Insurance License for the conduct of the Business (each an “Insurance License” and collectively the “Insurance Licenses”). All such Insurance Licenses are valid, unrestricted and in full force and effect and no Acquired Insurance Company has received no written notice of any investigation or proceeding that would reasonably be expected to result in the suspension or revocation of any such Insurance License. Each Acquired Insurance Company is in compliance with all such Insurance Licenses. The Acquired Insurance Companies have not received, since January 1, 2021, any written notice or, any oral communication from any Governmental Authority regarding (i) any actual or alleged violation of, or failure on the part of the Acquired Insurance Companies to comply with, any term or requirement of any Insurance License or (ii) any actual or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Insurance License. Section 2.14(a) of the Company Disclosure Letter sets forth all Insurance Licenses necessary for each Acquired Insurance Company to write insurance policies in connection with the Business and all other material licenses, registrations or permits issued by an Insurance Department held by each Acquired Insurance Company and its employees and reflects all exemptions from Insurance License requirements and for each Acquired Insurance Company the lines of business authorized.

(b)         Except as set forth on Section 2.14(b) of the Company Disclosure Letter, since January 1, 2021, any rates of any Acquired Insurance Company that is required to be filed with or approved by any Governmental Authority have been so filed or approved and the rates used by each Acquired Insurance Company conform thereto in all material respects. Each Acquired Insurance Company currently, and since January 1, 2022, has written only insurance policies comprising the lines of business set forth in Section 2.14(b) of the Company Disclosure Letter (the “Lines of Business”).

(c)         Except as set forth in Section 2.14(c) of the Company Disclosure Letter, all of the forms of insurance policies issued by each Acquired Insurance Company and riders thereto and all amendments and applications related thereto are, and since January 1, 2022 have been, to the extent required under applicable Laws, issued on forms approved by the applicable Insurance Department or which have been filed and not objected to by such Insurance Department within the period provided for objection. No material deficiencies have been asserted in writing by any Governmental Authority with respect to any such filings which have not been cured or otherwise resolved.

(d)         As it pertains to American Reliable Insurance Company, the scope the representations and warranties made in this Section 2.14 shall be since January 1, 2023.

Section 2.15.       Environmental Matters.

(a)         The Acquired Companies are, and for the past twelve months have been, in material compliance with all applicable Environmental Laws and are in possession of, and in compliance with, all Permits required under applicable Environmental Laws with respect to the Acquired Companies’ ownership and operation of their owned real property and the Business and any real property owned during such period.

(b)         None of the Acquired Companies has received from any Governmental Authority any written notice of violation or alleged violation, in any material respect, of any Environmental Laws on the part of the Acquired Companies’ operation of any real property owned by any Acquired Company, other than any such violation or alleged violation that has been resolved or for which there are no additional obligations.

(c)         As of the date hereof, no Litigation is pending or, to the Knowledge of Company, threatened against any of the Acquired Companies arising from the Acquired Companies alleged violation of, or liability under, any applicable Environmental Laws.

(d)         None of the Acquired Companies has released Hazardous Substances into the soil or groundwater at, under or from any real property owned or formerly owned by any Acquired Company, which, as of the date hereof, requires investigation or remediation by the Acquired Companies under applicable Environmental Laws.

Section 2.16.       Employees; Labor Matters.

(a)         A list of all of the employees of the Acquired Companies as of the date hereof is set forth in Section 2.16(a) of the Company Disclosure Letter (the “Business Employees”), including the name, job title, employer, work location, base salary or base hourly wage, date of hire, exempt or non-exempt classification under the Fair Labor Standards Act and/or any applicable state wage and hour Law, bonuses received in calendar year 2024 and all other bonuses and incentive compensation for which he or she is eligible to receive (or has received) from the Acquired Companies in calendar year 2025, accrued, unused vacation time, sick time and/or any other time-off benefits, active or inactive status (and, if inactive, details about the reason for inactive status and the anticipated date of return to active status, if any), job description and/or duties for each Acquired Company, and a description of any employment agreement, termination agreement or severance agreement, including change-in-control agreements, pertaining to such Business Employee, in each such case, whether written or oral. Except as set forth in Section 2.16(a) of the Company Disclosure Letter, the employment of each Business Employee is terminable at will by the Acquired Companies.

(b)         None of the Acquired Companies is a party to or is otherwise bound by any collective bargaining agreement, and there are no labor unions or other organizations or groups representing, purporting to represent or, to the Knowledge of Company, attempting to represent any employees employed by the Acquired Companies. There is no pending or, to the Knowledge of Company, threatened strike, slowdown, picketing or work stoppage by, or lockout of, or other similar labor activity or organizing campaign with respect to, any employees of the Acquired Companies as of the date hereof. The Acquired Companies are in compliance in all material respects with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, employee classification and wages and hours, non-discrimination in employment, immigration and occupational health and safety with respect to the employment of current and former employees in each case with respect to any employee or contractor. There is no material charge pending against any Acquired Company alleging unlawful discrimination in employment practices, or otherwise alleging any violation of applicable Law, by or before any court or agency and there is no material charge of, or proceeding with regard to, any unfair labor practice against any Acquired Company pending before the National Labor Relations Board or other similar Governmental Authority. There are no proceedings currently pending, or to the Knowledge of Company, threatened against any Acquired Company in which any Business Employee (or any former employee who, if still employed, would qualify as a Business Employee) alleges a violation of any labor or employment Law.    Since January 1, 2022, Company has not received any written notice from any management-level employee that such employee intends to terminate his or her employment with the Business.

(c)         All individuals who have performed services for the Acquired Companies or who otherwise have claims for compensation from the Acquired Companies with respect to services provided (i) have been properly classified as an employee or independent contractor for purposes of all applicable Laws, including without limitation the Code and ERISA, (ii) have been properly classified as either exempt or nonexempt under the Fair Labor Standards Act and applicable state Law equivalents and (iii) have been properly and consistently classified as part-time or full-time for purposes of determining eligibility for benefits and paid time off.

(d)         For the past three (3) years, no Acquired Company has taken any action that would constitute a mass layoff, mass termination or plant closing within the meaning of the federal Worker Adjustment and Retraining Notification Act or any similar foreign, state or local plant closing or collective dismissal Law.

(e)         The Acquired Companies have properly completed and retained a Form I-9 with respect to each Business Employee and all Business Employees are legally eligible to work in the United States.

Section 2.17.       Employee Benefit Plans and Related Matters; ERISA.

(a)         Section 2.17(a) of the Company Disclosure Letter lists all Acquired Company Benefit Plans. Company has made available to Buyer complete and correct copies of (i) each Acquired Company Benefit Plan (or, in the case of any such Benefit Plan that is unwritten, descriptions thereof), (ii) the most recent annual reports on Form 5500 required to be filed with the IRS with respect to each Acquired Company Benefit Plan (if any such report was required) with respect to the last three years and all schedules thereto, (iii) the financial statements and actuarial valuations for the past three (3) fiscal years (including Financial Account Standard Board report nos. 87, 106 and 112 if applicable), (iv) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required, (v) the most recent IRS determination letter for each Acquired Company Benefit Plan, (vi) written communications to employees relating to the Acquired Company Benefit Plans, (vii) all non-routine correspondence to and from any Governmental Authority, including but not limited to the IRS, the U.S. Department of Labor and the Pension Benefit Guaranty Corporation, (vii) all nondiscrimination tests required under the Code for each Acquired Company Benefit Plan intended to be qualified under Section 401(a) of the Code for the three (3) most recent plan years, and (viii) each trust agreement and insurance or group annuity contract relating to any Acquired Company Benefit Plan.

(b)         Each Acquired Company Benefit Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS and, to the Knowledge of Company, there are no existing circumstances or events that could reasonably be expected to adversely affect the qualification of such Acquired Company Benefit Plan. Each Acquired Company Benefit Plan has been maintained, operated and administered in accordance with its terms and with applicable Laws in all material respects and each Acquired Company has performed and complied in all material respects with all of their obligations under or with respect to each Acquired Company Benefit Plan.

(c)         (i) Other than routine claims for benefits, there are no pending or, to the Knowledge of Company, threatened, actions, claims or lawsuits by or on behalf of any participant in any of the Acquired Company Benefit Plans, or otherwise involving any Acquired Company Benefit Plan or the assets of any Acquired Company Benefit Plan; and (ii) none of the Acquired Company Benefit Plans is presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other Governmental Authority, domestic or foreign. There have been no non-exempt “prohibited transactions” (as defined in Section 406 of ERISA or Section 4975 of the Code) and no fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with any Acquired Company Benefit Plan.

(d)         No Acquired Company Benefit Plan is a Multiemployer Plan or a multiple employer plan within the meaning of Section 4063 or 4064 of ERISA, and none of the Acquired Companies nor any of Company’s ERISA Affiliates contributes to or is obligated to contribute to a Multiemployer Plan or a “multiple employer plan” within the meaning of Section 4063 or 4064 of ERISA. No Acquired Company or any ERISA Affiliate thereof has sponsored, contributed to or been obligated to contribute to any plan that is subject to Title IV, Section 302 or Section 303 of ERISA or Section 412 or Section 430 of the Code.

(e)         All contributions (including all employer contributions and employee salary reduction contributions) and premium payments required to have been made under any of the Acquired Company Benefit Plans have been made by the due date thereof and all contributions and premium payments for any period ending on or before the Closing which are not yet due will have been paid or accrued prior to the Closing.

(f)          No Acquired Company Benefit Plan provides, nor has any Acquired Company or ERISA Affiliate, promised or committed to provide any post-employment or retiree medical, life insurance or other welfare-type benefits other than coverage as and only to the extent required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any other applicable Laws and for which the beneficiary pays the entire premium.

(g)         Each Acquired Company Benefit Plan is amendable and terminable unilaterally by the respective Acquired Company that sponsors such plan at any time without liability or expense to any Acquired Company or such Acquired Company Benefit Plan. All third-party administration agreements are cancelable by the Acquired Companies without cause and without penalty on not more than ninety (90) days advance notice.

(h)         Each Acquired Company Benefit Plan that is a nonqualified deferred compensation plan (as defined by Section 409A of the Code) that is subject to Section 409A of the Code has been operated in compliance with such section and all applicable regulatory guidance. No Acquired Company has an obligation to make any reimbursement payment, gross-up, or indemnify any individual for any excise taxes, interest or penalties incurred pursuant to Section 409A of the Code.

(i)          Except as contemplated by this Agreement, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby, either alone or in combination with any other event, will (i) accelerate the time of payment or vesting of, or increase the amount of, or result in the forfeiture of, compensation or benefits under any Acquired Company Benefit Plan; (ii) entitle any current or former employee, director, partner, consultant or independent contractor of the Acquired Companies, to severance pay, benefits or any other payment or any increase in severance pay, benefits or any other compensation, payment or award; (iii) directly or indirectly cause the Acquired Companies to transfer or set aside any assets to fund any benefits under any Acquired Company Benefit Plan; or (iv) give rise directly or indirectly, to the payment of any amount that could reasonably be expected to be characterized as an “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding or similar state, local or foreign Tax law and without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5)(A)(ii) of the Code).

(j)          The Acquired Companies have complied in all material respects with the applicable requirements of the Patient Protection and Affordable Care Act of 2010 and the applicable regulations and guidance issued thereunder, including the (A) preparation and timely annual distribution of a Summary of Benefits and Coverage document (and any required amendments thereto); (B) proper classification of all workers who are common-law employees within the meaning of the Affordable Care Act and Code Section 4980H; (C) timely offer of minimum essential coverage in satisfaction of the employer mandate; (D) timely and accurate filing of any required IRS Form 8928 to report any excise taxes owed under Code Section 4980D and timely payment of any such excise taxes; (E) timely and accurate filing of Forms 1094-C and 1095-C, as required by Code Section 6056; and (F) timely and accurate filing of IRS Form 720 to report and pay the Patient Centered Outcomes Research Institute trust fund tax imposed under Code Section 4376. The Acquired Companies have never received a notice of assessment (or proposed assessment) of penalties under Code Section 4980H from the IRS nor, to the Knowledge of Company, are there circumstances under which such an assessment could be levied. The Acquired Companies have disclosed to Buyer copies of the Acquired Companies’ Forms 1094-C and 1095-C filings for the most recent 3 years.

Section 2.18.       Tax Matters.

(a)         All Tax Returns (including any consolidated, combined, unitary, or other similar Tax Return that includes or is required to include any Acquired Company) required to be filed by or on behalf of the Acquired Companies have been timely filed and all Taxes owed by each Acquired Company (whether or not shown or required to be shown on such Tax Returns) have been timely paid. All such Tax Returns are true, complete and correct in all respects. No portion of any such Tax Return has been the subject of any audit, action, suit, proceeding, claim or examination by any Governmental Authority, and no such audit, action, suit, proceeding, claim, deficiency or assessment is, to the Knowledge of Company, pending or threatened. None of the Acquired Companies is currently the beneficiary of any extension of time within which to file any Tax Return, and none of the Acquired Companies has waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency that is currently in effect. No claim has ever been made by a Governmental Authority in a jurisdiction where any of the Acquired Companies do not file Tax Returns that any Acquired Company is or may be subject to taxation by or required to file a Tax Return with that jurisdiction. There are no Liens for Taxes upon the assets of any of the Acquired Companies other than Liens for Taxes not yet due and payable. None of the Acquired Companies has, nor has it ever had, a permanent establishment or other presence in any non-U.S. country, as defined under applicable foreign law or in any applicable Tax treaty or convention between the United States and such foreign country which has subjected it or could reasonably be expected to subject it to taxation in such country. None of the Acquired Companies owns, directly or indirectly, stock in any other corporation which is a passive foreign investment company within the meaning of Section 1297 of the Code or a controlled foreign corporation within the meaning of Section 957 of the Code. No Acquired Company at any relevant time owned any interest in any deferred foreign income corporation (within the meaning of Section 965 of the Code) which has subjected or could subject it to any Tax with respect to any income of such corporation pursuant to Section 965 of the Code. No portion of the Purchase Price is subject to any Tax withholding provision of federal, state, local or non-U.S. Law.

(b)         The Acquired Companies have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, stockholder, independent contractor, creditor, or other third party. The assets of the Acquired Companies do not include any ownership interests in any foreign or domestic partnerships, joint ventures, limited liability companies, or other entities taxed as a partnership or other pass-through entity for U.S. federal income Tax purposes.

(c)         None of the Acquired Companies have filed an election under Treasury Regulation Section 301.7701-3. Each Acquired Company is treated as a corporation for U.S. federal income Tax purposes pursuant to such Treasury Regulation (and similarly for all state, local, and foreign income Tax law purposes). Company is not, and has not been during the immediately preceding five-year period, a U.S. real property holding company (as defined in Section 897(c)(2) of the Code)

(d)         Section 2.18(d) of the Company Disclosure Letter contains a list of all jurisdictions (whether foreign or domestic) to which any Tax is properly payable by or on behalf of the Acquired Companies.

(e)         Except as set forth on Section 2.18(e) of the Company Disclosure Letter, there has not been any change in any method of Tax accounting, or any making of a Tax election or change of an existing election by or on behalf of the Acquired Companies, in each case within the last five years.

(f)          Except as set forth on Section 2.18(f) of the Company Disclosure Letter, none of the Acquired Companies has received or applied for a Tax ruling or entered into a closing agreement pursuant to Section 7121 of the Code (or any predecessor provision or any similar provision of state or local law), in either case that would be binding upon the Acquired Companies after the date hereof. No Acquired Company is nor has it ever been (i) a member of any affiliated group filing or required to file a consolidated, combined, unitary, or other similar Tax Return (other than any such group of which Company is the common parent) or (ii) a party to or bound by, nor does it have or has it ever had any obligation under, any Tax allocation, sharing, or indemnity agreement or any similar contract or other agreement or arrangement. No Acquired Company has any liability for the Taxes of any other Person under any applicable Laws (including without limitation under Treasury Regulations Section 1.1502-6 or any corresponding or similar provision of state, local, or non U.S. Tax Laws), as a transferee or successor, by contract, by operation of Law, or otherwise. No power of attorney with respect to Taxes has been executed or filed with any Governmental Authority by or with respect to any Acquired Company that will remain in effect after the Closing.

(g)         Except as set forth on Section 2.18(g) of the Company Disclosure Letter, none of the Acquired Companies has participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4 within the last five years. No Acquired Company has taken out any loan, deferred payment of any Taxes, received or applied for any Tax credits, received any loan assistance or received any other financial assistance, or requested any of the foregoing, in each case under the CARES Act, including pursuant to the Economic Injury Disaster Loan Program or any other legislation issued in connection with the COVID-19 outbreak. No Acquired Company has deferred the payment of any payroll Taxes under Section 2302 of the CARES Act, claimed a credit with respect to any “qualified wages” under Section 2301 of the CARES Act, or deferred withholding of employee Taxes pursuant to the Presidential Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, issued August 8, 2020 or otherwise.

(h)         No Acquired Company will (and neither Buyer nor any of its Affiliates as a result of Buyer’s acquisition of the Acquired Companies will) be required to include any item of income in, or exclude any item of deduction from, taxable income (or with respect to clause (H) below pay any Taxes) for any taxable period, or portion thereof, beginning after the Closing Date as a result of (A) any adjustment under Section 481 of the Code (or any similar provision of state, local, or non U.S. applicable Law) by reason of any change in accounting method requested or initiated prior to the Closing Date, (B) any “closing agreement” or similar agreement with or any ruling received from any Governmental Entity executed on or before the Closing Date, (C) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or non U.S. applicable Law), (D) the installment method of accounting with respect to a transaction that occurred on or before the Closing Date, (E) any prepaid amount received on or before the Closing Date, (F) the application of Section 951 or 951A of the Code with respect to income earned or recognized or payments received prior to the Closing or an election made under Section 965 prior to the Closing, (G) any election under Section 108(i) of the Code, or (H) such Company having (x) claimed an employee retention tax credit under Section 2301 of the CARES Act or (y) deferred the payment of employment taxes under Section 2302 of the CARES Act, IRS Notice 2020-65 or any similar Applicable Law or ruling enacted or promulgated in respect of or in response to the COVID-19 pandemic or any related economic stimulus or incentive.

(i)          Section 2.18(i) of the Company Disclosure Letter lists all Tax Returns filed by or with respect to each Acquired Company (including any such Tax Return filed on a consolidated, combined, unitary or other similar basis) for all taxable periods ended on or after December 31, 2019, copies of which have been made available to Buyer, and indicates those Tax Returns that have been audited or subject to similar examination by a Taxing authority and those Tax Returns that, to the Knowledge of Company, currently are the subject of such an audit or examination.

(j)          Except as set forth on Section 2.18(j) of the Company Disclosure Letter, no Acquired Company has any excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign income Tax law). No Acquired Company is subject to any current limitation (excluding for this purpose any such limitation arising as a result of the purchase and sale pursuant to this Agreement) under Sections 382, 383, or 384 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Law) on its ability to utilize its net operating losses, built-in losses, credits, or other similar items.

(k)No Acquired Company has been either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355 (a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two (2) years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

(l)          Tax basis, loss and loss adjustment expense reserves, and unearned premium reserves for each Acquired Company have been computed and maintained in the manner required under Sections 807, 832, and 846 of the Code and any other applicable Tax provision in all material respects. No Acquired Company has a positive policyholder surplus account within the meaning of Section 815 of the Code maintains a “special loss discount account” or makes “special estimated tax payments” within the meaning of Section 847 of the Code. No Acquired Company has ever been a life insurance company as defined in Section 816 of the Code, or has ever assumed, exchanged, administered, reinsured, or offered any policies or contracts that would constitute life insurance contracts as defined under Section 7702 of the Code or an annuity subject to Section 72 of the Code. No Acquired Company has ever issued, assumed, reinsured, modified, exchanged, or sold any policies, contracts, or other products to customers that are intended to or have ever been intended to qualify as a “pension plan contract” within the meaning of Section 818(a) of the Code or were otherwise intended to qualify under Sections 401, 403, 408, 412 or 457 of the Code.

(m)        None of the Acquired Companies has an obligation to make a payment that will not be deductible under Section 280G of the Code.

(n)         For purposes of this Section 2.18, any reference to any Acquired Company shall be deemed to include any subsidiary of such Acquired Company and any Person that merged with or was liquidated into any such Acquired Company or any such subsidiary.

Section 2.19.       Insurance. Section 2.19 of the Company Disclosure Letter sets forth all current corporate insurance policies covering the Acquired Companies or the Assets as of the date of this Agreement (the “Insurance Policies”). The Insurance Policies are in full force and effect (and all premiums due and payable thereon have been paid in full covering all periods up to the date hereof and will have been paid up to and including the Closing Date), and no written notice of cancellation, termination, modification or revocation or other written notice that any of the Insurance Policies is no longer in full force or effect or that the issuer of any of the Insurance Policies is not willing or able to perform its obligations thereunder has been received by any Acquired Company, except for any such Insurance Policy which is replaced or expires in accordance with its terms prior to the Closing Date. There are no potential claims received or known by Company or any other Acquired Company, no pending claims or notices of any potential claims submitted by any Acquired Company under any Insurance Policy, and no claims have been submitted by any Acquired Company under any of its current or former Insurance Policies within the past five (5) years, in each case with respect to the Business.

Section 2.20.       Finders’ Fees. Except for Philo Smith Capital Corporation and Feldman Financial Advisors, Inc., whose fees and expenses will be paid by Company, there is no investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of any of the Acquired Companies who might be entitled to any fee or commission from Buyer or any of its Affiliates (including, after the Closing, the Acquired Companies) upon consummation of the transactions contemplated hereby.

Section 2.21.       Transactions with Related Persons.

(a)         Section 2.21(a) of the Company Disclosure Letter lists all agreements, arrangements and other commitments or transactions (whether written or oral) to or by which any of the Acquired Companies, on the one hand, and any of their Affiliates (other than the Acquired Companies) or employees, officers or directors, on the other hand, are parties or are otherwise bound or affected.

(b)         Section 2.21(b) of the Company Disclosure Letter describes all services (i) provided to any Acquired Company by (ii) an Affiliate of Company (other than the Acquired Companies) or an employee, officer or director of any Acquired Company or vendors or subcontractors of any such party in clause (ii) or provided pursuant to a contract, agreement or undertaking to which any such party in clause (ii) is a party.

(c)         All contracts and transactions in effect between the Acquired Companies and any Affiliate that are required to be filed with, and/or approved by, an Insurance Department under the applicable insurance holding company statutes or regulations or other applicable Insurance Laws, have been filed with such applicable Insurance Department, and the Acquired Insurance Companies have obtained any required approvals or deemed approvals of Insurance Departments with respect thereto.

Section 2.22.       Reinsurance.

(a)         Section 2.22(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date hereof, of all reinsurance and retrocessional treaties and agreements to which each Acquired Insurance Company is a party and has any existing rights or obligations, each of which treaties and agreements is in full force and effect. True and complete copies of all such treaties and agreements (including all amendments, addenda, schedules and/or exhibits thereto) have been made available to Buyer. Except as set forth in Section 2.22(a) of the Company Disclosure Letter, (i) no Acquired Insurance Company is in default under any such reinsurance treaty or agreement and (ii) all reinsurance premiums due under such reinsurance treaties or agreements have been paid in full or were adequately accrued or reserved for by each Acquired Insurance Company. To the Knowledge of Company, all amounts recoverable under any reinsurance and retrocessional treaties and agreements to which any Acquired Insurance Company is a party (including amounts based on paid and unpaid losses) are fully collectible. Except as set forth in Section 2.22(a) of the Company Disclosure Letter, there is no pending or, to the Knowledge of Company, threatened, Litigation with respect to any reinsurance treaties or retrocessional treaties or agreements to which any Acquired Insurance Company is a party.

(b)         With respect to reinsurance for risks ceded by any Acquired Insurance Company, each such Acquired Insurance Company has all necessary letters of credit or other security devices and all such letters of credit and security devices comply with all applicable Insurance Laws, in each case where needed under applicable Insurance Laws to enable it to take a credit against its liabilities in, or increase its assets by, the amount of the letter of credit or security device for purposes of preparing statutory financial statements pursuant to SAP. Section 2.22(b) of the Company Disclosure Letter identifies all letters of credit and other security devices held or maintained for the benefit of each Acquired Insurance Company to support receivable balances from unauthorized reinsurers.

(c)         For the three years prior to the signing of this Agreement, (i) the Acquired Companies have not received any written or oral notice from any other party to a reinsurance agreement that any material amount of reinsurance ceded pursuant to such reinsurance agreement will be uncollectible or otherwise defaulted upon or that there is a dispute that is unresolved as of the date hereof with respect to any material amounts recoverable or payable pursuant to any reinsurance agreement, (ii) there exists no material breach or event of default with respect to any reinsurance agreement on the part of any Acquired Company or, to the Knowledge of Company, any other party thereto, and (iii) there are no pending or threatened actions with respect to any reinsurance agreement. As of June 30, 2025, Company was entitled under applicable Law and SAP to take full financial statement credit for all amounts for which such financial statement credit was taken with respect to amounts recoverable by any Acquired Company under the reinsurance agreements.

Section 2.23.       Ratings. (a) The insurance or insurer financial strength of Company (together with its subsidiaries American Reliable Insurance Company and 1st Choice Advantage Insurance Company, Inc.) is rated “A” by A.M. Best & Co. (the “Rating Agency”), and (b) except as set forth in Section 2.23 of the Company Disclosure Letter, or in the case of a rating being placed under review generally as a result of the transaction contemplated by this Agreement, since January 1, 2022, (i) the Rating Agency has not publicly announced, provided written notice or, to the Knowledge of Company, provided oral notice to Company that it has under surveillance or review for a possible downgrading of its rating of the insurance and insurer financial strength or any claims paying ability of Company and (ii) Company has not received any written notice or, to the Knowledge of Company, oral notice from the Rating Agency to the effect that any rating specified in clause (a) above is likely to be modified, qualified or lowered.

Section 2.24.       Agents, Brokers and Producers.

(a)         Except as set forth in Section 2.24(a) of the Company Disclosure Letter since January 1, 2021, each insurance agent, third party administrator, marketer, underwriter, wholesaler, broker, reinsurance intermediary, distributor, producer or other intermediary that marketed, wrote, sold, solicited, negotiated, produced or managed insurance business on behalf of Company (each, an “Agent”), at the time such Person marketed, wrote, sold, solicited, negotiated, produced or managed such business, was duly licensed as required by applicable Insurance Laws (for the type of business marketed, written, sold, solicited, negotiated, produced or managed on behalf of Company), and, to the Knowledge of Company, no Agent, since January 1, 2021, is or has been in violation (or with or without notice or lapse of time or both, would have violated) of any term or provision of any Insurance Laws applicable to the marketing, writing, sale, solicitation, negotiation, production, administration or management of insurance business for Company. Since January 1, 2021, each such Agent was, to the extent required by applicable Insurance Laws, appointed in compliance in all material respects with applicable Insurance Laws and all required processes and procedures required to be undertaken by Company, including background and other checks, were undertaken in compliance in all material respects with applicable Insurance Laws. Since January 1, 2021, (i) there have been no material violations by Agents of any applicable Laws in connection with the marketing or sale of products issued by any of the Acquired Companies or any Business product, (ii) there have been no instances of Agents having materially breached the terms of agency or broker contracts with an Acquired Company, and (iii) all training and instruction manuals pertaining to the sale of products issued by an Acquired Company, or pertaining to the Business, were in compliance with applicable Insurance Laws in all material respects. To the Knowledge of Company, since January 1, 2021, (A) no Agent has been enjoined, indicted, convicted or made the subject of a consent decree or administrative orders on account of a violation of applicable Insurance Laws in connection with such Agent’s actions in any of the foregoing capacities or any enforcement or disciplinary proceeding alleging any such violation since January 1, 2021, and (B) all such Agents have carried out their respective duties (as dictated by their respective contract with the applicable Acquired Company) in material compliance with the applicable Insurance Laws, or such Agents have been terminated in the event of non-compliance with the applicable Insurance Laws.

(b)         Section 2.24(b) of the Company Disclosure Letter lists each Agent through which Company markets, places or sells insurance who has generated premium on Business policies since January 1, 2022 in excess of $500,000 per calendar year, including therein (i) the amount per year generated by each such Agent of gross written premium (as calculated in accordance with SAP) on Business policies for 2022, 2023, 2024 and through September 30, 2025 and (ii) any loans by any Acquired Company to any such Agent or any Affiliate thereof outstanding as of the date of this Agreement. On or before the date hereof, Company has not been advised in writing that any Agent listed on Section 2.24(b) of the Company Disclosure Letter intends to cancel its relationship with Company or any relationship between it and any insured of the Business or to materially reduce its writings with or through Company.

(c)         Since January 1, 2021, Company has implemented procedures and programs which are reasonably designed to ensure that the Agents and their respective employees are in compliance with all applicable Insurance Laws, including laws, regulations, directives and opinions of Governmental Authorities relating to advertising, licensing and sales practices, except where non-compliance would not reasonably be expected to have a material and adverse effect on an Acquired Company or the Business.

(d)         No contract with an Agent is currently terminable as the result of ratings downgrades of Company and no such contract may be terminable as the result of a further downgrade of Company.

(e)         Section 2.24(e) of the Company Disclosure Letter lists each agency, subagency, producer, broker, selling, marketing, claims or similar agreements, including managing general agency contracts, third party administration contracts or other similar arrangements or commitments under which a third party has authority to make underwriting decisions and issue insurance policies with respect to the Business on behalf of Company or otherwise bind Company without prior approval by Company or pursuant to which any policy claims settlement authority is delegated to such third party.

(f)          As it pertains to American Reliable Insurance Company, the scope the representations and warranties made in subsections (a), (b) and (c) hereof shall be since January 1, 2023.

Section 2.25.       Privacy and Security Laws.

(a)         Each Acquired Company is in material compliance with any applicable privacy policies it has established and all applicable Privacy and Security Laws. With respect to all Personal Information Processed by or on behalf of any Acquired Company, such Acquired Company has at all times taken all steps required and reasonably necessary to protect such Personal Information against loss and against unauthorized Processing. Each Acquired Company has provided all notices to data subjects and obtained all consents from data subjects required under applicable Privacy and Security Laws. Each Acquired Company has reasonable and appropriate safeguards in place to protect Personal Information in their possession or control from unauthorized access, including mandated policies to ensure compliance by its employees.

(b)         There are no notices, claims, investigations or proceedings pending or, to the Knowledge of Company, threatened by any Governmental Authority or other Person involving notice or information to individuals that Personal Information held or stored by any Acquired Company (or held or stored by the Acquired Company’s vendor) has been compromised, lost, taken, accessed or misused. No Acquired Company has received any written notice regarding any violation of any Privacy and Security Law, and, to the Knowledge of Company, no Acquired Company has had any data breach involving Personal Information or, if it was made aware of a data breach, has complied with all data breach notification and related obligations and has taken corrective action reasonably designed to prevent recurrence of such a data breach, except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect. Except as set forth in Section 2.25(b) of the Company Disclosure Letter, there are no agreements between any Acquired Company, on the one hand, and any third party on the other hand, relating to Personal Information or the use or access of any database system housing such Personal Information.

Section 2.26.       AML, Sanctions, Etc.

(a)         Anti-Money Laundering. None of the Acquired Companies has, directly or indirectly, entered into any transaction that violates any applicable anti-money laundering Laws or policy, and there has been no Litigation by any Person, or any internal investigation, relating thereto. Each of the Acquired Companies has complied, in all material respects, with all applicable “know-your-customer” rules.

(b)         OFAC. No customer, Agent, vendor, employee or other Person that is a party to a contract or agreement with any Acquired Company (including any beneficiary of any account) is a Sanctioned Person. None of the Acquired Companies has investments in any Sanctioned Country.

Section 2.27.       Prospectus. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in the Registration Statement, on the date the Proxy Statement/Prospectus (or any amendment or supplement thereto) is first mailed to Participants, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Company with respect to information supplied by Buyer for inclusion in the Proxy Statement/Prospectus.

Section 2.28.       Fairness Opinion. The board of directors of Company has received an opinion from Feldman Financial Advisors, Inc. that, as of the date of such opinion and subject to the assumptions, limitations and qualifications set forth in such opinion, the Conversion is fair from a financial point of view to Company.

Section 2.29.       Ever-Greene Mutual. Section 2.29 of the Company Disclosure Letter sets forth the members of Ever-Greene Mutual and the insurance policies issued by Ever-Greene Mutual that are issued and outstanding.

ARTICLE 3
Representations and Warranties of Buyer

Except as set forth in Buyer Disclosure Letter, Buyer represents and warrants to Company that each of the statements contained in this Article 3 is true and correct as of the date hereof and as of the Closing Date (except to the extent such representations and warranties speak as of another date, in which case, such representations and warranties shall be true and correct as of such date):

Section 3.1.         Corporate Status. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation.

Section 3.2.         Corporate and Governmental Authorization.

(a)         Buyer has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer, the performance of Buyer’s obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Buyer. Buyer has duly executed and delivered this Agreement. Assuming the due authorization, execution and delivery of this Agreement by Company, this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered at law or in equity).

(b)         The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority other than (i) the approvals, filings and notices required under the Insurance Laws set forth in Section 3.2(b)(i) of Buyer Disclosure Letter, and (ii) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Section 3.2(b)(ii) of Buyer Disclosure Letter.

Section 3.3.         Non-Contravention. The execution and delivery of this Agreement by Buyer, and the performance of its obligations hereunder do not and will not (a) conflict with or result in any violation or breach of any provision of any of the Organizational Documents of Buyer, (b) assuming compliance with the matters referred to in Section 3.2(b), conflict with or result in any violation or breach of any provision of any applicable Laws or (c) require any consent or other action by any Person under any provision of any material agreement, permit, license or other instrument to which Buyer is a party.

Section 3.4.         Purchase for Investment. Buyer is purchasing the Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment. Buyer acknowledges that the Shares have not been registered under the Securities Act or any state securities Laws, and agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and without compliance with foreign securities Laws, in each case, to the extent applicable.

Section 3.5.         Litigation. There is no Litigation pending against, or, to the Knowledge of Buyer, threatened against or affecting, Buyer before any court or arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

Section 3.6.         Finders’ Fees. Other than Griffin Financial Group, LLC, there is no investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of Buyer who might be entitled to any fee or commission from Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

Section 3.7.         Financial Capability. Buyer, as of the Closing Date, will have sufficient funds to complete the purchase of the Shares on the terms and subject to the conditions set forth in this Agreement and to consummate the other transactions contemplated by this Agreement.

Section 3.8.         Notice to Members and Registration Statements. None of the information supplied or to be supplied by Buyer for inclusion or incorporation by reference in the Proxy Statement, notice to Eligible Members (each as referenced in Sections 4(c) and (d), respectively, of the Plan of Conversion and collectively, the “Member Notices”) and the Registration Statement, on the date the Proxy Statement/Prospectus (or any amendment or supplement thereto) is first mailed to Participants, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Buyer with respect to information supplied by Company for inclusion in such Member Notices and Registration Statement.

Section 3.9.         Old Republic Rating. As of the date hereof, Old Republic is rated “A+” by the Rating Agency. Except in the case of a rating being placed under review generally as a result of the transaction contemplated by this Agreement, (i) the Rating Agency has not publicly announced, provided written notice or, to the Knowledge of Old Republic, provided oral notice to Old Republic that it has under surveillance or review for a possible downgrading of its rating of the insurance and insurer financial strength or any claims paying ability of Old Republic and (ii) Old Republic has not received any written notice or, to the Knowledge of Old Republic, oral notice from the Rating Agency to the effect that any rating specified in the first sentence hereof is likely to be modified, qualified or lowered.

ARTICLE 4
Certain Covenants

Section 4.1.         Conduct of the Business. From the date hereof until the Closing, except as otherwise expressly permitted or required by this Agreement or as set forth in Section 4.1 of the Company Disclosure Letter or consented to in writing by Buyer, which consent shall not be unreasonably conditioned or withheld, Company shall, and shall cause each other Acquired Company to, conduct the Business in the ordinary course of business consistent with past practice and shall, and shall cause each other Acquired Company to, use commercially reasonable efforts to maintain and preserve intact for each of the Acquired Companies their respective current businesses (including the Business), organizations, insurance policies, goodwill and relationships with employees, Agents, customers, clients, lenders, vendors, regulators and others having relationships with the Acquired Companies and the Business. Without limiting the foregoing, Company shall not, and shall not permit any of the Acquired Companies, to:

(a)         declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, its outstanding capital stock or equity interests or members, except in the case of dividends or distributions made in the ordinary course of business and in amounts consistent with past practice from DL Dravis and Associates, Inc. or 1st ChoiceConnect LLC, on the one hand, to Company, on the other hand;

(b)         amend its Organizational Documents, except as required by applicable Laws, or take or authorize any action to wind up its affairs or dissolve (other than as contemplated by the Plan of Conversion);

(c)         except as contemplated hereby, amend or terminate, or increase the coverage or benefits available under, any Acquired Company Benefit Plan in any material respect or establish any new arrangement that would (if it were in effect on the date hereof) constitute an Acquired Company Benefit Plan or take any action to increase or materially change the rate of compensation or benefits of its employees, directors, officers or independent contractors or grant any unusual or extraordinary bonus, benefit, severance or termination pay, or other direct or indirect compensation to any employee, or loan or advance any money or other property to any employee (other than with respect to business expenses incurred in the ordinary course of business), other than, in each case, in the ordinary course of business in a manner consistent with past practice or to the extent required under any Benefit Plan, collective bargaining agreement, labor agreement, works council agreement or other contractual arrangement or by applicable Laws;

(d)         issue, sell or grant options, warrants or rights to purchase or subscribe to, enter into any arrangement or contract with respect to the issuance or sale of, or redeem, repurchase or otherwise acquire (or agree to redeem, purchase or otherwise acquire) any capital stock or any of other securities or any rights, warrants or options to acquire any such capital stock or securities of any Acquired Company or make any changes (by combination, reorganization reverse stock split, reclassification of any shares of capital stock or other securities of any of the Acquired Companies or otherwise) in the capital structure of any of the Acquired Companies;

(e)         sell, assign, transfer, pledge or encumber, or grant any Lien (other than a Permitted Lien) on, any of its Assets, except in the ordinary course of business;

(f)          make any material change to its accounting policies or practices, except as required by SAP or applicable Laws;

(g)         other than as required by SAP, generally accepted actuarial standards or applicable Laws, change any Reserving Practices and Policies;

(h)         merge or consolidate with any other Person, enter into a business combination with or acquire the business of any other Person or, other than the acquisition or licensing of any intellectual property right in the ordinary course of business, acquire, lease or license any material right or other material property or assets of any other Person, or adopt a plan of complete or partial liquidation, dissolution, rehabilitation, restructuring, recapitalization, redomestication or other reorganization;

(i)          other than in connection with the management of the Acquired Companies’ investment portfolio in the ordinary course of business and the payment of losses under insurance policies written by any Acquired Insurance Company within policy limits, sell, pledge, lease, license or dispose of a material portion of any of its assets;

(j)          enter into, assume, amend or terminate any Material Contract or any agreement that would be a Material Contract, other than Material Contracts entered into in the ordinary course of business;

(k)         incur, or guarantee, any Indebtedness, other than trade accounts payable, short-term working capital financing and advances to employees and Agents, in each case, incurred in the ordinary course of business; provided, that such advances shall not in the aggregate exceed $50,000 at any time;

(l)          make any capital expenditures or commitments for capital expenditures, other than capital expenditures or commitments for capital expenditures in the ordinary course of business consistent with past practice and not in excess of $50,000 in any single instance or in excess of $100,000 in the aggregate;

(m)        forgive, cancel or compromise any debt or claim in excess of $50,000 in the aggregate, or waive or release any right with a value in excess of $100,000 in the aggregate;

(n)         fail to pay or satisfy when due any liability of the Acquired Companies (other than any such liability that (i) is being contested in good faith and is not in excess of $50,000 in the aggregate, or (ii) is the subject of clause (p) below);

(o)         make or change any material Tax election, enter into, amend, terminate or otherwise restructure any agreement with any of its Affiliates relating to Taxes, change an annual accounting period, adopt or change any material accounting method, file any amended Tax Return or any claim for any Tax refund, enter into any closing agreement, settle any Tax Litigation or any claim or assessment in respect of Taxes, consent to any extension or waiver of the limitation period applicable to any material Tax Litigation or assessment relating to any Acquired Company;

(p)         settle or compromise any Litigation, other than settlements or compromises of claims-related Litigation within policy limits and in the ordinary course of business;

(q)         enter into any employment agreement or employment contract or otherwise hire any employee other than as a replacement for a departing employee;

(r)          other than increases in salaries or wages in the ordinary course of business, increase the salary or wages of any employee;

(s)          engage in any transaction or enter into, modify or amend any arrangement or contract with any officer, director, stockholder or other insider or Affiliate of such Acquired Company (other than another Acquired Company), except in the ordinary course of business;

(t)          make any investments other than in the ordinary course of business;

(u)         sell, assign, transfer, license, sublicense or otherwise encumber any of the Intellectual Property owned by it, disclose any confidential information to any Person (other than to Buyer and its Affiliates and other than in the ordinary course of business), or abandon or permit to lapse any of such Intellectual Property;

(v)         enter into or agree to any regulatory restrictions or arrangements adversely affecting any of the Insurance Licenses listed in Section 2.14(a) of the Company Disclosure Letter;

(w)        forfeit, abandon, amend, modify, waive, let lapse or terminate any Insurance License or make any material filings with any Governmental Authority (except that Company or the Acquired Companies shall be permitted to make filings required by Law with Governmental Authorities or that involve UCAA expansion or product filings without Buyer’s prior written consent so long as (i) such filings are made in the ordinary course of business, consistent with past practice; (ii) such filings would not be expected to have a material and adverse effect on the Business and (iii) Company delivers to Buyer a complete copy of such filings (and any amendments or supplements thereto) promptly after the filing thereof;

(x)         enter into, assume, amend or terminate any Lease or enter into any agreement to sell, transfer or otherwise encumber (other than with respect to Permitted Liens) the Owned Real Property; or

(y)         agree or commit to do any of the foregoing.

For the avoidance of doubt, Buyer’s withholding or denial of consent with respect to a requested exception from Company for any of the foregoing actions (or inactions) shall not be considered unreasonably conditioned or withheld if Buyer’s consent is withheld or denied because the requested action (or inaction) would, in the reasonable judgment of Buyer, result in a Buyer Burdensome Condition.

Section 4.2.         Access to Information; Confidentiality; Books and Records.

(a)         From the date hereof until the Closing, Company shall (i) give Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of the Acquired Companies, (ii) furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Acquired Companies as such Persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of the Acquired Companies to reasonably cooperate with Buyer, in each case solely in connection with Buyer’s preparation to integrate the Acquired Companies into Buyer’s organization following the Closing.

(b)         Anything to the contrary in Section 4.2(a) notwithstanding, (i) access rights pursuant to Section 4.2(a) shall be exercised in such manner as not to interfere unreasonably with the conduct of the Business or any other business of the party granting such access and (ii) the party granting access may withhold any document (or portions thereof) or information (A) that is subject to the terms of a non-disclosure agreement with a third party, (B) that may constitute privileged attorney-client communications or attorney work product and the transfer of which, or the provision of access to which, as reasonably determined by such party’s counsel, constitutes a waiver of any such privilege or (C) if the provision of access to such document (or portion thereof) or information, as determined by such party’s counsel, would reasonably be expected to conflict with applicable Laws. Company shall use commercially reasonable efforts to obtain any consent of any Person party to a non-disclosure agreement described in subsection (A) to the disclosure of information subject thereto.

(c)         All information provided to Buyer pursuant to this Section 4.2 prior to the Closing shall be held by Buyer as Evaluation Material (as defined in the Confidentiality and Non-Disclosure Agreement, dated November 4, 2024, between Company and Buyer (the “Confidentiality Agreement”)) and shall be subject to the Confidentiality Agreement, the terms of which are incorporated herein by reference. The Confidentiality Agreement shall continue in full force and effect until the Closing, at which time it shall automatically terminate.

Section 4.3.         Filings.

(a)         Each party hereto shall (i) make the filings required of it or any of its Affiliates under all applicable Laws in connection with this Agreement and the transactions contemplated hereby as promptly as practicable following the date hereof (and not later than fifteen (15) Business Days after the date hereof), (ii) comply at the earliest practicable date and after consultation with the other parties hereto with any request for additional information or documentary material received by it or any of its Affiliates from any Insurance Department or any other Governmental Authority or any other Person whose consent, approval or authorization is necessary to consummate the transactions contemplated by this Agreement, (iii) cooperate with the other parties hereto in connection with any filing under any applicable Laws and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement initiated by any Insurance Department or any other Governmental Authority and (iv) use commercially reasonable efforts to take any other action reasonably necessary to obtain the consents, approvals and authorizations required for the consummation of the transactions contemplated by this Agreement at the earliest possible date.

(b)         Subject to applicable Law, Buyer and Company shall promptly advise each other upon receiving any material communication from any Governmental Authority or Insurance Department whose consent or approval is required for any of the transactions contemplated by this Agreement, including promptly furnishing each other copies thereof, and shall promptly advise each other when any such communication causes such party hereto to believe that there is a reasonable likelihood that any required approval will not be obtained or that the receipt of any such approval will be materially delayed or conditioned. Buyer and Company shall have the right, to the extent practicable, to review in advance, and will consider in good faith any comments reasonably proposed by the other, in each case subject to applicable Law, any filing made with, or written materials submitted to, any Governmental Authority or Insurance Department in connection with the transactions contemplated by this Agreement. The parties hereto agree that they will reasonably consult with each other with respect to the obtaining of all approvals necessary or advisable to consummate the transactions contemplated by this Agreement and each party hereto will keep the others reasonably apprised of the status of such matters.

(c)         Company shall permit Buyer and its authorized representatives or agents to participate in any live, virtual or telephonic meeting with any Governmental Authority in respect of any filings, approval process, investigation or other inquiry relating to the Plan of Conversion and shall provide Buyer with reasonable notice and opportunity to attend and participate thereat.

(d)         Any fee or payment to an Insurance Department or any other Governmental Authority in connection with the transactions contemplated by this Agreement shall be borne by Buyer; provided, that fees or payments to the Pennsylvania Insurance Department with respect to the Conversion shall be borne by Company.

(e)         Without limiting the foregoing, each of Company and Buyer hereby agrees to use its commercially reasonable efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, clearances, waivers, approvals and authorizations of all Insurance Departments and other Governmental Authorities and other Persons necessary to consummate the transactions contemplated by this Agreement as promptly as practicable. In connection with effecting any such filing or obtaining any such permit, consent, clearance, waiver, approval or authorization necessary to consummate the transactions contemplated by this Agreement, Company and Buyer shall, subject to applicable Laws, (i) permit counsel for the other party to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Authority, and (ii) provide counsel for the other party with copies of all filings made by such party, and all material correspondence between such party (and its advisors) with any Governmental Authority and any other information supplied by such party to, or received from, a Governmental Authority relating to the transactions contemplated hereby; provided, however, that Buyer may redact or withhold materials as necessary to the extent such written communication or information pertains to proprietary business information, trade secrets or confidential personal information of Buyer or any person affiliated with Buyer and is designated as such in Buyer’s Form A applications.

(f)          Notwithstanding anything herein to the contrary, Buyer shall not be obligated to agree to any arrangement, limitation, condition or restriction that would (i) require or involve the sale, disposition, or separate holding, through the establishment of a trust, or otherwise, of any of the Acquired Companies or their respective assets, properties of business or of any of the assets, properties or businesses of Buyer or any of its Affiliates, (ii) except as contemplated by the Plan of Conversion, require the making of any debt, equity investment or capital contribution in any of the Acquired Companies or in the Buyer or any of its Affiliates, (iii) impose any dividend limitation with respect to such Person other than those required by Law, (iv) impose any requirement on Buyer or any of its Affiliates to provide any guarantee, keepwell capital maintenance, capital support arrangement, or similar agreement, or incur any liability with respect to any of the Acquired Companies, (v) except as contemplated by the Plan of Conversion, require or involve any material modification of the existing capital structure of any of the Acquired Companies or of Buyer or any of its Affiliates, (vi) involve any material requirement or restriction on the Business of any of the Acquired Companies or any business of the Buyer or any of its Affiliates, (vii) require material revisions to the terms of this Agreement, which would, if implemented or effected, materially and adversely affect the economic benefits reasonably expected to be derived by Buyer or (viii) otherwise be reasonably likely to materially and adversely impact the economic, tax or business benefits reasonably expected to be derived by Buyer in connection with the transactions contemplated hereby, taken as a whole, had Buyer and/or any of the Acquired Companies not been subject to any such arrangement (any such restriction or limitation described in subsections (i) through (viii) above, individually or collectively, a “Buyer Burdensome Condition”).

(g)         Notwithstanding anything herein to the contrary, Company shall not be obligated to agree to any arrangement, limitation, condition or restriction that would require material revisions to the terms of this Agreement, which would, if implemented or effected, materially and adversely affect the economic benefits reasonably expected to be derived by Company (any such restriction or limitation described in this clause (g) being a “Company Burdensome Condition”).

(h)         No party shall be required to waive any condition precedent to comply with this Section 4.3.

Section 4.4.         Employees and Employee Benefits.

(a)         The Acquired Companies shall take all actions necessary or desirable, including obtaining any necessary consents and authorizations and adopting any necessary plan amendments or resolutions, all such actions in accordance with the requirements of the Code and ERISA, (i) the day prior to the Closing Date, to freeze the Acquired Company Retirement Plan (the “Frozen Retirement Plan”); (ii) to terminate the Acquired Company Benefit Plans providing major medical (including pharmaceutical), dental, and vision benefits (A) on the Closing Date if Closing occurs on any day other than the first day of the month (so that coverage under such plans ends at the end of the month), or (B) prior to the Closing Date if Closing occurs on the first day of the month; and (iii) on or prior to the Closing Date, to terminate all other Acquired Company Benefit Plans, except those set forth in Section 4.4(a) of the Company Disclosure Letter or as provided in (i) and (ii) above. Collectively, the Acquired Company Benefit Plans described in (ii) and (iii) above being herein referred to as the “Terminated Benefit Plans”). In no event shall any Acquired Company Employee be entitled to accrue any benefits under the Frozen Retirement Plan and/or Terminated Benefit Plans with respect to services rendered or compensation paid on or after the Closing.

(b)         All the Business Employees of the Acquired Companies set forth in Section 4.4(b) of the Company Disclosure Letter, who are employees of the Acquired Companies as of the Closing (the “Acquired Company Employees”), shall be eligible to participate in Old Republic’s retirement and welfare benefit plans in accordance with the terms of such plans as described in (d) below. Buyer shall cause Company to continue to employ the Acquired Company Employees on terms and conditions that include, in the aggregate, (i) compensation (including but not limited to rates of annual base salary or wage level) that is at least equal to that provided to each such Acquired Company Employee by the applicable Acquired Company on the Closing Date, and (ii) participation in Acquired Company Benefit Plans that are not the Terminated Benefit Plans (except that all Acquired Company Employees whose employment is terminated following the Closing except for cause shall be entitled to severance in accordance with Old Republic’s severance policy).

(c)         Following the Closing, and subject to continued employment and receipt of all required approvals (including of the Compensation Committee of the Board of Directors of Old Republic, if applicable), Company’s senior management team (as determined by the Chief Executive Officer of Company and Buyer, the “ECM Managers”) shall be eligible to participate in Old Republic’s Performance Recognition Plan, the Old Republic 2022 Incentive Compensation Plan, the Old Republic Deferred Compensation Plan and other executive benefits as may be made available to all of Old Republic’s executives from time to time, subject in all cases to the terms and conditions of each such plan (it being understood that participation in the annual senior management team awards under Old Republic’s Performance Recognition Plan and the Old Republic 2022 Incentive Compensation Plan is not expected to begin until 2027). At the Closing, each of the ECM Managers identified in writing on Section 4.4(c) of the Company Disclosure Letter by the Chief Executive Officer of Company and Buyer at or prior to Closing will receive a retention agreement in order to incentivize the ECM Managers to devote their efforts toward developing value in Buyer and ensuring the continuity of the business of the Company following the Closing. The retention agreements will provide for (among other things): (i) a grant of restricted stock units under the Old Republic 2022 Incentive Compensation Plan that vests over a three (3) year period, (ii) severance pay in the event of termination without cause within thirty-six (36) months of Closing and (iii) in the case of certain of the ECM Managers, a cash award that vests in two (2) installments, the first of which shall vest on the six (6) month anniversary of Closing, and the second of which shall vest on the eighteen (18) month anniversary of Closing (in each case, subject to the terms and conditions as set forth in such retention agreement, in the form attached hereto as Exhibit A, collectively, the “Retention Agreements”). The aggregate grant date value of the ECM Managers’ restricted stock unit and cash retention awards to be granted to the ECM Managers under the Retention Agreements are $13.0M and $4.0M, respectively. For purposes of any performance-based assessment of any ECM Manager that takes place after Closing that takes into account the financial and operational performance of Company generally, any expenses incurred by Company in connection with the transaction contemplated under this Agreement prior to the Closing, shall not be included or considered for purposes of such assessment.

(d)         For all purposes under the retirement and welfare Benefit Plans established or maintained by Buyer, the Acquired Companies and their respective Affiliates in which Acquired Company Employees may be eligible to participate after the Closing (the “New Benefit Plans”), each Acquired Company Employee shall be credited with the same amount of service as was credited by Acquired Companies and its Affiliates as of the Closing under similar or comparable Benefit Plans (including for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits but not for purposes of defined benefit retirement plan benefit accrual); provided, that such crediting of service shall not operate to duplicate any benefit or the funding of any benefit. In addition, and without limiting the generality of the foregoing, (i) with respect to any New Benefit Plans in which the Acquired Company Employees may be eligible to participate following the Closing, (A) if the Closing occurs on any day other than the first day of the month, then with respect to the New Benefit Plans providing major medical (including pharmaceutical), dental, vision, health care FSA, and dependent care FSA benefits, each Acquired Company Employee will be eligible to participate on the first day of the month following the Closing, and with respect to the New Benefit Plans providing retirement, disability, and life insurance and AD&D, immediately, without any waiting time, to the extent coverage under such

New Benefit Plans replaces coverage under a similar or comparable Benefit Plan in which such Acquired Company Employee was eligible to participate immediately before such commencement of participation; and (B) if the Closing occurs on the first day of a month, each Acquired Company Employee will be eligible to immediately participate in the New Benefit Plans, without any waiting time, to the extent coverage under such New Benefit Plans replaces coverage under a similar or comparable Benefit Plan in which such Acquired Company Employee was eligible to participate immediately before such commencement of participation, and (ii) for purposes of each New Benefit Plan providing medical (including pharmaceutical), dental, and/or vision benefits to any Acquired Company Employee, Buyer shall take commercially reasonable efforts to cause all pre-existing condition exclusions and actively-at-work requirements of such New Benefit Plan to be waived for such Acquired Company Employee and his or her covered dependents, to the extent any such exclusions or requirements were waived or were inapplicable under any similar or comparable Acquired Company Benefit Plan.

(e)         With respect to Acquired Company Employees, Buyer shall, and shall cause the Acquired Companies to, honor all Acquired Company Benefit Plans (other than the Terminated Benefit Plans) in accordance with their terms as in effect immediately prior to the Closing, subject to any amendment or termination thereof that may be permitted by such plans, agreements or written arrangements.

(f)          Nothing contained in this Section 4.4 or any other provision of this Agreement, express or implied, is intended to confer upon any Acquired Company Employee or any other Person any right to employment or continued employment for any period or receipt of any specific benefit or compensation, or shall constitute the establishment of or amendment to or any other modification of any Benefit Plan or any other benefit or compensation plan, program, policy, contract, agreement or arrangement. Further, this Section 4.4 shall be binding upon and shall inure solely to the benefit of the parties to this Agreement, and nothing in this Section 4.4, express or implied, is intended to confer upon any other Person (including any Acquired Company Employee) any rights or remedies of any nature (including any third-party beneficiary rights under this Agreement) whatsoever by reason of this Section 4.4.

Section 4.5.         Supplemental Disclosure. Company and Buyer shall have the right, from time to time prior to the Closing, to supplement or amend the Company Disclosure Letter and Buyer Disclosure Letter, as the case may be, with respect to events or circumstances first arising between the date hereof and the Closing Date (other than as a result of a breach of this Agreement by the party seeking to supplement or amend the Company Disclosure Letter or Buyer Disclosure Letter, as the case may be) that, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Company Disclosure Letter or Buyer Disclosure Letter, as the case may be. Company acknowledges that no such additional disclosure or update by Company, however, shall be deemed to affect any right of Buyer to terminate this Agreement pursuant to Article 6 hereof.

Section 4.6.         Public Announcements. Except as permitted pursuant to the Confidentiality Agreement or Section 4.2(c), neither Buyer nor Company shall make, or permit any of their Affiliates or representatives to make, any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other party (such consent not to be unreasonably withheld, delayed or conditioned); provided, that such prior written consent shall not be required (a) to the extent such disclosure is included in any filing made by Old Republic with the SEC, (b) in connection with disclosures by Old Republic concerning this Agreement or the transactions contemplated hereby to analysts (including on quarterly earnings calls), rating agencies, investors or reinsurers, or (c) to the extent required for compliance with applicable Laws or the requirements or rules of the New York Stock Exchange.

Section 4.7.         No Other Bids.

(a)         Company shall not, nor shall it permit any Affiliate of Company or any officer, director or employee of any of them, or any investment banker, attorney, accountant or other representative retained by Company or any of its Affiliates to, directly or indirectly, solicit, encourage, initiate or engage in discussions or negotiations with, or respond favorably to requests for information, inquiries, or other communications from, any person other than Buyer concerning a sponsored conversion of Company, any acquisition of Company, any Acquired Company, or any assets or business thereof (each an “Acquisition Proposal”).

(b)         Notwithstanding the foregoing, in the event that the Company Board determines in good faith after considering the applicable provisions of Pennsylvania law and after consultation with, and in the written opinion of, its outside legal counsel that, in light of an Acquisition Proposal (other than an Acquisition Proposal the terms of which were made known to the Company Board prior to the date hereof) that is received by Company prior to the filing of any Regulatory Application with any Insurance Department in connection with the transaction contemplated hereby, the failure to provide such information or engage in such negotiations or discussions regarding such proposal would constitute a breach of such Board’s fiduciary duties under Pennsylvania law, Company may, in response to an Acquisition Proposal that was not solicited by or on behalf of Company or any other Acquired Company or which did not otherwise result from a breach of Section 4.7(a), subject to its compliance with Section 4.7(c), (i) furnish information with respect to the Acquired Companies to such Person making such Acquisition Proposal pursuant to a customary confidentiality agreement that is no less restrictive than the Confidentiality Agreement and (ii) participate in discussions or negotiations regarding such Acquisition Proposal. In the event that the Company Board determines in good faith and after consultation with its financial advisor and outside counsel, that the Acquisition Proposal is a Superior Acquisition Proposal and that it would be a breach of its fiduciary duties under Pennsylvania law not to pursue such Superior Acquisition Proposal, the Company Board may (A) withdraw, modify or otherwise change in a manner adverse to Buyer, the Company’s recommendation to its members with respect to the Plan of Conversion, and/or (B) terminate this Agreement in order to concurrently enter into an agreement with respect to such Superior Acquisition Proposal; provided, however, that the Company Board may not terminate this Agreement pursuant to this Section 4.7(b) unless and until (x) five (5) Business Days have elapsed following the delivery to Buyer of a written notice of such determination by the Company Board and during such five (5) Business Day period, Company otherwise cooperates with Buyer with the intent of enabling the parties to engage in good faith negotiations so that the transactions contemplated hereby may be effected and (y) at the end of such five (5) Business Day period the Company Board continues reasonably to believe the Acquisition Proposal at issue constitutes a Superior Acquisition Proposal. A “Superior Acquisition Proposal” shall mean any bona fide Acquisition Proposal made by any Person (other than Buyer), which the Company Board determines in its good faith judgment (after consultation with its financial advisor and outside legal counsel and after taking into account all material legal, financial (including the financing terms thereof), regulatory, timing and other material aspects of the proposal, as well as any modification to this Agreement that Buyer and Company agree in writing to make pursuant to subsection (x) above), (A) is on terms that are more favorable to Company than the terms and provisions of this Agreement, as amended pursuant to subsection (x) above, and (B) is capable of being consummated within a reasonable period of time.

(c)         In addition to the obligations of Company set forth in Section 4.7(a) and (b), Company shall immediately advise Buyer orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person or entity making such request or Acquisition Proposal. Company shall keep Buyer reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal, including the status of any discussions or negotiations with respect to any Superior Acquisition Proposal.

Section 4.8.         Intercompany Agreements and Accounts. Except for the Intercompany Agreements listed in Section 4.8 to the Company Disclosure Letter, Company shall cause all agreements between any Acquired Company and any Affiliate of such Acquired Company that shall not be an Acquired Company (“Intercompany Agreements”), including the agreements listed in Section 2.21(a) of the Company Disclosure Letter, to be terminated without any further obligation or liability of any such Acquired Company and all intercompany accounts receivable or payable (whether or not currently due or payable) between (x) any Acquired Company, on the one hand, and (y) any of its employees, officers or directors or its Affiliates (other than an Acquired Company) or any of the officers or directors thereof, on the other hand, to be settled in full in cash (without any premium or penalty), at the Closing.

Section 4.9.         Subsequent Financial Statements.

(a)         After the date hereof until the Closing Date, Company shall within two (2) Business Days after the filing of such items with the applicable Insurance Departments, deliver to Buyer the Subsequent Period Statutory Statements of each Acquired Insurance Company as of the end of such quarter and for the period then ended (which, other than the Statutory Statements at and for the calendar year then ended, shall be unaudited). The Subsequent Period Statutory Statements shall be prepared in all material respects in accordance with SAP applied on a consistent basis and shall present fairly in all material respects in accordance with SAP the financial position of each Acquired Insurance Company, as of the date thereof, and the results of its operations for the applicable period then ended (subject, for any Subsequent Period Statutory Statement other than the Statutory Statement at and for a calendar year then ended, to normal year-end adjustments).

(b)         After the date hereof until the Closing Date, Company shall within forty-five (45) days after the end of each calendar quarter, deliver to Buyer the Subsequent Period GAAP Financial Statements of Company as of the end of such quarter and for the period then ended. The Subsequent Period GAAP Financial Statements shall be prepared in all material respects in accordance with GAAP as of the date thereof and shall present fairly in all material respects in accordance with GAAP the combined financial position, results of operations, cash flows and consolidated equity of the Acquired Companies at and for the respective periods indicated (subject, for any Subsequent Period GAAP Financial Statements only, to normal year-end adjustments).

(c)         Company shall use commercially reasonable efforts (including use of reasonably available internal resources) to cooperate with Buyer in Buyer’s efforts to compile and prepare data that, when audited will constitute the audited financial data of the Acquired Companies required to be filed with Securities and Exchange Commission (“SEC”) by Old Republic under the Exchange Act, and SEC Regulation S-X. Company shall provide Buyer and its independent auditor with reasonable access to all necessary documents, records and appropriate personnel in Company’s custody and control upon reasonable notice during normal working hours. Company similarly shall use commercially reasonable efforts to cooperate with Buyer in the preparation of any unaudited financial statements for the most recent fiscal quarter completed on or ending after the date hereof and prior to Closing and that Buyer is required to file with the SEC under the Exchange Act.

Section 4.10.       Special Meeting of Members. As soon as practicable following receipt of the Regulatory Approvals, Company, acting through the Company Board, shall, in accordance with all applicable Laws, its Organizational Documents and the Plan of Conversion, duly call, give notice of, convene and hold the Special Meeting for the purposes of obtaining the Member Approval. Company, acting through the Company Board, shall (x) subject to its fiduciary duties, recommend approval of the Plan of Conversion and (y) use its reasonable best efforts to solicit and obtain the Member Approval.

Section 4.11.       Indemnification; Directors’ and Officers’ Insurance.

(a)         From and after the Closing, Buyer shall cause the applicable Acquired Company to indemnify and hold harmless, to the fullest extent permitted under applicable Law (and also to advance expenses as incurred to the fullest extent permitted under applicable Law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), each present and former director and officer of the Acquired Companies or fiduciaries of Acquired Companies under Acquired Company Benefit Plans and Acquired Company Pension Plans (in each case, when acting in such capacity) (collectively, the “Indemnified Persons”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing, including the transactions contemplated by this Agreement except to the extent such liability relates to any liability as to which an Acquired Company may not provide indemnity under applicable Law. For avoidance of doubt, subject to Section 4.11(d), Buyer shall have no obligation to provide capital or funding to any Acquired Company to permit it to fulfill its indemnification obligation hereunder.

(b)          Subject to the following sentence, for a period of six (6) years following the Closing, Buyer will provide or purchase director’s and officer’s liability insurance that serves to reimburse the present and former officers and directors of the Acquired Companies (determined as of the Closing) (providing only for Side A coverage for Indemnified Persons where the existing policies also include Side B coverage for the Acquired Companies) with respect to claims against such directors and officers arising from facts or events occurring before the Closing (including the transactions contemplated by this Agreement), which insurance will contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the Indemnified Person as that coverage currently provided by Company; provided, that in no event shall Buyer be required to expend, on an annual basis, an amount in excess of two hundred percent (200%) of the aggregate annual premiums paid as of the date hereof by Company for any such insurance (the “Premium Cap”); provided, further, that if any such annual expense at any time would exceed the Premium Cap, then Buyer will cause to be maintained policies of insurance which provide the maximum coverage available at an annual premium equal to the Premium Cap. At the option of Buyer, prior to the Closing and in lieu of the foregoing, Company shall purchase a tail policy for directors’ and officers’ liability insurance on the terms described in the prior sentence (including subject to the Premium Cap) and fully pay for such policy prior to the Effective Time (and Buyer shall reimburse Company for the cost of such tail policy following the Closing).

(c)         Any Indemnified Person wishing to claim indemnification under Section 4.11(a), upon learning of any claim, action, suit, proceeding or investigation described above, will promptly notify Buyer; provided, that the failure to so notify will not affect the obligations of Buyer under Section 4.11(a) unless and to the extent that Buyer is actually and materially prejudiced as a consequence.

(d)         If Buyer or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its assets to any other entity, then and in each case, Buyer will cause proper provision to be made so that the successors and assigns of Buyer will assume the obligations set forth in this Section 4.11.

(e)         The provisions of this Section 4.11 are intended to be for the benefit of, and will be enforceable by, each Indemnified Person and his or her heirs and representatives.

Section 4.12.       Prospectus.

(a)         For the purposes of registering shares of common stock, par value $1.00 per share, of Old Republic (the “ORI Common Stock”) with the SEC under the Securities Act to be offered in connection with the Offering, Old Republic shall draft and prepare, and Company shall cooperate in the preparation of, a Registration Statement and Prospectus, complying as to form in all material respects with all applicable requirements of applicable Laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder. Old Republic shall file the Registration Statement and the Prospectus with the SEC. Each of Old Republic and Company shall promptly mail the Prospectus to the various participants pursuant to the Plan of Conversion. Old Republic shall also use commercially reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and Company shall cooperate reasonably with Old Republic, including furnishing all information concerning the Acquired Companies, as may be reasonably requested in connection with any such action.

(b)         Company shall cooperate reasonably with Old Republic including providing Old Republic with any information concerning itself and the Acquired Companies that Old Republic may reasonably request in connection with the drafting and preparation of the Registration Statement and Prospectus, and Old Republic shall notify Company promptly of the receipt of any comments of the SEC with respect to the Prospectus and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Company promptly copies of all correspondence between Old Republic or any of its representatives and the SEC. Old Republic shall give Company and its counsel the opportunity to review and comment on the Registration Statement and Prospectus prior to its being filed with the SEC and shall give Company and its counsel the opportunity to review and comment on all amendments and supplements to the Registration Statement and Prospectus and, if any, all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of Old Republic and Company agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to any such comments of and requests by the SEC, to cause the Registration Statement to be declared effective, and to cause the Prospectus and all required amendments and supplements thereto to be mailed to the Persons specified in the Plan of Conversion.

(c)         Company and Old Republic shall promptly notify the other party if at any time it becomes aware that the Prospectus or the Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, Company shall cooperate with Old Republic in the preparation of a supplement or amendment to such Prospectus or Registration Statement, as the case may be, that corrects such misstatement or omission, and Old Republic shall file an amended Registration Statement or amendment or supplement to the Prospectus with the SEC, and Company shall mail such amendment or supplement to the Persons specified in the Plan of Conversion.

Section 4.13.       Post-Closing Governance Matters.

(a)         Effective at the Closing, Buyer shall cause the bylaws of Company to be amended and restated in the form attached hereto as Exhibit B (“the Restated Bylaws”). Effective upon the Closing and for a period of five (5) years thereafter (the “Post-Closing Governance Period”), such bylaws will provide for the Company Board to consist of seven directors, three of which will be designated by mutual agreement of Buyer and Company (the “Company Designees”) and four of which will be designated by Buyer (the “Buyer Designees”), it being understood that (i) the number of Buyer Designees at any given time shall be one (1) more than the number of Company Designees, and (ii) members of the Company Board shall not receive any compensation for service as a director on the Company Board.

(b)         Effective upon the Closing, Buyer, as the sole shareholder of Company, and Company Board, on behalf of Company as the sole shareholder of each other Acquired Company, as applicable, shall adopt resolutions approving the items listed on Schedule 4.13(b).

(c)         During the Post-Closing Governance Period, Buyer and Company agree that:

(i)             Buyer shall not Vote its Shares to (A) remove or seek to remove any Company Designee (other than for cause) without the consent of a Super-Majority of the Company Board or (B) approve or seek to approve an amendment to the Company’s Organizational Documents that would be inconsistent with the provisions of Section 4.13(a) unless such amendment has been approved and recommended by a Super-Majority of the Company Board;

(ii)            Buyer shall Vote its Shares as directed or recommended by a Super-Majority of the Company Board with respect to the election of Company Designees (or successors nominated by the Company Designees) as directors; and

(iii)           except as may be approved by at least five (5) of the seven (7) members of the Company Board (a “Super-Majority of the Company Board”), Buyer shall not, and shall not cause Company to, make any of the following fundamental operational changes affecting Company:

A.          in the event Randy F. Shaw is no longer serving as Chief Executive Officer, the selection of a replacement Chief Executive Officer of Company,

B.          any change to Company’s mission and focus to become the preeminent farmowners’ carrier in the country,

C.          any change to the location of Company’s headquarters to a location outside of Everett, Pennsylvania,

D.          any material change to Company’s office policies and procedures, including telework (except to the extent any such change is made in connection with the transition of Company’s benefit plans to Buyer’s benefit plans as provided in Section 4.4(b) hereof),

E.          reducing the salary of the employees of the Acquired Companies in a manner that is less favorable in the aggregate to that provided to such employees by such Acquired Company immediately prior to the Closing (subject in each case to maintenance of satisfactory performance evaluations), and

F.           causing any of the Acquired Companies not to honor any Benefit Plans of such Acquired Company (other than any Terminated Benefit Plan) in effect upon consummation of the Closing in accordance with their terms (subject to the rights therein to terminate or amend such plans, only upon the recommendation a Super-Majority of the Company Board); provided, that this subsection (F) is not intended (1) as a guarantee of employment or of the provision of any benefit that any employee may have or become entitled to under any Benefit Plan, or (2) to prohibit the Chief Executive Officer from making individual or more comprehensive changes related to employees of the Acquired Companies as the business needs may dictate.

(iv)           There shall be established an advisory board (the “Advisory Board”) to advise and provide general, non-binding policy advice to the Company Board, as follows:

A.          the Advisory Board shall be established upon effectiveness of the Restated Bylaws and shall terminate upon the fifth anniversary of the Closing (the “Advisory Board Termination Date”). Advisory Board members, in their capacity as such, shall not have any rights as a director of Company, and Advisory Board members shall have no liability for actions or inactions while serving as part of the Advisory Board so long as such members were acting in good faith at the time of the relevant action or inaction;

B.          members of the Advisory Board shall serve until the Advisory Board Termination Date or their earlier death, retirement or resignation. Those individuals who were directors of Company as of the date hereof and on the Closing Date shall serve on the Advisory Board;

C.          the Advisory Board shall meet at such time and place as may be determined by the chairman of the Advisory Board;

D.          the Advisory Board shall elect a member to serve as chairman; provided, that Randy F. Shaw shall serve as the initial chairman of the Advisory Board;

E.          any member of the Advisory Board who is an employee of Buyer or any of its Affiliates and ceases to be so employed shall thereupon cease to be a member of the Advisory Board;

F.           the Advisory Board shall have the right to enforce the covenants contained in this Section 4.13 against Buyer, and will be empowered to take all actions necessary or appropriate under the circumstances to enforce such covenants; and

G.          for service on the Advisory Board, members of the Advisory Board shall receive fixed annual compensation in an amount equal to the cash board membership fee received by the members of the Old Republic board of directors in 2025.

(d)         Except as may be approved by a Super-Majority of the Company Board, Buyer shall not, and shall cause Company not to, declare, set aside or pay any cash or non-cash extraordinary dividend in respect of its outstanding shares of capital stock for a period of three (3) years after the Closing. For purposes of this Section 4.13(d), extraordinary dividend shall have the meaning set forth in Title 40 P.S. § 991.1405(b)(2).

Section 4.14.       Post-Closing Transactions. The parties agree that following the Closing, ECM intends to fund the initiatives listed below using a portion of the Purchase Price proceeds as follows:

(a)         up to $5,000,000 to establish a foundation with the general mission of supporting the farm community, which foundation shall be administered by Randy F. Shaw, as referenced in Section 10(e) of the Plan of Conversion;

(b)         up to $1,000,000 to establish a cash incentive bonus pool for all Company employees who will be retained post-Closing by Buyer (other than those individuals set forth on Section 4.4(c) of the Company Disclosure Letter) as referenced in Section 10(f) of the Plan of the Conversion; and

(c)         the amount required to repay in full the remaining principal and accrued interest under the Surplus Note, dated as of February 22, 2019, in the original principal amount of $10,000,000, which was entered into with Grange Mutual Casualty Company.

Section 4.15.       Capital/Reinsurance Support. In the event of a termination of this Agreement pursuant to Section 6.1(a), (b), (d) or (f), upon the written request of Company, Old Republic or an Affiliate of Old Republic and Company agree to negotiate quota share reinsurance support for a period of not less than two (2) years from the termination date of this Agreement, which shall be upon customary market terms mutually acceptable to the parties. For the avoidance of doubt, Old Republic shall have no obligation pursuant to this Section 4.15 in the event that this Agreement is terminated as a result of Company’s misconduct or breach of this Agreement.

Section 4.16.       Valuation Range. Buyer and Company acknowledge and agree that the Valuation Range is $153 million to $207 million.

ARTICLE 5
Conditions Precedent

Section 5.1.         Conditions to Obligations of Buyer and Company. The obligations of Buyer and Company to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions:

(a)         No Injunction, etc. Consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable Laws.

(b)         Governmental Approvals. Company shall have received the Plan of Conversion Approval, without the imposition of any Company Burdensome Condition or Buyer Burdensome Condition, and the Member Approval, and no such consent, authorization or approval shall have been revoked. Buyer shall have received the approvals set forth in Section 3.2(b)(i) of Buyer Disclosure Letter and such other consents, approvals and authorizations as set forth in Section 3.2(b)(ii) of Buyer Disclosure Letter from any Governmental Authority, in each case without the imposition of any Company Burdensome Condition or Buyer Burdensome Condition, and no such consent, authorization or approval shall have been revoked.

(c)         Conversion. (i) the Conversion shall have been effected in accordance with the Plan of Conversion and the Act and (ii) the Ever-Greene Merger shall have been completed.

(d)         Offering. The Offering shall have been consummated in accordance with the terms of the Plan of Conversion.

(e)         Registration Statement. The Registration Statement shall be effective under the Securities Act and no Litigation shall be pending or, to the Knowledge of Buyer, threatened by the SEC to suspend the effectiveness of the Registration Statement.

(f)          Retention Agreements. The Retention Agreements shall have been executed and delivered by the applicable parties to each Retention Agreement.

Section 5.2.         Conditions to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

(a)         Representations; Performance.

(i)             The representations and warranties of Company contained in Article 2 of this Agreement (other than Section 2.8) and the certificates delivered pursuant to Section 1.2(a)(x) and Section 5.2(a)(v) shall be true and correct at and as of the Closing Date with the same effect as though made at and as of such time (except for representations that are as of a specific date which representations shall be true and correct respects as of such date and without giving effect to any supplement to the Company Disclosure Letter pursuant to Section 4.5), except where the failure of such representations and warranties and such certificates to be true and correct (without giving effect to any limitations as to “materiality” or “Material Adverse Effect” set forth therein or any such supplement to the Company Disclosure Letter pursuant to Section 4.5) would not have, individually or in the aggregate, a Material Adverse Effect.

(ii)            The representations and warranties of Company contained in Section 2.8 shall be true and correct at and as of the Closing Date with the same effect as though made at and as of such time in all respects as of such date (without giving effect to any supplement to the Company Disclosure Letter pursuant to Section 4.5).

(iii)           Company shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Company at or prior to the Closing.

(iv)           Company shall have delivered to Buyer the items set forth in Section 1.2(a).

(v)            Company shall have delivered to Buyer a certificate, dated as of the Closing Date, signed by a duly authorized officer of Company to the effect set forth above in this Section 5.2(a).

For purposes of this Section 5.2, (x) breaches of representations, warranties or covenants hereunder which individually or in the aggregate would result in Damages to Buyer and/or the Acquired Companies in excess of $10,000,000, or (y) a breach by Company of Section 4.7, shall be deemed material and the applicable condition set forth in this Section 5.2 shall be deemed not to have been satisfied. Buyer shall notify Company if breaches of representations, warranties and covenants hereunder would result in Damages to the Acquired Companies in excess of $10,000,000 by written notice, which notice shall provide reasonable detail as to the breaches and an accounting of the Damages arising therefrom. Buyer and Company shall in good faith discuss such breaches and Damages and shall delay the Closing Date and a termination hereunder for up to ten (10) days to conduct such discussions.

(b)         FIRPTA Certificate. Company shall have delivered to Buyer a properly executed statement satisfying the requirements of Sections 1.897-2(h) and 1.1445-2(c)(3) of the Treasury Regulations in form reasonably acceptable to Buyer and dated no more than thirty (30) days before the Closing Date, together with proof reasonably satisfactory to Buyer that Company has provide notice of the delivery of such statement to the IRS in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations.

(c)         Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect. For avoidance of doubt, if the Rating Agency shall have reduced the financial strength rating of Company below “A-”, a Material Adverse Effect shall be deemed to have occurred.

(d)         Termination of Terminated Pension and Benefit Plans. Each Terminated Pension and Benefit Plan shall have been terminated on or prior to the Closing Date.

(e)         Plan of Conversion. The Company Board shall not have amended the Plan of Conversion, or interpreted any provision thereof, in any manner that Buyer and Old Republic have not consented to in writing.

Section 5.3.         Conditions to Obligations of Company. The obligation of Company to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

(a)         Representations; Performance. The representations and warranties of Buyer contained in this Agreement and in the certificate delivered pursuant hereto shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of such time (except for representations that are as of a specific date which representations shall be true and correct in all material respects as of such date and without giving effect to any supplement or the Company Disclosure Letter pursuant to Section 4.5). Buyer shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Buyer at or prior to the Closing. Buyer shall have delivered to Company a certificate, dated as of the Closing Date, signed by a duly authorized officer of Buyer to the effect set forth above in this Section 5.3(a).

(b)         Deposit of the Purchase Price and Other Fundings. Buyer shall have satisfied its obligations pursuant to Section 1.2(b).

(c)         Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Buyer Material Adverse Effect and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have a Buyer Material Adverse Effect. For avoidance of doubt, if the Rating Agency shall have reduced the financial strength rating of Old Republic below “A”, a Material Adverse Effect shall be deemed to have occurred.

ARTICLE 6
Termination

Section 6.1.         Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a)         by the written agreement of Buyer and Company;

(b)         by either Buyer or Company by notice to the other party, if:

(i)           the Closing shall not have been consummated on or before June 22, 2026 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 6.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Closing to be consummated by such time; provided, further, that if on the End Date the only conditions to Closing that remain unfulfilled are the conditions set forth in Section 5.1(b) and those that are to be satisfied at the Closing, no party shall have the right to terminate this Agreement pursuant to this Section 6.1(b)(i) until two months after the End Date;

(ii)           (A) there shall be any Laws that makes consummation of the Closing illegal or otherwise prohibited, (B) any judgment, injunction, order or decree of any Governmental Authority having competent jurisdiction enjoining Buyer or Company from consummating the Closing is entered and such judgment, injunction, order or decree shall have become final and nonappealable, or (C) the Arizona or Pennsylvania Insurance Departments shall have disapproved or otherwise indicated that they will not deliver, as applicable, the Plan of Conversion Approval or the Form A Approvals; or

(iii)           subject to any adjournment of the Special Meeting to a date no later than one hundred and twenty (120) days following the date for which the Special Meeting is initially scheduled, the Member Approval shall not be obtained at the Special Meeting.

(c)         by Buyer by notice to Company, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Company set forth in this Agreement shall have occurred that would cause the condition set forth in Section 5.2(a) not to be satisfied, and such breach is not cured within earlier of the End Date and 45 days following written notice to Company; provided, however, that Buyer shall not have the right to terminate this Agreement pursuant to this Section 6.1(c) if Buyer is then in material breach or violation of its representations, warranties or covenants contained in this Agreement;

(d)         by Company by notice to Buyer, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Buyer set forth in this Agreement shall have occurred that would cause the condition set forth in Section 5.3(a) not to be satisfied, and such breach is not cured within the earlier of the End Date and 30 days following written notice to Buyer; provided, however, that Company shall not have the right to terminate this Agreement pursuant to this Section 6.1(d) if Company is then in material breach or violation of its representations, warranties or covenants contained in this Agreement;

(e)         to the extent permitted by Section 4.7(b), (i) by Company pursuant to Section 4.7(b)(B) or (ii) by Buyer if (A) an Acquisition Proposal from a third party is accepted by Company or consummated or (B) pursuant to Section 4.7(b)(A), Company withdraws, modifies or otherwise changes Company’s recommendation to its members with respect to the Plan of Conversion, in each case by notice to the other party; or

(f)          by Company by notice to Buyer, assuming Member Approval has been obtained and the only conditions to Closing that remain unfulfilled are those (i) contained in Section 5.3(b), and condition is not satisfied within five (5) Business Days following written notice to Buyer, and (ii) those that are to be satisfied at the Closing.

The party desiring to terminate this Agreement pursuant to this Section 6.1 shall give written notice of such termination to the other party in accordance with Section 9.1, specifying the provision or provisions hereof pursuant to which such termination is effected.

Section 6.2.         Effect of Termination. If this Agreement is terminated pursuant to Section 6.1, this Agreement shall become void and of no effect without liability of any party (or any of its directors, officers, employees, stockholders, Affiliates, agents, successors or assigns) to the other party except as provided in this Section 6.2; provided, that no such termination (nor any provision of this Agreement) shall relieve any party from liability for any damages for fraud or willful misconduct, or for breach of any covenant hereunder. The provisions of Sections 4.2(c), 4.6, 6.2, 7.1, 8.1, and 8.2 and ARTICLE 9 shall survive any termination hereof pursuant to Section 6.1.

ARTICLE 7
No Survival

Section 7.1.         Non-Survival of Representations and Warranties. Absent fraud or willful misconduct, none of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights or causes of action arising out of any breach of such representations and warranties, shall survive the Closing, and all of the same shall be extinguished upon the occurrence of the Closing. Covenants contained in this Agreement which by their terms contemplate performance after the Closing will survive the Closing for a period of six (6) months following the date on which such covenant is fully performed or six (6) months after the expiration of the applicable statute of limitations for breach of covenant. Any claim relating to any breach of any covenants contained in this Agreement which by their terms contemplate performance after the Closing must be brought prior to their expiration pursuant to this Section 7.1. Notwithstanding the foregoing, except as set forth in Section 6.2, no representation, warranty, covenant or agreement made in this Agreement shall survive any termination of this Agreement.

ARTICLE 8
Definitions

Section 8.1.         Certain Terms. The following terms have the respective meanings given to them below:

“Acquired Company(ies)” means Company and each of its direct or indirect Subsidiaries (1st Choice Advantage Insurance Co., Inc., ECM Service Agency, Inc., DL Dravis and Associates, Inc., 1st ChoiceConnect LLC, and American Reliable Insurance Company), and Ever-Greene Mutual.

“Acquired Company Benefit Plans” means each Benefit Plan sponsored, maintained, contributed to, or required to be contributed to, by the Acquired Companies or any Benefit Plan with respect to which any Acquired Company has, or may have, any obligation or liability, contingent or otherwise.

“Acquired Company Employees” has the meaning set forth in Section 4.4(b).

“Acquired Company Retirement Plan” means the qualified retirement plan intended to qualify as a cash or deferred arrangement under Code Section 401(k) that is sponsored or maintained by any Acquired Company and disclosed on Section 2.17(a) of the Company Disclosure Letter.

“Acquired Company Securities” has the meaning set forth in Section 2.4(b).

“Acquired Insurance Companies” means each of Company, 1st Choice Advantage Insurance Co., Inc., Ever-Greene Mutual and American Reliable Insurance Company.

“Acquisition Proposal” has the meaning set forth in Section 4.7(a).

“Act” has the meaning set forth in the Recitals.

“Actuarial Analyses” has the meaning set forth in Section 2.6(e).

“ADV Cap” as defined in the Plan of Conversion.

“Advisory Board” has the meaning set forth in Section 4.13(c)(iv).

“Advisory Board Termination Date” has the meaning set forth in Section 4.13(c)(iv)(A).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“Agent” has the meaning set forth in Section 2.24(a).

“Aggregate Discount Value” has the meaning set forth in the Plan of Conversion.

“Aggregate Subscription Amount” has the meaning set forth in the Plan of Conversion.

“Agreement” has the meaning set forth in the Preamble.

“Assets” has the meaning set forth in Section 2.10(a).

“Audited SAP Financial Statements” has the meaning set forth in Section 2.6(a).

“Balance Sheet Date” means December 31, 2025.

“Benefit Plans” means any employee benefit plan as defined in Section 3(3) of ERISA (whether or not subject to ERISA) and any employee benefit plan providing for health savings accounts, and each bonus, employment, incentive or deferred compensation, severance, termination, retention, change of control, tuition reimbursement, adoption reimbursement, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, or required to be established for employees under applicable Laws, that provides or may provide benefits or compensation in respect of any current or former employee, director or other service provider of any Acquired Company or under which any current or former employee, director or other service provider is or may become eligible to participate or derive a benefit and that is or has been sponsored, maintained or established by any of the Acquired Companies or any of their Affiliates, to which any Acquired Company contributes or is or has been obligated or required to contribute or has, or may reasonably be expected to have, any obligation or liability, contingent or otherwise.

“Buyer Burdensome Condition” has the meaning set forth in Section 4.3(f).

“Business” means the business and operations of the Acquired Companies as conducted as of the date hereof and at any time between the date hereof and the Closing, including without limitation the soliciting, marketing, sale, underwriting, servicing, administration and issuance of insurance policies with respect to the Lines of Business.

“Business Day” means any day that is not (i) a Saturday, (ii) a Sunday or (iii) any other day on which commercial banks are authorized or required by law to be closed in the City of New York.

“Business Employees” has the meaning set forth in Section 2.16(a).

“Buyer” has the meaning set forth in the Preamble.

“Buyer Designee” has the meaning set forth in Section 4.13(a)(i).

“Buyer Disclosure Letter” means the letter, dated as of the date hereof, delivered by Buyer to Company prior to the execution of this Agreement and identified as Buyer Disclosure Letter.

“Buyer Material Adverse Effect” means any event or occurrence that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse change in, or effect on, the assets, financial condition or results of operations of the Buyer, taken as a whole; provided, that any such change or effect resulting from any of the following, individually or in the aggregate, shall not be considered when determining whether a Buyer Material Adverse Effect has occurred: (i) any changes in the United States or global economy (including as a result of changes in international trade policies or tariffs) or capital and financial markets generally, including changes in inflation, interest or exchange rates or a downturn in equity markets or increased volatility in market conditions, (ii) any change in the primary industry in which Buyer operates or in which products of Buyer are used or distributed, including increases in energy, electricity, raw material or other operating costs, (iii) any change in Laws (including Insurance Laws), generally accepted actuarial standards, SAP or GAAP, or the enforcement or interpretation thereof, applicable to the primary industry in which Buyer operates, (iv) conditions in jurisdictions in which Buyer operates, including hostilities, acts of war, sabotage, terrorism or military actions, or any escalation or worsening of any of the foregoing, (v) any change resulting from the negotiation, execution, announcement or consummation of the transactions contemplated by, or the performance of obligations under, this Agreement, including any such change relating to the identity of, or facts and circumstances relating to, the Acquired Companies and including any actions by customers, suppliers or personnel, (vi) any actions required to be taken or omitted pursuant to this Agreement or taken with Company’s consent, or (vii) except as otherwise provided for herein, the credit, financial strength or other ratings of, or the value of any of the investment assets of, Buyer, in the case of each of clauses (i), (ii), (iii) and (iv) unless the effect on Buyer was materially disproportionately adverse to the effect on the other participants in the primary industry in which Buyer operates.

“Cash Contribution Fund” has the meaning set forth in the Plan of Conversion.

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commissioner” means the Insurance Commissioner of the Commonwealth of Pennsylvania.

“Closing Date” has the meaning set forth in the preamble.

“Company Board” means, prior to the Closing, the board of directors of Company as constituted on the date hereof, and after the Closing, as constituted in accordance with Section 4.13(a).

“Company Burdensome Condition” has the meaning set forth in Section 4.3(g).

“Company Designee” has the meaning set forth in Section 4.13(a)(i).

“Company Disclosure Letter” means the letter, dated as of the date hereof, delivered by Company to Buyer prior to the execution of this Agreement and identified as the Company Disclosure Letter.

“Confidentiality Agreement” has the meaning set forth in Section 4.2(c).

“Conversion” has the meaning set forth in the Recitals.

“Converted ECM Articles” has the meaning set forth in the Plan of Conversion.

“Damages” means all costs, damages, disbursements or expenses (including interest and reasonable out-of-pocket legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement) not covered by insurance of any Acquired Company or indemnification by a third party (other than insurance of Buyer) that would actually be imposed or otherwise actually incurred or suffered by Buyer or any Acquired Company in the event the Closing occurs, but shall not include remote, speculative, exemplary or punitive damages or damages not probable or reasonably foreseeable as a result of a breach of this Agreement (unless there is a reasonable expectation that such damages will be awarded to a third party).

“Deposit” has the meaning set forth in Section 2.13(g).

“ECM Managers” has the meaning set forth in Section 4.4(c).

“Effective Date” has the meaning set forth in the Plan of Conversion.

“Eligible Members” has the meaning set forth in the Plan of Conversion.

“End Date” has the meaning set forth in Section 6.1(b)(i).

“Environmental Laws” means any and all local, state and federal Laws and binding judicial or administrative interpretations thereof pertaining to: (a) the protection of the environment (including air quality, surface water, groundwater, soils, subsurface strata, drinking water, natural resources and biota) or human health and safety; or (b) the presence, use, processing, generation, management, storage, treatment, recycling, disposal, discharge, release, threatened release, investigation or remediation of Hazardous Substances, including the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act and their implementing regulations as well as state analogues, each as may be amended from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any rules and regulations thereunder.

“ERISA Affiliate” means, with respect to any Person, any trade or business, whether or not incorporated, which, together with an Acquired Company, is treated as a single employer under Section 4001(b)(1) of ERISA or part of the same “controlled group” as such Acquired Company or any of its Affiliates for purposes of Sections 414(b), (c), (m) or (o) of the Code.

“Ever-Greene Merger” means merger of Ever-Green Mutual with and into the Company.

“Ever-Greene Mutual” means Ever-Greene Mutual Insurance Co., a Pennsylvania mutual insurance company that is controlled by Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Form A Approvals” means the approval by Pennsylvania and Arizona of the acquisitions of control of the Acquired Companies by Buyer and filings and notices related thereto.

“Fronting/Reinsurance Agreement(s)” means those certain fronting and reinsurance agreements planned to be entered into following the execution of this Agreement with respect to the provision of issuing surplus lines carrier services and reinsurance by Buyer or its Affiliates to Company.

“Frozen Retirement Plan” has the meaning set forth in Section 4.4(a).

“GAAP” has the meaning set forth in Section 2.6(a).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court, tribunal or arbitrator and any self-regulatory organization.

“Hazardous Substance” means (i) any petroleum or petroleum products, asbestos, urea formaldehyde insulation or polychlorinated biphenyls and (ii) any material or substance regulated as toxic or hazardous under any applicable Environmental Laws. Notwithstanding the preceding sentence, Hazardous Substances shall not include naturally occurring substances to the extent present in the environment as a result of natural processes and not as a result of an anthropogenic spill, release, discharge, leak, emission or disposal.

“Indebtedness” means with respect to a Person, without duplication, (i) any indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) all obligations in respect of letters of credit and bankers’ acceptances issued for the account of such Person, (iv) all obligations arising from deferred compensation arrangements, (v) all deferred rent, (vi) all liabilities for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables incurred in the ordinary course of business which are not past due), and (vii) all obligations under conditional sale or other title retention agreements relating to property or assets purchased by such Person, in each case of such Person whether incurred, assigned, granted or unsecured, and guarantees and indemnity, surety and other agreements of such Person of any of the foregoing of any other Person. For avoidance of doubt, Indebtedness shall not include capital leases.

“Indemnified Person” has the meaning set forth in Section 4.11(a).

“Insurance Department” means, in any jurisdiction, the Governmental Authority primarily charged with the regulation of the business of insurance in such jurisdiction.

“Insurance Laws” means all applicable statutes, laws, regulations, rules, directives, orders, decrees, injunctions, agency requirements, licenses or permits of any Insurance Department regulating the Business.

“Insurance License” has the meaning set forth in Section 2.14(a).

“Insurance Policies” has the meaning set forth in Section 2.19.

“Insurance Regulatory Agreements and Judgments” has the meaning set forth in Section 2.13(f).

“Intellectual Property Rights” means all intellectual property rights of every kind, including all United States and foreign: (i) patents and patent applications, including continuations, divisionals, renewals, extensions, provisionals, continuations-in-part, or reissues of patent applications and patents issuing thereon (collectively, “Patent Rights”);

(ii) trademarks, service marks, certification marks, collective marks, membership marks, trade names, logos, service names, brand names and trade dress rights, whether registered or unregistered, and all of the goodwill associated with the foregoing and all registrations and applications to register any of the foregoing with any agency or authority (collectively, “Trademark Rights”); (iii) copyrights, works of authorship (including computer programs, source code and executable code, whether embodied in software, firmware or otherwise) and mask work rights, whether registered or unregistered, and all applications, registrations and renewals thereof (collectively, “Copyright Rights”); (iv) Internet domain name registrations, social media accounts, and applications therefore (collectively, “Internet Registered Rights”); (v) moral rights or other rights to claim authorship to a work existing under common or statutory law of any country in the world or under any treaty; (vi) industrial designs and any registrations and applications therefor (collectively, “Design Rights”); (vii) rights in data, databases or other compilations; (viii) trade secrets and confidential information, including all inventions (whether patentable or unpatentable and whether or not reduced to practice), invention disclosures, formulae, processes, drawings, specifications, plans, proposals, know-how, technical and clinical data, shop rights, manufacturing and production processes and techniques, financial, marketing and business data, pricing and cost information, business systems, research and development information, business and marketing plans and customer and supplier lists and databases and information and any media or other tangible embodiment thereof and all descriptions thereof (collectively, “Proprietary Information”); and (ix) any similar or equivalent rights to any of the foregoing (anywhere in the world).

“Intercompany Agreements” has the meaning set forth in Section 4.8.

“Interim SAP Financial Statements” has the meaning set forth in Section 2.6.

“IRS” means the Internal Revenue Service.

“IT Assets” means technology devices, computers, Software, servers, platforms, systems, networks, workstations, routers, hubs, circuits, switches, endpoints, data communications lines, electronics, websites, storage, firmware, hardware, peripheral equipment and all other information technology equipment.

“Knowledge of Buyer” or “Knowledge of Old Republic” means the actual knowledge of the General Counsel of Buyer or Old Republic (as applicable), in each case as of the date of determination.

“Knowledge of Company” means the actual knowledge of Randy F. Shaw (President and Chief Executive Officer), Steve Merrill (Treasurer and Chief Financial Officer), David Eppinger (Chief Operating Officer), and Dennis Fraley (Executive Vice President of Underwriting), in each case as of the applicable date of determination.

“Laws” means any domestic federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, pronouncement, bulletin, judgment, decree, policy, administrative or judicial doctrine, guideline or other requirement or principle of common law applicable to Buyer, the Business or any Acquired Company or any of their respective businesses, properties or assets, as the case may be.

“Leases” has the meaning set forth in Section 2.10(d).

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, lease, encumbrance or other adverse claim of any kind in respect of such property or asset; provided, that such term shall not include any (i) restriction on the change of control of insurance companies under any applicable Insurance Law or transfer restrictions under any applicable state or federal securities laws, (ii) Lien incurred on deposits made to a Governmental Authority in connection with the issuance of an Insurance License; (iii) Lien granted under securities lending and borrowing agreements, repurchase and reverse repurchase agreements and derivatives entered into in the ordinary course of business, or (iv) clearing and settlement Liens on securities and other investment assets incurred in the ordinary course of clearing and settlement transactions in such securities and other investment assets and holding them with custodians in the ordinary course of business.

“Lines of Business” has the meaning set forth in Section 2.14(b).

“Litigation” means any action, cease and desist letter, demand, suit, arbitration proceeding, administrative or regulatory proceeding, citation, summons or subpoena of any nature, civil, criminal, regulatory or otherwise, in law or in equity, or investigation, examination or audit by any Governmental Entity alleging potential liability, noncompliance with Laws, wrongdoing or misdeed.

“Material Adverse Effect” means any event or occurrence that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse change in, or effect on, the assets, financial condition or results of operations of the Acquired Companies, taken as a whole; provided, that any such change or effect resulting from any of the following, individually or in the aggregate, shall not be considered when determining whether a Material Adverse Effect has occurred: (i) any changes in the United States or global economy (including as a result of changes in international trade policies or tariffs) or capital and financial markets generally, including changes in inflation, interest or exchange rates or a downturn in equity markets or increased volatility in market conditions, (ii) any change in the industry in which the Business operates or in which products of the Business are used or distributed, including increases in energy, electricity, raw material or other operating costs, (iii) any change in Laws (including Insurance Laws), generally accepted actuarial standards, SAP or GAAP, or the enforcement or interpretation thereof, applicable to the Business, (iv) conditions in jurisdictions in which the Business operates, including hostilities, acts of war, sabotage, terrorism or military actions, or any escalation or worsening of any of the foregoing, (v) any change resulting from the negotiation, execution, announcement or consummation of the transactions contemplated by, or the performance of obligations under, this Agreement, including any such change relating to the identity of, or facts and circumstances relating to, Buyer and including any actions by customers, suppliers or personnel, (vi) any actions required to be taken or omitted pursuant to this Agreement or taken with Buyer’s consent, or (vii) except as otherwise provided for herein, the credit, financial strength or other ratings of, or the value of any of the investment assets of, Company, in the case of each of clauses (i), (ii), (iii) and (iv) unless the effect on the Business was materially disproportionately adverse to the effect on the other participants in the industry in which the Business operates.

“Material Contract” has the meaning set forth in Section 2.9(b).

“Maximum Shares Issuable” has the meaning set forth in the Plan of Conversion.

“Member Approval” means the approval of the Plan of Conversion and the Converted ECM Articles by the Eligible Members of Company at the Special Meeting.

“Member Notices” has the meaning set forth in Section 3.8.

“Multiemployer Plan” means any Acquired Company Benefit Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

“New Benefit Plans” has the meaning set forth in Section 4.4(c).

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Offering” has the meaning set forth in the Plan of Conversion.

“Old Republic” has the meaning set forth in the Recitals.

“Open Source Software” means any and all Software that (i) is licensed, distributed or made available as “free software”, “open source software” or under a similar licensing or distribution model, including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), the Artistic License (e.g., PERL); the Netscape Public License; the Sun Community Source License (SCSL); the Sun Industry Standards License (SISL), or any other license described by the Open Source Initiative as set forth on www.opensource.org/licenses; and (ii) requires as a condition of use, modification, or distribution of such Software that the owner of such Software grant a license under or refrain from asserting or enforcing any Patent Rights or that such Software or other Software incorporated into, derived from or distributed with such Software (A) be disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works, or (C) be redistributable at no or nominal charge.

“Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, by-laws, articles of formation, certificate of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.

“ORI Common Stock” has the meaning set forth in Section 4.12(a).

“Owned Real Property” has the meaning set forth in Section 2.10(c).

“Participants” has the meaning set forth in the Plan of Conversion.

“Permits” has the meaning set forth in Section 2.13(b).

“Permitted Liens” means (i) statutory liens for current Taxes with respect to Owned Real Property not yet due and payable or due and payable but not delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established and are or will be reflected on the books of the Acquired Companies as of the Balance Sheet Date, (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the ordinary course of business or in connection with construction contracts for amounts that are not delinquent or are being contested in good faith and that would not individually or in the aggregate be materially adverse to the Business, (iii) zoning, entitlement, building codes and other land use regulations, ordinances or legal requirements imposed by any Governmental Authorities having jurisdiction over the Owned Real Property that do not, and would not reasonably be expected to, materially detract from the value of any of the property, rights or assets of the business of the Acquired Companies or materially interfere with the use thereof as currently used by the Acquired Companies, (iv) all rights relating to the construction and maintenance in connection with any public utility of wires, poles, pipes, conduits and appurtenances thereto, on, under or above the Owned Real Property, (v) covenants, conditions, restrictions, easements, encumbrances and other similar matters of record affecting title to but not adversely affecting the value of, or the current occupancy or use of the Owned Real Property in any material respect and (vi) statutory Liens in favor of lessors arising under Leases (to the extent the applicable Acquired Company is not in default under such Lease).

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Personal Information” means information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked to, directly or indirectly, with a natural Person or household, including name, address, telephone number, email address, IP address, MAC address, Social Security number, passport number, driver’s license number or vehicle registration number, or that is otherwise considered “personally identifiable information,” “personal information,” “personal data,” “nonpublic personal information,” “individually identifiable health information” or other analogous term under applicable Laws.

“Plan of Conversion” means the Plan of Conversion from mutual insurance company to stock form adopted by the Company Board on or prior to the date hereof in the form attached hereto as Exhibit C.

“Plan of Conversion Approval” means the approval by the Commissioner of the Plan of Conversion in accordance with the Act and filings and notices related thereto.

“Post-Closing Governance Period” has the meaning set forth in Section 4.13(a).

“Privacy and Security Laws” means all applicable Laws and/or binding guidance of any Governmental Authority relating to the privacy, protection, collection, Processing, use, storage, data loss and theft, security breach notifications, transfer and disposal of Personal Information, of biometric data, artificial intelligence, internet of things, direct marketing, e-mails, text messages, robocalls, telemarketing or other electronic commercial messages, and includes but is not limited to, as applicable: the EU General Data Protection Regulation, UK General Data Protection Regulation, the California Consumer Privacy Act of 2018 (as amended by the California Privacy Rights Act of 2020) and other U.S. state comprehensive privacy laws currently in effect, the Health Insurance Portability and Accountability Act of 1996, as amended, Illinois Biometric Information Privacy Act, Texas Capture Or Use Of Biometric Identifier Act, and Washington My Health My Data Act.

“Process,” “Processed,” or “Processing” means, with respect to data, the use, collection, receipt, processing, storage, recording, organization, safeguarding, security, adaption, alteration, ingestion, compilation, combination, enrichment, de-identification, transfer, retrieval, access, consultation, disclosure, sharing, dissemination or destruction of such data.

“Proxy Statement/Prospectus” has the meaning set forth in the Plan of Conversion.

“Purchase Price” has the meaning set forth in Section 1.1.

“Rating Agency” has the meaning set forth in Section 2.23.

“Registered Intellectual Property” means all Intellectual Property Rights that (i) are Patent Rights or Internet Registered Rights or (ii) are the subject of a registration for, or pending application seeking registration of, any Trademark Rights, Copyright Rights, Design Rights or other similar registration of Intellectual Property Rights or pending application therefor.

“Registration Statement” has the meaning set forth in the Plan of Conversion.

“Regulatory Approvals” means the Plan of Conversion Approval and the Form A Approvals in Pennsylvania and Arizona.

”Regulatory Application(s)” means (i) Company’s application for the approval by the Commissioner of the Plan of Conversion in accordance with the Act, or (ii) Buyer’s Form A applications for the approval of the changes of control of Company, 1st Choice Advantage Insurance Co. and Ever-Greene Mutual in Pennsylvania and American Reliable Insurance Company in Arizona, and in each case filings and notices related thereto.

“Reserving Practices and Policies” means the practices and procedures utilized by Company, utilizing accepted industry practices, in the ordinary course of business in establishing the amount of and methodologies for determining reserves of Company.

“Restated Bylaws” has the meaning set forth in Section 4.13(a).

“Retention Agreements” has the meaning set forth in Section 4.4(c).

“Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/sanctions/, or as otherwise published from time to time.

“Sanctioned Person” shall mean (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at https://www.treasury.gov/ofac/downloads/sdnlist.pdf, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“SAP” means, with respect to the statutory accounting practices which are prescribed or permitted by the Departments of Insurance in the applicable state of domicile for each Acquired Insurance Company, as respectively applied thereby on a consistent basis.

“SAP Financial Statements” has the meaning set forth in Section 2.6(a).

“SEC” has the meaning set forth in Section 4.9(c).

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” has the meaning set forth in the Recitals.

“Software” means computer software programs, including all source code, object code, firmware, specifications, designs and documentation therefor.

“Special Meeting” has the meaning set forth in the Plan of Conversion.

“Statutory Statements” means, collectively, the annual statements of each Acquired Insurance Company, as filed with the applicable Insurance Department, together with the actuarial opinions accompanying such financial statements and the quarterly statements of the condition and affairs of each of Acquired Insurance Company, as filed with the applicable Insurance Department.

“Subscription Calculation Schedule” has the meaning set forth in Section 1.3(a).

“Subscription Price” means the “Purchase Price” as defined in the Plan of Conversion.

“Subscription Rights” has the meaning set forth in the Plan of Conversion.

“Subsequent Period Statutory Statements” means any Statutory Statements filed between the date hereof and the Closing Date.

“Subsequent Period GAAP Financial Statements” means the unaudited consolidated balance sheet and unaudited consolidated statement of income, cash flows and equity of Company and its Subsidiaries, at and for each calendar quarter ending between the date hereof and the Closing Date, together with a statement showing the reconciliation of the applicable Subsequent Period Statutory Statements to the applicable Subsequent Period GAAP Financial Statements.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than fifty percent of such securities or ownership interests are at the time directly or indirectly owned by such Person.

“Super-Majority of the Company Board” has the meaning set forth in Section 4.13(c)(iii).

“Superior Acquisition Proposal” has the meaning set forth in Section 4.7(b).

“Tax” or “Taxes” means any and all federal, provincial, state, local or non United States taxes, and any other charges, fees, levies, deficiencies or assessments in the nature of taxes and imposed by or paid or required to be paid to a Governmental Authority including all income, net income, gross income, profits, gross receipts, escheat or abandoned property, excise, goods and services, value added, capital, real or personal property, sales, ad valorem, withholding, social security, retirement, excise, employment, unemployment, minimum, alternative minimum, estimated, severance, stamp, property, occupation, environmental, windfall profits, use, service, net worth, payroll, franchise, license, gains, capital gains, customs, duties, transfer, recording and other taxes of any kind whatsoever, imposed by any Governmental Authority, in each case, whether or not disputed and also including any liability for any of the foregoing items or taxes pursuant to U.S. Treasury Regulations Section 1.1502-6 (or any similar provision of federal, state, local, or non-U.S. Law), as a result of any tax sharing, indemnification or similar agreement or other contract, as a transferee or successor, by operation of Law or otherwise, together with any interest, penalties or additions to Tax relating thereto.

“Tax Return” means any return, declaration, report, claim for refund, information return, or statement, and any schedule, attachment, or amendment thereto, including any consolidated, combined or unitary return or other document, filed or required to be filed by any taxing authority in connection with the determination, assessment, collection, imposition, payment, refund or credit of any Tax or the administration of the Laws relating to any Tax (including any certificate, affidavit or similar form or statement required by any Tax-related Law to be collected, retained or verified).

“Terminated Benefit Plans” has the meaning set forth in Section 4.4(a).

“Transaction Documents” means the Fronting/Reinsurance Agreement(s).

“Treasury Regulations” means the regulations prescribed under the Code.

“Valuation Range” has the meaning set forth in the Plan of Conversion.

“Vote its Shares” means, with respect to the Buyer following the Closing, to vote or cause to be voted the shares of common stock of Company beneficially owned by the Buyer or its Affiliates at any annual or special meeting of Company’s shareholders.

Section 8.2.         Construction. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “party” or “parties” shall refer to parties to this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Section and Exhibits of this Agreement unless otherwise specified. All Exhibits and Disclosure Letters annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Exhibit or Disclosure Letter but not otherwise defined therein shall have the meaning given to such term in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Any reference to “days” means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

ARTICLE 9
Miscellaneous

Section 9.1.         Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given:

if to Buyer or Old Republic:

Old Republic International Corporation

307 North Michigan Avenue

Chicago, Illinois 60601

Telephone: (312) 762-4601

Attention: Thomas A. Dare

Email: tdare@oldrepublic.com

with a copy (which shall not constitute notice) to:

Troutman Pepper Locke LLP

111 South Wacker Drive

Chicago, Illinois 60606

Telephone: (312) 443-1773

Attention: J. Brett Pritchard

Email: bpritchard@troutman.com

if to Company:

Everett Cash Mutual Insurance Co.

10591 Lincoln Highway

Everett, Pennsylvania 15537

Telephone: (800) 652-9517

Attention: Randy F. Shaw, Chief Executive Officer

Email: randy@everettcash.com

with a copy (which shall not constitute notice) to:

Mette, Evans and Woodside

3401 North Front Street

P.O. Box 5950

Harrisburg, Pennsylvania 17110

Telephone: (717) 231-5273
Attention: Matthew D. Coble

Email: mdcoble@mette.com

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed to have been duly given (a) if delivered personally or actually received, as of the date received, (b) if delivered by certified mail, return receipt requested, five (5) Business Days after being mailed or, if earlier, the actual date of receipt evidenced by the written receipt, (c) if delivered by a nationally recognized overnight delivery service, one (1) Business Day after being deposited with such delivery service for next Business Day delivery, or (d) if sent via electronic mail in portable document format (.pdf) or similar electronic transmission with a hard copy to follow by first class mail or overnight delivery, on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient.

Section 9.2.         Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

Section 9.3.         Expenses; Transfer Taxes.

(a)         Except as otherwise provided herein, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, whether or not consummated, shall be paid by the party incurring such cost or expense.

(b)         All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement (including any real property transfer tax and any similar Tax) shall be borne by Company, and Company will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and fees, and, if required by applicable aw, Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

Section 9.4.         Governing Laws, etc.

(a)         THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. Buyer and Company hereby irrevocably submit to the jurisdiction of the courts of the Commonwealth of Pennsylvania and the federal courts of the United States of America located in the Commonwealth of Pennsylvania, City and County of Philadelphia solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby. Each of Buyer and Company irrevocably agrees that all claims in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, or with respect to any such action or proceeding, shall be heard and determined in such a Pennsylvania state or federal court, and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts shall lawfully decline to exercise such jurisdiction. Each of Buyer and Company hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that it is not subject to such jurisdiction. Each of Buyer and Company hereby waives, and agrees not to assert, to the maximum extent permitted by law, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. Buyer and Company hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.1 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

(b)         EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.5.         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and permitted assigns; provided, that this Agreement shall not be assignable or otherwise transferable by any party without the prior written consent of the other party other than by Buyer to a wholly-owned Subsidiary so long as Buyer remains obligated hereunder.

Section 9.6.         Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements, understandings and representations, both written and oral, between the parties with respect to the subject matter hereof.

Section 9.7.         Severability. If any provision, including any phrase, sentence, clause, Section or subsection, of this Agreement is determined by a court of competent jurisdiction to be invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever. Upon any such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 9.8.         Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Until and unless each party has received a counterpart hereof signed by the other party, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Except as provided in Article 4, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties and their respective successors and assigns.

Section 9.9.         Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court specified in Section 9.4, in addition to any other remedy to which they are entitled at law or in equity. The parties hereby waive, in any action for specific performance, the defense of adequacy of a remedy at law and the posting of any bond or other security in connection therewith.

*    *    *    *    *

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

EVERETT CASH MUTUAL INSURANCE CO.
By:	/s/ Randy F. Shaw
Name:	Randy F. Shaw
Title:	President and Chief Executive Officer
OLD REPUBLIC SPECIALTY INSURANCE GROUP, INC.
By:	/s/ Craig R. Smiddy
Name:	Craig R. Smiddy
Title:	President and Chief Executive Officer
OLD REPUBLIC INTERNATIONAL CORPORATION
By:	/s/ Craig R. Smiddy
Name:	Craig R. Smiddy
Title:	President and Chief Executive Officer

WAIVER

Reference is hereby made to that certain Stock Purchase Agreement dated as of October 22, 2025 (the “Agreement”), by and among Old Republic Specialty Insurance Group, Inc., a Delaware corporation (“Buyer”) and direct wholly owned subsidiary of Old Republic International Corporation, a Delaware corporation (“Old Republic”), and Everett Cash Mutual Insurance Co., a Pennsylvania mutual insurance company (“Company”). Capitalized terms used in this Waiver (the “Waiver”) that are not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, Section 4.4 of the Agreement generally contemplates that the Acquired Company Employees shall become employed by, and be eligible to participate in certain benefit plans sponsored by, Old Republic, upon the Closing, and more specifically:

•        Section 4.4(a) of the Agreement provides that the Acquired Companies shall take all actions, on or prior to the Closing, to (i) to freeze the Acquired Company Retirement Plan (the “Frozen Retirement Plan”), and (ii) to terminate the Acquired Company Benefit Plans except those set forth in Section 4.4(a) of the Company Disclosure Letter; and further provides that no Acquired Company Employee shall be entitled to accrue any benefits under the Frozen Retirement Plan and/or Terminated Benefit Plans with respect to services rendered or compensation paid on or after the Closing;

•        Section 4.4(c) of the Agreement provides that following the Closing, and subject to the conditions enumerated therein, the ECM Managers shall be eligible to participate in Old Republic’s various benefit and compensatory plans available to other Old Republic executives (it being understood that participation in the annual senior management team awards under Old Republic’s Performance Recognition Plan and the Old Republic 2022 Incentive Compensation Plan is not expected to begin until 2027);

•        The form of Retention Agreement included as Exhibit A to the Agreement as referenced in Section 4.4(c) contemplates that such retention benefits are being provided in order to incentivize each ECM Manager to devote his or her efforts towards developing value in Buyer and ensuring continuity of the business of ECM following the Closing, and to incentivize the ECM Manager to become and remain employed by Buyer through the Retention Date; and

•        Section 4.4(d) provides certain benefits to Acquired Company Employees relating to eligibility to participate in New Benefit Plans after the Closing (all of the foregoing, individually and collectively, the “Employee Transition Covenants”).

WHEREAS, (i) under Section 5.2(a)(iv), is it a condition to Buyer’s obligation to close that Company shall have delivered signed counterpart signature pages to the Retention Agreements from each of the individuals set forth on Schedule 1.2(a)(xi); and (ii) under Section 5.3(b), it is a condition to Company’s obligation to close that Buyer shall have delivered counterpart signature pages to the Retention Agreements from Buyer ((i) and (ii), the “Respective Retention Agreement Closing Conditions”); and (iii) under Section 5.1(f), it is a mutual closing condition of the parties that the Retention Agreements shall have been executed and delivered by the applicable parties to each Retention Agreement (the “Mutual Retention Agreement Closing Condition”);

WHEREAS, Section 6.1(b)(i) provides that either Company or Buyer can terminate the Agreement under certain conditions if the Closing shall not have been consummated on or before June 22, 2026 (the “End Date”); and

WHEREAS, to facilitate the timely Closing under the Agreement, the parties desire to:

•        waive compliance with certain of the provisions of Section 4.4 of the Agreement, including the form of Retention Agreement, so that (i) the applicable date for compliance with the Employee Transition Covenants will be based on a transition of payroll and participation in any benefit plans of Old Republic and its Affiliates to begin on or about January 1, 2027 (or such other date agreed by the parties), rather than the Closing Date, and (ii) the form of Retention Agreement will provide that the applicable employer of the ECM Managers will be Company instead of Buyer (and reflect such other conforming changes as may be agreed by and among Old Republic, Buyer and Company necessary to address the relationship between the parties and Affiliates relating thereto);

•        waive compliance with the Mutual Retention Agreement Closing Condition set forth in Section 5.1(f), it being understood that the Respective Retention Agreements Closing Conditions shall remain in full force and effect; and

•        waive compliance with the provision of Section 6.1(b)(i) defining the End Date as June 22, 2026, so that the application of the End Date will be suspended until July 22, 2026.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the undersigned desire to waive certain agreements in the Agreement as follows:

1.      Waiver of Covenants Set Forth in Section 4.4.    Old Republic, Buyer and Company hereby agree to waive compliance with certain of the provisions of Section 4.4 of the Agreement, including the form of Retention Agreement, so that (i) the applicable date for compliance with the Employee Transition Covenants will be based on a transition of payroll and participation in any benefit plans of Old Republic and its Affiliates to begin on or about January 1, 2027 (or such other date agreed by the parties), rather than the Closing Date, and (ii) the form of Retention Agreement will provide that the applicable employer of the ECM Managers will be Company instead of Buyer (and reflect such other conforming changes as may be agreed by and among Old Republic, Buyer and Company necessary to address the relationship between the parties and Affiliates relating thereto).

2.      Waivers of Covenants set forth in Section 5.1(f).    Old Republic, Buyer and Company hereby agree to waive the applicability of the Mutual Retention Agreement Closing Condition set forth in Section 5.1(f), it being understood that the Respective Retention Agreements Closing Conditions shall remain in full force and effect.

3.      Waivers of Covenants set forth in Section 6.1(b)(i).    Old Republic, Buyer and Company hereby agree to waive compliance with the provision of Section 6.1(b)(i) defining the End Date as June 22, 2026, so that the application of the End Date will be suspended until July 22, 2026.

4.      No Other Waivers:    Except to the extent set forth above, all of the terms and provisions of the Agreement shall remain in full force and effect.

This Waiver may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument of this Waiver. This Waiver, to the extent delivered by means of a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the 24th day of April, 2026.

EVERETT CASH MUTUAL INSURANCE CO.
By:	/s/ Randy F. Shaw
Name:	Randy F. Shaw
Title:	President and Chief Executive Officer
OLD REPUBLIC SPECIALTY INSURANCE GROUP, INC.
By:	/s/ Craig R. Smiddy
Name:	Craig R. Smiddy
Title:	President and Chief Executive Officer
OLD REPUBLIC INTERNATIONAL CORPORATION
By:	/s/ Craig R. Smiddy
Name:	Craig R. Smiddy
Title:	President and Chief Executive Officer

Appendix C

FORM OF AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF ECM INSURANCE COMPANY

FIRST. The name of the Corporation is ECM Insurance Company.

SECOND. The location and post office address of the registered office of the Corporation in this Commonwealth is Snake Spring Township, Along Route 30, Bedford, PA 15537.

THIRD. The Corporation is incorporated under the provisions of the Pennsylvania Business Corporation Law of 1988 (“PABCL”). The purpose of the Corporation is, and it shall have unlimited power, to engage in and to perform any lawful act concerning, any and all lawful business for which company may be incorporated under the PABCL.

FOURTH. The term of the Corporation’s existence is perpetual.

FIFTH. The aggregate number of shares of capital stock which the company shall have authority to issue is 1,000,000 shares of common stock, with a par value of $3.00 per share. Any or all classes of shares of the Corporation, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner of such shares a written notice required by Section 1528(f) of the Pennsylvania Business Corporation Law.

SIXTH. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock standing in such holder’s name on the books of the Corporation. No shareholder shall be entitled to cumulate any votes for the election of directors.

SEVENTH. No holder of any class of capital stock of the Corporation shall have preemptive rights, and the Corporation shall have the right to issue and to sell to any person or persons any shares of its capital stock or any option, warrant or right to acquire capital stock, or any securities having conversion or option rights, without first offering such shares, rights or securities to any holder of any class of capital stock of the Corporation.

EIGHTH. The management, control and government of the Corporation shall be vested in a board of directors consisting of not less than seven (7) members in number, as fixed by the board of directors of the Corporation from time to time.

NINTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Articles of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon shareholders and directors herein are hereby granted subject to this reservation.

C-1

IN WITNESS WHEREOF, a duly authorized officer of the Company has signed these amended and restated Articles of Incorporation this day _______, 202_.

Randy F. Shaw, President & CEO

C-2

Appendix D

Feldman Financial Advisors, Inc.

8804 Mirador Place

McLean, Virginia 22102

(202) 467-6862

October 22, 2025

Board of Directors
Everett Cash Mutual Insurance Company
10591 Lincoln Highway
Everett, Pennsylvania 15537

Members of the Board:

Feldman Financial Advisors, Inc. (“Feldman Financial”) has been retained by the Board of Directors of Everett Cash Mutual Insurance Company (“ECM”) to determine whether ECM’s sponsored mutual-to-stock conversion transaction (the “Proposed Transaction”) that will result in the acquisition of ECM by Old Republic Specialty Insurance Group, Inc. (“Old Republic Specialty”), a wholly owned subsidiary of Old Republic International Corporation (“ORI”), is fair, from a financial point of view, to ECM.

Under the Plan of Conversion from Mutual to Stock Form (the “Plan of Conversion”) and the Stock Purchase Agreement involving ECM, Old Republic Specialty, and ORI (the “Purchase Agreement”), both dated as of October 22, 2025, subject to appropriate member and regulatory approvals and other conditions: (i) ECM plans to convert from a Pennsylvania mutual insurance company to a Pennsylvania stock insurance company under the Pennsylvania Insurance Company Mutual-to-Stock Conversion Act and simultaneously issue and sell all of its authorized shares to Old Republic Specialty; (ii) Old Republic Specialty will acquire the authorized common stock of the converted ECM for an amount of cash equal to at least the minimum of the valuation range (“Valuation Range”) established by the statutorily required and independently determined appraised value; (iii) ECM’s eligible members and other eligible participants will receive the right to purchase shares of ORI common stock in an aggregate amount between the minimum and maximum of the Valuation Range at a share price discount of from 30% to 35% of the volume-weighted average trading price for 10 calendar days over a specified period prior to the closing of the Proposed Transaction; and (iv) as a result of all of the foregoing, ECM will become an indirect subsidiary of ORI. The Proposed Transaction is subject to regulatory and member approval. Capitalized terms not otherwise defined herein are used as defined in the Plan of Conversion and the Purchase Agreement. The terms and conditions of the Proposed Transaction and steps outlined above are set forth in more detail in the Plan of Conversion and the Purchase Agreement.

In arriving at our opinion, we (i) reviewed the Plan of Conversion; (ii) reviewed the Purchase Agreement; (iii) reviewed certain historical financial information for ECM for (a) the years ended December 31, 2023 and 2024 and six months ended June 30, 2025 on a statutory basis and (b) internal financial statements for the years ended December 31, 2023 and 2024 as prepared under generally accepted accounting principles (“GAAP”); (iii) reviewed a management prepared financial forecast of ECM for the years ended December 31, 2025 to 2028 prepared on a statutory basis; (iv) discussed such financial statements, forecast, and ECM’s prospects with ECM’s management; (v) reviewed the A.M. Best Company, Inc. (“A.M. Best”) rating agency reports and related information with respect to each of ECM and ORI; (vi) discussed with ECM management the positive impact that the Proposed Transaction with ORI and its subsidiaries, which hold A.M. Best ratings of A+ (Superior), stable outlook, will have on ECM and its business and prospects; (vii) discussed with management of ECM the operating plans for ECM following the closing of the Proposed Transaction; (viii) compared the Proposed Transaction with publicly available information relating to other sponsored insurance company conversions and with acquisitions of certain stock-form insurance companies; (ix) prepared present value analyses of ECM based on management’s financial forecast; (x) compared the financial condition and operating performance of ECM and ORI to publicly available information concerning certain other companies we deemed relevant; (xi) reviewed ORI’s stock price history, stockholder composition, volume and liquidity data, analyst reports and dividend payment history; (xii) reviewed GAAP financial statements and other selected information filed by ORI with the Securities and Exchange Commission; (xiii) reviewed independent financial ratings issued with respect to ORI by A.M. Best, Moody’s Investor Services, and Standard and Poor’s; and (xiv) performed such other studies and analyses and reviewed such other information as we deemed appropriate for the purposes of this opinion.

D-1

Feldman Financial Advisors, inc.

Board of Directors
Everett Cash Mutual Insurance Company
October 22, 2025

Feldman Financial specializes in providing financial advisory and valuation services to financial institutions, including insurance companies. As part of our business, we are regularly engaged in the independent valuation of insurance company securities in connection with mergers and acquisitions, initial public offerings, and other corporate transactions. In addition to this fairness opinion engagement, Feldman Financial was retained by ECM to provide the statutorily required and independently determined appraisal of the Valuation Range, which reflects the estimated pro forma market value of ECM as converted. Feldman Financial determined that, as of September 17, 2025, the Valuation Range comprised a minimum of $153.0 million and a maximum of $207.0 million based on a midpoint of $180.0 million.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting, and other information provided to, discussed with, or reviewed by us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the management forecast and internal financial statements have been reasonably prepared on a basis reflecting the best currently available estimates, judgments, and proficiency of ECM’s management. We have not made an independent evaluation or appraisal of the assets and liabilities of ECM or any of its subsidiaries, nor have we been furnished with any such evaluation or appraisal. We are not actuaries and our services did not include any actuarial determination or evaluation by us or any attempt to evaluate actuarial assumptions, and we have relied on your actuaries with respect to reserve adequacy. In that regard, we have made no analysis of, and express no opinion as to, the adequacy of the loss and loss adjustment expense reserves of ECM or ORI. We have assumed that all governmental, regulatory, or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the expected benefits of the Proposed Transaction in any way meaningful to our analysis. We have assumed that the Proposed Transaction will be consummated on the terms set forth in the Plan of Conversion and the Purchase Agreement, without the waiver or modification of any term or condition.

Our opinion does not address the underlying business decision of ECM to engage in the Proposed Transaction, or the relative merits of the Proposed Transaction as compared to any strategic alternatives that may be available to ECM; nor does it address any legal, regulatory, tax, accounting, or actuarial matters. We were not requested to explore or solicit, and did not explore or solicit, interest from other parties with respect to an acquisition of, or other business combination with, ECM or any other alternative transaction. This opinion addresses only the fairness, from a financial point of view, of the Proposed Transaction to ECM. We do not express any view on, and our opinion does not address, the fairness of the Proposed Transaction to, or any consideration received in connection therewith by, other constituencies of ECM; nor as to the fairness of the amount or nature of any compensation or consideration that may inure to the benefit to any of the officers, directors, employees, or members of ECM, or class of such persons, in connection with the Proposed Transaction, pursuant to the Purchase Agreement or otherwise. We are not expressing any opinion as to the prices at which ORI common stock will trade at any time or as to the potential effects of volatility in the credit, financial, and stock markets on ECM, ORI, or the Proposed Transaction.

Our opinion is necessarily based on economic, monetary, market, and other conditions as in effect on, and the information made available to us as of, the date hereof, and we assume no responsibility for updating, revising, or reaffirming this opinion based on circumstances, developments, or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of ECM in connection with its evaluation of the Proposed Transaction and related matters, and may not be relied upon by any other person for any other reason. Furthermore, this opinion does not constitute a recommendation to any member of ECM (i) as to how such member should vote with respect to the Proposed Transaction or (ii) whether or not such member should purchase ORI common stock in conjunction with the Proposed Transaction.

D-2

Feldman Financial Advisors, inc.

Board of Directors
Everett Cash Mutual Insurance Company
October 22, 2025

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Proposed Transaction is fair, from a financial point of view, to ECM.

Sincerely,

Feldman Financial Advisors, Inc.

D-3